EXECUTION COPY

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                    CAPCO AMERICA SECURITIZATION CORPORATION,
                                    DEPOSITOR


               THE CAPITAL COMPANY OF AMERICA CLIENT SERVICES LLC,
                                    SERVICER


                             AMRESCO SERVICES, L.P.,
                                   CO-SERVICER


                            AMRESCO MANAGEMENT, INC.,
                            INITIAL SPECIAL SERVICER


                             AMRESCO SERVICES, L.P.,
                                OPERATING ADVISOR


                             LASALLE NATIONAL BANK,
                                     TRUSTEE


                                       and


                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT


               --------------------------------------------------


                         POOLING AND SERVICING AGREEMENT

                         Dated as of September 11, 1998



               -------------------------------------------------
          Commercial Mortgage Pass-Through Certificates Series 1998-D7


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


                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I


                                   DEFINITIONS

SECTION 1.01. Defined Terms....................................................4
SECTION 1.02. Certain Calculations............................................57
SECTION 1.03. Certain Constructions...........................................57

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans; Assignment of Mortgage Loan
              Purchase and Sale Agreement.....................................59
SECTION 2.02. Acceptance by Custodian and the Trustee.........................63
SECTION 2.03. Representations, Warranties and Covenants of the Depositor......64
SECTION 2.04. Representations, Warranties and Covenants of the Servicer,
              Co-Servicer, Special Servicer, Operating Advisor and Trustee....78
SECTION 2.05. Execution and Delivery of Certificates; Issuance of
              Lower-Tier Regular Interests....................................83
SECTION 2.06. Miscellaneous REMIC and Grantor Trust Provisions................83


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

SECTION 3.01. Servicer to Act as Servicer; Co-Servicer to Act as Co-Servicer;
              Special Servicer to Act as Special Servicer; Administration of
              the Mortgage Loans..............................................85
SECTION 3.02. Liability of the Servicer, Co-Servicer and Special Servicer.....88
SECTION 3.03. Collection of Certain Mortgage Loan Payments....................88
SECTION 3.04. Collection of Taxes, Assessments and Similar Items;
              Escrow Accounts.................................................88
SECTION 3.05. Collection Account, Distribution Account, Upper-Tier
              Distribution Account, Default Interest Distribution Account, Excess Interest Distribution Account, Repurchase Price Return
              of Premium Distribution Account and Post-Lock Out Return of
              Premium Distribution Amount.....................................90
SECTION 3.06. Permitted Withdrawals from the Collection Account...............93
SECTION 3.07. Investment of Funds in the Collection Account, the REO
              Account, the
              Lock-Box Accounts, the Cash Collateral Accounts, the
              Interest Reserve Account and the Reserve Accounts...............96
SECTION 3.08. Maintenance of Insurance Policies and Errors and Omissions
              and Fidelity Coverage...........................................98
SECTION 3.09. Enforcement of Due-On-Sale Clauses; Assumption Agreements;
              Defeasance Provisions..........................................102
SECTION 3.10. Appraisals; Realization Upon Defaulted Mortgage Loans..........105
SECTION 3.11. Trustee to Cooperate; Release of Mortgage Files................109
SECTION 3.12. Servicing Fees, Trustee Fees and Special Servicing
              Compensation...................................................110
SECTION 3.13. Reports to the Trustee; Collection Account Statements..........113
SECTION 3.14. Annual Statement as to Compliance..............................118
SECTION 3.15. Annual Independent Public Accountants' Servicing Report........118
SECTION 3.16. Access to Certain Documentation................................119
SECTION 3.17. Title and Management of REO Properties and REO Account
              Properties.....................................................119
SECTION 3.18. Sale of Specially Serviced Mortgage Loans and REO Properties...123
SECTION 3.19. Additional Obligations of the Servicer, Co-Servicer and
              Special Servicer; Inspections..................................126
SECTION 3.20. Authenticating Agent...........................................127
SECTION 3.21. Appointment of Custodians......................................127
SECTION 3.22. Reports to the Securities and Exchange Commission;
              Available Information..........................................128
SECTION 3.23. Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts
              and Reserve  Accounts..........................................131
SECTION 3.24. Property Advances..............................................131
SECTION 3.25. Appointment of Special Servicer................................132
SECTION 3.26. Transfer of Servicing Between Servicer or Co-Servicer
              and Special Servicer; Record Keeping...........................133
SECTION 3.27. Interest Reserve Account.......................................137
SECTION 3.28. Limitations on and Authorizations of the Servicer, the
              Co-Servicer and Special Servicer with Respect to Certain
              Mortgage Loans.................................................137
SECTION 3.29. Intentionally Left Blank.......................................142
SECTION 3.30. Modification, Waiver, Amendment and Consents...................142
SECTION 3.31. Release of Servicing with Respect to Credit Lease Loans Upon
              Securitization of the Related Other Notes......................146
SECTION 3.32  Servicing of Mortgage Loans subject to Co-Lending Agreements...146
SECTION 3.33. Engagement of Operating Advisor; Procedures....................148


                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

SECTION 4.01. Distributions..................................................153
SECTION 4.02. Statements to Certificateholders; Reports by Trustee;
              Other Information Available to the Holders and Others..........166
SECTION 4.03. Compliance with Withholding Requirements.......................172
SECTION 4.04. REMIC Compliance...............................................172
SECTION 4.05. Imposition of Tax on the Trust Fund............................174
SECTION 4.06. Remittances; P&I Advances......................................175
SECTION 4.07. Grantor Trust Reporting........................................178


                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01. The Certificates...............................................180
SECTION 5.02. Registration, Transfer and Exchange of Certificates............184
SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates..............195
SECTION 5.04. Appointment of Paying Agent....................................196
SECTION 5.05. Access to Certificateholders' Names and Addresses..............196
SECTION 5.06. Actions of Certificateholders..................................197


                                   ARTICLE VI

                  THE DEPOSITOR, THE SERVICER, THE CO-SERVICER,
                 THE OPERATING ADVISOR AND THE SPECIAL SERVICER

SECTION 6.01. Liability of the Depositor, the Servicer, the Co-Servicer,
              the Operating Advisor and the Special Servicer.................198
SECTION 6.02. Merger or Consolidation of the Servicer, the Co-Servicer,
              the Operating Advisor or the Special Servicer..................198
SECTION 6.03. Limitation on Liability of the Depositor, the Servicer,
              the Co-Servicer, the Operating Advisor, the Special Servicer
              and Others.....................................................199
SECTION 6.04. Limitation on Resignation of the Servicer, the Co-Servicer,
              the Operating Advisor and the Special Servicer; Termination
              of the Servicer, the Co-Servicer, the Operating Advisor and
              the Special Servicer...........................................200
SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the
              Servicer, the Co-Servicer, the Operating Advisor and the
              Special Servicer...............................................201
SECTION 6.06. Servicer, Co-Servicer or Special Servicer as Owner of a
              Certificate....................................................202
SECTION 6.07. Special Termination of Servicer................................203


                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01. Events of Default..............................................204
SECTION 7.02. Trustee to Act; Appointment of Successor.......................208
SECTION 7.03. Notification to Certificateholders.............................210
SECTION 7.04. Other Remedies of Trustee......................................210
SECTION 7.05. Waiver of Past Events of Default; Termination..................210


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01. Duties of Trustee..............................................212
SECTION 8.02. Certain Matters Affecting the Trustee..........................214
SECTION 8.03. Trustee and Fiscal Agent Not Liable for Certificates or
              Mortgage Loans.................................................216
SECTION 8.04. Trustee and Fiscal Agent May Own Certificates..................218
SECTION 8.05. Payment of Trustee's Fees and Expenses; Indemnification........218
SECTION 8.06. Eligibility Requirements for Trustee...........................220
SECTION 8.07. Resignation and Removal of the Trustee.........................221
SECTION 8.08. Successor Trustee and Fiscal Agent.............................222
SECTION 8.09. Merger or Consolidation of Trustee.............................223
SECTION 8.10. Appointment of Co-Trustee or Separate Trustee..................223
SECTION 8.11. Fiscal Agent Appointed; Concerning the Fiscal Agent............225


                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01. Termination....................................................226


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01. Counterparts..................................................231
SECTION 10.02. Limitation on Rights of Certificateholders....................231
SECTION 10.03. Governing Law.................................................232
SECTION 10.04. Notices.......................................................232
SECTION 10.05. Severability of Provisions....................................235
SECTION 10.06. Notice to the Depositor and Each Rating Agency................236
SECTION 10.07. Amendment.....................................................238
SECTION 10.08. Confirmation of Intent........................................240
SECTION 10.09. Streit Act....................................................241
SECTION 10.10. No Intended Third-Party Beneficiaries.........................241

                                TABLE OF EXHIBITS

Exhibit A-1    Form of Class A-1A Certificate
Exhibit A-2    Form of Class A-1B Certificate
Exhibit A-3    Form of Class A-2 Certificate
Exhibit A-4    Form of Class A-3 Certificate
Exhibit A-5    Form of Class A-4 Certificate
Exhibit A-6    Form of Class A-5 Certificate
Exhibit A-7    Form of Class PS-1 Certificate
Exhibit A-8    Form of Class B-1 Certificate
Exhibit A-9    Form of Class B-2 Certificate
Exhibit A-10   Form of Class B-3 Certificate
Exhibit A-11   Form of Class B-4 Certificate
Exhibit A-12   Form of Class B-5 Certificate
Exhibit A-13   Form of Class B-6 Certificate
Exhibit A-14   Form of Class B-6H Certificate
Exhibit A-15   Form of Class V-1 Certificate
Exhibit A-16   Form of Class V-2 Certificate
Exhibit A-17   Form of Class R Certificate
Exhibit A-18   Form of Class LR Certificate
Exhibit B      Mortgage Loan Schedule
Exhibit C-1    Form of Transferee Affidavit
Exhibit C-2    Form of Transferor Letter
Exhibit D-1    Form of Investment Representation Letter
Exhibit D-2    Form of ERISA Representation Letter
Exhibit E      Form of Request for Release
Exhibit F      Form of Custodial Agreement
Exhibit G      Securities Legend
Exhibit H-1    CCA Mortgage Loan Purchase and Sale Agreement
Exhibit H-2    Financing Trust Mortgage Loan Purchase and Sale Agreement
Exhibit I      Form of Regulation S Transfer Certificate
Exhibit J      Form of Transfer Certificate for Exchange or Transfer from Rule
               144A Global Certificate to Regulation S Global Certificate during the Restricted Period
Exhibit K      Form of Transfer Certificate for Exchange or Transfer from Rule
               144A Global Certificate to Regulation S Global Certificate after the Restricted Period
Exhibit L      Form of Transfer Certificate for Exchange or Transfer from
               Regulation S Global Certificate to Rule 144A Global Certificate
Exhibit M-1    Form of Comparative Financial Status Report
Exhibit M-2    Form of Delinquent Loan Status Report
Exhibit M-3    Form of Historical Loan Modification Report
Exhibit M-4    Form of Historical Loss Estimate Report
Exhibit M-5    Form of REO Status Report
Exhibit M-6    Form of Watch List
Exhibit M-7    Form of Operating Statement Analysis Report
Exhibit M-8    Form of NOI Adjustment Worksheet
Exhibit M-9    CSSA 100.1 Set-Up Data Record Layout
Exhibit M-10   CSSA 100.1 Periodic Data Record Layout
Exhibit M-11   CSSA 100.1 Property Data File
Exhibit N      Notice and Acknowledgement of Operating Advisor
Exhibit O      Form of Operating Advisor Approval
Exhibit P      Affiliated Mortgage Loans

     Pooling and Servicing Agreement, dated as of September 11, 1998, among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Management, Inc., as Initial Special Servicer, AMRESCO Services, L.P., as Operating Advisor, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent.


                             PRELIMINARY STATEMENT:

 (Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof.)

     The Depositor intends to sell pass-through certificates to be issued hereunder in multiple Classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Trustee will elect that the Trust Fund, exclusive of the Default Interest, the Default Interest Distribution Account, the Excess Interest, the Excess Interest Distribution Account, the Post-Lock Out Return of Premium Amount, the Repurchase Return of Premium Amount, the Repurchase Price Return of Premium Distribution Account and the Post-Lock Out Return of Premium Distribution Account (such portion of the Trust Fund, the "Trust REMICs"), be treated for federal income tax purposes as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC," respectively). The Class A-1A, Class A-1B, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1,
Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-6H Certificates constitute "regular interests" in the Upper-Tier REMIC and the Class R Certificates constitute the sole Class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class LR Certificates constitute the sole Class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions. There are also 13 Classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class A-1A-L, Class A-1B-L, Class A-2-L, Class A-3-L, Class A-4-L, Class A-5-L, Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L and Class B-6H-L Interests), each of which will constitute a regular interest in the Lower-Tier REMIC. All such Lower-Tier Regular Interests will be held by the Trustee as assets of the Upper-Tier REMIC. The parties intend (i) that the portions of the Trust Fund representing the Default Interest, the Default Interest Distribution Account, the Excess Interest, the Excess Interest Distribution Account, the Post-Lock Out Return of Premium Amount, the Repurchase Return of Premium Amount and the Repurchase Price Return of Premium Distribution Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code, (ii) that the Class PS-1 Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the right to receive the Repurchase Return of Premium Amount and the Repurchase Price Return of Premium Distribution Account, (iii) that the Depositor is the beneficial owner of the portion of the Trust Fund consisting of any Post-Lock Out Return of Premium Amount and amounts thereof contained in the Post-Lock Out Return of Premium Distribution Account, (iv) that the Class V-1 Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Default Interest, subject to the obligations to pay the Advance Interest Amount, and the Default Interest Distribution Account and (v) that the Class V-2 Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account.

         The following table sets forth the designation and aggregate initial Certificate Balance (or, with respect to the Class PS-1 Certificates, Notional Balance) for each Class of Certificates comprising regular interests in the Upper-Tier REMIC.


                Certificate Balance
 Class           or Notional Balance    Initial Rating(2)
 -----           -------------------    -----------------

Class A-1A           $264,500,000           AAA/Aaa
Class A-1B            632,344,698           AAA/Aaa
Class PS-1(1)       1,245,617,638           AAA/Aaa
Class A-2              62,280,882           AA/Aa2
Class A-3              68,508,970           A/A2
Class A-4              59,166,838           BBB/Baa2
Class A-5              21,798,308           BBB-/Baa3
Class B-1              31,140,441           BB+/NR
Class B-2              28,026,397           BB/NR
Class B-3              15,570,220           BB-/NR
Class B-4              24,912,353           B/NR
Class B-5              15,570,221           B-/NR
Class B-6              21,797,309           NR
Class B-6H                  1,000           NR


----------------------------

(1) The initial notional balance of Class PS-1 Certificates is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

(2) Rating Agencies (Fitch/Moody's)

     Each of the Class V-1, Class V-2, Class R and Class LR Certificates do not have a Certificate Balance or a notional balance. The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Balance thereof are subsequently recovered (including without limitation after the reduction of the Certificate Balance of such Class to zero), such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01.

     As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $1,245,617,638.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Fiscal Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "ACCOR Credit Lease Loans": The Mortgage Loans secured, among other things, by credit leases having ACCOR as the guarantor, which Mortgage Loans are identified as Loan Numbers 23, 24, 26, 27, 29, 31, 32, 33 and 35 on the Mortgage Loan Schedule.

     "Act": The Securities Act of 1933, as it may be amended from time to time.

     "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

     "Advance": Any P&I Advance or Property Advance.

     "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, have not been reimbursed and Servicing Fees, Trustee Fees or Special Servicing Compensation for which the Servicer, the Co-Servicer, the Trustee or the Special Servicer, as applicable, has not been timely paid or reimbursed for the number of days from (and including) the date on which such Advance was made or such Servicing Fees, Trustee Fees or Special Servicing Compensation were due to (but excluding) the date of payment or reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance or Servicing Fees, Trustee Fees or Special Servicing Compensation; provided, that, with respect to a P&I Advance, in the event that the related Borrower makes payment of the amount in respect of which such P&I Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Servicer, the Co-Servicer, the Trustee or the Fiscal Agent shall be paid (i) first from the amount of Default Interest paid by the Borrower and (ii) to the extent such amounts are insufficient therefor, from amounts on deposit in the Collection Account.

         "Advance Rate": A per annum rate equal to the sum of (i) the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition, on or before the related Record Date) plus (ii) 1%, compounded monthly as of each Servicer Remittance Date.

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officers' Certificate of the Servicer or Co-Servicer, as applicable, the Operating Advisor, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

         "Affiliated Mortgage Loan" shall mean any Mortgage Loan in which an Affiliate of the Servicer holds any subordinate debt, preferred equity investment or mezzanine debt of a related Borrower or its Affiliate, as listed on Exhibit P as amended from time to time or otherwise identified by the Servicer in accordance with this Agreement.

     "Affiliated Person": Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

     "Agent Member": Members of, or Depository Participants in, the Depository.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Airport Industrial Loan": The Mortgage Loan identified as Loan Number 7 on the Mortgage Loan Schedule.

     "Allocated Loan Amount": With respect to each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property in the applicable Mortgage, Loan Agreement or the Mortgage Loan Schedule.

     "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.14 hereof and an annual report of an Independent accountant required pursuant to Section 3.15 hereof.

     "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Mortgage Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Mortgage Rate.

     "Anticipated Termination Date": Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c).

     "Applicable Monthly Payment": As defined in Section 4.06(a).

     "Applicable Procedures": As defined in Section 5.02(c)(ii)(A).

     "Applicant": As defined in Section 5.05(a).

     "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties (or, with respect to each Split Loan, the pro rata portion of the Mortgaged Properties allocable to the related Split
Note) as determined by Updated Appraisals obtained by the Servicer or Co-Servicer, as applicable, of the Mortgaged Properties securing such Mortgage Loan over (ii) the sum of (A) to the extent not previously advanced by the Servicer or Co-Servicer, as applicable, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Property Advances and all unreimbursed P&I Advances (in each case, without duplication of any amounts in clause (A)), and all unpaid interest on Advances at the Advance Rate, in respect of such Mortgage Loan and
(C) all due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance by the Servicer, Co-Servicer, the Trustee or the Fiscal Agent, as applicable). If no Updated Appraisal has been received within the last 60 days prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the value of the related Mortgaged Properties shall be equal to 30% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event (the "Servicer's Appraisal Estimate") and such estimate shall be used for purposes of determining the Appraisal Reduction Amount for such Distribution Date. Within 60 days (or such shorter period as practical) after the Servicer or Co-Servicer, as applicable, receives notice or is otherwise aware of the Appraisal Reduction Event, the Servicer shall obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such appraisal, the Servicer or Co-Servicer, as applicable, shall adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Servicer's Appraisal Estimate). Each Appraisal Reduction Amount shall also be adjusted to take into account any subsequent Updated Appraisal and annual letter updates, as of the date of each such subsequent Updated Appraisal or letter update.

     "Appraisal Reduction Event": With respect to any Mortgage Loan, the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not change the amount of Monthly Payments on the Mortgage Loan (unless during such extension period the Borrower has been delinquent for 60 days or more, in which case, the first Distribution Date following such 60 day delinquency), (ii) 60 days after an uncured Delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) the date a receiver has been appointed, (v) the date a Borrower declares bankruptcy, (vi) the date a Mortgage Loan becomes an REO Mortgage Loan, or (vii) any other event which, in the discretion of the Servicer or the Co-Servicer, as applicable, and of which the Servicer or the Co-Servicer, as applicable, becomes aware in performing its obligations hereunder, in accordance with the Servicing Standard, would materially and adversely impair the value of a Mortgaged Property and security for the related Mortgage Loan. The Special Servicer shall notify the Servicer or the Co-Servicer, as applicable, within five (5) days of its becoming aware of the occurrence of any of the foregoing events.

     "ARD Loan": A Mortgage Loan that substantially fully amortizes by its maturity date but provides for a date on which a substantial amount of principal will be due if the Borrower elects to prepay the Mortgage Loan in full on such date.

     "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assignment of Mortgage": An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Custodian, the Special Servicer, the Operating Advisor, the Servicer or Co-Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

     "Assumption Fees": Any fees collected by the Servicer, Co-Servicer or Special Servicer in connection with an assumption or modification of a Mortgage Loan or substitution of a Borrower thereunder permitted to be executed under the provisions of this Agreement.

     "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 3.20.

     "Available Funds": For a Distribution Date, the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and any Net REO Proceeds transferred from an REO Account pursuant to Section 3.17(b)) on or in respect of the Mortgage Loans, received by the Servicer or the Co-Servicer in the Collection Period relating to such Distribution Date, (ii) all other amounts received by the Servicer or the Co-Servicer in such Collection Period and required to be placed in the Collection Account by the Servicer or the Co-Servicer pursuant to
Section 3.05 allocable to such Mortgage Loans, and including all P&I Advances (excluding Subordinate Class Advance Amounts) made by the Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date, (iii) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Distribution Account pursuant to Section 3.27(b), (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the Business Day prior to the related Servicer Remittance Date and (v) any Servicer Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account, but excluding the following:

     (a) amounts permitted to be used to reimburse the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described in Section 3.06(ii) and (iii);

     (b) those portions of each payment of interest which represent the applicable Servicing Fee and Trustee Fee and an amount representing any applicable Special Servicing Compensation, each including interest thereon at the Advance Rate as provided in this Agreement;

     (c) all amounts in the nature of late fees (subject to Section 3.12 hereof), loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees, which the Servicer or the Co-Servicer or the Special Servicer is entitled to retain as Servicing Compensation or Special Servicing Compensation, respectively;

     (d) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (e) that portion of Net Liquidation Proceeds or Net Insurance Proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Trustee Fee and Special Servicing Compensation, including interest thereon at the Advance Rate as provided in this Agreement, to which the Servicer, Co-Servicer, Trustee and the Special Servicer, respectively, are entitled;

     (f) all amounts representing certain expenses reimbursable or payable to the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or the Co-Servicer or withdrawn by the Servicer or the Co-Servicer from the Collection Account to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06 and including any indemnities provided for herein), including interest thereon as provided in this Agreement;

     (g) any interest or investment income on funds on deposit in the Collection Account, the Upper-Tier Distribution Account, the Distribution Account, the Default Interest Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account, or any REO Account or, to the extent payable to the Trustee or the Servicer under the terms of the related Mortgage Loan, any Cash Collateral Account, any Lock-Box Account or any Reserve Account or, in each case, in Permitted Investments in which such funds may be invested;

     (h) with respect to the Interest Reserve Loans and any Distribution Date relating to each Interest Accrual Period ending in each February or any January in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.27;

     (i) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to Sections 2.03(d), 2.03(e), 3.18 or 9.01 during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

     (j) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

     (k)  Prepayment Premiums and Return of Premium Amounts;

     (l)  Default Interest; and

     (m)  Excess Interest.

     "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository) with respect to such Classes. Each of the Trustee and the Servicer or Co-Servicer, as applicable, shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

     "Bloomfield Purchase Agreement": With respect to certain Mortgage Loans not originated by CCA, the agreement between CCA and Bloomfield Acceptance Company, LLC pursuant to which CCA acquired such Mortgage Loans.

     "Borrower": With respect to any Mortgage Loan, any obligor or obligors on any related Note or Notes.

     "Borrower Account": As defined in Section 3.07(a).

     "Business Day": Any day other than a Saturday, a Sunday or any day on which banking institutions in the States of New York, Georgia, Delaware Illinois or Texas, or if the Class A-1A, Class A-1B or Class A-2 Certificates are listed on the Luxembourg Stock Exchange, Luxembourg; are authorized or obligated by law, executive order or governmental decree to be closed.

     "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related
Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the Mortgage Loan Seller. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and
Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon in accordance with the terms of the related Mortgage Loan. The Servicer or Co-Servicer, as applicable, shall be permitted to make withdrawals therefrom for deposit into the Collection Account. To the extent not inconsistent with the terms of the related Mortgage Loan, each such Cash Collateral Account shall be an Eligible Account.

     "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

     "Cash Deposit": An amount equal to all cash payments of principal and interest received by the Mortgage Loan Seller in respect of the Mortgage Loans prior to or on the Closing Date that are due after the Cut-off Date, to the extent transferred to the Trust Fund pursuant to Section 2.01.

     "CCA": The Capital Company of America LLC, a Delaware limited liability company, or its successor. As applicable, "CCA" shall refer to Nomura Asset Capital Corporation, a Delaware corporation, as predecessor of The Capital Company of America LLC.

     "CCA Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of the Cut-off Date, by and between the Depositor and CCA, a copy of which is attached hereto as Exhibit H-1.

     "CCA Servicer": As defined in Section 6.07.

     "Cedel": Citibank, N.A., as depositary for Cedel Bank, societe anonyme, or its successor in such capacity.

     "Certificate": Any Class A-1A, Class A-1B, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R or Class LR Certificate issued, authenticated and delivered hereunder.

     "Certificate Balance": With respect to any Class of Certificates (other than the Class PS-1, Class V-1, Class V-2, Class R and Class LR Certificates) or Lower-Tier Regular Interests (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates or Lower-Tier Regular Interests on the Distribution Date immediately prior to such date of determination after distributions allocable to principal have been made thereon and Realized Losses allocated thereto on such prior Distribution Date; provided that for purposes of determining Voting Rights, the Certificate Balance of the Class (other than the Class A-1A and Class A-1B Certificates) shall be deemed to have been reduced by an amount equal to the amount of Appraisal Reductions allocated for purposes of Section 4.06; provided further that no such reduction shall apply to the Voting Rights of the Class PS-1 Certificates. With respect to any Class of Lower-Tier Regular Interests, the Certificate Balance thereof shall, in any event, be equal to the Certificate Balance of the Related Certificates.

     "Certificate Custodian": Initially, LaSalle National Bank; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Certificateholder": The Person whose name is registered in the Certificate Register subject to the following:

     (i)  except as  provided  in clause  (ii),  for the  purpose  of giving any
          consent  or  taking  any  action  pursuant  to  this  Agreement,   any
          Certificate beneficially owned by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee, a Manager or a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained;

     (ii) for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer, the Co-Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding, unless such amendment relates to compensation of the Servicer, the Co-Servicer or the Special Servicer or benefits the Servicer, the
          Co-Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificates shall be deemed not to be outstanding;

     (iii)except as provided in clause (iv) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed not to be outstanding;

     (iv) for purposes of Section 3.30 (for purposes of determining who the Directing Holders are), Certificates owned by the Special Servicer or an Affiliate shall be deemed to be outstanding; and

     (v) for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner, but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee, the Paying Agent, the Fiscal Agent or other such Person may rely, without limitation, on a Depository Participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a Depository Participant to such Person indicating that such Person beneficially owns Certificates.

     "Cinemark Pool B Credit Lease Loan": The Mortgage Loan secured, among other things, by credit leases having Cinemark USA, Inc. as the tenant and which Mortgage Loan is identified as Loan Number 38 on the Mortgage Loan Schedule.

     "Circuit City Credit Lease Loans": The Mortgage Loans secured, among other things, by credit leases having Circuit City Stores, Inc. as the tenant, which Mortgage Loans are identified as Loan Numbers 174, 180, 181, 183, 184, 185, 186, 191, 193 and 194 on the Mortgage Loan Schedule.

     "Class": With respect to the Certificates or Lower-Tier Regular Interests, all of the Certificates or Lower-Tier Regular Interests bearing the same alphabetical and numerical Class designation.

     "Class A-1A Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-1 hereto.

     "Class A-1A Pass-Through Rate": A per annum rate equal to 5.8600%.

     "Class A-1A-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class A-1B Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-2 hereto.

     "Class A-1B Pass-Through Rate": A per annum rate equal to 6.2600%.

     "Class A-1B-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class  A-2  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-3 hereto.

     "Class A-2 Pass-Through Rate": A per annum rate equal to 6.4600%.

     "Class A-2-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class  A-3  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-4 hereto.

     "Class A-3 Pass-Through Rate": A per annum rate equal to the lesser of (i) 6.7400% and (ii) the Weighted Average Net Mortgage Pass-Through Rate.

     "Class A-3-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  A-4  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-5 hereto.

     "Class A-4 Pass-Through Rate": A per annum rate equal to the lesser of (i) 7.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate.

     "Class A-4-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  A-5  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-6 hereto.

     "Class A-5 Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus .03%.

     "Class A-5-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B-1  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-8 hereto.

     "Class B-1 Pass-Through Rate": A per annum rate equal to 5.8600%.

     "Class B-1-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B-2  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-9 hereto.

     "Class B-2 Pass-Through Rate": A per annum rate equal to 5.8600%.

     "Class B-2-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B-3  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-10 hereto.

     "Class B-3 Pass-Through Rate": A per annum rate equal to 5.8600%.

     "Class B-3-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B-4  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-11 hereto.

     "Class B-4 Pass-Through Rate": A per annum rate equal to 5.8600%.

     "Class B-4-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B-5  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-12 hereto.

     "Class B-5 Pass-Through Rate": A per annum rate equal to 5.8600%.

     "Class B-5-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B-6  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-13 hereto.

     "Class B-6 Pass-Through Rate": A per annum rate equal to 5.8600%.

     "Class B-6-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class B-6H Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-14 hereto.

         "Class B-6H Pass-Through Rate":  A per annum rate equal to 5.8600%.

     "Class B-6H-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class Interest Distribution Amount": With respect to any Distribution Date and the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-6H Certificates, an amount equal to the Interest Accrual Amount thereof for such Distribution Date; with respect to any Distribution Date and the Class PS-1 Certificates, the Interest Accrual Amount thereof for such Distribution Date minus the aggregate Reduction Interest Distribution Amounts in respect of such Distribution Date.

     "Class Interest Shortfall": On any Distribution Date for any Class of Certificates, the amount of interest (other than Net Default Interest, Excess Interest, Reduction Interest Distribution Amounts or Reduction Interest Shortfalls) required to be distributed to the Holders of such Class pursuant to
Section 4.01(b) on such Distribution Date minus the amount of interest (other than Net Default Interest, Excess Interest, Reduction Interest Distribution Amounts or Reduction Interest Shortfalls) actually distributed to such Holders pursuant to such Section, if any.

     "Class LR Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-18 hereto. The Class LR Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

     "Class PS-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-7 hereto.

     "Class PS-1 Notional Balance": With respect to the Class PS-1 Certificates,
(a) with respect to the Distribution Date occurring in October 1998, a notional principal amount equal to the aggregate Stated Balance of the Mortgage Loans as of the Cut-off Date, and (b) with respect to any Distribution Date after October 1998, a notional principal amount equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Interest Accrual Period.

     "Class PS-1 Pass Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate.

     "Class PS-1 SAT Certificates": The Class PS-1 Certificates which are not sold to investors and are retained by the Depositor.

     "Class R Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-17 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

     "Class V-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-15 hereto. The Class V-1 Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

     "Class V-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibits A-16 hereto. The Class V-2 Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

     "Closing Date": September 30, 1998.

     "Co-Lender": With respect to any Split Loan, the holder of any note which by the terms of the related Co-Lender Agreement is not entitled to direct the administration of such Split Loan.

     "Co-Lender Agreement": With respect to each Split Note and the related Other Note or Other Notes, the agreement dated as of the date hereof between the Trustee and the holder of the related Other Note or Other Notes, regarding the administration of the Split Loans and the allocation of all amounts received by the holders of the notes comprising any portion thereof.

     "Co-Lender Split Note": Any Split Note as to which the related Co-Lender Agreement designates the Trustee as the "Co-Lender" (including a Lead Lender Split Note as to which the Trustee subsequently becomes "Co-Lender" in accordance with the terms of the related Co-Lender Agreement).

     "Co-Servicer": AMRESCO Services, L.P., a Delaware limited partnership, or any successor Co-Servicer appointed as herein provided.

     "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

     "Collateral Account": As defined in Section 3.30(e). The Collateral Account shall be maintained as an Eligible Account.

     "Collection Account": The trust account or accounts created and maintained by the Servicer or the Co-Servicer pursuant to Section 3.05(a), which shall be entitled "The Capital Company of America Client Services LLC, in trust for LaSalle National Bank, as Trustee, in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Collection Account" or "AMRESCO Services, L.P., in trust for LaSalle National Bank, as Trustee, in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Collection Account," respectively, and which must be an Eligible Account.

     "Collection Period": With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the last day of the preceding
Collection Period and ending at the close of business on the 11th day in the month in which such Distribution Date occurs (or, if such day is not a Business Day, on the following Business Day).

     "Commission": The Securities and Exchange Commission.

     "Comparative Financial Status Report": A report substantially containing the content described in Exhibit M-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income or net cash flow, as applicable, and Debt Service Coverage Ratio for each Mortgage Loan as of the date of the latest financial information available immediately preceding the preparation of such report for each of the following periods (to the extent such information is available): (i) the most current available year-to-date, (ii) the most recent twelve months, (iii) the previous two full fiscal years, and (iv) the "base year" (representing the original analysis of information used as of the Cut-off Date); provided, however, that Debt Service Coverage Ratio shall not be calculated for any Mortgaged Property for which twelve months of operating information is not available (including for purposes of clause (i)). For the purposes of the Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers.

     "Corporate Trust Office": The principal office of the Trustee located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention:
Asset-Backed Securities Trust Services Group - CCA 1998-D7 or the principal trust office of any successor trustee qualified and appointed pursuant to
Section 8.08.

     "Credit Lease Loans": The Circuit City Credit Lease Loans, the ACCOR Credit Lease Loans, the Cinemark Pool B Credit Lease Loan and the Mortgage Loans identified as Loan Numbers 12, 18, 19 and 102 on the Mortgage Loan Schedule.

     "Cross-Indemnified Party": As defined in Section 8.05(c).

     "Cross-Indemnifying Party": As defined in Section 8.05(c).

     "Crossover Date": means the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1A and Class A-1B Certificates have been reduced to zero.

     "CSSA Reports": Data files which contain the information substantially in the forms of the CSSA standard reporting package attached as Exhibits M-9, M-10 and M-11, as the same may be modified from time to time.

     "Custodial Agreement": The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, substantially in the form of Exhibit F hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "Custodian": Any Custodian appointed pursuant to Section 3.21 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee, the Servicer or the Co-Servicer or any Affiliate of the Trustee, the Servicer or the Co-Servicer, but may not be the Depositor or any Affiliate thereof.

         "Cut-off Date":  September 11, 1998.

     "Debt Service Coverage Ratio": With respect to any Mortgage Loan as of any date of determination and for any period, the ratio calculated by dividing the net operating income or net cash flow, as applicable, of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended one-year period for which data is available from the related Borrower, before payment of any scheduled payments of principal and interest on such Mortgage Loan but after funding of required reserves and "normalized" by the Servicer pursuant to Section 3.13, by the annual debt service required by such Mortgage Loan. Annual debt service shall be calculated by multiplying the Monthly Payment in effect on such date of determination for such Mortgage Loan by 12. For purposes of calculating Debt Service Coverage Ratio for any of the Split Loans, all pari passu notes secured by the related Mortgaged Property are included (to the extent the Servicer or the Co-Servicer, as applicable, has received such information).

     "Default Interest": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate. The Default Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

         "Default Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(d), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Default Interest Distribution Account" and which must be an Eligible Account. The Default Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Default Rate": With respect to each Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment, as such rate is set forth on the Mortgage Loan Schedule.

     "Delinquency": Any failure of a Borrower to make a scheduled payment on a Due Date.

     "Delinquency Reduction Amount": In connection with a Delinquency, an amount equal to the scheduled payment (or portion thereof) due on the related Due Date (adjusted to the applicable Net Mortgage Pass-Through Rate with respect to the interest portion) and not received from a Borrower under any Mortgage Loan.

     "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit M-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent one Collection Period, delinquent two Collection Periods, delinquent three Collection Periods or more, current but specially serviced, or were in foreclosure but were not REO Property.

     "Denomination": As defined in Section 5.01(a).

     "Deposit": As defined in Section 3.30(e).

     "Depositor":   CAPCO  America   Securitization   Corporation,   a  Delaware
corporation, and its successors and assigns.

     "Depositor/NSI Transfer": As defined in Section 2.03(j)(xi).

     "Depositor/Trustee Transfer": As defined in Section 2.03(j)(xi).

     "Depository": The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

     "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": The 11th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

     "Directing Holders": As defined in Section 3.30(d).

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii) of the regulations of the United States Department of the Treasury.

     "Discount Rate": With respect to any Class of Certificates, the rate determined by the Trustee, in its good faith, to be the rate (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market for United States Treasury securities with a maturity equal to the then computed weighted average life (or in the case of the Class PS-1 Certificates, the weighted average life of the interest payments) of such class (rounded to the nearest month), without taking into account the related prepayment of principal.

     "Disqualified  Non-U.S.  Person":  With  respect  to a Class R or  Class LR
Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes.

     "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code
Section 860E(c)(1)) with respect to the Class R or Class LR Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

     "Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to
Section 3.05(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Distribution Account" and which must be an Eligible Account.

     "Distribution Date": The fourth Business Day following the 11th day of each month; provided, that if the 11th day of any month is not a Business Day, the Distribution Date will be the fifth Business Day following the 11th day of such month. The first Distribution Date will be October 16, 1998.

     "Distribution Date Statement": As defined in Section 4.02(a).

     "Due Date": Except with respect to the ACCOR Credit Lease Loans, with respect to any Distribution Date and/or any Mortgage Loan, as the case may be, the 11th day of the month in which such Distribution Date occurs (or in the case of certain of the Mortgage Loans, if the 11th day is not a Business Day, as defined in the related Loan Documents, either the next Business Day or the first preceding Business Day). With respect to the ACCOR Credit Lease Loans, the Due Date is the 1st day of the month (or, if the 1st day is not a Business Day, as defined in the related Loan Documents, the next Business Day).

     "Early Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     "Eastland Mall Retail Loan": The Mortgage Loan secured by a mortgage on the Mortgaged Property known as Eastland Mall and identified as Loan Number 6 on the Mortgage Loan Schedule.

     "Eligible Account": Any of (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least P-1 by Moody's and F-1+ by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and "Aa2" by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates; (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority; or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, which may be an account maintained with the Trustee. Eligible Accounts may bear interest. Accounts held at LaSalle National Bank shall be deemed to be Eligible Accounts, unless the ratings of its long term unsecured debt obligations or short term unsecured debt obligations are downgraded by any Rating Agency.

     "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

     "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the Mortgage Loan Seller in connection with the related Mortgage.

     "Equity Loans": The Cinemark Pool B Credit Lease Loan, the Eastland Mall Retail Loan and the Lenox Twin Pines Healthcare Loan, collectively.

     "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "Escrow Account": As defined in Section 3.04(b). Any Escrow Account may be a sub-account of the related Cash Collateral Account.

     "Escrow Payment": Any payment made by any Borrower to the Servicer pursuant to the related Mortgage, Cash Collateral Agreement, Lock-Box Agreement or Loan Agreement for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

     "Euroclear": Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or its successor in such capacity.

     "Event of Default": A Servicer Event of Default or Special Servicer Event of Default, as applicable.

     "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Mortgage Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate. The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(e), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Excess Interest Distribution Account" and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Mortgage Rate, the excess of (i) the applicable Revised Mortgage Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

     "Exchange Act": The Securities Exchange Act of 1934, as it may be amended from time to time.

     "Exchange Act Report": A monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, NOI Adjustment Worksheet, Watch List, or report pursuant to
Section 4.02(b) or Annual Compliance Report to be filed with the Commission, under cover of the related form required by the Exchange Act.

     "Fair Market Value": As defined in Section 3.30(e).

     "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

     "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

     "Final Recovery Determination": With respect to any Specially Serviced Mortgage Loan or Mortgage Loan subject to repurchase by the Depositor or the Mortgage Loan Seller pursuant to Sections 2.03(d) or 2.03(e), the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any REO Property) which the Servicer or the Co-Servicer, as applicable (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer), in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Custodian (and the Servicer, if the Certificate is from the Special Servicer), expects to be finally recoverable. The Servicer or the Co-Servicer, as applicable, shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as Servicer or Co-Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

     "Financial Market Publisher": Bloomberg, L.P., Intex Solutions, Inc., Charter Research Corporation, Wall Street Analytics, Inc., and the Trepp Group.

     "Financing Trust": Nomura Financing Trust ST I, a Delaware business trust.

     "Financing Trust Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of the Cut-off Date, by and between the Depositor and the Financing Trust, a copy of which is attached hereto as Exhibit H-2.

     "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

     "Fitch": Fitch IBCA, Inc., or its successor in interest.

     "Fixed Voting Rights Percentage": As defined in the definition of "Voting Rights."

     "Form 8-K": A Current Report on Form 8-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

     "Global Certificates": The Class A-1A, Class A-1B, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "Hiawassee Oaks Apartments Loan": The Mortgage Loan known as Mortgage Loan Number 114 on the Mortgage Loan Schedule.

     "Historical Loan Modification Report": A report substantially containing the content described in Exhibit M-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     "Historical Loss Estimate Report": A report substantially containing the content described in Exhibit M-4 attached hereto, setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and Liquidation Expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     "Holder": With respect to any Certificate, a Certificateholder; and with respect to any Lower-Tier Regular Interest, the Trustee.

     "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Servicer, the Co-Servicer, the Special Servicer, any Borrower or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except none of the Servicer, the Co-Servicer or the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Servicer, the Co-Servicer and the Trustee has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer, the Co-Servicer and the Special Servicer) if the Servicer or Co-Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

     "Individual Certificate": Any Certificate in definitive, fully registered physical form without interest coupons.

     "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act, or an entity in which all the equity owners meet such requirements.

     "Instructions": As defined in Section 3.30(d).

     "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including any amounts paid by the Servicer or Co-Servicer pursuant to Section 3.08).

     "Interest Accrual Amount": With respect to any Distribution Date and any Class of Certificates (other than the Class PS-1, Class V-1, Class V-2, Class R and Class LR Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class PS-1 Certificates shall be equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the Class PS-1 Notional Balance (provided, that any reductions in the Class PS-1 Notional Balance as a result of principal distributions on Mortgage Loans or Realized Losses with respect to Mortgage Loans distributable or allocable on the Lower-Tier Regular Interests on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have occurred on the first day of such Interest Accrual Period). Calculations of interest due in respect of the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Interest Accrual Period": With respect to any Distribution Date, the period which commences on the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on the tenth day of the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

     "Interest Reserve Account": The trust account created and maintained by the Trustee pursuant to Section 3.27, which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Interest Reserve Account" and which must be an Eligible Account.

     "Interest Reserve Loans": Any Mortgage Loan which has a Mortgage Rate less than or equal to 7.81%.

     "Interest Shortfall": With respect to any Distribution Date for any Class of Offered Certificates, any shortfall in the amount of interest required to be distributed to such Class on such Distribution Date.

     "Interested Person": As of any date of determination, the Depositor, the Servicer, Special Servicer, the Trustee, the Fiscal Agent, any Borrower, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

     "Investment Account": As defined in Section 3.07(a).

     "Investment Representation Letter": As defined in Section 5.02(c)(i)(A).

     "IRS": The Internal Revenue Service, or any successor thereto.

     "Lead Lender": With respect to each Split Loan, the holder of the note which by the terms of the related Co-Lender Agreement is entitled to direct the administration of the Split Loan and has the sole authority to exercise and enforce the lender's rights under the Loan Documents relating to such Split Loan.

     "Lead Lender Split Note": Any Split Note as to which the related Co-Lender Agreement designates the Trustee as the "Lead Lender" (including a Co-Lender Split Note as to which the Trustee subsequently becomes the "Lead Lender" in accordance with the terms of the related Co-Lender Agreement).

     "Lenox Twin Pines Healthcare Loan": The Mortgage Loan identified as Loan Number 103 on the Mortgage Loan Schedule.

     "Liquidation Expenses": Expenses incurred by the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent in connection with the liquidation  of any  Mortgage  Loan or  property  acquired  in  respect  thereof
(including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes) and any Property Protection Expenses incurred with respect to such Mortgage Loan or such property including interest thereon at the Advance Rate not previously reimbursed from collections or other proceeds therefrom.

     "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with (i) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) a sale of a Mortgage Loan or an REO Property in accordance with Section 3.18 or Section 9.01.

     "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

     "Loan Documents": With respect to any Mortgage Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan or subsequently added to the related Mortgage File.

     "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

     "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer or Co-Servicer, as applicable, shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts in accordance with the terms of the related Mortgage Loan.

     "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the Originator or the Mortgage Loan Seller and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

     "Lock-out Period": With respect to any Mortgage Loan, the period of time specified in the related Loan Documents during which voluntary prepayments by the related Borrower are prohibited.

     "Lower-Tier Regular Interests": The Class A-1A-L, Class A-1B-L, Class A-2-L, Class A-3-L, Class A-4-L, Class A-5-L, Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L and Class B-6H-L Interests.

     "Lower-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of Default Interest, Excess Interest and Post-Lock Out Return of Premium Amounts), collections thereon, any REO Property acquired in respect thereof and amounts held from time to time in the Collection Account and the Distribution Account.

     "Luxembourg Paying Agent": Banque Generale du Luxembourg, a Luxembourg banking corporation, or its successor in interest.

     "MAI": Member of the Appraisal Institute.

     "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

     "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

     "Maturity Date": With respect to each Mortgage Loan, the Maturity Date as set forth on the Mortgage Loan Schedule.

     "Monte Sano Apts. Loan": The Mortgage Loan known as Mortgage Loan Number 21 on the Mortgage Loan Schedule.

     "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate which is payable by the related Borrower on such Due Date under the related Note. With respect to an REO Mortgage Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

     "Moody's": Moody's Investors Service, Inc., or its successor in interest.

     "Morgantown Mall Loan": The Mortgage Loan known as Mortgage Loan Number 3 on the Mortgage Loan Schedule.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note.

     "Mortgage File": With respect to any Mortgage Loan, the mortgage documents listed in Section 2.01(i) through (xvi) pertaining to such particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement.

     "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-off Date. Such term shall include any REO Mortgage Loan, Specially Serviced Mortgage Loan or any Mortgage Loan that has been defeased in whole or in part. Nothing herein shall be deemed to override the provisions of the Co-Lender Agreements.

     "Mortgage Loan Purchase and Sale Agreement": Either of the CCA Mortgage Loan Purchase and Sale Agreement or the Financing Trust Mortgage Loan Purchase and Sale Agreement.

     "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:

     (a)  the Loan Number;

     (b) the property name, city and state where each related Mortgaged Property is located;

     (c)  the annual debt service;

     (d)  the Mortgage Rate;

     (e)  the Revised Mortgage Rate, if applicable;

     (f)  the Maturity Date;

     (g)  the  Stated  Principal   Balance  as  of  the  Cut-off  Date  and,  as
          applicable, the allocation of such balance to each related Mortgaged Property;

     (h)  the Originator of such Mortgage Loan; and

     (i)  whether the Mortgage Loan is an Actual/360 Mortgage Loan.

The Mortgage Loan Schedule shall also set forth the total of the amounts described under clause (c) and (g) above for all of the Mortgage Loans. The Mortgage Loan Schedule may also set forth, for selected Mortgage Loans, the net operating income or debt service coverage ratio. The Mortgage Loan Schedule may be in the form of more than one list, collectively setting forth all of the information required.

     "Mortgage Loan Sellers": CCA and the Financing Trust.

     "Mortgage Pass-Through Rate": With respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each, the Mortgage Pass-Through Rate for any Interest Accrual Period is equal to the Mortgage Rate thereof. The Mortgage Pass-Through Rate with respect to the Actual/360 Mortgage Loans for any Interest Accrual Period, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30. The Mortgage Pass-Through Rate with respect to the Interest Reserve Loans for any Distribution Date (a) relating to any Interest Accrual Period commencing in any January, February, April, June, September and November and in any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, and (b) relating to any Interest Accrual Period commencing in any March, May, July, August and October and in any December occurring in a year immediately preceding a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30. Notwithstanding the foregoing, the Mortgage Pass-Through Rate with respect to each Mortgage Loan for the first Interest Accrual Period is the Mortgage Rate thereof.

     "Mortgage  Rate":  With  respect  to each  Mortgage  Loan and any  Interest
Accrual Period, the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth on the Mortgage Loan Schedule. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate shall be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction in interest or principal due to a modification pursuant to Section 3.30 hereof.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

     "Net Default Interest": As defined in Section 3.05(d).

     "Net Income": With respect to any REO Property, all income received in connection with such REO Property, less any operating expenses, including, but not limited to, utilities, real estate taxes, property management fees, insurance premiums, leasing commission fees, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property and permitted to be incurred under this Agreement.

     "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

     "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

     "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan and any Distribution Date, the per annum rate equal to the Mortgage Pass-Through Rate for such Mortgage Loan, minus, the Servicing Fee Rate.

     "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

     "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

     "NOI Adjustment Worksheet": A report prepared by the Servicer or the Special Servicer, as the case may be, substantially containing the content described in Exhibit M-8 attached hereto, presenting the computations made in accordance with the methodology described in said Exhibit M-8 to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, sent to the Trustee with each annual operating statement for a Mortgaged Property pursuant to Section 3.13(d).

     "Non-U.S. Person": A person that is not a U.S. Person.

     "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and which, in the good faith business judgment of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan. The judgment or determination by the Servicer (or, with respect to each Co-Lender Split Note, the Other Servicer), the Co-Servicer, the Special
Servicer, the Trustee or the Fiscal Agent that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced in the case of the Servicer, Co-Servicer or Special Servicer, by a certificate of a Servicing Officer delivered to the Trustee, the Fiscal Agent, the Depositor and, in the case of the Special Servicer, to the Servicer and the Co-Servicer, and in the case of the Trustee or the Fiscal Agent, by a certificate of a Responsible Officer of the Trustee or Fiscal Agent, as applicable, delivered to the Depositor (and the Trustee if the Certificate is from the Fiscal Agent), which in each case sets forth such judgment or determination and the procedures and considerations of the Servicer, the Co-Servicer, Special Servicer, Trustee or Fiscal Agent, as applicable, forming the basis of such determination (including, but not limited to, information selected by the Person making such judgment or determination in its good faith discretion, such as related income and expense statements, rent rolls, occupancy status, property inspections, Servicer, Co-Servicer, Special Servicer, Trustee or Fiscal Agent inquiries, third party engineering and environmental reports, and, in any event, an appraisal conducted by an MAI appraiser or any Updated Appraisal thereof conducted within the past 12 months; copies of such documents to be included with the certificate of a Servicing Officer or a Responsible
Officer). Any determination of non-recoverability made by the Servicer or Co-Servicer may be made without regard to any value determination made by the Special Servicer other than pursuant to an Updated Appraisal. Notwithstanding the above, the Trustee and the Fiscal Agent shall be entitled to rely upon any determination by the Servicer, the Co-Servicer or the Special Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance would, if made, constitute a Nonrecoverable Advance (and with respect to a proposed P&I Advance, the Trustee and the Fiscal Agent, as applicable, shall rely on the Servicer's or the Co-Servicer's determination that the Advance would be a Nonrecoverable Advance if the Trustee or Fiscal Agent, as applicable, determines that it does not have sufficient time to make such a determination).

     "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

     "Notice and Acknowledgment": As defined in Section 3.33(b).

     "Notice of Termination": Any of the notices given to the Trustee by the Servicer or any Holder of a Class LR Certificate pursuant to Section 9.01(c).

     "NSI": As defined in Section 2.03(j)(ii).

     "NSI Certificates": As defined in Section 2.03(j)(xi).

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer or employee designated as a Servicing Officer customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer or employee designated as a Servicing Officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Servicer or Co-Servicer, as the case may be.

     "Operating   Advisor":   AMRESCO   Services,   L.P.,  a  Delaware   limited
partnership, or any successor Operating Advisor appointed as herein provided.

     "Operating Advisor Compensation": With respect to any Distribution Date, the related Operating Advisor Fee and any other fees, charges or other amounts payable to the Operating Advisor pursuant to this Agreement.

     "Operating Advisor Fee": With respect to each Affiliated Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Operating Advisor Fee Rate and (ii) the Stated Principal Balance of such Affiliated Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Affiliated Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

     "Operating Advisor Fee Rate": A rate equal to that portion of the Servicing Fee Rate payable to the Servicer.

     "Operating Statement Analysis": With respect to each Mortgage Loan and REO Property, a report substantially containing the content described in Exhibit M-7 attached hereto.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Servicer or Co-Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor") or (c) a resignation of the Servicer or Co-Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor and the Servicer or Co-Servicer.

     "Originator": Either of (i) CCA or (ii) Bloomfield Acceptance Company, LLC.

     "Other Mortgage Loan": As defined in Section 2.01(b).

     "Other Note": With respect to each Split Loan, each note evidencing the indebtedness under an Other Mortgage Loan.

     "Other Servicer": With respect to each Other Note, the servicer of such Other Note.

     "Other Special Servicer": With respect to each Other Note, the special servicer of such Other Note.

     "Other Trust Fund": As defined in Section 2.01(b).

     "Other Trustee": As defined in Section 4.01(b).

     "Ownership Interest": Any record or beneficial interest in a Class R or Class LR Certificate.

     "P&I Advance": As to any Mortgage Loan, any advance made by the Servicer, the Co-Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.06. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to and without duplication, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such P&I Advance through and including the date of payment or reimbursement.

     "Pass-Through Rate": With respect to each Class of Certificates (other than the Class V-1, Class V-2, Class R and Class LR Certificates), the Pass-Through Rate for such Class as set forth below:

      Class              Pass-Through Rate
      -----              -----------------
      Class A-1A         Class A-1A Pass-Through Rate
      Class A-1B         Class A-1B Pass-Through Rate
      Class PS-1         Class PS-1 Pass-Through Rate
      Class A-2          Class A-2 Pass-Through Rate
      Class A-3          Class A-3 Pass-Through Rate
      Class A-4          Class A-4 Pass-Through Rate
      Class A-5          Class A-5 Pass-Through Rate
      Class B-1          Class B-1 Pass-Through Rate
      Class B-2          Class B-2 Pass-Through Rate
      Class B-3          Class B-3 Pass-Through Rate
      Class B-4          Class B-4 Pass-Through Rate
      Class B-5          Class B-5 Pass-Through Rate
      Class B-6          Class B-6 Pass-Through Rate
      Class B-6H         Class B-6H Pass-Through Rate

     "Paying Agent": The paying agent appointed pursuant to Section 5.04.

     "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class V-1, Class V-2, Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Balance or Notional Balance, as applicable, of such Class of Certificates. With respect to any Class V-1, Class V-2, Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

     "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Servicer, the Co-Servicer, the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates:

          (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the
                 Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

          (ii)   Federal Housing Administration debentures;

          (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

          (iv) federal funds, unsecured certificates of deposit, time or similar deposits, bankers' acceptances and repurchase agreements, with maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, respectively, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

          (v) insured deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, respectively, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

          (vi) debt obligations with maturities of not more than 365 days rated by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, respectively, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

          (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, respectively, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
                 (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

          (viii) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated by each Rating Agency in its highest short-term unsecured debt ratings category (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, respectively, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates); and

          (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Servicer, Co-Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates;

provided, however, that, with respect to clause (ix) above, in the judgment of the Servicer, such instrument qualifies as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and provided, further that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Permitted Transferee": With respect to a Class R or Class LR Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, an Affiliated Person or an Institutional Accredited Investor, other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

     "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Placement Agents": Nomura Securities International, Inc., Morgan Stanley & Co. Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Plan": As defined in Section 5.02(k).

     "Post-Lock Out Return of Premium Amount": Any Return of Premium Amount paid on a Mortgage Loan in respect of an Unscheduled Payment on such Mortgage Loan received after the expiration of the related Lock-out Period.

     "Post-Lock Out Return of Premium Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(g), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7,
Post-Lock Out Return of Premium Distribution Account" and which must be an Eligible Account. The Post-Lock Out Return of Premium Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Pre-Lock Out Return of Premium Amount": Any Return of Premium Amount paid on a Mortgage Loan in respect of an Unscheduled Payment on such Mortgage Loan received prior to the expiration of the related Lock-out Period.

     "Premium": With respect to each Premium Loan, the amount by which the face of the related Note is less than the amount advanced to the Borrower.

     "Premium Loans": The Mortgage Loans identified as Loan Numbers 1, 2, 4, 6, 8, 10, 14, 15, 16, 20, 21, 22, 25, 28, 30, 34, 36, 39, 40, 41, 44, 49, 51, 53,
55, 57, 58, 59, 64, 66, 67, 73, 78, 79, 83, 86, 92, 101, 105, 122, 143, 163, 179
and 188 on the Mortgage Loan Schedule.

     "Prepayment Assumption": The assumption that each ARD Loan prepays on its Anticipated Repayment Date and that each other Mortgage Loan does not prepay prior to its respective Maturity Date.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate plus the Trustee Fee) resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date other than Prepayment Interest Shortfalls relating to any Specially Serviced Mortgage Loan.

     "Prepayment Premium": Payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, including any Pre-Lock Out Return of Premium Amount but excluding any Repurchase Return of Premium Amount and excluding any Post-Lock Out Return of Premium Amount.

     "Prime Retail Pool Loan": The Mortgage Loan identified as Loan Number 1 on the Mortgage Loan Schedule.

     "Principal Distribution Amount": For any Distribution Date will be equal to the sum of:

                   (i) the principal component of all scheduled Monthly Payments due on the Mortgage Loans on or before the related Due Date (if received or advanced);

                  (ii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty pursuant to Section 2.03 or purchased from the Trust Fund pursuant to Section 9.01;

                 (iii) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

                  (iv) to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

                   (v)     to the extent not included in the  preceding  clauses
                           (iii)  or  (iv),  all  other  Principal   Prepayments
                           received in the related Collection Period; and

                  (vi) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through
                           (vii) net of any reimbursement for related outstanding P&I Advances allocable to principal and amounts received on a Mortgage Loan which represent recoveries in respect of any Subordinate Class Advance Amount).

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

     "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     "Principal Recovery Fee": An amount equal to 1.00% of all amounts received in respect of any Mortgage Loan that has been or is currently a Specially Serviced Mortgage Loan and allocable as a recovery of principal.

     "Private Certificates": The Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H and Class R Certificates.

     "Private Global Certificate": Each of the Regulation S Global Certificates or Rule 144A Global Certificates with respect to the Class B-1, B-2, B-3, B-4, B-5 and B-6 Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.

     "Property Advance": As to any Mortgage Loan, any advance made by the Servicer (or, with respect to the Co-Lender Split Notes, the Other Servicer), the Co-Servicer, Special Servicer, the Trustee or the Fiscal Agent in respect of Property Protection Expenses or any expenses incurred to protect, preserve and enforce the security for a Mortgage Loan or taxes and assessments or insurance premiums or as a result of expenses incurred relating to a breach of a representation, warranty or covenant, pursuant to Section 2.03(e), 3.04 or
Section  3.24,  as  applicable,  or any other  expense  specified  as a Property
Advance herein. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance through and including the date of payment or reimbursement.

     "Property Protection Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Servicer, Co-Servicer or Special Servicer (without duplication of any amount that constitutes a Property Advance) in connection with the servicing of a Mortgage Loan which are "unanticipated," within the meaning of Treasury Regulations
Section 1.860G-1(b)(iii), or any such costs and expenses incurred in connection with the administration of any REO Property, including, but not limited to, the cost of (a) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Servicer or the Co-Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Servicer, Co-Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.08, (b) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (ii) or (iii) of the definition of "Liquidation Proceeds," (c) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (d) any Updated Appraisal or other appraisal and (e) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals. Notwithstanding anything to the contrary, "Property Protection Expenses" shall not include allocable overhead of the Servicer, the Co-Servicer or the Special Servicer, which shall include costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

     "Prospectus": The Depositor's Prospectus Supplement dated September 25, 1998 relating to the Public Certificates.

     "Public Certificates": The Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates.

     "Public SAT Certificates": The Public Certificates which are not sold to investors and are retained by the Depositor.

     "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

     "Qualified Insurer": As used in Section 3.08, (i) an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction which shall have a claims paying ability of "AA" or better by Fitch (if such company is not rated by Fitch a rating of at least A-1X by A.M. Best's Key Rating Guide may be substituted for such Fitch rating) and an insurance financial strength rating of "A2" or better by Moody's, (ii) in the case of public liability insurance policies required to be maintained with respect to REO Properties in accordance with Section 3.08(a), shall have a claims paying ability of "A" or better by Fitch (or, if such company is not rated by Fitch a rating of at least A-1X by A.M. Best's Key Rating Guide may be substituted for such Fitch rating) and an insurance financial strength rating of "A2" or better by Moody's and (iii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c), shall have a claims paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses or numeric qualifications) lower than the highest rating of any outstanding Class of Certificates from time to time (or if such company is not rated by Fitch a rating of at least A-VIII by A.M. Best's Key Rating Guide may be substituted for such Fitch rating), but in no event lower than "BBB" by Fitch and an insurance financial strength rating of "A2" by Moody's, unless in any such case each of the Rating Agencies has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by each of the Rating Agencies (subject to the foregoing exceptions) or that has a lower claims-paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then-current ratings by such Rating Agency to any Class of Certificates.

     "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

     "Rated Final Distribution Date": October 15, 2030, the next Distribution Date occurring two years after the latest Maturity Date of any of the Mortgage Loans.

     "Rating Agency": Either of Fitch or Moody's. References herein to the highest long-term unsecured debt rating category of a Rating Agency shall mean "AAA" with respect to Fitch and "Aaa" with respect to Moody's and in the case of any other rating agency shall mean such highest rating category or better without regard to any plus or minus or numerical qualification.

     "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

     "Realized Loss": With respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs.

     "Reassignment  of Assignment of Leases,  Rents and Profits":  As defined in
Section 2.01(a)(viii).

     "Record Date": With respect to each Distribution Date, the close of business on the tenth day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; the Record Date for the Distribution Date occurring on October 16, 1998 for all purposes other than receipt of distributions is the Closing Date.

     "Reduction Interest Distribution Amount": For the Class PS-1 Certificates, with respect to any Distribution Date and each of clauses seventh, eleventh, fifteenth, nineteenth, twenty-third, twenty-seventh, thirty-first, thirty-fifth, thirty-ninth, forty-third and forty-sixth of Section 4.01(b) shall be the amount of interest accrued for the Interest Accrual Period at the applicable Reduction Interest Pass-Through Rate for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the related classes referred to in subclause (B) of each such clause as of such Distribution Date, pursuant to Section 4.01(i).

     "Reduction Interest Pass-Through Rate": (i) With respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-6 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 5.8600%, (ii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-5 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 5.8600%, (iii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-4 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 5.8600%, (iv) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-3 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 5.8600%, (v) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-2 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 5.8600%, (vi) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-1 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 5.8600%, (vii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-5 Certificates pursuant to Section 4.01(i), 0.03%, (viii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-4 Certificates pursuant to Section 4.01(i),the Weighted Average Net Mortgage Pass-Through Rate minus 7.2300%, (ix) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-3 Certificates pursuant to Section 4.01(i), 6.7400% and
(x) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-2 Certificates pursuant to Section 4.01(i), 6.4600%.

     "Reduction Interest Shortfalls": With respect to any Distribution Date and each of the clauses sixth, tenth, fourteenth, eighteenth, twenty-second, twenty-sixth, thirtieth, thirty-fourth, thirty-eighth, forty-second and fifty-fifth of Section 4.01(b), any shortfall in the Reduction Interest Distribution Amount required to be distributed to the Class PS-1 Certificates pursuant to such clause on such Distribution Date.

     "Regular Certificates": The Class A-1A, Class A-1B, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-6H Certificates.

     "Regulation D": Regulation D under the Act.

     "Regulation S": Regulation S under the Act.

     "Regulation S Global Certificate": Each of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates, Class B-6 Certificates and Class PS-1 Certificates issued as such on or subsequent to the Closing Date.

     "Regulation S Investor": With respect to a transferee of an interest in a Regulation S Global Certificate, a transferee that acquires such interest pursuant to Regulation S.

     "Regulation S Transfer Certificate": As defined in Section 5.02(c)(i)(B).

     "Related Certificate" and "Related Lower-Tier Regular Interest": For any Class or Classes of Lower-Tier Regular Interests, the related Class of Certificates set forth below and for any Class of Certificates (other than the Class PS-1, Class V-1, Class V-2, Class R and Class LR), the related Class of Lower-Tier Regular Interest set forth below:

                                          Related Lower-Tier
                 Related Certificate       Regular Interest
                 -------------------       ----------------
                      Class A-1A        Class A-1A-L Interest
                      Class A-1B        Class A-1B-L Interest
                      Class A-2         Class A-2-L Interest
                      Class A-3         Class A-3-L Interest
                      Class A-4         Class A-4-L Interest
                      Class A-5         Class A-5-L Interest
                      Class B-1         Class B-1-L Interest
                      Class B-2         Class B-2-L Interest
                      Class B-3         Class B-3-L Interest
                      Class B-4         Class B-4-L Interest
                      Class B-5         Class B-5-L Interest
                      Class B-6         Class B-6-L Interest
                      Class B-6H        Class B-6H-L Interest

     "REMIC": A "real estate mortgage  investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                   (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                  (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                 (iii)     any  amount   received   or   accrued,   directly  or
                           indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                  (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations
                           Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                   (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

     "REO Account": As defined in Section 3.17(b).

     "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan which do not constitute Liquidation Proceeds.

     "REO Property": A Mortgaged Property title to which has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Status Report": A report substantially containing the content described in Exhibit M-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     "Repurchase Price": With respect to any Mortgage Loan to be repurchased pursuant to Section 2.03(d), 2.03(e) or 9.01, or any Specially Serviced Mortgage Loan or any REO Mortgage Loan to be sold or repurchased pursuant to Section 3.18, an amount, calculated by the Servicer or Co-Servicer, as applicable, equal to:

                   (i) the outstanding principal balance of such Mortgage Loan as of the Due Date as to which a payment was last made by the Borrower (less any P&I Advances previously made on account of principal); plus

                  (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less any P&I Advances previously made on account of interest); plus

                 (iii)     the  amount  of  any   unreimbursed   Advances  (with
                           interest thereon) and any unreimbursed Servicing Compensation relating to such Mortgage Loan; plus

                  (iv) in the event that the Mortgage Loan is required to be repurchased pursuant to Sections 2.03(d) or 2.03(e), any expenses reasonably incurred or to be incurred by the Servicer, the Co-Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation; plus

                   (v) with respect to each Mortgage Loan that is a Premium Loan, any unearned Premium or other amount that would have been due by the related Borrower if such Premium Loan were prepaid.

     "Repurchase Price Return of Premium Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(f), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Repurchase Price Return of Premium Distribution Account" and which must be an Eligible Account. The Repurchase Price Return of Premium Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Repurchase Return of Premium Amount": With respect to any Mortgage Loan required to be repurchased pursuant to Section 2.03(d) or 2.03(e), the Return of Premium Amount described in clause (v) of the definition of Repurchase Price.

     "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

     "Reserve Accounts": With respect to any Mortgage Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account may be a sub-account of a related Cash Collateral Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer or the Co-Servicer, as applicable, shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Account, if applicable, or the Collection Account or for the purposes set forth under the related Mortgage Loan.

     "Residual Value Policy": With respect to the credit leases related to each of the Credit Lease Loans (other than the Cinemark Pool B Credit Lease Loan), the related insurance policy insuring against the diminution in value of the related Mortgaged Properties.

     "Responsible Officer": Any officer of the Asset-Backed Securities Trust Services Group of the Trustee or the Fiscal Agent (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Servicer and Co-Servicer by the Trustee and the Fiscal Agent, as such list may from time to time be amended.

     "Restricted Certificate": As defined in Section 5.02(k).

     "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the managers and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

     "Return of Premium Amount": In the event of a prepayment or repurchase of a Premium Loan, any amount paid that is (or would have been had the Mortgage Loan been repaid rather than repurchased) applied by the Servicer or the Co-Servicer (in accordance with Section 3.28(d) hereof) to the unamortized portion of the Premium, which is comprised of the Post-Lock Out Return of Premium Amount, the Pre-Lock Out Return of Premium Amount and the Repurchase Return of Premium Amount.

     "Revised Mortgage Rate": With respect to the ARD Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each ARD Loan, as calculated and as set forth in the related ARD Loan.

     "Rule 144A": Rule 144A under the Act.

     "Rule 144A Global Certificate": Each of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates, Class B-6 Certificates and Class PS-1 Certificates issued as such on or subsequent to the Closing Date.

     "SAT": Subordinate Assets Trust, a Delaware business trust.

     "SAT Certificates": The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the Class PS-1 SAT Certificates and the Public SAT Certificates, collectively.

     "Scheduled Final Distribution Date": As to each Class of Certificates, October 15, 2028, which is the next Distribution Date occurring after the latest maturity date of any Mortgage Loan.

     "Securities Legend": With respect to each Residual Certificate or any Individual Certificate, the legend set forth in, and substantially in the form of, Exhibit G hereto.

     "Sequential Certificates": The Classes of Certificates other than the Class PS-1, Class V-1, Class V-2, Class R and Class LR Certificates.

     "Servicer": The Capital Company of America Client Services LLC, a Delaware limited partnership, or any successor Servicer appointed as herein provided.

     "Servicer Event of Default": As defined in Section 7.01(a).

     "Servicer Prepayment Interest Shortfall": With respect to any Distribution Date, the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) resulting from a Principal Prepayment on a Mortgage Loan during the related Collection Period and prior to the related Due Date, which Principal Prepayment, pursuant to the terms of the related Mortgage Loan, was not permitted to be made on any date other than a Due Date under such Mortgage Loan, but was nonetheless accepted by the Servicer or Co-Servicer, as applicable; provided, however, that the aggregate amount of the Servicer Prepayment Interest Shortfall with respect to any Interest Accrual Period shall not exceed the amount of the Servicing Fee attributable to the Mortgage Loan being prepaid and the investment income accruing on the related Principal Prepayment with respect to such Interest Accrual Period.

     "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

     "Servicer Remittance Report": A report prepared by the Servicer, the Co-Servicer and/or the Special Servicer in such media as may be agreed upon by the Servicer, the Co-Servicer, the Special Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02, including information on the outstanding principal balances of each Mortgage Loan specified therein, and containing such additional information as the Servicer, the Co-Servicer, the Special Servicer and the Trustee may from time to time agree.

     "Servicer's Appraisal Estimate": As defined in the definition of Appraisal Reduction Amount.

     "Servicing Compensation": With respect to any Distribution Date, the related Servicing Fee and any other fees, charges or other amounts payable to the Servicer or Co-Servicer (excluding that portion of the Servicing Fee that constitutes the Trustee Fee) on such Distribution Date.

     "Servicing Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of
(i) one-twelfth of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan (which amount does not include any balance on any Other Mortgage Loans) as of the Due Date (after giving effect to all payments of principal on such Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

     "Servicing Fee Rate": A rate equal to 0.0533% per annum.

     "Servicing Officer": Any officer or employee of the Servicer, the Co-Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer or employee to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Servicer, the Co-Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

     "Servicing Standard": With respect to the Servicer, the Co-Servicer or the Special Servicer shall mean the servicing of the Mortgage Loans by the Servicer, the Co-Servicer or the Special Servicer solely in the best interests of and for the benefit of all of the Certificateholders and, in the case of each Lead Lender Split Note, in the best interests of and for the benefit of the holder of the Other Note or Other Notes as well (as determined by the Servicer, the Co-Servicer or the Special Servicer in the exercise of its reasonable judgment), and in accordance with applicable law, the specific terms of the respective Mortgage Loans, this Agreement and, in the case of each Split Note, the related Co-Lender Agreement, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (i) services and administers similar mortgage loans comparable to the Mortgage Loans (including, in the case of the Special Servicer, REO Mortgage Loans) and held for other similar third-party portfolios or (ii) administers mortgage loans (including, in the case of the Special Servicer, REO Mortgage Loans) for its own account, whichever standard is higher, but without regard to:

                   (i) any known relationship that the Servicer, the Co-Servicer, the Special Servicer, any sub-servicer or any Affiliate of the Servicer, the Co-Servicer, the Special Servicer or any sub-servicer may have with any Borrower or any other parties to the Pooling and Servicing Agreement or any Mortgage Loan Seller;

                  (ii) the ownership of any Certificate by the Servicer, the Co-Servicer, the Special Servicer or any Affiliate of the Servicer, the Co-Servicer or the Special Servicer, as applicable;

                 (iii) the Servicer's, the Co-Servicer's or the Special Servicer's obligation to make Advances, or to incur servicing expenses with respect to the Mortgage Loans;

                  (iv) the Servicer's, the Co-Servicer's, the Special Servicer's or any sub-servicer's right to receive compensation for its services hereunder or with respect to any particular transaction;

                   (v) the ownership, or servicing or management for others, by the Servicer, the Co-Servicer, the Special Servicer or any sub-servicer, of any other mortgage loans or properties; or

                  (vi) to the extent that an Affiliate of the Mortgage Loan Sellers becomes the Servicer, the Co-Servicer or the Special Servicer, any obligation of a Mortgage Loan Seller to repurchase any Mortgage Loan.

     "Similar Law": As defined in Section 5.02(k) hereof.

     "Soho Grand Loan": The Mortgage Loan known as Mortgage Loan Number 2 in the Mortgage Loan Schedule.

     "Special Servicer": AMRESCO Management, Inc., a Texas corporation, or its successor in interest, or any successor Special Servicer appointed as provided in Section 3.25. In the event that at any time the Servicer or Co-Servicer is also the Special Servicer hereunder, and the Servicer or Co-Servicer is terminated or resigns as the Servicer or Co-Servicer hereunder, the Servicer or Co-Servicer shall be terminated as the Special Servicer hereunder.

     "Special Servicer Event of Default": As defined in Section 7.01(b).

     "Special Servicing Compensation": With respect to any Mortgage Loan, any of the Special Servicing Fee and the Principal Recovery Fee which shall be due to the Special Servicer.

     "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and any Distribution Date, an amount per Special Servicing Period equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and (ii) the Stated Principal Balance of such Specially Serviced Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Specially Serviced Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs. Notwithstanding the foregoing, the Special Servicing Fee on any Mortgage Loan which is evidenced by a Lead Lender Split Note shall equal an amount per Special Servicing Period equal to the product of
(i) one-twelfth of the Special Servicing Fee Rate and (ii) the combined Stated Principal Balances of the Mortgage Loans evidenced by the pari passu Notes, provided that the Special Servicing Fee with respect to the principal balance of the related Specially Serviced Mortgage Loan shall be paid from the Collection Account and the Special Servicing Fee with respect to the principal balance of the related Other Mortgage Loan shall be payable under the related co-lender agreement (which amount may be netted against amounts payable to the holder of the note evidencing the Other Mortgage Loan).

         "Special Servicing Fee Rate": A rate equal to 0.50% per annum (except that if the Special Servicer is, or is an Affiliate of, the Holder or Holders of Certificates, representing greater than 50% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding, the Special Servicer shall provide written notice thereof to the Servicer and the rate shall equal 0.25% per annum).

     "Special Servicing Period": Any Interest Accrual Period during which a Mortgage Loan is at any time a Specially Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan": Subject to Section 3.26, any Mortgage Loan with respect to which:

                   (i) the related Borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next Due Date);

                  (ii) the Servicer or the Co-Servicer, the Trustee or the Fiscal Agent, individually or collectively, have made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed);

                 (iii) the related Borrower has expressed to the Servicer or the Co-Servicer, as applicable, an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms;

                  (iv) the Servicer or the Co-Servicer, as applicable, has received notice that the Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

                   (v) the Servicer or the Co-Servicer, as applicable, has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan;

                  (vi) a default of which (A) the Servicer or the Co-Servicer, as applicable, has notice (other than a failure by the Borrower to pay principal or interest) and (B) which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days);

                 (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements; or

                (viii) in the opinion of the Servicer or the Co-Servicer, as applicable (consistent with the Servicing Standard), a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer.

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

                   (a)     with respect to the circumstances described in clause
                           (i) or (ii) or (viii) above, when the Borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause
                           (viii), pursuant to any work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely Monthly Payments (including pursuant to any workout of the Mortgage
                           Loan);

                   (b)     with respect to the circumstances described in clause
                           (iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer or the Co-Servicer, as applicable; or

                   (c)     with respect to the circumstances described in clause
                           (vi) above, when such default is cured;

provided further, however, that at that time no circumstance identified in clauses (i) through (vii) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

         "Split Loans": Each of the Credit Lease Loans, the Airport Industrial Loan, the Prime Retail Pool Loan, the Morgantown Mall Loan and the Soho Grand Loan as to which each such total loan is represented by two or more separate notes, the Split Note and the Other Note or Other Notes.

     "Split Note": With respect to each Split Loan, the Note included in the Trust Fund.

     "Spread Rate": The Spread Rate for each Class of Certificates is as set forth below:

             Class                                         Spread Rate

             Class PS-1...................................... 4.00%
             Class A-1A...................................... 1.55%
             Class A-1B...................................... 1.40%

     "Startup Day": The day designated as such pursuant to Section 2.06(a) hereof.

     "Stated Principal Balance": With respect to any Mortgage Loan, at any date of determination, an amount equal to (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date up to such date of determination, if received from the Borrower or advanced (including Subordinate Class Advance Amounts) by the Servicer, Co-Servicer, Trustee, or Fiscal Agent, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan and (iii) any principal forgiven by the Special Servicer. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund (or, in the case of a Credit Lease Loan, the Other Trust Fund) is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Servicer, Co-Servicer or Special Servicer has made a Final Recovery Determination is zero.

     "Subordinate Class Advance Amount": As defined in Section 4.06(d).

     "Tax Returns": The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC or Lower-Tier REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Terminated Party": As defined in Section 7.01(c).

     "Terminating Party": As defined in Section 7.01(c).

     "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

     "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

     "Transferee Affidavit": As defined in Section 5.02(l)(ii).

     "Transferor Letter": As defined in Section 5.02(l)(ii).

     "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto;
(ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date (other than interest accrued prior to the Cut-off Date); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's or Co-Servicer's, as applicable, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in, the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and the Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing.

     "Trust-Indemnified Party": As defined in Section 8.05(d).

     "Trust REMICs": The Lower-Tier REMIC and the Upper-Tier REMIC.

     "Trustee": LaSalle National Bank, a nationally chartered bank, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Trustee Fee Rate multiplied by (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs. The Trustee Fee shall be a portion of the Servicing Fee.

     "Trustee Fee Rate": A rate equal to .0033% per annum, which constitutes part of the Servicing Fee Rate.

     "Underwriters": Nomura Securities International, Inc., Morgan Stanley & Co. Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of any Mortgage Loan that is repurchased or purchased pursuant to Sections 2.03(d), 2.03(e) or 9.01, and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Servicer, but excluding Prepayment Premiums, during such Collection Period.

     "Updated Appraisal": An appraisal of a Mortgaged Property or REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-off Date by an appraiser selected by the Servicer or Co-Servicer, as applicable, and who is an MAI, the costs of which shall be paid as a Property Advance by the Servicer or Co-Servicer, as applicable.

     "Upper-Tier Distribution Account": The trust account or accounts (i) created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(c), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Upper-Tier Distribution Account" and which must be an Eligible Account or (ii) maintained as a subaccount of the Distribution Account pursuant to Section 3.06(c).

     "Upper-Tier   REMIC":  A  segregated  asset  pool  within  the  Trust  Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

     "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) 0%, in the case of the Class V-1, Class V-2, Class R and Class LR Certificates, (b) 2.9% in the case of the Class PS-1 Certificates (the sum of such percentages for each such Class outstanding is the "Fixed Voting Rights Percentage"); provided that the Voting Rights of the Class PS-1 Certificates will be reduced to zero on the Distribution Date on which none of the A-1B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates are outstanding, (c) in the case of any of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-6H Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Class PS-1 Certificates shall not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan. The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests, except that any Certificate beneficially owned by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, any mortgagor, the Trustee, a manager, or any of their respective Affiliates will be deemed not to be outstanding for voting purposes; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to this Agreement, any Certificate beneficially owned by the Servicer, Co-Servicer or Special Servicer or an Affiliate thereof will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer, Co-Servicer, Special Servicer or otherwise benefit such entity or an Affiliate (other than solely in its capacity as Certificateholder); and provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificate beneficially owned by the Servicer, the Co-Servicer or an Affiliate will be deemed to be outstanding if the Special Servicer is not the Servicer, the Co-Servicer or any Affiliate. The Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed outstanding for purposes of determining who the Directing Holders are and for purposes of issuing Instructions. The Voting Rights of each Class of Certificates will be deemed to be reduced on any day on which an Appraisal Reduction Amount is allocated to such Class. The Fixed Voting Right Percentage of the Class PS-1 Certificates shall be proportionally reduced upon the allocation of Appraisal Reduction Amounts to the Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates pursuant to Section 4.06(e) based on the amount of such reduction.

     "Watch List": A report substantially containing the content described in Exhibit M-6 attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the fraction (expressed as a percentage) the numerator of which is the sum of the products for each Mortgage Loan of (i) the Net Mortgage Pass-Through Rate for such Mortgage Loan and (ii) the Stated Principal Balance of such Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans, as of their respective Due Date preceding the prior Distribution Date.

     "Weighted Average Pass-Through Rate": With respect to any Interest Accrual Period, a fraction (expressed as a percentage), the numerator of which is the sum of the products of (i) the Pass-Through Rate with respect to each Class of Certificates having a Pass-Through Rate (other than the Class PS-1 Certificates) and (ii) the Certificate Balance of such Class as of the first day of such Interest Accrual Period and the denominator of which is the sum of the Certificate Balances of each Class included in clause (i) above as of such date (provided, in each case, any reductions in Certificate Balance as a result of distributions or allocations of Realized Losses to such Class occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period).

     "Withheld Amounts": As defined in Section 3.27(a).

     SECTION 1.02. Certain Calculations.

     Unless otherwise specified herein, the following provisions shall apply:

     (a) All calculations of interest with respect to the Mortgage Loans (other than the Actual/360 Mortgage Loans) and of Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Mortgage Loans and of Advances provided for herein shall be made as set forth in such Mortgage Loans with respect to the calculation of the related Mortgage Rate.

     (b) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

     (c) Any amounts received in respect of a Mortgage Loan as to which a default has occurred and is continuing in excess of Monthly Payments shall be applied to Default Interest and other amounts due on such Mortgage Loan prior to the application to late fees.

     SECTION 1.03. Certain Constructions.

     For purposes of the definition of "Special Servicing Fee Rate" and Section 3.19, Section 3.25, Section 3.30 and Section 4.06(d), references to the most or next most subordinate Class of Certificates (or Lower-Tier Regular Interests) outstanding at any time shall mean the most or next most subordinate Class of Certificates (or Lower-Tier Regular Interests) then outstanding as among the Class A-1A, Class A-1B, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-6H Certificates (and the Classes of Related Lower-Tier Regular Interests). For such purposes, the Class B-6 and Class B-6H Certificates (and the Classes of Related Lower-Tier Regular Interests) together shall be considered to be one Class and the Class A-1A, Class A-1B and Class PS-1 Certificates (and the Classes of Related Lower-Tier Regular Interests) collectively shall be considered to be one Class. For purposes of this Agreement, each Class of Certificates other than the Class V-1, Class V-2, Class LR and Class R Certificates shall be deemed to be outstanding only to the extent its respective Certificate Balance has not been reduced to zero. For purposes of this Agreement, the Class V-1 Certificates shall be deemed to be outstanding so long as there are any Notes outstanding, the Class V-2 Certificates shall be deemed outstanding so long as there are any Notes outstanding that provide for the payment of Excess Interest, the Class B-6H Certificates and the Class B-6H-L Interest shall be deemed to be outstanding so long as there are any Notes outstanding that provide for payments of Prepayment Premiums in connection with voluntary or involuntary prepayments and the Class R and Class LR Certificates shall be deemed to be outstanding so long as the Trust Fund has not been terminated pursuant to Section 9.01. For purposes of this Agreement, the Class PS-1 Certificates shall be deemed to be outstanding until the PS-1 Notional Balance has been reduced to zero.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans; Assignment of Mortgage Loan Purchase and Sale Agreement.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and all Reserve Accounts, Lock-Box Accounts, Cash Collateral Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date. In connection with such transfer and assignment, the Depositor shall make a cash deposit to the Collection Account in an amount equal to the Cash Deposit. The Depositor, concurrently with execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase and Sale Agreements and, in, to and under the Bloomfield Purchase Agreement as assignee of CCA's rights thereunder to the extent related to any Mortgage Loan. The Servicer, the Co-Servicer, the Special Servicer or the Trustee shall notify the responsible Mortgage Loan Seller and the Depositor upon such party's becoming aware of any breach of the representations and warranties contained in this Agreement or the Mortgage Loan Purchase and Sale Agreement that gives rise to a cure or repurchase obligation; provided, that the failure of the Servicer, the Co-Servicer, the Special Servicer or Trustee to give such notification shall not constitute a waiver of any cure or repurchase obligation. The Depositor shall cause the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts to be transferred to and held in the name of the Servicer or Co-Servicer, as applicable, on behalf of the Trustee as successor to the Mortgage Loan Sellers and the Originators.

     In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian (on behalf of the Trustee), with copies to the Servicer or Co-Servicer, as applicable, and the Special Servicer, the following documents or instruments with respect to each Mortgage Loan so assigned (provided, however, the documents specified in item (ix) shall be delivered only to the Servicer or Co-Servicer, as applicable:

              (i) the original of the Note, endorsed without recourse to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as Trustee, without recourse," or in blank, which Note and all endorsements thereon shall, unless the Mortgage Loan was originated by the Mortgage Loan Seller (as indicated on the Mortgage Loan Schedule), show a complete chain of endorsement from the Originator to the Trustee;

              (ii) the original recorded Mortgage or counterpart thereof showing the Originator as mortgagee or, if any such original Mortgage has not been returned from the applicable public recording office, a copy thereof certified to be a true and complete copy of the original thereof submitted for recording;

              (iii) an executed Assignment of Mortgage in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located to "LaSalle National Bank, as Trustee, without recourse;"

              (iv) if the related security agreement is separate from the Mortgage, the original executed version or counterpart thereof of such security agreement and the assignment thereof to Trustee;

              (v) a copy of the UCC-1 financing statement, together with an original executed UCC-2 or UCC-3 financing statement, in a form suitable for filing, disclosing the assignment to the Trustee of the security interest in the personal property (if any) constituting security for repayment of the Mortgage Loan;

              (vi) the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

              (vii) the original lender's title insurance policy (or the original pro forma title insurance policy), together with any endorsements thereto;

              (viii) if any related  Assignment of Leases,  Rents and Profits is separate from the Mortgage, the original executed version or counterpart thereof, together with an executed reassignment of such instrument to the Trustee (a "Reassignment of Assignment of Leases, Rents and Profits") in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located (which reassignment, however, may be included in the Assignment of Mortgage and need not be a separate instrument);

              (ix)   copies  of  the  original   Environmental  Reports  of  the
                     Mortgaged Properties made in connection with origination of the Mortgage Loans, if any;

              (x) copies of the original Management Agreements, if any, for the Mortgaged Property;

              (xi) a copy of the related ground lease, as amended, for the Mortgaged Property, if any;

              (xii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

              (xiii) if  any  related  Lock-Box  Agreement  or  Cash  Collateral
                     Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

              (xiv) any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing;

              (xv) with respect to the Split Loans, the related Co- Lender Agreement;

              (xvi) with respect to the Credit Lease Loans, the original of any Residual Value Policy, the related credit tenant lease and tenant estoppels, and any guaranty of the credit lease; and

              (xvii) any other written agreements related to the Mortgage Loan.

         On or promptly following the Closing Date, the Servicer or Co-Servicer, as applicable, shall, to the extent possession of recorded copies of each Mortgage and the documents described in Sections 2.01(a)(iv), (v), (viii),
(xii), (xiii) and (xiv) have been delivered to it, at the expense of the Depositor, (1) prepare and record (a) each Assignment of Mortgage referred to in
Section 2.01(a)(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(a)(viii) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) prepare and file each UCC-2 or UCC-3 financing statement referred to in Section 2.01(a)(v) or (xiii) which has not yet been submitted for filing. The Servicer or Co-Servicer, as applicable, shall upon delivery promptly prepare and submit (and in no event later than 30 Business Days following the receipt of the related documents in the case of clause 1(a) above and 60 days following the receipt of the applicable documents in the case of clauses 1(b) and 2 above) for recording or filing, as the case may be, in the appropriate public recording office, each such document. In the event that any such document is lost or returned unrecorded because of a defect therein, the Servicer or Co-Servicer, as applicable, at the expense of the Depositor, shall use its best efforts to promptly prepare a substitute document for signature by the Depositor, and thereafter the Servicer or Co-Servicer, as applicable, shall cause each such document to be duly recorded. The Servicer or Co-Servicer, as applicable, shall, promptly upon receipt of the original recorded copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof. If a pro forma title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy, the Depositor will promptly deliver to the Custodian the related original title insurance policy upon receipt thereof. The Depositor shall promptly cause the UCC-1's referred to in Section 2.01(a)(v) to be filed in the applicable public recording office and upon filing will promptly deliver to the Custodian the related UCC-1, with evidence of filing thereon. The Depositor shall reimburse the Servicer or Co-Servicer, as applicable, for all out-of-pocket expenses incurred and filing fees paid by the Servicer or Co-Servicer, as applicable, in connection with its obligations under this paragraph. Copies of recorded or filed Assignments, Reassignments, UCC-1's and UCC-3's shall be delivered to the Trustee by the Depositor or Servicer, as applicable.

         All original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Depositor, the Trustee, the Servicer or the Co-Servicer, as the case may be, in trust for the benefit of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.

         (b) Each of the Split Loans is secured by a Mortgaged Property which serves as security for the Split Note and the related Other Note or Other Notes formerly or currently held by CCA. The Other Note or Other Notes may currently or in the future be included in trust funds (the "Other Trust Funds") created in connection with issuance of separate series of commercial mortgage pass-through certificates. Each Split Note is a pari passu note with the related Other Note or Other Notes, and each is entitled to payments made by the respective Borrower and other amounts received in respect of the related Mortgaged Property pro rata on the basis of amounts owing under the Split Loan and each Other Note.

                  At such time as any Lead Lender Split Note becomes a Co-Lender Split Note, in accordance with the terms of the related Co-Lender Agreement, the Trustee shall release or cause to be released to the trustee of the Other Trust Fund (the "Other Trustee") under the related pooling and servicing agreement the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Servicer or the Co-Servicer, as applicable, to vest in the Other Trustee, and any rights of the Other Trustee in, to and under the Mortgage Loan Purchase and Sale Agreement as it related to such Mortgage Loan that was initially transferred to the Trust Fund under Section 2.01, and the Trustee and the Servicer or the Co-Servicer, as applicable, shall have no further responsibility with regard to such Mortgage File.

     SECTION 2.02.   Acceptance by Custodian and the Trustee.

         If the Depositor cannot deliver any original or certified recorded document described in Section 2.01 on the Closing Date, the Depositor shall use its best efforts, promptly upon receipt thereof and in any case not later than 45 days from the Closing Date, to deliver such original or certified recorded documents to the Custodian (unless the Depositor is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Custodian and the Trustee in writing of such delay and shall deliver such documents to the Custodian promptly upon the Depositor's receipt thereof). By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. With the exception of any Notes listed by the Trustee on an exception report and delivered to the Depositor on the Closing Date, the Trustee hereby acknowledges the receipt of the Notes or, if applicable, a lost note affidavit. The Trustee agrees to review each Mortgage File within 90 days after the later of (a) the Trustee's receipt of such Mortgage File or (b) execution and delivery of this Agreement, to ascertain that all documents (other than documents referred to in clause (ix) of Section 2.01(a) which shall be delivered to the Servicer) referred to in Section 2.01 above (in the case of the documents referred to in Section 2.01(a)(iv), (v), (vi), (vii) (in the case of any endorsement thereto),
(viii), (x) through (xiv), (xvi) and (xvii), as identified to it in writing by the Depositor) and any original recorded documents referred to in the first sentence of this Section included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee shall promptly so notify the Depositor and the Mortgage Loan Seller by providing a written report, setting forth for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. The Depositor shall, or shall cause the applicable Mortgage Loan Seller to, deliver an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form has a material adverse effect on the security provided by the related Mortgaged Property, the Depositor shall, or shall cause the responsible Mortgage Loan Sellers to, repurchase the related Mortgage Loan in the manner provided in Section 2.03. None of the Servicer, the Co-Servicer, the Special Servicer and the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document.

         In reviewing any Mortgage  File pursuant to the preceding  paragraph or
Section 2.01, the Servicer and the Co-Servicer shall have no responsibility to cause the Trustee to, and the Trustee will have no responsibility to, determine whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

         The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in Section 9-105(i) of the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Illinois, as applicable, unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

     SECTION 2.03.    Representations,  Warranties  and  Covenants of the
                      Depositor.

     (a) The Depositor hereby represents and warrants that:

              (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

              (ii) The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

              (iii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

              (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement. The Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

              (v) The certificate of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

                    (A) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (I) loans secured by first or second mortgages, deeds of trust or similar liens on residential, including single-family and multi-family, commercial or mixed commercial and residential properties, shares issued by private non-profit housing corporations, or manufactured housing contracts, (II) any participation interest in, security (in bond or pass-through form) or funding agreement based on, backed or collateralized by, directly or indirectly, any of the foregoing (the loans described in clause (A)(I) and the participation interests, securities and funding agreements described in clause (A)(II), collectively, "Mortgage Loans"),
                         (III) receivables and loan obligations, whether secured or unsecured, including, but not limited to, retail automotive, truck or manufactured housing installment sale contracts or loans or automotive, truck or manufactured housing leases, consumer or commercial loans or leases, credit card accounts, accounts receivable, corporate receivables, trade receivables, trade bills, boat and recreational vehicle loans, computer or other equipment loans or leases, mobile home loans and pads, construction equipment, dealer and floor plan financing notes, insurance policy loans, medical and health care receivables, municipal and other governmental leases, short-term notes secured by a lien on a small business or all or part of its assets, and loans to lesser-developed countries, (IV) any participation interest in, security (in bond or pass-through form) or funding agreement based on, backed or collateralized by, directly or indirectly, any of the foregoing (the receivables and loans described in clause (A)(III) and the participation interests, securities and funding agreements described in clause (A)(IV), collectively, "Receivables");

                    (B) to authorize and issue one or more series (each, a "Pass-Through Series") of pass-through securities ("Certificates") pursuant to pooling and servicing agreements (each, a "Pooling and Servicing Agreement"), each of which Pass-Through Series (I) represents an ownership interest in Mortgage Loans or Receivables, related property and/or collections in respect thereof and (II) may be structured to contain one or more classes of Certificates, each class having the characteristics specified in the related Pooling and Servicing Agreement, and to acquire, own, hold, sell, transfer, assign, pledge, finance or refinance one or more Certificates or classes of Certificates of any Pass-Through Series;

                    (C) to establish one or more trusts ("Trusts") to issue, acquire, own, and hold one or more series (each, a "Bond Series") of debt obligations ("Bonds"), each issued pursuant to an indenture ("Indenture"), each of which bond series (I) is collateralized by Mortgage Loans, receivables and any supplemental collateral (the "Supplemental Collateral"; Mortgage Loans, Receivables and Supplemental Collateral, collectively, the "Collateral") and/or related property and/or collections in respect thereof and (II) may be structured to contain one or more classes of Bonds, each class having the characteristics specified in the related Indenture, and to acquire, own, hold, sell, transfer, assign, pledge, finance or refinance one or more Bonds or classes of Bonds of any Bond Series; provided, however, that the Bonds of any Bond Series have been rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies and, provided further, that the Bonds of any Bond Series other than the initial Bond Series issued by a Trust have been rated in the same or a higher rating category by the nationally recognized statistical rating agency or agencies that rated the initial Bond Series issued by such Trust;

                    (D) to issue, acquire, assume, own, hold, sell, transfer, assign, pledge and finance indebtedness that (I) is subordinated to the Bonds; (II) is nonrecourse to the Depositor and the related Trust other than to cash flow on the Collateral securing a Bond Series issued by the related Trust in excess of amounts necessary to pay holders of Bonds ("Bondholders") of such Bond Series;
                         (III) does not constitute a claim against the Depositor to the extent that funds are insufficient to pay such indebtedness; and (IV) does not result in a reduction, withdrawal or qualifying of the rating or ratings then assigned to the Bonds of any Bond Series issued by the Trust issuing such subordinated indebtedness, as confirmed in writing by the nationally recognized statistical rating agency or agencies rating such Bond Series;

                    (E) (I) to establish one or more Trusts to engage in any one or more of the activities described in (A) and (D) above, each of which Trusts and any Trust formed to engage in one or more of the activities described in
                         (C) above may deliver to the Depositor Certificates ("Trust Certificates") representing the ownership interest in the assets of such Trust, (II) to acquire, own, hold, sell, transfer, assign, pledge, finance, and otherwise deal with any or all of the Trust Certificates in any Trust that it establishes and (III) to act as settlor or depositor of such Trusts and to invest in or sell Trust Certificates; and

                    (F) to engage in any other acts and activities and to exercise any powers permitted to corporations under the laws of the State of Delaware which are incidental to, or connected with, the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing;

       (vi)   The  certificate  of  incorporation   further  provides  that  the
              Depositor:

                    (A) will (1) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its affiliates and any other person or entity and (2) will not permit any affiliate or any other person or entity independent access to its bank accounts;

                    (B) will not commingle the funds and other assets of the Depositor with those of any affiliate, any guarantor of any of the obligations of the Depositor (each, a "Guarantor"), or any affiliate of any Guarantor, or any other person or entity;

                    (C) shall conduct its own business and hold all of its assets in its own name;

                    (D) shall remain solvent and pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due;

                    (E) shall do all things necessary to observe corporate and other organizational formalities and preserve its existence as a single-purpose, bankruptcy-remote entity in accordance with the standards of the statistical rating organizations providing ratings on any Certificates, as such standards are in effect on the date of issuance of such Certificates;

                    (F) shall enter into transactions with affiliates only if each such transaction is commercially reasonable and on substantially similar terms as a transaction that would be entered into on an arm's length basis with a person or entity other than an affiliate of the Depositor;

                    (G) shall compensate each of its consultants and agents from its own funds for services provided to it;

                    (H) shall not guarantee, become obligated for, or hold itself or its credit out to be responsible for, or available to satisfy, the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person or entity;

                    (I) shall not (1) acquire obligations or securities of any affiliate or any of the stockholders of the Depositor or (2) buy or hold any evidence of indebtedness issued by any other person or entity, other than cash, investment-grade securities, Receivables and notes evidencing the indebtedness of a borrower under the related Mortgage Loan;

                    (J) will allocate fairly and reasonably and pay from its own funds the cost of (1) any overhead expenses (including the cost of any office space) shared with any affiliate of the Depositor and (2) any services (such as asset management, legal and accounting) that are provided jointly to the Depositor and one or more of its affiliates;

                    (K) will maintain and utilize separate stationery and invoices bearing its own name and allocate separate office space (which may be a separately identified area in office space shared with one or more affiliates) and maintain a separate sign in the office directory of the building in which the Depositor maintains its principal place of business;

                    (L) shall not make any loans or advances to, or pledge its assets for the benefit of, any other person or entity, including, without limitation, any affiliate, Guarantor or any affiliate of any Guarantor;

                    (M) will be, and at times will hold itself out to the public as, a legal entity separate and distinct from any other person or entity;

                    (N) shall not identify itself or any of its affiliates as a division or part of any other person or entity;

                    (O) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                    (P) shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate, any Guarantor, or any affiliate of any Guarantor, or any other person or entity;

                    (Q) shall not incur any indebtedness, other than indebtedness incurred in the ordinary course of the Depositor's business, or grant a security interest of any nature whatsoever in the Depositor's assets, other than pursuant to, or as set forth in, any documents relating to the issuance of the Certificates or Bonds; and

                    (R) shall not (1) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the properties or assets of the Depositor other than the transfer of Mortgage Loans or Receivables to a trust in connection with the issuance of Certificates or Bonds or in connection with a sale of Receivables, Mortgage Loans or other securities in the ordinary course of the Depositor's business, (2) merge or consolidate with or into any other business entity, (3) dissolve, wind up or liquidate or take any act or omission as a result of which the Depositor would be dissolved, wound up or liquidated, in whole or in part, (4) engage in any business activity not described in Article III hereof, or (5) amend, modify, terminate or waive the Certificate of Incorporation or by-laws of the Depositor unless, with respect to the foregoing clauses (1) through (5), the Depositor shall have received written confirmation from each of the statistical rating organizations providing ratings on any Certificates or Bonds on the date of issuance of such Certificates or Bonds (each, a "Rating Agency") that such action, in and of itself, will not cause such Rating Agency to qualify, downgrade or withdraw any of its then-current rating for any Certificate or Bond.

                         Capitalized terms defined in clauses (v) and (vi) shall apply only to clauses (v) and (vi).

       (vii) There is no action, suit or proceeding pending against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement; and

       (viii) The Trustee, if not the owner of the related Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Mortgage Loans and any proceeds thereof.

     (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan that:

       (i)    Immediately  prior to the transfer and  assignment to the Trustee:
              (a) the Note and the Mortgage were not subject to an assignment or pledge, and (b) the Depositor had good title to, and was the sole owner of, the Mortgage Loan and had full right to transfer and sell the Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

       (ii) The Depositor is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

       (iii) The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trustee, and any related Reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment from the Depositor to the Trustee;

       (iv) No claims have been made by the Depositor under the lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

       (v)    All of the  representations  and  warranties  of the Mortgage Loan
              Sellers   contained  in  the  Mortgage   Loan  Purchase  and  Sale
              Agreements are true and correct as of the Cut-off Date;

       (vi) (1) Such Mortgage Loan is directly secured by a Mortgage on Real Property, and (2) either (i) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan (in the case of a Mortgage Loan that has not been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (ii) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or, if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that for purposes of this clause (ii) the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) of this clause (ii) shall be made on an aggregate basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) of this clause (ii) shall be made on an aggregate basis);

       (vii) The information set forth with respect to such Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects as of the dates respecting which such information is given, or if no date is specified, as of the Cut-off Date; and

       (viii) The acquisition of any Other Note by an Other Trust Fund will not result in a qualification, withdrawal or downgrade of any rating assigned to the Certificates.

     (c) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders and the Servicer or the Co-Servicer, as applicable.

     (d) Upon discovery by the Custodian, the Servicer, the Co-Servicer, the Special Servicer or the Trustee of a breach of the representation and warranty set forth in Section 2.03(b)(vi) or that any Mortgage Loan otherwise fails to constitute a Qualified Mortgage, such Person shall give prompt notice thereof to the Depositor and the Depositor shall correct such condition or repurchase or cause the responsible Mortgage Loan Seller to repurchase such Mortgage Loan at the Repurchase Price within 90 days of discovery of such failure; it being understood and agreed that none of such Persons has an obligation to conduct any investigation with respect to such matters. It is understood and agreed that the obligations of the Depositor set forth in this Section 2.03(d) to cure or repurchase a Mortgage Loan which fails to constitute a Qualified Mortgage shall be the sole remedies available to the Trustee against the Depositor respecting a breach of a representation or warranty set forth in Section 2.03(b)(vi).

     (e) Upon discovery by the Custodian, the Servicer, the Co-Servicer, the Special Servicer or the Trustee of a breach of any representation or warranty of the Mortgage Loan Sellers in the Mortgage Loan Purchase and Sale Agreements with respect to any Mortgage Loan, or that any document required to be included in the Mortgage File does not conform to the requirements of Section 2.01, such Person shall give prompt notice thereof to the appropriate Mortgage Loan Seller and such Mortgage Loan Seller shall, to the extent such Mortgage Loan Seller is obligated to cure or repurchase the related Mortgage Loan under the terms of the related Mortgage Loan Purchase and Sale Agreement, either cure such breach or repurchase said Mortgage Loan at the Repurchase Price within 90 days of the receipt of notice of the breach as provided in the related Mortgage Loan Purchase and Sale Agreement; it being understood and agreed that none of the Custodian, the Servicer, the Co-Servicer, the Special Servicer, and the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Mortgage Files, to the extent provided in Section 2.01); provided, however, that in the event that such breach is capable of being cured as determined by the Servicer, the Co-Servicer, or the Special Servicer, as applicable, but not within such 90 day period and the appropriate Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such breach within such 90 day period (other than a breach that is also a breach of Section 2.03(b)(vi) or 2.03(d)), the appropriate Mortgage Loan Seller shall have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90 day period the appropriate Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee and the Servicer setting forth the reason such breach is not capable of being cured within the initial 90 day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional 90 day period; and, provided, further, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan. Any out-of-pocket expenses incurred by the Servicer or the Co-Servicer pursuant to this Section 2.03(e), and which have not been previously reimbursed, and which in the good faith business judgment of the Servicer or the Co-Servicer would not be ultimately recoverable under clause (iv) of the definition of Repurchase Price shall constitute a Property Advance hereunder.

     (f) Upon receipt by the Servicer or the Co-Servicer from the Depositor or appropriate Mortgage Loan Seller of the Repurchase Price for the repurchased Mortgage Loan, the Servicer or the Co-Servicer, as applicable, shall deposit such amount in the Collection Account, and the Trustee, pursuant to Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Servicer or the Co-Servicer, as applicable, of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this Section 2.03(f), release or cause to be released to the Depositor or the appropriate Mortgage Loan Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Servicer or the Co-Servicer to vest in the Depositor or the appropriate Mortgage Loan Seller any Mortgage Loan released pursuant hereto, and any rights of the Depositor in, to and under the Mortgage Loan Purchase and Sale Agreement as it related to such Mortgage Loan that was initially transferred to the Trust Fund under Section 2.01, and if applicable any rights of CCA or Depositor in, to and under the related Bloomfield Purchase Agreement as it related to such Mortgage Loan that were initially transferred to the Trust Fund under Section 2.01, and the Trustee and the Servicer or the Co-Servicer, as applicable, shall have no further responsibility with regard to such Mortgage File.

     (g) In the event that any Mortgage Loan Seller incurs any expense in connection with curing a breach of a representation or warranty pursuant to
Section 2.03(e) which also constitutes a default under the related Mortgage Loan, such Mortgage Loan Seller shall have a right, subrogated to that of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower. The Servicer and the Co-Servicer shall use reasonable efforts in recovering, or assisting such Mortgage Loan Seller in recovering, from the related Borrower the amount of any such expenses. Any out-of-pocket expenses incurred by the Servicer or the Co-Servicer pursuant to this Section 2.03(g), and which have not been previously reimbursed, and which in the good faith business judgment of the Servicer or the Co-Servicer would not be ultimately recoverable under clause (iv) of the definition of Repurchase Price shall constitute a Property Advance hereunder.

     (h) In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense.

     (i) If for any reason the Mortgage Loan Sellers or the Depositor fails to fulfill its obligations under this Section 2.03 with respect to any Mortgage Loan, the Servicer, the Co-Servicer or Special Servicer shall use reasonable efforts in enforcing any obligation of the Originator to cure or repurchase such Mortgage Loan under the terms of the related Originator Purchase Agreement. Any out-of-pocket expenses incurred by the Servicer, the Co-Servicer or Special Servicer, as applicable, pursuant to this Section 2.03(i), and which have not been previously reimbursed, and which in the good faith business judgment of the Servicer or the Co-Servicer would not be ultimately recoverable under clause
(iv) of the definition of Repurchase Price shall constitute a Property Advance hereunder.

     (j) The Depositor additionally represents, warrants and covenants that:

        (i) The Depositor will at all times maintain its valid corporate existence in good standing under the laws of the state of its incorporation. The Depositor has otherwise complied and will comply in all respects with the laws of the state of its incorporation, and with all other laws, federal, state, or otherwise, insofar as they are related to its separate corporate existence, and it will observe all requisite corporate formalities.

       (ii) Although all directors and officers of the Depositor, except any director who is Independent, are directors, officers, or employees of CCA and/or Nomura Securities International, Inc. ("NSI"), such persons have not directly received, and will not directly receive, any remuneration from the Depositor for serving as directors or officers of the Depositor. The Depositor is charged and pays a fair estimate, adjusted every six months, of payroll and related expenses for work and services performed by the directors, officers, and employees of CCA or NSI for services performed as directors or officers of the Depositor. The officers and directors of the Depositor, when acting in such capacity, act in the best interests of the Depositor, consistent with their fiduciary duties as directors and officers of such corporation. The Depositor is not obligated to pay or distribute to CCA or any of its Affiliates, by dividend or otherwise, any portion of any of its profits or its other assets. The Depositor's profits, if any, may, at the discretion of the Depositor's Board of Directors and subject to applicable law, be transferred by dividend to the Depositor's shareholder(s), which is presently CCA.

       (iii) The Depositor maintains its business in separately allocated and identifiable office space within the offices of its Affiliates in New York City. The Depositor's presence at such offices is noted in the building directory and on other signs. As set forth above in connection with payroll expenses, the Depositor is charged and pays rent in an amount corresponding to the portion of the office space allocated to the Depositor.

       (iv) The Depositor has a telephone number different from any telephone numbers of CCA and the Financing Trust and NSI or any of their Affiliates. The Depositor uses its own stationery that indicates its separate telephone number and identifies it as a separate corporate entity.

       (v) The Depositor shall not fail to correct any known misunderstanding regarding the separate identity of the Depositor, or purport to operate as an integrated, single economic unit with any of its Affiliates in dealing with any unaffiliated entity. Neither the Mortgage Loan Sellers nor NSI finance the Depositor's operations or guarantees the Depositor's obligations, and the Depositor does not finance the operations or guarantee the obligations of the Mortgage Loan Sellers or NSI; provided, however, that CCA has made capital contributions to the Depositor, and may make additional capital contributions from time to time in connection with the expansion of the Depositor's business or to enable the Depositor to invest in privately-offered Certificates. However, CCA does not pay or subsidize any of the Depositor's normal operating expenses. The Depositor will pay from its own funds its operating expenses and liabilities, including legal fees and expenses, or will reimburse the Mortgage Loan Sellers or NSI for any such expenses or liabilities paid by the Mortgage Loan Sellers or NSI on the Depositor's behalf. To facilitate the registration process, CCA and/or NSI has advanced and may advance certain expenses of the Depositor associated with the registration process. The Depositor has repaid or will repay to CCA and/or NSI these expenses on an allocable basis out of the proceeds of mortgage pass-through transactions. Neither the Mortgage Loan Sellers nor NSI have funded or will fund the Depositor's operating expenses. The assets or creditworthiness of the Mortgage Loan Sellers, NSI or any of their Affiliates are not held out by the Depositor as being available for the payment of the Depositor's liabilities or obligations, and the assets or creditworthiness of the Depositor are not held out by the Depositor as being available for the payment of the liabilities of the Mortgage Loan Sellers, NSI or any of their Affiliates other than the Depositor. The assets or creditworthiness of the Depositor are not held out by the Mortgage Loan Sellers or NSI, to the knowledge of the Depositor, and the Depositor will not permit that its assets or creditworthiness will be held out by the Mortgage Loan Sellers or NSI, as being available for the payment of the liabilities or obligations of the Mortgage Loan Sellers, NSI or any of their Affiliates. The assets or creditworthiness of the Mortgage Loan Sellers, NSI or any of their Affiliates are not held out by the Mortgage Loan Sellers or NSI, to the knowledge of the Depositor, and the Depositor will not permit that the assets or creditworthiness of the Mortgage Loan Sellers or NSI will be held out by the Mortgage Loan Sellers or NSI, as being available for the payment of the liabilities of the Depositor. The Depositor's assets are now, and are expected in the future to be, sufficient to pay the Depositor's ongoing expenses as they are incurred and to discharge all of the Depositor's liabilities in the event that the business of the Depositor is required to be liquidated.

       (vi) The separate corporate existence of the Depositor is not used by either the Depositor, or, to the knowledge of the Depositor, by the Mortgage Loan Sellers or NSI, and the Depositor will not permit that its separate corporate existence will be used by the Mortgage Loan Sellers or NSI, to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors.

       (vii) The Depositor's existence is not dependent on it being a subsidiary of CCA or an Affiliate of NSI and it is expected that the Depositor would be able to maintain its business and affairs even if it were not a subsidiary of CCA or an Affiliate of NSI. To the knowledge of the Depositor, CCA's existence is not dependent on the Depositor being its subsidiary and it is expected that CCA would be able to maintain its business and affairs even if the Depositor were not its subsidiary. To the knowledge of the Depositor, the Mortgage Loan Sellers' existence is not dependent on the Depositor being their Affiliate and it is expected that NSI would be able to maintain its business and affairs even if the Depositor were not its Affiliate. The Depositor conducts its business separate and apart from the business conducted by any other person or entity.

       (viii) The Depositor maintains corporate records distinct and separately identifiable from the corporate records of the Mortgage Loan
              Sellers, NSI and any other person or entity. The Depositor prepares monthly financial records distinct and separately identifiable from the financial records of the Mortgage Loan Sellers, NSI or any of their Affiliates. These statements and reports are prepared and maintained in accordance with generally accepted accounting principles, susceptible to audit and audited, at least annually, in connection with the audit of the Depositor and its Affiliates on a consolidated basis by independent public accountants in accordance with generally accepted auditing standards. Such consolidated financial statements will henceforth indicate that the assets of the Depositor are not available to satisfy the creditors of any entity other than the Depositor. The Depositor keeps its funds separate and apart from the funds of the Mortgage Loan Sellers, NSI and any of their Affiliates, and its other assets are separately identifiable and distinguishable from the assets of the Mortgage Loan Sellers, NSI and any of their Affiliates.

       (ix) The Depositor acts solely in its own corporate name and solely through its duly authorized officers or agents. The Depositor complies with the provisions of its Certificate of Incorporation and its By-Laws and complies in all material respects, in connection with its separate existence, with the laws of the state in which it is incorporated. In addition, the sole shareholder and the Board of Directors of the Depositor hold all such meetings or execute consents necessary to authorize corporate action by the Depositor, and the Depositor maintains appropriate minutes of such meetings or records of its written consents. The Depositor observes all requisite corporate formalities.

       (x) All transactions between the Mortgage Loan Sellers or NSI (or any of their Affiliates), on the one hand, and the Depositor, on the other, are, and will be, duly authorized and documented, and recorded accurately in the appropriate books and records of the Depositor, and to the knowledge of the Depositor, in the appropriate books and records of the Mortgage Loan Sellers or NSI, if the Mortgage Loan Sellers or NSI is a party to such transaction. All such transactions are fair to each party, constitute exchanges for fair consideration and for reasonably equivalent value, and are made in good faith and without any actual intent to hinder, delay, or defraud creditors. The Depositor will not take any action, and will not engage in transactions with the Mortgage Loan Sellers, NSI or any of their Affiliates unless the respective Boards of Directors or officers, as applicable, of the Depositor and the Mortgage Loan Sellers or NSI, if the Mortgage Loan Sellers or NSI, respectively, is a party to such transaction, determine in a reasonable fashion that such actions or transactions are in their respective companies' best interests.

       (xi) The Depositor intends the transfer of the Mortgage Loans from the Mortgage Loan Sellers to the Depositor pursuant to the Mortgage Loan Purchase and Sale Agreements to be a sale of the Mortgage Loans. The Depositor intends the transfer of the Mortgage Loans from the Depositor to the Trustee pursuant to this Agreement, and the transfer of Certificates to NSI (all Certificates so transferred, the "NSI Certificates"), to be sales from the Depositor to the Trustee (the "Depositor/Trustee Transfer") and from the Depositor to NSI (the "Depositor/NSI Transfer"), respectively. The Depositor will treat the transfer of the
              Mortgage Loans, the Depositor/Trustee Transfer and the Depositor/NSI Transfer as sales for accounting and tax purposes. The purchase prices for the Mortgage Loans and the NSI
              Certificates reflect the good faith determinations of the Depositor of the fair market value of the Mortgage Loans and the NSI Certificates, respectively, and are equal to the prices that the Depositor believes would be paid in sales of the Mortgage Loans or the NSI Certificates between non-affiliated entities. No provision exists whereby such consideration may be modified subsequent to closing, and the Depositor has no obligation to repay such consideration, or interest thereon, to the Trustee or NSI, as applicable. The Depositor will receive the consideration for the NSI Certificates.

       (xii) The Depositor irrevocably transfers and relinquishes all rights with respect to the Mortgage Loans and, specifically, has no right to sell, pledge or otherwise dispose of the Mortgage Loans. Subject to the terms of this Agreement, the Trustee is free to deal with the Mortgage Loans as trustee of trust property on behalf of the Certificateholders. The Depositor transfers the Mortgage Loans without recourse and has no obligation to deliver other property to the Trustee either in substitution for or in addition to the Mortgage Loans in the event of a credit loss or decline in value of the Mortgage Loans. The Depositor has no right to transfer the Mortgage Loans back to the Mortgage Loan Sellers.

       (xiii) The Depositor has not transferred the Mortgage Loans in contemplation of insolvency or with a design to prefer one or more creditors to the exclusion in whole or in part of others or with an actual intent to hinder, delay or defraud any of its creditors.

       (xiv) The assets of the Depositor are now, and are expected in the future to be, sufficient to pay the ongoing business expenses of the Depositor as they are incurred and to discharge all of its liabilities in the event that the business of the Depositor is required to be liquidated.

       (xv) The property remaining in the hands of the Depositor after giving effect to the Transfers is not an unreasonably small amount of capital for the business in which the Depositor is engaged.

       (xvi) No later than 90 days subsequent to the date hereof, the Depositor will either (i) sell to unaffiliated investors, either directly or through the Underwriters or the Placement Agents, as applicable, any SAT Certificates repurchased and held by the Depositor, (ii) transfer such SAT Certificates to SAT (if it has not already done
              so) or permit such SAT Certificates to remain in SAT, (iii) transfer such SAT Certificates to another Delaware business trust wholly owned by CCA, whose trust agreement will contain all of the provisions required under the rating agencies' criteria concerning a special-purpose business trust, and either provide a non-consolidation opinion between CCA and the new Delaware business trust acceptable to the Rating Agencies or provide confirmation in a form acceptable to the Rating Agencies that a consolidation of the new Delaware business trust with CCA would not invalidate the opinion given herein with respect to the sale of the CCA Mortgage Loans from CCA to the Depositor or (iv) a combination of the foregoing. On and after the 91st day subsequent to the date hereof, the Depositor may repurchase SAT Certificates only in conjunction with a simultaneous resale of the repurchased SAT Certificates to an unaffiliated third party. The Class R Certificate will be retained by the Depositor until such time that the Class R Certificate is placed with an investor by the Placement Agents.


     SECTION 2.04. Representations, Warranties and Covenants of the Servicer, Co-Servicer, Special Servicer, Operating Advisor and Trustee.

     (a) The Servicer, as Servicer, hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

       (i) The Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all material licenses necessary to carry on its business as now being conducted or is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement; to the best knowledge of the Servicer, it is not required to become licensed for such purposes with respect to the Cayman Islands, but the Servicer shall endeavor to become so licensed if so required;

       (ii) The Servicer has the full limited liability company power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not violate the Servicer's certificate of formation or operating agreement, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

       (iii) This Agreement has been duly and validly authorized, executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all requisite partnership action has been taken by the Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Servicer in accordance with their terms;

       (iv) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

       (v) There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Servicer, to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement; and

       (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

     (b) Each of the Co-Servicer, the Special Servicer and the Operating Advisor, respectively, hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

       (i) Each of the Co-Servicer, the Special Servicer and the Operating Advisor is, in the case of the Co-Servicer and the Operating Advisor, a limited partnership, and, in the case of the Special Servicer, a corporation, duly organized, validly existing and in good standing, in the case of the Co-Servicer and the Operating Advisor, under the laws of Delaware and, in the case of the Special Servicer, under the laws of the State of Texas and, in each case, has all licenses necessary to carry on its business as now being conducted or will be in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement;

       (ii) Each of the Co-Servicer, the Special Servicer and the Operating Advisor has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by each of the Co-Servicer, the Special Servicer and the Operating Advisor and its performance and compliance with the terms of this Agreement will not violate, in the case of the Co-Servicer and the Operating Advisor, the Co-Servicer's and the Operating Advisor's certificate of limited partnership or partnership agreement, respectively, and, in the case of the Special Servicer, the Special Servicer's articles of incorporation or by-laws or, in each case, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Co-Servicer, the Special Servicer or the Operating Advisor is a party or which may be applicable to the Co-Servicer, the Special Servicer or the Operating Advisor or any of their assets, respectively;

       (iii) This Agreement has been duly and validly authorized, executed and delivered by each of the Co-Servicer, the Special Servicer and the Operating Advisor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each of the Co-Servicer, the Special Servicer and the Operating Advisor, enforceable against each in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and, in the case of the Co-Servicer and the Operating Advisor, all requisite partnership action, and, in the case of the Special Servicer, all requisite corporate action, has been taken by each of the Co-Servicer, the Special Servicer and the Operating Advisor to make this Agreement and all agreements contemplated hereby valid and binding upon each of the Co-Servicer, the Special Servicer and the Operating Advisor in accordance with their terms;

       (iv) Each of the Co-Servicer, the Special Servicer and the Operating Advisor is not in violation of, and the execution and delivery of this Agreement by each of the Co-Servicer, the Special Servicer and the Operating Advisor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Co-Servicer, the Special Servicer or the Operating Advisor or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of any of the Co-Servicer, the Special Servicer or the Operating Advisor or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

       (v) There is no action, suit, proceeding or investigation pending or threatened against the Co-Servicer, the Special Servicer or the Operating Advisor which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Co-Servicer, the Special Servicer or the Operating Advisor, or in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Co-Servicer, the Special Servicer or the Operating Advisor, to carry on its business substantially as now conducted, or in any material liability on the part of the Co-Servicer, the Special Servicer or the Operating Advisor, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Co-Servicer, the Special Servicer or the Operating Advisor contemplated herein, or which would be likely to impair materially the ability of the Co-Servicer, the Special Servicer or the Operating Advisor to perform under the terms of this Agreement; and

       (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Co-Servicer, the Special Servicer or the Operating Advisor of or compliance by the Co-Servicer, the Special Servicer or the Operating Advisor with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

     (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Depositor and the Servicer, Co-Servicer, Special Servicer or Operating Advisor, as the case may be. Upon discovery by the Depositor, the Servicer, Co-Servicer, Special Servicer, Operating Advisor or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Servicer, the Co-Servicer, the Special Servicer, the Operating Advisor or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Mortgage Loan Sellers.

     (d) The Trustee hereby represents and warrants that as of the Closing Date:

     (i) The Trustee is a nationally chartered bank duly organized, validly existing, and in good standing under the laws of the United States and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement.

     (ii) This Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (iii)Neither the execution and delivery of this Agreement by the Trustee nor the consummation by the Trustee of the transactions herein contemplated to be performed by the Trustee, nor compliance by the Trustee with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law (subject to the appointment in accordance with such applicable law of any co-trustee or separate trustee required pursuant to this Agreement), governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties or the organizational documents of the Trustee or the terms of any material agreement, instrument or indenture to which the Trustee is a party or by which it is bound.

     SECTION 2.05. Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Lower-Tier Regular Interests on behalf of the Upper-Tier REMIC and the Holders of the Regular Certificates and the Class R Certificates and (ii) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, Class A-1A, Class A-1B, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates in authorized denominations, in each case registered in the names set forth in such order or so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause (ii)) and Lower-Tier Regular Interests evidence ownership of the entire Trust Fund.

     SECTION 2.06.   Miscellaneous REMIC and Grantor Trust Provisions.

     (a) The Class A-1A-L, Class A-1B-L, Class A-2-L, Class A-3-L, Class A-4-L, Class A-5-L, Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L and Class B-6H-L Interests are hereby designated as "regular interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LR Certificates are hereby designated as the sole Class of "residual interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-6H Certificates are hereby designated as "regular interests" in, and the Class PS-1 Certificates are hereby designated as representing a beneficial interest in a "regular interest" in, the Upper-Tier REMIC within the meaning of
Section 860G(a)(1) of the Code and the Class R Certificates are hereby designated as the sole Class of "residual interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class PS-1 Certificates represent a "specified portion" of the interest payments on the Class A-1A-L, the Class A-1B-L, Class A-2-L, Class A-3-L, Class A-4-L, Class A-5-L, Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L and Class B-6H-L Interests, within the meaning of Treasury Regulations
Section 1.860G-1(a)(2). The Closing Date is hereby designated as the "Startup Day" of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of
Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Lower-Tier Regular Interests and the Regular Certificates for purposes of
Section 860G(a)(1) of the Code is the Scheduled Final Distribution Date. The initial Certificate Balance of each Class of the Lower-Tier Regular Interests is equal to the Certificate Balance of the Related Certificates. The interest rate for each Class of Lower-Tier Regular Interests is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

     (b) The Class PS-1 Certificates represent a pro rata undivided beneficial interest in the right to receive the Repurchase Return of Premium Amount. The Depositor is the beneficial owner of any Post-Lock Out Return of Premium Amount. The Class V-1 Certificates represent pro rata undivided beneficial interests in the Default Interest subject to the liability of the Trust Fund to pay Advance Interest Amounts. The Class V-2 Certificates represent beneficial pro rata undivided interests in the Excess Interest. The Class V-1 and Class V-2 Certificates do not represent regular or residual interests in either the Upper-Tier REMIC or the Lower-Tier REMIC.

     (c) None of the Depositor, the Trustee, the Servicer, the Co-Servicer, the Operating Advisor, the Fiscal Agent or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

     SECTION 3.01. Servicer to Act as Servicer; Co-Servicer to Act as Co-Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

     (a) The Servicer, the Co-Servicer and the Special Servicer, each as an independent contractor servicer, shall service and administer (i) in the case of the Servicer, the Mortgage Loans (other than the Mortgage Loans serviced by the Co-Servicer), (ii) in the case of the Co-Servicer, the Equity Loans and (iii) in the case of the Special Servicer, the Specially Serviced Mortgage Loans, each on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders) in accordance with any and all applicable laws, the terms of this Agreement, the respective Mortgage Loan, and to the extent consistent with the foregoing, the Servicing Standard.

     The Servicer's, Co-Servicer's or Special Servicer's liability for actions and omissions in its capacity as Servicer, Co-Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer, Co-Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer, Co-Servicer or Special Servicer of the collectability of the Mortgage Loans. Subject only to the Servicing Standard, the Servicer, Co-Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan, to prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Sections 3.09,
3.10 and 3.30, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. The Servicer, Co-Servicer and Special Servicer shall provide to the Borrowers any reports required to be provided to them pursuant to the Mortgage Loans. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer, Co-Servicer and Special Servicer any powers of attorney and other documents prepared by the Servicer, Co-Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Servicer, Co-Servicer and Special Servicer to carry out their servicing and administrative duties hereunder.

     (b) Unless otherwise provided in the related Note, the Servicer or Co-Servicer, as applicable, shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Note, the Servicer or Co-Servicer, as applicable, shall apply any amounts received on U.S. Treasury obligations (which shall not be redeemed by the Servicer or Co-Servicer, as applicable, prior to the maturity thereof) in respect of a Mortgage Loan being defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan as of the Due Date immediately following the receipt of such amounts.

     (c) Each of the Servicer, the Co-Servicer and the Special Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided, that (i) any such agreement shall be consistent with the provisions of this Agreement, (ii) no sub-servicer retained by the Servicer, the Co-Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Servicer, the Co-Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Sections 3.09, 3.10, 3.28 or 3.30 (or the definition of Minimum Defaulted Monthly Payment), and (iii) such agreement shall be consistent with the Servicing Standard (to the extent consistent with this Agreement). Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c).

     Any sub-servicing agreement entered into by the Servicer, the Co-Servicer or the Special Servicer, as applicable, shall provide that it may be assumed or terminated by the Trustee or the Servicer, respectively, if the Trustee or the Servicer, respectively, has assumed the duties of the Servicer or the Special
Servicer, respectively, or any successor Servicer or Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Servicer or the Special Servicer, as applicable, pursuant to Section 7.02.

     Any sub-servicing agreement entered into by the Servicer or the Co-Servicer shall provide that, with respect to any Mortgage Loan in which an Affiliate of the sub-servicer holds any subordinate debt, preferred equity investment or mezzanine debt of a related Borrower or its Affiliate, such sub-servicer may sub-service such Mortgage Loan; provided, however, that the Servicer or the Co-Servicer, as applicable, shall make all decisions with respect to the administration of any such Mortgage Loan including, without limitation, lease approvals, calculation of and releases from reserves, modifications, waivers and amendments of the terms thereof, releases of collateral and transfers to special servicing.

     Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Servicer, the Co-Servicer or the Special Servicer, as applicable, and such sub-servicer alone, and the Trustee, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d) and no provision herein may be construed so as to require the Trust Fund to indemnify any such sub-servicer.

     (d) If the Trustee or any successor Servicer or Co-Servicer assumes the obligations of the Servicer or Co-Servicer, respectively, or if the Servicer or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the Servicer or such successor, as applicable, to the extent necessary to permit the Trustee, the Servicer or such successor, as applicable, to carry out the provisions of
Section 7.02, shall, without act or deed on the part of the Trustee, the Servicer or such successor, as applicable, succeed to all of the rights and obligations of the Servicer, the Co-Servicer or the Special Servicer, as applicable, under any sub-servicing agreement entered into by the Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c), subject to the right of termination by the Trustee or Servicer, as applicable, set forth in
Section 3.01(c). In such event, the Trustee, the Servicer or the successor Servicer, Co-Servicer or Special Servicer, as applicable, shall be deemed to have assumed all of the Servicer's, Co-Servicer's or Special Servicer's interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Servicer, the Co-Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Servicer or the Special Servicer, as applicable, as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee, the Servicer or such successor Servicer or successor Special Servicer, as applicable, except that the Servicer, the Co-Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of the Trustee, the Servicer or the successor Servicer or successor Special Servicer, as applicable.

     In the event that the Trustee, the Servicer or any successor Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Servicer, the Co-Servicer or the Special Servicer, as applicable, upon request of the Trustee, the Servicer or such successor Servicer or Special Servicer, as applicable, the Servicer, the Co-Servicer or Special Servicer shall at its own expense (except in the event that the Servicer or the Co-Servicer is terminated pursuant to Section 6.04(c), in which event, at the expense of the Certificateholders effecting such termination) deliver to the Trustee, the Servicer or such successor Servicer or Special Servicer, as applicable, all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee, the Servicer or the successor Servicer or Special Servicer, as applicable.

     SECTION 3.02.    Liability of the Servicer,  Co-Servicer and Special
                      Servicer.

     Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer, Co-Servicer or Special Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Servicer, Co-Servicer or Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer, Co-Servicer or Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans. Each of the Servicer, the Co-Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer, Co-Servicer or Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

     SECTION 3.03.  Collection of Certain Mortgage Loan Payments.

     (a) The Servicer, the Co-Servicer or the Special Servicer, as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures. With respect to each Specially Serviced Mortgage Loan, the Special Servicer shall use its reasonable efforts to collect income statements and rent rolls from Borrowers as required by the Loan Documents and the terms hereof and shall provide copies thereof to the Servicer as provided herein. Consistent with the foregoing, the Servicer, Co-Servicer or Special Servicer, as applicable, may in its discretion waive any late payment charge (but not any Default Interest) in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. In addition, the Servicer and the Co-Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans as are permitted or required under Section 3.28 hereof.

     (b) In the event that the Servicer, Co-Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Collection Period, the Servicer, Co-Servicer or Special Servicer, as applicable, will promptly notify the Trustee.

     SECTION 3.04. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

     (a) With respect to each Mortgage Loan (other than any REO Mortgage Loan), the Servicer or the Co-Servicer, as applicable, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Servicer or the Co-Servicer, as applicable, shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. If a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, (or with respect to Mortgage Loans with no Escrow Accounts for such purpose, upon determining (using efforts consistent with the Servicing Standard) that the Borrower has not made such payment) the Servicer or the Co-Servicer, as applicable, shall advance the amount of any shortfall as a Property Advance unless the Servicer or the Co-Servicer, as applicable, determines in its good faith business judgment that such Advance would be a Nonrecoverable Advance. The Servicer and the Co-Servicer shall be entitled to reimbursement of Advances, with interest thereon at the Advance Rate, that it makes pursuant to the preceding sentence from amounts received on or in respect of the related Mortgage Loan respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement. No costs incurred by the Servicer or the Co-Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     (b) Each of the Servicer and the Co-Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets, and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within one
(1) Business Day after receipt by the Servicer or the Co-Servicer. The Servicer and the Co-Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments pursuant to Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires it to be held in an account that is not an Eligible Account) and shall be entitled "The Capital Company of America Client Services LLC, as Servicer, in trust for LaSalle National Bank, as Trustee in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, and Various Borrowers" or "AMRESCO Services, L.P., as Co-Servicer, in trust for LaSalle National Bank, as Trustee in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, and Various Borrowers." Withdrawals from an Escrow Account may be made by the Servicer or the Co-Servicer, as applicable, only:

     (i) to effect timely payments of items constituting Escrow Payments for the related Mortgage;

     (ii) to transfer funds to the Collection Account to reimburse the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

     (iii)for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

     (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

     (v) to pay from time to time to the related Borrower any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Mortgage Loan, or otherwise to the Servicer; and

     (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

     SECTION 3.05. Collection Account, Distribution Account, Upper-Tier Distribution Account, Default Interest Distribution Account, Excess Interest Distribution Account, Repurchase Price Return of Premium Distribution Account and Post-Lock Out Return of Premium Distribution Amount

     (a) Each of the Servicer and the Co-Servicer shall establish and maintain a Collection Account in the Trustee's name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. Each reference herein to the Collection Account shall be deemed to be a reference to the Collection Account maintained by the Servicer and the Co-Servicer with respect to the Mortgage Loans serviced by the Servicer or the Co-Servicer, respectively. The Collection Account shall be established and maintained as an Eligible Account. The Servicer and the Co-Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

     (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments;

     (ii) all payments on account of interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums;

     (iii)any amounts required to be deposited pursuant to Section 3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

     (iv) all Net REO Proceeds withdrawn from an REO Account pursuant to Section 3.17(b) and all Net Insurance Proceeds and Net Liquidation Proceeds;

     (v) any amounts received from Borrowers which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Servicer, Co-Servicer or Special Servicer as provided herein;

     (vi) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Servicer, Co-Servicer or Special Servicer, including, without limitation, proceeds of any repurchase of a Mortgage Loan pursuant to Sections 2.03(d) and (e) hereof; and

     (vii) any Servicer Prepayment Interest Shortfalls.

     The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Servicer or the Co-Servicer and, to the extent permitted by applicable law, the Servicer, the Co-Servicer or the Special Servicer, as applicable in accordance with
Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Servicer or the Co-Servicer deposits in the Collection Account any amount not required to be deposited therein, the Servicer or the Co-Servicer may at any time withdraw such amount from the Collection Account.

     (b) The Trustee shall establish and maintain the Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Distribution Account shall be established and maintained as an Eligible Account.

     (c) The Trustee shall establish and maintain the Upper-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Upper-Tier Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall withdraw from the Distribution Account and deposit in the Upper-Tier Distribution Account on or before such date the amount of Available Funds (including P&I Advances) and Prepayment Premiums to be distributed in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(i) and
Section 4.01(a)(ii) hereof on such date. Notwithstanding anything herein to the contrary, the Upper-Tier Distribution Account may be maintained as a subaccount of the Distribution Account; provided, that accounts shall be maintained in a manner sufficient to identify the deposits thereto and withdrawals therefrom.

     (d) Prior to the Servicer Remittance Date relating to any Collection Period in which Default Interest is received, the Trustee shall establish and maintain the Default Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class V-1 Certificates. The Default Interest Distribution Account shall be established and maintained as an Eligible Account. On or before the Servicer Remittance Date related to each Distribution Date, the Servicer and the Co-Servicer shall remit to the Trustee for deposit in the Default Interest Distribution Account an amount equal to (i) the amount of the aggregate Default Interest received during the preceding Collection Period, minus (ii) any portions thereof withdrawn from the Collection Account pursuant to clause (iii) of Section 3.06 (such amount, if any, the "Net Default Interest" for such Distribution Date).

     (e) Prior to the Servicer Remittance Date relating to any Collection Period in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class V-2 Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. In accordance with the allocation priorities set forth in Section 3.28(d), on or before the Servicer Remittance Date related to the applicable Distribution Date, the Servicer and the Co-Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period. Following the distribution of Excess Interest to Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

     (f) Prior to the Servicer Remittance Date relating to any Collection Period in which any Repurchase Return of Premium Amount is received, the Trustee shall establish and maintain the Repurchase Price Return of Premium Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class PS-1 Certificates. The Repurchase Price Return of Premium Distribution Account shall be established and maintained as an Eligible Account. In accordance with the allocation priorities set forth in Section 3.28(d), on or before the Servicer Remittance Date related to the applicable Distribution Date, the Servicer and the Co-Servicer shall remit to the Trustee for deposit in the Repurchase Price Return of Premium Distribution Account an amount equal to the Repurchase Return of Premium Amount received during the applicable Collection Period. Following the distribution of such amount to Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Pre-Lock Out Return of Premium Amount, the Trustee shall terminate the Repurchase Price Return of Premium Distribution Account.

     (g) Prior to the Servicer Remittance Date relating to any Collection Period in which Post-Lock Out Return of Premium Amount is received, the Trustee shall establish and maintain the Post-Lock Out Return of Premium Distribution Account in the name of the Trustee in trust for the benefit of the Depositor. The Post-Lock Out Return of Premium Distribution Account shall be established and maintained as an Eligible Account. In accordance with the allocation priorities set forth in Section 3.28(d), on or before the Servicer Remittance Date related to the applicable Distribution Date, the Servicer and the Co-Servicer shall remit to the Trustee for deposit in the Post-Lock Out Return of Premium
Distribution Account an amount equal to the Post-Lock Out Return of Premium Amount received during the applicable Collection Period. Following the distribution of Post-Lock Out Return of Premium Amount to the Depositor on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Post-Lock Out Return of Premium Amount, the Trustee shall terminate the Post-Lock Out Return of Premium Distribution Account.

     (h) Funds in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Default Interest Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Post Lock-Out Return of Premium Distribution
Account may be invested in Permitted Investments in accordance with the provisions of Section 3.07. The Servicer and the Co-Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof.

     SECTION 3.06.   Permitted Withdrawals from the Collection Account.

     The Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

     (i) to remit to the Trustee for deposit in the Distribution Account, the Default Interest Distribution Account, the Interest Reserve Account, Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Post Lock-Out Return of Premium Distribution Account, the amounts required to be deposited in the Distribution Account, the Default Interest Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Post-Lock Out Return of Premium Distribution Account pursuant to Sections 4.06, 3.05(c), 3.05(d), 3.27(a), 3.05(e), 3.05(f) and
          3.05(g);

     (ii) to pay or reimburse the Trustee, the Fiscal Agent, the Servicer, the Co-Servicer, the Special Servicer and, with respect to Co-Lender Split Notes, the Other Servicer or Other Special Servicer in accordance with
          Section 3.32 hereof for Advances (provided, that the Trustee and the Fiscal Agent shall have priority with respect to such payment or reimbursement), the Servicer's right to reimburse any such Person pursuant to this clause (ii) being limited to (x) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which such Advance was made, (y) with respect to P&I Advances, any Subordinate Class Advance Amounts with respect to the related Distribution Date as provided in Section 4.06(d), or (z) any other amounts in the Collection Account in the event that such Advances, and any Property Advances made by the Lead Lender with respect to the Other Note required to be, but not reimbursed by the Other Trust Fund as provided in Section 3.32 or any Advance Interest Amount have been deemed to be Nonrecoverable Advances or are not reimbursed from recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

     (iii)(A) to pay to the Servicer, the Co-Servicer, the Trustee or the Fiscal Agent the Advance Interest Amount relating to P&I Advances and
          (B) to pay to the Servicer, Co-Servicer, Special Servicer, Trustee or Fiscal Agent any Advance Interest Amounts not relating to any P&I Advances, in each case, first, out of any collected Default Interest (provided that in the case of both (A) and (B), the Trustee and the Fiscal Agent shall have priority with respect to such payments);

     (iv) to pay on or before each Servicer Remittance Date to the Servicer, the Co-Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Compensation and Special Servicing Compensation (if any), as applicable, in respect of the immediately preceding month, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan, and to pay from time to time to the Servicer or the Co-Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account (the Servicer and the Co-Servicer may rely on a certification of the Special Servicer as to amounts of Special Servicing Compensation to be withdrawn pursuant to this clause (iv));

     (v) to remit to the Distribution Account, an amount equal to the Trustee Fee in respect of the immediately preceding month to be paid from interest received on the related Mortgage Loan;

     (vi) to pay on or before each Distribution Date to the Depositor, the appropriate Mortgage Loan Seller or other Originator, as the case may be, with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to Section 2.03(d), Section 2.03(e), Section 3.18 or Section 9.01, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

     (vii)to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Servicer, the Co-Servicer, the Trustee, the Special Servicer, the Depositor or the Fiscal Agent, as applicable, for unpaid Servicing Fees, Special Servicing Compensation and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a) and (b),
          Section 3.10, Section 3.12(e), Section 3.17(a), (b) and (c), Section 3.18(a), the fourth paragraph of Section 3.22, Section 6.03, Section 7.04, Section 8.01(c)(v), Section 8.05(d) or Section 10.07, or any
          other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (vii) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

     (viii) to transfer to the Trustee for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

     (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and

     (x)  to clear and  terminate  the  Collection  Account  pursuant to Section
          9.01.

     The Servicer and the Co-Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses
(i)-(vii) above.

     The Servicer and the Co-Servicer shall pay to the Trustee, the Fiscal Agent, the Co-Servicer or the Special Servicer from the Collection Account (to the extent permitted by clauses (i)-(vii) above) amounts permitted to be paid to the Trustee, the Fiscal Agent, the Co-Servicer or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee or the Fiscal Agent or a certificate of a Servicing Officer, as applicable, describing the item and amount to which such Person is entitled. The Servicer and the Co-Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

     The Trustee, the Fiscal Agent, the Special Servicer, the Co-Servicer and the Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income), or Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts, their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Servicer, the Co-Servicer or the Special Servicer, as applicable) and any federal, state or local taxes imposed on either the Upper-Tier REMIC or Lower-Tier REMIC.

     SECTION 3.07.    Investment of Funds in the Collection Account,  the
                      REO Account, the Lock-Box Accounts, the Cash Collateral Accounts, the Interest Reserve Account and the Reserve Accounts.

     (a) The Servicer or the Co-Servicer, as applicable (or with respect to any REO Account, the Special Servicer, or with respect to the Interest Reserve Account, CCA) may direct any depository institution maintaining the Collection Account, any Borrower Accounts (subject to the second succeeding sentence), the Interest Reserve Account and any REO Account (each, for purposes of this Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Servicer, the Co-Servicer, the Special Servicer or CCA, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, Cash Collateral Account or Reserve Account (the "Borrower Accounts"), the Servicer or the Co-Servicer, as applicable, shall act upon the written request of the related Borrower or Manager to the extent the Servicer or the Co-Servicer, as applicable, is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Servicer or the Co-Servicer, as applicable, shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Servicer or the Co-Servicer, as applicable, (or CCA, with respect to the Interest Reserve Account, or the Special Servicer, with respect to any REO Accounts), as an independent contractor to the Trust
Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Servicer or the Co-Servicer, as applicable), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Servicer, the Co-Servicer, the Special Servicer, CCA, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Servicer and the Co-Servicer shall have no responsibility or liability with respect to the investment directions of CCA, the Special Servicer, any Borrower or Manager or each other or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer or the Co-Servicer, as applicable (or the Special Servicer or CCA, as applicable), shall:

     (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

     (y) demand payment of all amounts due thereunder promptly upon determination by the Servicer (or the Special Servicer the Co-Servicer or CCA, as applicable) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

     (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the Mortgage Loan or applicable law, (ii) any REO Account, which shall be for the benefit of the Special Servicer, (iii) the Interest Reserve Account, which shall be for the benefit of CCA or (iv) any Investment Account held by the Co-Servicer, which shall be for the benefit of Co-Servicer) and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Servicer, the Co-Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.17(b), as applicable, and if held in the Interest Reserve Account, shall be subject to withdrawal by CCA pursuant to written instructions. The Servicer (or with respect to any REO Account, the Special Servicer, or with respect to any Investment Account held by the Co-Servicer, the Co-Servicer, or with respect to the Interest Reserve Account, CCA) shall deposit from its own funds into the Collection Account, any REO Account or the Interest Reserve Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, however, that the Servicer, the Co-Servicer, Special Servicer, or CCA, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Servicer or the Co-Servicer, as applicable, shall also deposit from its own funds in any Borrower Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Borrower under the terms of the Mortgage Loan or applicable law.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee or, if the Servicer or the Co-Servicer, as applicable, maintains the account in which such Permitted Investment is held, the Servicer or the Co-Servicer, as applicable, in the name of the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Servicer, or the Co-Servicer, as applicable, may take such action at its own cost and expense, except with respect to any Borrower Account as to which the related Borrower directs investments, which shall be at the expense of the Trust Fund.

     SECTION 3.08. Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

     (a) The Servicer or Co-Servicer, as applicable, on behalf of the Trustee, as mortgagee, shall cause the related Borrower to maintain, to the extent required by each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, (i) fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (B) the outstanding principal balance of the related Mortgage Loan or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer and provided such policy shall include a "replacement cost" rider, (ii) insurance providing coverage against 18 months of rent interruptions or such longer period or with such extended period endorsement as provided in the related Mortgage or other loan document and (iii) such other insurance as is required in the related Mortgage Loan. All insurance referred to above for Mortgaged Properties shall be from a Qualified Insurer. The Special Servicer shall maintain fire and hazard insurance with extended coverage on each REO Property (subject to the provisions of this Agreement concerning Nonrecoverable Advances) in an amount which is at least equal to one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. If the Special Servicer does not maintain the insurance described in the preceding sentence or the required flood insurance described below, the Servicer or Co-Servicer, as applicable, shall, as soon as practicable after receipt of notice of such failure, maintain such insurance, and if the Servicer or Co-Servicer does not maintain such insurance, the insurance required in the first sentence of this Section 3.08(a) or the required flood insurance described below (if the related Borrower fails to maintain such insurance), the Trustee shall, as soon as practicable after receipt of notice of such failure, maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, provided that, in each such case, such obligation will be subject to the provisions of this Agreement concerning Nonrecoverable Advances. The Special Servicer shall maintain, with respect to each REO Property (i) public liability insurance providing such coverage against such risks as the Special Servicer determines, consistent with the related Mortgage and the Servicing Standard, to be in the best interests of the Trust Fund, (ii)
insurance providing coverage against 24 months of rent interruptions and (iii) such other insurance as was required pursuant to the terms of the related Mortgage Loan. All insurance for an REO Property shall be from a Qualified Insurer. Any amounts collected by the Servicer, the Co-Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 3.05, subject to withdrawal pursuant to Section 3.06. Any cost incurred by the Servicer, Co-Servicer, Special Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Borrower or to be maintained by the Servicer or
Co-Servicer other than pursuant to the terms of the related Mortgage and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property (other than an REO Property) is located in a federally designated special flood hazard area, and the Servicer or Co-Servicer, in performing its obligations hereunder in accordance with the Servicing Standard, is aware of such location, the Servicer or Co-Servicer, as applicable, shall use its reasonable best efforts to cause the related Borrower to maintain, to the extent required by each Mortgage Loan, and if the related Borrower does not so maintain, will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance and/or earthquake insurance in respect thereof providing substantially the same coverage as described in the preceding sentences or, with respect to earthquake insurance, in the amount required by the Mortgage Loan or, if not specified, in-place at origination. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Special Servicer shall (subject to the provisions of this Agreement concerning Nonrecoverable Advances) either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. In the case of any insurance otherwise required to be maintained pursuant to this Section that is not being so maintained because the Servicer, the Co-Servicer or the Special Servicer, as applicable, has determined that it is not available at commercially reasonable rates, the Servicer, the Co-Servicer or the Special Servicer, as applicable, shall deliver an Officers' Certificate to the Trustee and each Rating Agency which details the steps that were taken in seeking such insurance and the factors which led to the determination that such insurance was not so available. Costs to the Servicer, Co-Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.08 shall be paid by the Servicer, Co-Servicer or Special Servicer as a Property Advance and shall be reimbursable to the Servicer, Co-Servicer or Special Servicer with interest at the Advance Rate, which reimbursement may be effected under Section 3.06(ii) or (vii).

     Each of the Servicer or Co-Servicer, as applicable (or the Special Servicer, with respect to the Specially Serviced Mortgage Loans and REO Properties), agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

     All insurance  policies  required  hereunder  shall name (i) the Trustee or
(ii) the Servicer or Co-Servicer, as applicable, or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.

     Any determination made by the Servicer, the Co-Servicer or the Special Servicer that insurance is not commercially reasonably available shall be subject to confirmation by Fitch and Moody's that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates rated by Fitch and Moody's, provided that the Servicer, the Co-Servicer and the Special Servicer shall not be required to maintain such insurance while Fitch and Moody's consider such determination.

     (b) (I) If the Servicer, Co-Servicer or the Special Servicer, as applicable, obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Borrower has not maintained insurance required by the related Mortgage Loan or on all of the REO Properties, as the case may be, it shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in
Section 3.08(a). Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Servicer, Co-Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Servicer, Co-Servicer or Special Servicer hereunder, as applicable, the Servicer, Co-Servicer or the Special Servicer, respectively, agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

     (II) If the Servicer, Co-Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a) in which case the Servicer, Co-Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a). Such policy may contain a deductible clause, in which case the Servicer, the Co-Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

     (c) The Servicer, the Co-Servicer and the Special Servicer shall maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers with the Trustee named as loss payee. The Servicer, the Co-Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer, the Co-Servicer and the Special Servicer, as applicable. In addition, the Servicer, the Co-Servicer and the Special Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers with the Trustee named as loss payee. The Servicer, the Co-Servicer or the Special Servicer shall cause each and every sub-servicer for it to maintain, or cause to be maintained by any agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Servicer, the Co-Servicer or the Special Servicer, as applicable, pursuant to this Section 3.08(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

     SECTION 3.09.    Enforcement  of  Due-On-Sale  Clauses;   Assumption
                      Agreements; Defeasance Provisions.

     (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                   (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

                  (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer, Co-Servicer or Special Servicer, as applicable, on behalf of the Trust Fund shall not be required to enforce such due-on-sale clause and in connection therewith shall not be required to (x) accelerate payments thereon or (y) withhold its consent to such an assumption to the extent permitted under the terms of the related Mortgage Loan if (A) such provision is not exercisable under applicable law or such exercise is reasonably likely to result in meritorious legal action by the Borrower or (B) the Servicer, Co-Servicer or Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in an equal or greater recovery, on a present value basis (discounting at the related Mortgage
Rate) than would enforcement of such clause. If the Servicer, Co-Servicer or Special Servicer, as applicable, determines that granting of such consent would likely result in an equal or greater recovery or such provision is not legally enforceable, the Servicer, Co-Servicer or Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Borrower from liability upon the Mortgage Loan and substitute the new Borrower as obligor thereon, provided, that (a) the credit status of the prospective new Borrower is in compliance with the Servicer's, Co-Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer, Co-Servicer or Special Servicer has received written confirmation from each of Fitch and Moody's that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates; provided, however, that if the Stated Principal Balance of such Mortgage Loan is less than the lesser of (x) 5% of the total aggregate Stated Principal Balances of the Mortgage Loans and (y) $30,000,000, and is not one of the ten largest Mortgage Loans in the Trust Fund, such written confirmation shall not be required from any of the Rating Agencies. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Servicer. The Servicer, Co-Servicer or Special Servicer, as applicable, shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (with a copy to the Servicer or the Co-Servicer, if applicable) the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

     (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                   (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

                  (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,

then the Servicer, Co-Servicer or Special Servicer, as applicable, on behalf of the Trust Fund, shall not be required to enforce such due-on-encumbrance clause and in connection therewith will not be required to (x) accelerate the payments on the related Mortgage Loan or (y) withhold its consent to such lien or encumbrance, if the Servicer, Co-Servicer or Special Servicer, as applicable,
(A) determines, in accordance with the Servicing Standard, that such consent would be in the best interests of the Trust Fund and (B) receives prior written confirmation from each of Fitch and Moody's that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

     (c) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

     (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, none of the Servicer, the Co-Servicer or the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.30.

     (e) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance:

     (i) In the event such Mortgage Loan requires that the Servicer or the Co-Servicer, as applicable, on behalf of the Trustee purchase the required U.S. government obligations, the Servicer or the Co-Servicer, as applicable, shall purchase (upon receipt of sufficient funds from the Borrower exercising such right of defeasance) such obligations in accordance with the terms of such Mortgage Loan; provided, that the Servicer or the Co-Servicer, as applicable, shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable U.S. government obligations have been identified.

     (ii) Except as provided in Section 3.09(a)(i) or (ii), in the event that such Mortgage Loan permits the assumption of the obligations of the related Borrower by a successor mortgagor, prior to permitting such assumption and to the extent not inconsistent with such Mortgage Loan, the Servicer or the Co-Servicer, as applicable, shall obtain written confirmation from each Rating Agency that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

     (iii)To the extent not inconsistent with such Mortgage Loan, the Servicer or the Co-Servicer, as applicable, shall require an Opinion of Counsel to the related Borrower (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the U.S. government obligations and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to each Rating Agency.

     (iv) To the extent not inconsistent with the Mortgage Loan, the Servicer or the Co-Servicer, as applicable, shall require a certificate at the related Borrower's expense from an Independent certified public accountant certifying that the U.S. government obligations comply with the requirements of the related Loan Agreement or Mortgage.

     (v) Prior to permitting release of any Mortgaged Properties through defeasance, to the extent not inconsistent with the related Mortgage Loan, the Servicer or the Co-Servicer, as applicable, shall obtain written confirmation from each Rating Agency that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

     (vi) Prior to permitting release of any Mortgaged Property through defeasance, if the related Mortgage Loan so requires and provides for the related Borrower to pay the cost thereof, the Servicer or the Co-Servicer, as applicable, shall require an Opinion of Counsel of the related Borrower to the effect that such release will not cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

     (f) Prior to the defeasance of any Mortgaged Property, the Depositor shall establish a special purpose entity (the "New SPE"), which shall assume any defeased Mortgage Loans and whose organizational documents shall provide that its purpose is limited to same. The Depositor shall also provide an Opinion of Counsel with respect to nonconsolidation of the New SPE. The Servicer or Co-Servicer, as applicable, shall exercise its right under the Loan Documents to require the Borrower to transfer to the New SPE any defeased Mortgage Loans, which assignment shall be accepted by the New SPE.

     (g) In connection with any defeasance, to the extent not inconsistent with the Loan Documents, on behalf of the Borrower, the Servicer or the Co-Servicer, as applicable, shall use the cash payment to (1) purchase noncallable obligations of the U.S. Treasury that are sufficient to timely meet all scheduled mortgage payments without reinvestment and (2) pay all related expenses. The Servicer or the Co-Servicer, as applicable, shall provide to the Rating Agencies trade confirmations or other appropriate evidence that establishes that the projection of cash flows in the certificate referred to in subsection (e)(iv) above are based upon the correct maturity dates and interest rates of the securities actually purchased.

     (h) The Servicer or the Co-Servicer, as applicable, may release the related Mortgaged Property for any Note that is fully defeased, provided it has confirmed that the requirements set forth above have been satisfied.

     SECTION 3.10.    Appraisals;  Realization  Upon  Defaulted  Mortgage
                      Loans.

     (a)  Contemporaneously  with the earliest of (i) the effective  date of any
(A) modification of a Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, or any other term of a Mortgage Loan, (B) extension of the Maturity Date of a Mortgage Loan as described below in Section 3.30(c), or (C) consent to the release of any Mortgaged Property from the lien of the related Mortgage other than pursuant to the terms of the related Mortgage Loan, (ii) the occurrence of any Appraisal Reduction Event, or (iii) the date on which the Special Servicer, consistent with the Servicing Standard, requests that an Updated Appraisal be obtained, the Servicer or the Co-Servicer, as applicable (after consultation with the Special Servicer, if the Co-Servicer and the Special Servicer are different parties) (in connection with (ii) above) or the Special Servicer (in connection with (i) and (iii) above), shall obtain an Updated Appraisal (or a letter which updates an existing appraisal which is less than two years old), the cost of which will constitute a Servicing Advance.

     (b) Upon the occurrence of a material default under a Specially Serviced Mortgage Loan, except as otherwise specifically provided in Section 3.09(a) and
(b), the Special Servicer may, consistent with the Servicing Standard, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section 3.30 hereof. In connection with any foreclosure or other acquisition as to which the Special Servicer is not required to act under Instructions from the Directing Holders, the Servicer or the Co-Servicer, as applicable, shall pay the costs and expenses in any such proceedings as an Advance unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Servicer or the Co-Servicer, as applicable, shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(ii), (iii) and (vii). If the Special Servicer is acting pursuant to Instructions, the cost and expenses in any such proceeding shall be paid by the Directing Holders or the Special Servicer, without reimbursement therefor by the Trust Fund.

     (c) If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state or locality where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of the state or locality do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officers' Certificate delivered to the Trustee.

     (d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests and Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

     (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

     (ii) Subject to Section 1.02(b), Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note in accordance with the terms of such Note. In the absence of such terms, Net REO Proceeds shall be deemed to have been received first in payment of the accrued interest (not including Excess Interest) that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Note and such amortization schedule until such principal has been paid in full and then to Excess Interest and other amounts due under such Mortgage Loan. If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

     (e) Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

     (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

     (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Lower-Tier REMIC) to the effect that the holding of such personal property by the Lower-Tier REMIC will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (f) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (g) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

     (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

     (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

     (h) The environmental assessment contemplated by Section 3.10(g) shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. The Servicer or the Co-Servicer, as applicable, shall advance the cost of preparation of such environmental assessments unless the Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Special Servicer shall provide such information as reasonably requested by the Servicer or the Co-Servicer, as applicable (provided that the Co-Servicer and the Special Servicer are not the same party), to determine whether such Advance, if made, would be a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06.

     (i) If the Special Servicer determines pursuant to Section 3.10(g)(i) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(g)(ii) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, but only if the Trustee has mailed notice to the Holders of the Regular Certificates of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of greater than 50% of the aggregate Voting Rights of such Classes directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgage Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Trustee setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard. None of the Trustee, the Servicer, the Co-Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(i) at the direction of the Certificateholders unless the Certificateholders agree to indemnify the Trustee, the Servicer, the Co-Servicer and the Special Servicer with respect to such action or inaction. The Special Servicer shall advance the cost of any such compliance, containment, clean-up or remediation unless the Special Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance.

     (j) The Special Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed or regarding any cancellation of indebtedness with respect to any Mortgage Loan. The Special Servicer shall deliver a copy of any such report to the Servicer, the Co-Servicer and the Trustee.

     (k) The costs of any Updated  Appraisal  obtained  pursuant to this Section
3.10 shall be paid by the Servicer or the Co-Servicer as an Advance and shall be reimbursable from the Collection Account (or from the Collateral Account to the extent Advances are otherwise reimbursable therefrom pursuant to this Section 3.10).

     SECTION 3.11.   Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer or the Co-Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Servicer or Co-Servicer, as applicable, shall immediately notify the Trustee or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

     From time to time upon request of the Servicer, Co-Servicer or Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Servicer, Co-Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan into an REO Property, receipt by the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Servicer, Co-Servicer or Special Servicer, as applicable.

     Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION 3.12. Servicing Fees, Trustee Fees and Special Servicing Compensation.

     (a) As compensation for its activities hereunder, each of the Servicer and the Co-Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan serviced by it, which fee shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Servicer's and the Co-Servicer's rights to their respective portions of the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all or part of the Servicer's or the Co-Servicer's responsibilities and obligations under this Agreement. In addition, each of the Servicer and the Co-Servicer shall be entitled to receive, as additional Servicing Compensation,
(i) with respect to the Servicer, any interest or other income earned on amounts on deposit in the Collection Account maintained by the Servicer, with respect to the Co-Servicer, any interest or other income earned on amounts on deposit in the Collection Account maintained by the Co-Servicer and, with respect to the Servicer and Co-Servicer, investment income earned on amounts on deposit in certain Reserve Accounts (to the extent consistent with the related Mortgage
Loan) with respect to the Mortgage Loans serviced by it (to the extent such interest or other income is not required to be paid to the related Borrower pursuant to the terms of the related Mortgage Loan or applicable law) and (ii) to the extent permitted by applicable law and the related Mortgage Loans (and not otherwise payable to the Special Servicer pursuant to Section 3.12(b)), any late payment charges, Assumption Fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items (but not including any Prepayment Premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05; provided, however, that the Servicer and the Co-Servicer shall not be entitled to apply or retain any amounts as additional compensation, any late payment charges with respect to any Mortgage Loan with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured and all delinquent amounts (including any Default Interest) due with respect to such Mortgage Loan have been paid. The Servicer or the Co-Servicer, as applicable, shall also be entitled to receive, for any Specially Serviced Mortgage Loan, 50% of any modification or Assumption Fees for any such Mortgage Loan for which the consent of, or review by, the Servicer or the Co-Servicer is specifically required pursuant to the terms hereunder, including, without limitation, Section 3.28(l),
Section 3.30(c) or Section 3.30(b)(viii) (or if the Special Servicer requests the Servicer's or the Co-Servicer's consent). The Trustee shall, to the extent provided in Sections 3.06(iv) and 3.07(b), withdraw and pay to the Servicer on each Distribution Date from the Distribution Account, Upper-Tier Distribution Account, Default Interest Distribution Account, the Excess Interest Distribution Account, the Repurchase Price Return of Premium Distribution Account and the Post Lock-Out Return of Premium Distribution Account any interest or other income earned on deposits therein. Notwithstanding the foregoing, the Servicing Fee and investment income earned on any Principal Prepayments during the related Collection Period and due to the Servicer or the Co-Servicer, as applicable, on any Distribution Date shall be reduced as provided in the definition of Servicer Prepayment Interest Shortfalls applicable to the Servicer or the Co-Servicer, respectively.

     As compensation for its activities hereunder on each Distribution Date, the Trustee shall be entitled with respect to each Mortgage Loan to the Trustee Fee, which shall be a portion of the Servicing Fee with respect to each Mortgage Loan and which shall be payable from amounts on deposit in the Distribution Account as set forth in Section 3.06(v). The Trustee shall pay the routine fees and expenses of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

     Except as otherwise provided herein, each of the Servicer and the Co-Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it. Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it in connection with its activities hereunder.

     (b) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan to the Special Servicing Compensation, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as Special Servicing Compensation, (i) to the extent permitted by applicable law and the related Loan Documents, any Assumption Fees and extension or other fees relating to any Specially Serviced Mortgage Loan or with respect to servicing activities performed by the Special Servicer on any Specially Serviced Mortgage Loan, and, for any modification, extension or other action by the Special Servicer with respect to any Specially Serviced Mortgage Loan for which the consent of, or review by, the Servicer or the Co-Servicer is required, 50% of any Assumption Fees and extension or other fees payable by the related Borrower in connection therewith; and (ii) any interest or other income earned on deposits in the REO Accounts. Notwithstanding the foregoing, in the event the Special Servicer is, or is an Affiliate of, the Holder of Certificates representing greater than 50% of the Percentage Interests of the most subordinate Class of Sequential
Certificates then outstanding (determined as provided below), the Special Servicer shall be entitled to receive a Special Servicing Fee equal to .25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan. If a review by, or the consent of, the Servicer is not specifically required pursuant to the terms hereof including, without limitation, Section 3.28(l), Section 3.30(c) or Section 3.30(b)(viii) (and provided the Special Servicer does not request the Servicer's or the Co-Servicer's consent) in connection with an extension, modification or other action, the Special Servicer shall be entitled to the full amount of any Assumption Fees and extension or other fees. For purposes of determining whether the Special Servicer is entitled to full compensation hereunder, the Class A-1A, Class A-1B and Class PS-1 Certificates, collectively, and the Class B-6 and Class B-6H Certificates, together, will, in each case, be treated as one class.

     Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

     (c) The Servicer, Co-Servicer, Special Servicer and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(vii).

     (d) No provision of this Agreement or of the Certificates shall require the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Servicer, Co-Servicer, Special Servicer, Trustee or Fiscal Agent, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

     If the Servicer, the Co-Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Servicer, the Co-Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Servicer, the Co-Servicer, the Special Servicer or the
Trustee,  as the case may be,  shall  not be  required  to take  any  action  in response to such request or inquiry unless the Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Servicer's, the Co-Servicer's, the Special Servicer's or the Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Servicer, the Co-Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Servicer, the Co-Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

     SECTION 3.13.    Reports  to  the   Trustee;   Collection   Account
                      Statements.

     (a) The Servicer and the Co-Servicer with respect to the Equity Loans, shall deliver to the Trustee and the Special Servicer, no later than 2:00 p.m. Central time on the Business Day prior to the Servicer Remittance Date prior to each Distribution Date, the Servicer Remittance Report with respect to the related Distribution Date (which shall include, without limitation, the amount of Available Funds for such related Collection Period) including a written statement of anticipated P&I Advances for the related Distribution Date. The Servicer's and the Co-Servicer's responsibilities under this Section 3.13(a) with respect to REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.26.

     (b) For so long as the Servicer or the Co-Servicer makes deposits into and withdrawals from the Collection Account, not later than fifteen days after each Distribution Date, the Servicer and the Co-Servicer shall forward to the Trustee and the Fiscal Agent a statement prepared by the Servicer or the Co-Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Collection Period and showing the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.05 and each category of withdrawal specified in Section 3.06 for the related Collection Period. The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Servicer and the Co-Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

     (c) No later than 12:00 noon Central time on the Servicer Remittance Date, the Servicer, and the Co-Servicer with respect to the Equity Loans, shall deliver or cause to be delivered to the Trustee the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date: (i) a Comparative
Financial Status Report, (ii) a Delinquent Loan Status Report; (iii) an Historical Loss Estimate Report; (iv) an Historical Loan Modification Report;
(v) an REO Status Report; (vi) CSSA Reports; and (vii) a notice (with a copy to the Rating Agencies) if during the preceding calendar month the Servicer, or the Co-Servicer with respect to the Equity Loans, becomes aware that the rating then assigned to any credit tenant or related guarantor with respect to a Credit Lease Loan is reduced, withdrawn or placed on credit watch, together with a Watch List, as more fully set forth in Section 3.13(e). Such reports shall be presented in writing and on a computer readable medium reasonably acceptable to the Trustee. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer or the Co-Servicer, as applicable, at least one Business Day prior to the related Servicer Remittance Date in the form required by Section 3.13(f) or shall be provided by means of such reports so delivered by the Special Servicer to the Servicer or the Co-Servicer, as applicable, in the form so required. Absent manifest error, the Servicer and the Co-Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Servicer's reports, the Co-Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer, the Co-Servicer or the Special Servicer deems appropriate).

     (d) The Servicer and the Co-Servicer, as applicable, shall deliver or cause to be delivered to the Trustee, and promptly after its receipt thereof, the Trustee shall deliver to the Depositor, each Underwriter, the Luxembourg Paying Agent and each Rating Agency and, upon request, shall make available to the Certificateholders and the Special Servicer, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Servicer or Co-Servicer, as applicable:

     (i) At least annually by June 30th, commencing on June 30, 1999, with respect to each Mortgage Loan and REO Mortgage Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Mortgage Loan), an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Mortgage Loans and REO Properties, only to the extent requested by the Special Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer or the Co-Servicer, as applicable, shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each of the Mortgage Loans other than Specially Serviced Mortgage Loans or REO Mortgage Loans, which efforts shall include a letter sent to the related Borrower each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the Mortgage Loans.

     (ii) Within thirty days after receipt by the Servicer or the Co-Servicer, as applicable (or the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Property), of any annual operating statements with respect to any Mortgaged Property or REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Property), an NOI Adjustment Worksheet for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit) (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer, the Co-Servicer or the Special Servicer deems appropriate).

The Servicer or the Co-Servicer, as applicable, shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage Loan). The Operating Statement Analysis report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) is to be updated by the Servicer or the Co-Servicer, as applicable, and such updated report delivered to the Trustee within thirty days after receipt by the Servicer or the Co-Servicer, as applicable, of updated operating statements for such Mortgaged Property. The Servicer or the Co-Servicer, as applicable, will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Trustee within thirty days after receipt of the necessary information (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer, the Co-Servicer or the Special Servicer deems appropriate).

     The Special Servicer will be required pursuant to Section 3.13(g) to deliver to the Servicer or the Co-Servicer, as applicable, the information required pursuant to this Section 3.13(d) with respect to Specially Serviced
Mortgage Loans and REO Mortgage Loans on or before June 10th of each year, commencing on June 10, 1999, and within 15 days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

     (e) No later than 12:00 noon Central time on the Servicer Remittance Date, beginning in December 1998, the Servicer or the Co-Servicer, as applicable, shall prepare and deliver to the Trustee and the Special Servicer, a Watch List of all Mortgage Loans that the Servicer or the Co-Servicer, respectively, has determined are in jeopardy of becoming Specially Serviced Mortgage Loans. For this purpose, Mortgage Loans that are in jeopardy of becoming Specially Serviced Mortgage Loans shall include, without limitation: (i) Mortgage Loans having a current Debt Service Coverage Ratio that is 80% or less of the trailing twelve-month Debt Service Coverage Ratio as of the Cut-off Date (as stated on Annex A to the Prospectus) or having a current trailing twelve-month Debt Service Coverage Ratio that is less than 1.05x (other than Credit Lease Loans),
(ii) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Servicer or the Co-Servicer, as applicable, indicates a problem that the Servicer or the Co-Servicer, as applicable, determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Servicer's or the Co-Servicer's, as applicable, attention in the performance of its duties under this Agreement (without any expansion of such duties by reason hereof) that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a borrower or an affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Mortgage Loans that are at least one Collection Period delinquent in payment, and (v) Mortgage Loans that are within 60 days of maturity (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer, the Co-Servicer, or the Special Servicer deems appropriate).

     The Special Servicer shall report to the Servicer or the Co-Servicer, as applicable, any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Mortgage Loans, the Servicer, the Co-Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any event that comes to their knowledge with respect to a Mortgage Loan or REO Property that the Servicer, the Co-Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standards, would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

     (f) At least one Business Day prior to each Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, to the Servicer, the Co-Servicer (to the extent the Co-Servicer and Special Servicer are different parties) and the Rating Agencies and, upon the request of any of the Trustee, the Depositor or the Underwriters, to such requesting party, the following reports with respect to the Specially Serviced Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date: (i) a Delinquent Loan Status Report; (ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report; (iv) an REO Status Report; and (v) Comparative Financial Status Reports with respect to all Specially Serviced Mortgage Loans; and (vi) CSSA Reports. Such reports shall be presented in writing and on a computer readable magnetic medium (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer, the Co-Servicer or the Special Servicer deems appropriate).

     (g) The Special Servicer shall deliver or cause to be delivered to the Servicer, the Co-Servicer (to the extent the Co-Servicer and Special Servicer are different parties) and the Rating Agencies and, upon the request of any of the Trustee, the Depositor or the Underwriters, to such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

     (i) Annually, on or before June 10 of each year, commencing with June 10, 1999, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Mortgage Loan and each REO Property, which efforts shall include a letter sent to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received.

     (ii) Within 20 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Mortgage Loan, or at least six months of operating information with respect to any REO Property, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

The Special Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property securing a Specially Serviced Mortgage Loan and REO Property. The Operating Statement Analysis report for each Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is a REO Property is to be updated by the Special Servicer and such updated report delivered to the Servicer or the Co-Servicer, as applicable, within 20 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property. In addition, the Special Servicer shall provide each such report to the Servicer in the then-applicable CSSA format. The Special Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is a REO Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Servicer within 20 days after receipt of the necessary information.

     (h) Intentionally Left Blank.

     (i) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer, the Co-Servicer or the Special Servicer pursuant to this Agreement.

     SECTION 3.14.  Annual Statement as to Compliance.

     The Servicer, the Co-Servicer and the Special Servicer (the "reporting person") each shall deliver to the Trustee, the Depositor and to the Rating Agencies on or before March 15 of each year, beginning with March 15, 1999, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the activities of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its material obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the IRS or any other governmental agency or body.

     SECTION 3.15.    Annual  Independent  Public  Accountants'  Servicing
                      Report.

     On or before March 15 of each year, beginning with March 15, 1999, the Servicer, the Co-Servicer and the Special Servicer (the "reporting person") each at the reporting person's expense shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and to the Rating Agencies, to the effect that such firm has examined certain documents and records relating to the servicing of the similar mortgage loans under similar agreements for the prior calendar year and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single
Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported. Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.22 hereof. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants that such electronic version is a conformed copy of the original Accountant's Statement.

     SECTION 3.16.  Access to Certain Documentation.

     The Servicer, Co-Servicer and Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer, Co-Servicer or Special Servicer. Nothing in this Section 3.16 shall require the Servicer, Co-Servicer and Special Servicer to violate, in the judgment of the Servicer, Co-Servicer or Special Servicer, as applicable, any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Servicer, Co-Servicer or Special Servicer to provide access as provided in this Section 3.16 as a result of such law shall not constitute a breach of this Section 3.16.

     SECTION 3.17. Title and Management of REO Properties and REO Account Properties.

     (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders and itself as Holder of the Lower-Tier Regular Interests. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property prior to the close of the third calendar year beginning after the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC has applied for an extension of such period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or
(ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund), addressed to the Special Servicer and Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)).

     (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any "net income from foreclosure property," within the meaning of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Trustee in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders than an alternative method of operation or rental of such REO Property that would not be subject to such a tax. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, REO Account." The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

     (i)  all insurance premiums due and payable in respect of any REO Property;

     (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

     (iii)all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property; and

     (iv) any taxes imposed on the Upper Tier REMIC or Lower-Tier REMIC in respect of net income from foreclosure property in accordance with
          Section 4.05.

     To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above and the Special Servicer has provided written notice of such shortfall to the Servicer or the Co-Servicer, as applicable, at least five Business Days prior to the date that such amounts are due, the Servicer or the Co-Servicer, as applicable, shall advance the amount of such shortfall unless the Servicer or the Co-Servicer, as applicable, determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance; provided, however, the Special Servicer shall make reasonable efforts to request Advances once in any 30 day period to satisfy all such shortfalls. The Special Servicer shall reasonably cooperate with the Servicer in providing any information required to determine whether an Advance would be a Nonrecoverable Advance and the Servicer or the Co-Servicer, as applicable, shall reasonably cooperate with the Special Servicer in providing any information required to determine whether an Advance would be a Nonrecoverable Advance. If the Servicer or the Co-Servicer, as applicable, does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance; and if the Trustee fails to make any such Advance, the Fiscal Agent shall make such Advance, unless in either case, the Trustee or the Fiscal Agent determines that such Advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer or the Co-Servicer, as applicable, that an Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Servicer and the Co-Servicer hereunder. The Servicer, the Co-Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06. The Special Servicer shall withdraw from each REO Account and remit to the Servicer for deposit into the Collection Account on a monthly basis prior to or on the related Due Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

     Notwithstanding the foregoing, the Special Servicer shall not:

     (i) permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

     (ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

     (iii)authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

     (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

     The Special Servicer shall be required to contract with an Independent Contractor (acceptable to each Rating Agency as evidenced by written confirmation that contracting with such Independent Contractor would not, in and of itself cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates), the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

                   (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than 30 days following the receipt thereof by such Independent Contractor;

                 (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

     (c) Promptly following any acquisition by the Trust Fund of an REO Property, the Special Servicer shall obtain an Updated Appraisal thereof, but only in the event that any Updated Appraisal with respect thereto is more than 12 months old, in order to determine the fair market value of such REO Property and shall notify the Depositor, the Servicer, the Co-Servicer and the Trustee hereto of the results of such appraisal. Any such appraisal shall be conducted by an appraiser who is an MAI and the cost thereof shall be an expense of the Trust Fund. The Special Servicer shall obtain a new Updated Appraisal or a letter update every 12 months thereafter.

     (d) When and as necessary, the Special Servicer shall deliver to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

     SECTION 3.18.    Sale of Specially  Serviced  Mortgage Loans and REO
                      Properties.

     (a) The Special Servicer may offer to sell to any Person any Specially Serviced Mortgage Loan (other than a Split Loan as to which the Trustee is not the Lead Lender) or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund. With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with the foregoing, the Special Servicer shall deliver to the Trustee an Officers' Certificate to the effect that pursuant to the terms hereof, the Special Servicer has determined to sell such Specially Serviced Mortgage Loan or REO Property in accordance with this
Section 3.18. The Special Servicer may then offer to sell to any Person any Specially Serviced Mortgage Loan or any REO Property or, subject to the following sentence, purchase any such Specially Serviced Mortgage Loan or REO Property (in each case at the Repurchase Price therefor), but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in Section 3.17(a). The Special Servicer shall deliver such Officers' Certificate and give the Trustee not less than ten Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price therefor or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at the Repurchase Price.

     In the absence of any such offer or purchase by the Special Servicer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price, as determined in accordance with Section 3.18(b), for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a Person other than an Interested Person, or is determined to be a fair price by the Trustee in accordance with
Section 3.18(b), if the highest offeror is an Interested Person; provided, that the Trustee shall be entitled to engage, at the expense of the Trust Fund, an Independent appraiser to determine whether the highest offer is a fair price and, further provided, that if the highest offeror is an Interested Person such offer shall not be accepted if it is less than the Repurchase Price, unless the Rating Agencies have confirmed, in writing, that such acceptance will not, in itself, result in the qualification, downgrade or withdrawal of the then-current ratings assigned to the Certificates. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.

     The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not an Affiliate of the Special Servicer. In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to the Rated Final Distribution Date.

     (b) In determining whether any offer received from an Interested Person represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Trustee shall engage, at the expense of the Trust Fund, an Independent appraiser to determine whether the higher offer is a fair price, and the Trustee may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer (if the highest offeror is not an Interested Person) or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, any Updated Appraisal previously obtained, the period and amount of any delinquency on the affected Specially Serviced Mortgage Loan, the physical (including environmental) condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.17(a).

     (c) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Servicer, the Co-Servicer, the Operating Advisor, the Depositor, the Fiscal Agent and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or, if the offeror is an Interested Person, the Servicer (or the Trustee, if the Servicer is an offeror).

     (d) The Special Servicer shall file information returns regarding the abandonment or foreclosure of Mortgaged Properties with the IRS at the time and in the manner required by the Code.

     (e) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section 3.05(a)(iv).

     SECTION 3.19. Additional Obligations of the Servicer, Co-Servicer and Special Servicer; Inspections.

     (a) The Servicer or the Co-Servicer, as applicable (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer), shall inspect or cause to be inspected (each at its own expense, respectively) each Mortgaged Property (other than those Mortgaged Properties relating to Co-Lender Split Notes) at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property with an Allocated Loan Amount of (A) $5,000,000 or more at least once every 12 months and (B) less than $5,000,000 at least once every 24 months, in each case commencing in September 1999 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer, will not result a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of the Certificates) and (C) if the Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan, (ii) has a Debt Service Coverage Ratio of less than 1.0 (except with respect to Credit Lease Loans), or with respect to Credit Lease Loans, the related credit tenant has defaulted or (iii) is delinquent for 60 days, each Mortgaged Property related to such Specially Serviced Mortgage Loan shall be inspected by the Special Servicer as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Servicer, Co-Servicer or Special Servicer, as applicable, shall send to the Rating Agencies (providing the Rating Agencies have not provided instructions to the contrary) within 20 days of completion, each inspection report. For any Mortgage Loans serviced by the Servicer or Co-Servicer, Special Servicer may provide notice to the Servicer or the Co-Servicer, as applicable, of its intent to inspect a Mortgaged Property. Upon completion of the inspection of such Mortgaged Property, Special Servicer shall provide a copy of the inspection report for such property to the Servicer or the Co-Servicer, as applicable, and Servicer or the Co-Servicer, as applicable, shall be relieved of its then-current obligation to inspect such property.

     The Special Servicer, at its own expense, shall have the right to inspect Mortgaged Properties that are on the Watch List, provided that the Special Servicer notifies the Servicer or the Co-Servicer, as applicable, prior to such inspection and provides a copy of the inspection report for such property to the Servicer or the Co-Servicer, as applicable.

     (b) With respect to each Mortgage Loan, the Servicer or the Co-Servicer, as applicable (or the Special Servicer, in the case of a Specially Serviced Mortgage Loan), shall enforce the Trustee's rights with respect to the Manager under the related Loan Documents and Management Agreement, provided, that, if such right accrues under the related Loan Documents or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Servicer or Co-Servicer (or Special Servicer, if applicable) shall irrevocably waive such right with respect to such date. In the event the Servicer or Co-Servicer (or Special Servicer, as applicable) is entitled to terminate the Manager, the Servicer or Co-Servicer (or Special Servicer, as applicable) shall promptly give notice to the Trustee (who shall copy the Certificateholders), the Originator, the Depositor and each Rating Agency.

     SECTION 3.20.  Authenticating Agent.

     The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and the Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor and the Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor, the Servicer and the Co-Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Servicer and the Co-Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.20, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Servicer, the Co-Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.20.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

     SECTION 3.21.  Appointment of Custodians.

     The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least "BBB" from Fitch and "Baa2" from Moody's, unless the Trustee shall have received prior written confirmation from each Rating Agency that the appointment of such Custodian would not cause such Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.07. Any reasonable compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. The Trustee shall serve as the initial Custodian. The Custodian shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.21 shall be issued by a Qualified Insurer, or shall be otherwise acceptable to the Rating Agencies.

     SECTION 3.22. Reports to the Securities and Exchange Commission; Available Information.

     (a) The Servicer shall prepare and sign, on behalf of the Depositor, any and all Exchange Act Reports; provided, however, that (i) the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund and (ii) the Special Servicer shall prepare and sign on behalf of the Depositor any Exchange Act Report which includes an Annual Compliance Report relating to the Special Servicer. Each Exchange Act Report consisting of a monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, NOI Adjustment Worksheet, Watch List or report pursuant to Section 4.02(b) shall be prepared as an exhibit or exhibits to a Form 8-K. Each Exchange Act Report consisting of an Annual Compliance Report shall be prepared as exhibits to an Annual Report on Form 10-K and shall identify the aggregate number of Holders of Public Certificates and Depository Participants holding positions in Public Certificates as of December 31 (or the nearest Business Day if such date is not a Business Day) of the related year based on information provided by the Trustee. The Trustee shall provide the Servicer and the Special Servicer with a list of Certificateholders and Depository Participants holding Public Certificates as of December 31 of the related year no later than two Business Days prior to the date on which the Servicer or Special Servicer, as applicable, is required to deliver the related Exchange Act Report to the Trustee. For each Exchange Act Report, the Servicer or the Special Servicer, as applicable, shall prepare (i) a manually-signed paper version of such report and (ii) an electronic version of such report, which version shall be prepared as a Microsoft Word for Windows file (or in such other format as the Trustee, the Depositor and the Servicer or the Special Servicer may agree), provided, that, with respect to the electronic version of each Exchange Act Report consisting of a monthly Distribution Date Statement, the Servicer need only deliver an electronic version of the related Form 8-K and the Trustee shall attach an electronic version of the related monthly Distribution Date Statement thereto as an exhibit. Exchange Act Reports consisting of (i) a monthly Distribution Date Statement shall be filed within ten days after the related Distribution Date;
(ii) a Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, NOI Adjustment Worksheet, Watch List, or report pursuant to Section 4.02(b) shall be filed within ten days after each Distribution Date; and (iii) an Annual Compliance Report shall be filed on or prior to March 15 of each calendar year. Electronic versions of each Exchange Act Report shall be delivered to the Trustee on a computer diskette (delivered by courier in packaging designed to shield such diskette from damage in transmission) or by means of electronic data transfer system mutually agreed upon by the Trustee and the Servicer or Special Servicer. The Trustee shall forward each Exchange Act Report to the Depositor (and its attorneys, Cadwalader, Wickersham & Taft, Attn: Anna H. Glick) in a manner and in a format agreed upon by the Trustee and the Depositor. Manually-signed copies of each Exchange Act Report shall be delivered to the Depositor to the attention of Nez Mustafic (or such other Persons as are designated in writing by the Depositor), with a copy to the Trustee.

     If information for any Exchange Act Report is incomplete by the date on which such report is required to be filed under the Exchange Act, the Servicer or, with respect to any Annual Compliance Report relating to the Special Servicer, the Special Servicer shall prepare and execute a Form 12b-25 under the Exchange Act and shall deliver an electronic version of such form to the Trustee for forwarding to the Depositor as provided above. The Servicer or the Special Servicer, as applicable, shall deliver the related report in electronic form to the Trustee when such information is available and such completed report shall be forwarded electronically by the Trustee to the Depositor.

     None of the Servicer, the Special Servicer and the Trustee shall (i) file a Form ID with respect to the Depositor or (ii) cause the Trust Fund to stop filing reports, statements and information with the Commission pursuant to this Section unless directed to do so by the Depositor or the continued reporting is prohibited under the Exchange Act or any regulations thereunder. Upon the written request of the Depositor, the Servicer shall file a Form 15 relating to the Trust Fund with the Commission and send a copy thereof to the Trustee and the Depositor.

     The Trustee shall, at the written direction of the Depositor, solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited pursuant to the Exchange Act.

     (b) Intentionally left blank.

     (c) The Servicer and the Co-Servicer, or the Special Servicer with respect to Specially Serviced Mortgage Loans shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed to the extent the Servicer and the Co-Servicer, or the Special Servicer with respect to Specially Serviced Mortgage Loans, deems such action to be necessary or appropriate), also make available any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Servicer and the Co-Servicer, or the Special Servicer with respect to Specially Serviced Mortgage Loans believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any related Loan Documents related to a Mortgage Loan.

     (d) The Servicer, the Co-Servicer and the Special Servicer shall make available at their offices during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies and the Depositor) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Servicer, the Co-Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Servicer, the Co-Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate the following items: (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Servicer, the Co-Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer, the Co-Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to
Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer, the Co-Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Servicer's or the Co-Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Servicer, the Co-Servicer or the Special Servicer, as applicable, or the Trustee, as applicable, upon request. Nothing in this
Section 3.22(d) shall require the Servicer, the Co-Servicer or the Special Servicer to violate, in the judgment of the Servicer, the Co-Servicer or the Special Servicer, as applicable, any applicable law prohibiting disclosure of information with respect to Borrower and the failure of the Servicer, the Co-Servicer or the Special Servicer to provide access as provided under this
Section 3.22(d) as a result of such law shall not constitute a breach of this Section.

     (e) Notwithstanding the obligations of the Servicer and the Co-Servicer set forth in the preceding provisions of this Section 3.22, the Servicer and the Co-Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee, the Servicer or the Co-Servicer has determined that such withholding is appropriate.

     (f) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Co-Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Co-Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer, the Co-Servicer and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Servicer, the Co-Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.

     SECTION 3.23. Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts.

     The Servicer or the Co-Servicer, as applicable, shall administer each Lock-Box Account, Cash Collateral Account, Escrow Account and Reserve Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

     SECTION 3.24.  Property Advances.

     (a) The Servicer or the Co-Servicer, as applicable (or, to the extent provided in Section 3.24(b), the Trustee or the Fiscal Agent or to the extent specifically provided for in this Agreement, the Special Servicer) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. For purposes of distributions to Certificateholders and compensation to the Servicer, Co-Servicer, Special Servicer or Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

     (b) The Servicer and the Co-Servicer shall notify the Trustee and the Fiscal Agent, and the Special Servicer shall notify the Servicer, the Trustee and the Fiscal Agent, in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Servicer or Co-Servicer, as applicable, and if the Servicer or Co-Servicer, as applicable so fails, the Trustee), subject to the provisions of Section 3.24(c), shall pay the amount of such Property Advance in accordance with such information and instructions. If the Trustee fails to make any Property Advance required to be made under this Section 3.24, the Fiscal Agent, subject to the provisions of Section 3.24(c), shall make such Advance on the same day the Trustee was required to make such Property Advance and, thereby, the Trustee shall not be in default under this Agreement.

     (c) None of the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent or the Special Servicer shall be obligated to make a Property Advance as to any Mortgage Loan or REO Property if the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent or the Special Servicer, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent (or the Servicer or Co-Servicer, as applicable, with respect to a Property Advance required to be made by the Special Servicer) shall be entitled to rely, conclusively, on any determination by the Servicer, Co-Servicer or Special
Servicer, as applicable, that a Property Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer and the Co-Servicer hereunder.

     (d) The Servicer, the Co-Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to
Section 3.06(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Servicer, Co-Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Property Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

     SECTION 3.25.  Appointment of Special Servicer.

     (a) AMRESCO Management, Inc. is hereby appointed as the initial Special Servicer to service each Specially Serviced Mortgage Loan.

     (b) Certificateholders representing greater than 50% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding (provided, however, that for the purpose of determining the most subordinate Class, the Class A-1A, Class A-1B and Class PS-1 Certificates, collectively, and the Class B-6 and Class B-6H Certificates, together, will, in each case, be treated as one Class) shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates. If there is a Special Servicer Event of Default, the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02.

     (c) The appointment of any such successor Special Servicer, shall not relieve the Servicer, the Co-Servicer, the Trustee or the Fiscal Agent of their respective obligations to make Advances as set forth herein; provided, however, the Servicer and the Co-Servicer shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination of the Servicer as Special Servicer or in the event of a termination for breach of this Agreement) shall be paid by the Certificateholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

     (d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Trustee and each Rating Agency, as evidenced in writing, and the Trustee has received written confirmation from each Rating Agency that such appointment would not cause any Rating Agency to qualify, withdraw or downgrade any of its then-current ratings on any Certificates. Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(a) mutatis mutandis.

     SECTION 3.26.    Transfer   of   Servicing   Between   Servicer  or
                      Co-Servicer and Special Servicer; Record Keeping.

     (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Servicer or the Co-Servicer, as applicable, shall immediately give notice thereof, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer or the Co-Servicer, as applicable, shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Servicer or Co-Servicer, as applicable, and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence (provided that receipt of copies of all documents in the Mortgage File shall suffice for such purpose). With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Servicer or the Co-Servicer, as applicable, shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Servicer. The Servicer, Co-Servicer or Special Servicer, as applicable, may agree that, notwithstanding the preceding sentence, with respect to each Mortgage Loan that became a Specially Serviced Mortgage Loan, the Servicer or the Co-Servicer, as applicable, shall instruct the related Borrower to remit all payments in respect of such Mortgage Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Servicer or the Co-Servicer, as applicable. The Special Servicer shall remit to the Servicer or the Co-Servicer, as applicable, any such payments received by it pursuant to the preceding sentence within one Business Day of receipt. The Servicer or the Co-Servicer, as applicable, shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Borrower.

     Upon determining that no event has occurred and is continuing with respect to a Mortgage Loan that causes such Mortgage Loan to be a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Servicer or the Co-Servicer, as applicable, and upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Servicer or the Co-Servicer, as applicable, to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the last sentence of the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Borrower to remit all payments in respect of such Specially Serviced Mortgage Loan directly to the Servicer or the Co-Servicer, as applicable.

     (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer or the Co-Servicer, as applicable, as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

     (c) Not later than the Business Day preceding each date on which each of the Servicer and the Co-Servicer is required to furnish a report under Section 3.13(a) to the Trustee, the Special Servicer shall deliver to the Trustee, with a copy to the Servicer or the Co-Servicer, as applicable, a written statement describing, on a Mortgage Loan by Mortgage Loan basis (for all Mortgage Loans for which the Special Servicer is collecting the payments thereon), (i) the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Mortgage Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the REO Property relating to each applicable Specially Serviced Mortgage Loan, in each case in accordance with Section 3.17 and (ii) such additional information relating to the Specially Serviced Mortgage Loans as the Servicer, the Co-Servicer or Trustee reasonably requests to enable it to perform its duties under this Agreement.

     (d) Notwithstanding the provisions of the preceding subsection (c), the Servicer and the Co-Servicer, as applicable, shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer and the Co-Servicer with any information reasonably required by the Servicer or the Co-Servicer to perform its duties under this Agreement.

     (e) The Servicer or the Co-Servicer, as applicable, shall maintain all records with respect to defeased Mortgage Loans.

     SECTION 3.27.  Interest Reserve Account.

     (a) On each Servicer Remittance Date relating to any Interest Accrual Period ending in any February and on any Servicer Remittance Date relating to any Interest Accrual Period ending in any January which occurs in a year which is not a leap year, the Servicer or the Co-Servicer, as applicable, shall remit to the Trustee, in respect of the Interest Reserve Loans, for deposit into the Interest Reserve Account, an amount equal to one day's interest (assuming a 360-day year) on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Net Mortgage Pass-Through Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts").

     (b) On each Servicer Remittance Date occurring in March, the Servicer or the Co-Servicer, as applicable, shall instruct the Trustee to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount into the Distribution Account.

     SECTION 3.28. Limitations on and Authorizations of the Servicer, the Co-Servicer and Special
                      Servicer with Respect to Certain Mortgage Loans.

     (a) Prior to taking any action with respect to a Mortgage Loan secured by Mortgaged Properties located in a "one-action" state, the Servicer, Co-Servicer or Special Servicer, as applicable, shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund.

     (b) With respect to any Mortgage Loan which permits the related Borrower, with the consent or grant of a waiver by mortgagee, to incur additional indebtedness, to grant additional encumbrances against the related Mortgaged Property or to amend or modify the related Borrower's organizational documents or the organizational documents of the owner of the Borrower, then the Servicer, the Co-Servicer or the Special Servicer, as applicable, may only either consent to such action, or grant a waiver with respect thereto, if the Servicer, the Co-Servicer or the Special Servicer, as applicable, determines that such consent or waiver is likely to result in an equal or greater recovery on a present value basis (discounted at the related Mortgage Rate) than would not consenting to such action and the Servicer, the Co-Servicer or the Special Servicer, as applicable, first obtains written confirmation from each Rating Agency that such consent or grant of a waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

     (c) With respect to the Mortgage Loans that require the related Borrower to pay Rating Agency monitoring or review fees, the Servicer or the Co-Servicer, as applicable, or the Special Servicer shall enforce the obligation of the related Borrowers to pay Rating Agency monitoring or review fees and shall remit such fees from the related Cash Collateral Account for payment of such fees to the applicable Rating Agencies. The Servicer or the Co-Servicer, as applicable, shall receive bills from the Rating Agencies for monitoring, review and surveillance of the Certificates and the Mortgage Loans on behalf of CCA and shall promptly notify and send such bills to CCA, Attention: Marlyn A. Marincas. CCA will notify each Rating Agency to bill CCA for such services and to send such bills to the Servicer and the Co-Servicer. The Servicer and the Co-Servicer shall notify CCA of the portion of the bill that it has paid from funds collected from such Borrowers and CCA will pay such portion of the bill not paid from funds provided by the applicable Borrowers (as described in this section
(c)). Any Rating Agency monitoring or review fees shall be paid by Nomura Asset Capital Corporation on an ongoing basis.

     (d) With respect to all Mortgage Loans that provide that the holder of the related Note may, following an event of default, apply amounts received thereunder (including, without limitation, Liquidation Proceeds) against principal, interest and any other sums due in the order as the holder shall determine, the Servicer or the Co-Servicer, as applicable, shall apply amounts received in respect of such Mortgage Loans (i) first to interest (other than Excess Interest or Default Interest) due thereunder; (ii) next to principal;
(iii) next to default interest due thereunder; (iv) next to Prepayment Premiums (excluding any Return of Premium Amounts) due thereunder; (v) then to any Excess Interest due thereunder; (vi) then to reimburse any litigation or other expenses incurred in collecting any such amounts received in respect of such Mortgage Loan; (vii) then to any Return of Premium Amounts due thereunder and (viii) finally to any other sums due thereunder.

     (e) With respect to the Mortgage Loans that are ARD Loans, the Servicer or the Co-Servicer, as applicable (including the Servicer or the Co-Servicer in its capacity as a Certificateholder, if applicable), or the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the maturity date of the related Mortgage Loan.

     (f) To the extent not inconsistent with the related Mortgage Loan, none of the Servicer, the Co-Servicer or the Special Servicer shall consent to a change of franchise affiliation with respect to a Mortgaged Property unless it obtains written confirmation from Fitch and Moody's that such consent would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

     (g) With respect to any Mortgage Loan secured by a senior housing/healthcare facility, the Special Servicer shall hire a consultant which is experienced in the operation of such facilities in the event that such Mortgage Loan becomes a Specially Serviced Mortgage Loan, the cost of which shall constitute a Property Advance.

     (h) With respect to the Mortgage Loans that are ARD Loans, the Servicer or the Co-Servicer, as applicable, shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related Borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Servicer's or the Co-Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce an equal or greater payment to Certificateholders on a present value basis (discounted at the related Mortgage Rate) than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered. The Servicer or the Co-Servicer, as applicable, will have no liability to the Trust Fund, the Certificateholders or any other Person so long as such determination is based on such criteria. Other than pursuant to Section 3.30, the Special Servicer shall have no right to waive the payment of Excess Interest under the circumstances described in this Section 3.28(h).

     (i) With respect to the Mortgage Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Servicer or the Co-Servicer, as applicable, to continue to require the related Borrower to maintain earthquake insurance, the Servicer or the Co-Servicer, as applicable, shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the Mortgage Loan and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. Any determination by the Servicer or the Co-Servicer, as applicable, that such insurance is not available at commercially reasonable rates shall be subject to confirmation by Fitch that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates rated by Fitch.

     (j) The Servicer or the Co-Servicer, as applicable, shall send written notice to each Borrower and the related Manager and clearing bank that, if applicable, the Servicer or the Co-Servicer, as applicable, and/or the Trustee has been appointed as the "Designee" of the "Lender" under any related Lock-Box Agreement.

     (k) Each of the Servicer, the Co-Servicer and the Special Servicer hereby agrees to use efforts consistent with the Servicing Standard to abide by the terms and conditions precedent to payment of claims under any Residual Value Policies and to use efforts consistent with the Servicing Standard to take all such action as may be required to comply with the terms and provisions of such policies in order to maintain, in full force and effect, such Residual Value Policies. In addition to complying with all conditions to coverage, each of the Servicer or the Co-Servicer, as applicable, and the Special Servicer hereby agrees that it will use efforts consistent with the Servicing Standard to take any and all actions required under the Residual Value Policy in connection with any claim, including (i) the timely presentation of a proof of loss containing all required information, (ii) providing reasonable access to any Mortgaged Property (but only to the extent such access is available pursuant to the related Loan Documents, applicable law and the related Credit Lease), (iii) the providing of any other notices required under the Residual Value Policy in a timely fashion, and (iv) the timely submission of claims under the Residual Value Policy to the extent the Servicer, the Co-Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard that any such claim would not be excluded under the terms of the Residual Value Policy. Any and all amounts collected under a Residual Value Policy shall be immediately deposited in the Collection Account, subject to withdrawal as provided herein.

     (l) For any Specially Serviced Mortgage Loan and with respect to which, under the terms of the related Loan Documents, the mortgagee may, in its discretion, apply Insurance Proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Lock-out Period, the Special Servicer may only make such a prepayment if the Special Servicer has first received the prior written consent of the Servicer or the Co-Servicer, as applicable (if the Special Servicer is not the Servicer) (which consent will be given or withheld in accordance with the Servicing Standard), or the holders of 66 2/3% of the Voting Rights of the Certificates responding within 20 Business Days to a solicitation of their consent.

     (m) If any Mortgage Loan provides that the "Lender" with respect thereto is required to purchase U.S. government obligations on behalf of the related Borrower in connection with any defeasance of the related Note, the Servicer or the Co-Servicer, as applicable, shall (upon receipt of sufficient funds from the related Borrower) purchase such obligations and effectuate such defeasance, at the Borrower's expense, in accordance with the provisions of the related Loan Documents, consistent with the Servicing Standard.

     (n) The Co-Servicer and the Special Servicer (together with their employees, officers and directors) shall not utilize the proprietary and nonpublic information that it becomes aware of in servicing the Mortgage Loans to render advice in connection with, solicit or otherwise participate in the refinancing of any Mortgage Loans (whether at maturity or otherwise, unless the Mortgage Loan Seller confirms in writing that it will not pursue the refinancing of such Mortgaged Property). Neither the Co-Servicer nor the Special Servicer shall make its Mortgage Loan servicing system available to the Co-Servicer's Affiliates or the Special Servicer's Affiliates, respectively, engaged in the commercial mortgage origination business for the purpose of refinancing a Mortgage Loan prior to or at its due date.

     (o) The Servicer or Co-Servicer, as applicable, and the Special Servicer shall administer the Split Notes in accordance with the related Co-Lender Agreements.

     (p) Without limiting the obligations of the Servicer or the Co-Servicer hereunder with respect to the enforcement of a Borrower's obligations under the related Mortgage Loan Documents, each of the Servicer and the Co-Servicer, as applicable, agrees that it shall enforce the provisions of the Mortgage Loan Documents with respect to the collection of Prepayment Premiums.

     (q) In the event that a Rating Agency shall charge a fee in connection with providing confirmation hereunder that a proposed action will not result in the downgrade, withdrawal, or qualification of any rating assigned to any Class of Certificates, the Servicer or the Co-Servicer, as applicable, shall require the related Borrower to pay such fee to the full extent permitted under the applicable Mortgage Loan Documents.

     (r) The Servicer and the Co-Servicer shall convene dial-in conference calls on a quarterly basis for the purpose of providing investors in the Certificates with an opportunity to discuss pool and loan performance issues, beginning in April 1999.

     (s) To the extent not inconsistent with the related Mortgage Loan, none of the Servicer, the Co-Servicer or the Special Servicer shall consent to a replacement of the related Manager with respect to a Mortgaged Property unless it obtains written confirmation from Fitch and Moody's that such consent would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates; provided, however, that if the Stated Principal Balance of such Mortgage Loan is less than the lesser of
(x) 5% of the total aggregate Stated Principal Balances of the Mortgage Loans and (y) $30,000,000, and is not one of the ten largest Mortgage Loans in the Trust Fund, such written confirmation shall not be required from any of the Rating Agencies.

     (t) To the extent not inconsistent with the related Mortgage Loan, none of the Servicer, the Co-Servicer or the Special Servicer shall consent to a transfer of ownership interest in any Borrower or beneficial owner of Borrower with respect to a Mortgaged Property unless it obtains written confirmation from Fitch and Moody's that such consent would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

     (u) To the extent not inconsistent with the related Mortgage Loan, the Servicer or the Co-Servicer, as applicable, shall maintain all reserve accounts and cash collateral accounts as Eligible Accounts and shall invest funds in such accounts in Permitted Investments.

     (v) To the extent not inconsistent with the related Mortgage Loan, the Servicer or the Co-Servicer, as applicable, or the Special Servicer shall, as a condition to granting consent to any material alteration of a Mortgaged Property require any such Borrower to post cash security in the amount of 125% of the projected cost of such alteration, provided, however, that if the Stated Principal Balance of such Mortgage Loan is less than the lesser of (x) 5% of the total aggregate Stated Principal Balances of the Mortgage Loans and (y) $30,000,000, and is not one of the ten largest Mortgage Loans in the Trust Fund, such deposit shall not be required. A material alteration shall be an alteration where the projected cost of such alteration exceeds 5% of the Stated Principal Balance of such Mortgage Loan.

     (w) Pursuant to the provisions of any Mortgage Loan which provides for the removal of a property manager, any calculation of Debt Service Coverage Ratio by the Servicer or the Co-Servicer, as applicable, or the Special Servicer shall use the Mortgage Rate, and not the Revised Mortgage Rate, regardless of the rate in effect at the time of such calculation.

     (x) The Servicer or the Co-Servicer, as applicable, or the Special Servicer shall not remove any Manager solely because any Mortgage Loan has reached its Anticipated Repayment Date and there remains an outstanding principal balance on such Mortgage Loan.

     (y) The assignment to the Trust Fund of the ACCOR Credit Leases notwithstanding, the right of the landlord under the ACCOR Credit Leases to approve of the substitution of the related Mortgaged Properties under certain specified circumstances may be exercised only by the Borrower and not by the Trustee, the Servicer or the Special Servicer, to the extent consistent with the applicable law and the related Loan Documents; provided, that the foregoing shall not contravene any requirement under the Loan Documents to obtain any Rating Agency confirmation.

     SECTION 3.29.  Intentionally Left Blank.

     SECTION 3.30.  Modification, Waiver, Amendment and Consents.

     (a) The Special Servicer may, consistent with the Servicing Standard, agree to the modification, waiver or amendment of any term of a Mortgage Loan either
(i) which is in default or as to which default is reasonably foreseeable or (ii) pursuant to Section 3.30(k).

     (b) Intentionally Left Blank.

     (c) Following a default on a Mortgage Loan at maturity, the Special Servicer may either foreclose or elect to grant a one-year extension of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) the Special Servicer determines in its reasonable judgment that the related Borrower has attempted in good faith to refinance such Mortgage Loan or Mortgaged Property, (ii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the Servicing Standard and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be equal to or greater than the recovery that would result from a foreclosure, (iii) such extension requires that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan and (iv) the Special Servicer terminates the related Manager unless the Special Servicer determines that retaining such Manager is conducive to maintaining the value of such Mortgaged Properties; provided, further, that, if after notice to all Certificateholders, Holders of Certificates evidencing at least 66-2/3% of the Voting Rights of each Class of Certificates entitled to vote direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer or Co-Servicer and the Servicer or Co-Servicer, as applicable, would not elect to extend, Holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders entitled to vote and (b) 66-2/3% of the aggregate Voting Rights of all Certificateholders entitled to vote who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing Holders pursuant to subsection (d) below. The holders of the Class PS-1 Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan.

     (d) The Special Servicer may be given revocable instructions ("Instructions") (with a copy to the Servicer or the Co-Servicer, as applicable) to extend a Specially Serviced Mortgage Loan that has defaulted at maturity by the Holders of Certificates representing greater than 50% of the Voting Rights of the most subordinate Class or Classes of Certificates then outstanding representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of its initial Certificate Balance, the holders of such Class together with the Holders of the next most subordinate Class) (the "Directing Holders") under the following circumstance and subject to the requirements of paragraph (e):

                  (i) If the Special Servicer has determined to commence foreclosure or acquisition proceedings, the Special Servicer shall notify the Trustee (and the Trustee hereby agrees to notify Directing Holders ), the Depositor and the Servicer or the Co-Servicer, as applicable, of its proposed action;

                  (ii) If the Special Servicer receives contrary Instructions from the Directing Holders within seven days after notice was given to the Directing Holders (and the Trustee hereby agrees to forward to the Special Servicer promptly any Instructions provided by the Directing Holders), the Special Servicer will delay such proceedings, and the procedures described below shall apply to the servicing of such Mortgage Loan; and

                  (iii) In the event that the Special Servicer does not receive such Instructions within such seven-day period, the Special Servicer may proceed in connection with the foreclosure or acquisition in a manner consistent with the Servicing Standard.

If the Directing Holders revoke their Instructions to extend the Mortgage Loan, the Special Servicer shall service the Mortgage Loan without regard to such original Instructions; provided, however, that the Directing Holders shall be required to maintain the Collateral Account in accordance with this Section 3.30 unless and until the Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated; and provided, further, that any such foreclosure shall be subject to the provisions of this Section 3.30.

     (e) If the Special Servicer receives Instructions and the Servicer or the Co-Servicer, as applicable, has not otherwise been required to obtain an Updated Appraisal as described above, the Special Servicer will obtain an Updated Appraisal as soon as reasonably practicable to determine the fair market value of each related Mortgaged Property, after accounting for the estimated liquidation and carrying costs (the "Fair Market Value" of such Mortgaged Property), provided that the cost of such Updated Appraisal will constitute a Property Advance. Within two Business Days after the Special Servicer's receipt of Instructions, the Directing Holders are required to deposit (in proportion to their respective Percentage Interests) into a segregated account (the "Collateral Account") established by the Servicer an amount equal to the lesser of (a) 125% of the Fair Market Value of the related Mortgaged Property and (b) the outstanding principal balance of the Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest (the "Deposit"). If no Updated Appraisal has yet been obtained, the amount of the Deposit will be determined based on the Special Servicer's (or if the Special Servicer is a Directing Holder, the Servicer's or the Co-Servicer's, as applicable) estimate of the Fair Market  Value of the  Mortgaged  Property,  in which case,  upon the
Special Servicer's receipt of such Updated Appraisal, the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer or the Co-Servicer, as applicable) will remit any excess deposit to the Directing Holders, or the Directing Holders will deposit in the Collateral Account any shortfall, as the case may be. In the event that the Directing Holders do not make the required deposit within two Business Days of the Special Servicer's receipt of Instructions, the Special Servicer will disregard such Instructions. The Directing Holders will be deemed to have granted to the Special Servicer (or the Servicer or Co-Servicer, if applicable) for the benefit of Certificateholders a first priority security interest in the Collateral Account, as security for the obligations of the Directing Holders.

     (f) If the Special Servicer is acting pursuant to Instructions, the Special Servicer shall direct the Servicer to withdraw from the Collateral Account (and to liquidate the Collateral Account, if necessary) for deposit into the Collection Account on or prior to the Business Day preceding each Servicer
Remittance Date a sum equal to the P&I Advances and Property Advances for the related Mortgage Loan which in the absence of Instructions would be made by the Servicer, the Co-Servicer or the Special Servicer, as applicable (and the obligation to make such advances shall not be subject to a non-recoverability standard), and the Directing Holders shall, upon request therefor by the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer or the Co-Servicer, as applicable), deposit from their own funds into the Collateral Account the amount of such P&I Advances or Property Advances. If the Directing Holders fail to make such Deposit within one Business Day after receipt of the Special Servicer's, Servicer's or Co-Servicer's, as applicable, request, the Special Servicer will no longer be required to follow such Instructions and will specially service such Mortgage Loan as though no Instructions had been given; provided, however, that the Directing Holders will be required to maintain the Collateral Account unless and until the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. The Servicer will invest amounts on deposit in the Collateral Account in Permitted Investments upon direction by the Directing Holders. Directing Holders will be entitled to reinvestment income as received, and will reimburse the Collateral Account for any losses incurred. Any Collateral Account established hereunder will be an "outside reserve fund" beneficially owned by the related Directing Holders for federal income tax purposes, and any amounts paid or reimbursed from the Upper-Tier REMIC or Lower-Tier REMIC to the Collateral Account will be treated as paid to the Directing Holders as beneficial owners.

     (g) Until the disposition of the Specially Serviced Mortgage Loan or Mortgaged Property as to which Directing Holders have provided Instructions or the cure of such default, no P&I Advances shall be made in respect of amounts otherwise distributable to the Class of the Directing Holders in respect of such Mortgage Loan. The Trustee shall notify the Servicer at least one Business Day prior to the Servicer Remittance Date of the amount of scheduled distributions otherwise due to the Class of Certificates held by the Directing Holders on the related Distribution Date.

     (h) The Special Servicer shall provide copies of any modifications or extensions to each Rating Agency. All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.30 shall be in writing. The Special Servicer shall notify the Servicer or the Co-Servicer, as applicable, and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.30, prior to the effective date thereof and the date as of which the related modification, waiver or amendment is to take effect, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the Servicer) an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to clauses (a) and (b)(i) above, the Special Servicer shall deliver to the Trustee (with a copy to the Servicer or the Co-Servicer, as applicable) an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (a) and (b)(i) above.

     (i) If a modification, waiver or amendment results, in and of itself, in the withdrawal, downgrade or qualification of any of the then-current ratings assigned to any Class of Certificates (not including the Class of Certificates, if any, that consented to such actions), then the Special Servicer shall be terminated and shall be replaced pursuant to Section 7.02.

     (j) Any payment of interest which is deferred as described herein shall not, for purposes, including, without limitation, of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

     (k) The Servicer, Co-Servicer or the Special Servicer, as applicable, shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, but only if such modification, waiver or amendment (a) (i) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b), as determined by the Servicer, Co-Servicer or Special Servicer (and the Servicer, Co-Servicer or Special Servicer may rely on an Opinion of Counsel in making such determination), or (ii) occurs within three months of the Startup Day, (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates shall not be required, but either shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     SECTION 3.31. Release of Servicing with Respect to Credit Lease Loans Upon Securitization of the Related Other Notes.

     In the event that any Other Note with respect to any of the Credit Lease Loans or the Prime Retail Pool Loan is acquired by an Other Trust Fund at any time on or after the Closing Date, then, upon payment in full of all amounts due at such time under the related Split Note, the Servicer or the Co-Servicer, as applicable, and the Special Servicer shall relinquish its rights to service or specially service the Split Loan, at which time the Split Loan shall be serviced by the Other Servicer or Other Special Servicer in accordance with the related Co-Lender Agreement and the related Mortgage File shall be released to the Other Trustee in accordance with Section 2.01(b) hereof; provided, however, that, in the event the Special Servicer is then specially servicing the Split Loan, the Special Servicer shall continue to specially service the Split Loan without regard to the acquisition of the Other Note or Other Notes by an Other Trust Fund; provided, further, that prior to relinquishing its rights to service, the Servicer, the Co-Servicer or the Special Servicer shall received written confirmation from the Rating Agencies that the foregoing shall not result in a qualification, withdrawal or downgrade of any rating of the Certificates.

     SECTION 3.32   Servicing of Mortgage  Loans  subject to  Co-Lending
                    Agreements

     (a) With respect to each of the Lead Lender Split Notes, the Servicer or the Co-Servicer as applicable, and Special Servicer will act as the lead servicer and special servicer, respectively, with respect to the servicing of the related Split Loans and will service such Split Loans pursuant to the provisions of this Agreement and the Servicing Standard with a view toward the maximization of recovery on both the Split Note included in the Trust Fund and related Other Note or Other Notes. All amounts collected by the Servicer or the Co-Servicer, as applicable (or the Trustee, the Fiscal Agent or Special Servicer, as applicable), with respect to any Split Note shall be allocated in the manner prescribed in the related Co-Lender Agreement.

     (b) With respect to each Split Loan, the Servicer or the Co-Servicer, as applicable (or the Trustee, Fiscal Agent or Special Servicer, as applicable), will hold the Mortgaged Property, any insurance thereon (including, but not limited to, property, casualty and residual value insurance) and any proceeds derived from the Split Loan or the Mortgaged Property for the benefit of the holders of the Split Note and the Other Note or Other Notes, and will allocate and pay any such proceeds therefrom in the manner prescribed in the related Co-Lender Agreement.

     (c) Notwithstanding any of the provisions of Section 4.06 to the contrary, with respect to any P&I Advance that is made pursuant to Section 4.06 with respect to a Lead Lender Split Note or a Co-Lender Split Note that is in the Trust Fund, such P&I Advance shall not exceed the amount due with respect to such Split Note.

     (d) Notwithstanding any of the provisions of Section 3.24 to the contrary, with respect to any Property Advance that is made with respect to a Mortgaged Property securing a Lead Lender Split Note, the Servicer or the Co-Servicer, as applicable (or the Trustee, Fiscal Agent or Special Servicer, to the extent required by this Agreement), shall advance the entire amount of such Property Advance, subject to Section 3.24(c). To the extent that a Property Advance and related Advance Interest Amounts have been determined to be Nonrecoverable Advances and have not been reimbursed from recoveries in respect of the related Mortgage Loan, the Servicer or the Co-Servicer, as applicable (or the Trustee, Fiscal Agent or Special Servicer, as applicable), shall enforce its rights under the related Co-Lender Agreement against the Other Servicer to collect a pro rata share (based on the outstanding principal amount of each note) of such Nonrecoverable Advance. Any out-of pocket expenses incurred in pursuing such recovery shall be paid out of the Collection Account. With respect to any Co-Lender Split Notes, to the extent that the Co-Lender Agreement requires reimbursement of the Other Servicer on behalf of the Lead Lender of such Split Loan of any Property Advance, the Servicer or the Co-Servicer, as applicable, shall reimburse such amount as a Property Advance hereunder. To the extent that the pro rata portion of any Advance allocable to the Other Note and advanced by the Lead Lender is not reimbursed by the related Other Trust Fund, such amount shall be deemed to be a Nonrecoverable Advance and shall be reimbursed pursuant to 3.06(ii).

     (e) With respect to any Property Advance to be made hereunder with respect to a Co-Lender Split Note, the determination by the Other Servicer shall be binding upon the party or parties required to make such Advance hereunder, both for determining whether or not such Advance should be made and determining how such Advance should be reimbursed to such Party.

     (f) If the Other Servicer is not the Servicer or the Co-Servicer, as applicable, such Co-Lender Split Note shall be serviced hereunder by the servicer of such Other Note as a co-servicer, in accordance with the provisions of this Agreement and the related Co-Lender Agreement.

     (g) In the event that any Other Note is acquired by an Other Trust Fund, such acquisition shall not result in a qualification, withdrawal or downgrade of any rating of the Certificates. In the event the acquisition of an Other Note by an Other Trust Fund does result in such a qualification, withdrawal or downgrade, the Depositor shall repurchase the related Split Note from the Trust Fund in the same manner as provided for under Section 2.03(e) hereof.

     (h) Copies of Certain Materials to Servicers of Other Notes. The Servicer or Co-Servicer, as applicable, shall deliver or cause to be delivered to the Other Servicer the following materials, in writing and on a computer readable medium reasonably acceptable to the Other Servicer (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer or the Co-Servicer, as applicable, deems appropriate):

                  (i)      Copies of the following reports given to the Trustee:
                           (x) the Operating Statement Analysis (with operating statements and rent rolls where provided by the Borrower) and NOI Adjustment Worksheet under Section 3.13(d); and (y) a notice to the Trustee under
                           Section  3.19(b)  with  respect to the related  Split
                           Note;

                  (ii) The information contained in the Delinquent Loan Status Report with respect to the Split Notes;

                  (iii)    Copies of the annual compliance  statement  delivered
                           pursuant  to  Section   3.14  and  the   Accountant's
                           Statement delivered pursuant to Section 3.15;

                  (iv) If requested, copies of all property inspection reports for the Split Notes conducted pursuant to
                           Section 3.19(a); and

                  (v) Copies of the Watch List whenever a Split Note appears thereon.

     SECTION 3.33.  Engagement of Operating Advisor; Procedures..

     (a) Engagement. The Operating Advisor will act as operating advisor for the Affiliated Mortgage Loans on behalf on the Trust Fund and the Trustee (as trustee for Certificateholders) in accordance with any and all applicable laws, the terms of this Agreement, the respective Affiliated Mortgage Loan, and the Servicing Standard.

     (b) Notification. Upon the occurrence of any event that causes a Mortgage Loan to become, or cease to be, an Affiliated Mortgage Loan, the Servicer will deliver written notice thereof to the Operating Advisor, substantially in the form of Exhibit N hereto (the "Notice and Acknowledgment"), which Notice and Acknowledgment shall be signed by the Operating Advisor and returned to the Servicer within one (1) Business Day following receipt thereof.

     (c) Activities. (i) Pursuant to the procedures set forth in clause (d) below, the Operating Advisor shall approve in writing all of the following actions of the Servicer in the course of servicing any Affiliated Mortgage Loan pursuant to this Agreement:

               (A)  waivers, consents, assumptions or substitutions described in
                    Section 3.09(a);

               (B)  waivers described in Section 3.09(b);

               (C) any action taken by the Servicer pursuant to Section 3.09(e) with respect to a defeasance requested by a Borrower;

               (D) modifications, waivers or amendments with respect to an Affiliated Mortgage Loan (including, without limitation, any lease reviews and consents) pursuant to Section 3.30(k);

               (E) the Servicer's determination that any Property Advance constitutes a Nonrecoverable Advance pursuant to Section 3.24;

               (F) the decision to transfer a Affiliated Mortgage Loan to the Special Servicer pursuant to Section 3.26; and

               (G) any request for a release from a Reserve Account (other than a Reserve Account for taxes or insurance) of an amount in excess of five thousand dollars ($5,000.00).

     (ii) If in the course of the performance of its duties hereunder, the Operating Advisor actually becomes aware of any event or circumstance described in items (i) through (viii) of the definition of "Specially Serviced Mortgage Loan," the Operating Advisor may direct that a Affiliated Mortgage Loan become a Specially Serviced Mortgage Loan, notwithstanding any determination of the Servicer to the contrary.

     (d) Procedures. For each request for an approval from the Operating Advisor hereunder, the Servicer will deliver all relevant information in its possession to the Operating Advisor in the most expeditious manner practicable, together with an Officers Certificate stating all of the relevant material facts with respect to the requested action and stating that the Operating Advisor's and Servicer's approval of such action would be in accordance with this Agreement and that the Servicer recommends, consistent with the Servicing Standard, that the Operating Advisor consent to such action. The Servicer shall attach to such Officers Certificate copies of documentation necessary to complete the requested action if approval is obtained.

     The Operating Advisor will approve or disapprove the action proposed to be taken by the Servicer in a letter to the Servicer in the form attached hereto as Exhibit O within five (5) Business Days after its receipt of such request from the Servicer, or will request specified additional information from the Servicer. If additional information is requested, the Servicer will provide such information as is readily available within two (2) Business Days. The Operating Advisor will, based on information provided to the Operating Advisor, use best efforts to approve or disapprove actions with respect to Advances or transfers of a Affiliated Mortgage Loan to the Special Servicer as provided in Section 3.33(c)(v) and (vi) above within three (3) Business Days of its receipt of a request therefor and receipt of the relevant information. In all cases, the Operating Advisor's failure to respond to the Servicer's request within five (5) Business Days from the time the Operating Advisor is in receipt of all information requested by the Operating Advisor pursuant to this Section 3.33(d) shall be deemed approval by the Operating Advisor. Notwithstanding the foregoing, however, if the failure to take action would have a material adverse effect on the Certificateholders under the Servicing Standard, the Servicer may take action if the Operating Advisor has not responded within three (3) Business Days, provided that the Operating Advisor will have no liability for any failure to approve or disapprove of any action so taken by the Servicer and the Servicer shall promptly notify the Operating Advisor of any action taken.

     (e) No Borrower Contact. The Operating Advisor shall not make any contact with, or make any request of, a Borrower or subservicer except as specifically directed by the Servicer.

     (f) Operating Advisor Compensation. As compensation for its activities hereunder, the Operating Advisor shall be entitled with respect to each Affiliated Mortgage Loan to (i) the Operating Advisor Fee and (ii) in the event the consent of the Operating Advisor is required for any action, 50% of all borrower paid modification, consent, extension and Assumption Fees due the Servicer for such Affiliated Mortgage Loan. The Operating Advisor Compensation shall be paid by the Servicer. The Servicer shall remit to the Operating Advisor the Operating Advisor Fee on the Servicer Remittance Date, to the extent the Servicing Fee has been paid with respect to the Affiliated Mortgage Loans. All other Operating Advisor Compensation shall be remitted to the Operating Advisor by the Servicer within three (3) Business Days after receipt by the Servicer.

     (g) Expenses. The Operating Advisor shall pay all costs and expenses incurred by the Operating Advisor in performing its duties hereunder and the Servicer shall have no obligation therefor.

     (h) Copies of Certain Materials to Operating Advisor. The Servicer shall deliver or cause to be delivered to the Operating Advisor the following materials, in writing and on a computer readable medium reasonably acceptable to the Operating Advisor (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer deems appropriate):

                  (i)      Copies of the following reports given to the Trustee:
                           (x) the Operating Statement Analysis (with operating statements and rent rolls where provided by the Borrower) and NOI Adjustment Worksheet under Section 3.13(d); and (y) a notice to the Trustee under
                           Section 3.19(b) with respect to a Affiliated Mortgage Loan;

                  (ii) The information contained in the Delinquent Loan Status Report with respect to the Affiliated Mortgage Loans;

                  (iii)    Copies of the annual compliance  statement  delivered
                           pursuant  to  Section   3.14  and  the   Accountant's
                           Statement delivered pursuant to Section 3.15;

                  (iv) If requested, copies of all property inspection reports for the Affiliated Mortgage Loans conducted pursuant to Section 3.19(a); and

                  (v) Copies of the Watch List whenever a Affiliated Mortgage Loan appears thereon.

     (i) Amendment. Notwithstanding the provisions of Section 10.07 hereof, this
Section  3.33 may be amended by the  Servicer and the  Operating  Advisor  only;
provided, however, that the party requesting such amendment shall receive written confirmation from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates.

     (j) Resignation. The Operating Advisor may resign from its obligations and duties hereunder upon a determination that such duties are no longer permissible under applicable law. Any such determination shall be evidenced by an Opinion of Counsel (obtained at the resigning Operating Advisor's expense) to such effect delivered to the Servicer. In addition, and subject to Section 3.33(k) hereof, the Operating Advisor may resign from its obligations and duties hereunder upon sixty (60) days written notice to the Servicer, provided, however, that such resignation shall not become effective until the appointment of a successor Operating Advisor becomes effective.

     (k) Successor Operating Advisor. Notwithstanding anything contained herein to the contrary, no appointment of a successor Operating Advisor shall become effective until the Servicer receives written confirmation from each of the Rating Agencies that such appointment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates.

     (l) Automatic Termination. The duties, obligations and responsibilities of the Operating Advisor shall automatically terminate:

               (i) if the CCA Servicer is no longer acting as the Servicer under this Agreement;

               (ii) with respect to a particular  Affiliated Mortgage Loan, when that Mortgage Loan is no longer an Affiliated Mortgage Loan and the Operating Advisor has been notified of such event pursuant to notification under Section 3.33(b) hereof; or

               (iii) upon the termination of this Agreement.

     (m) Effect of Termination. If the duties of the Operating Advisor are terminated or this Agreement is otherwise terminated as herein provided, the Operating Advisor shall be entitled to all Operating Advisor Fees and other compensation and fees due the Operating Advisor that have accrued and that are owing to the Operating Advisor under the terms of this Agreement as of the effective date of such termination.

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

     SECTION 4.01.  Distributions.

     (a) On each Distribution Date, the Trustee shall pay to itself from the Distribution Account the Trustee Fee, and the remaining amounts held in the Distribution Account shall be withdrawn (to the extent of Available Funds or, in the case of clause (ii), Prepayment Premiums) and distributed in respect of the Lower-Tier Regular Interests as follows:

       (i) The amounts and timing of principal and interest payments and Prepayment Interest Shortfall allocations on each Lower-Tier REMIC Regular Interest will be identical to such amounts and timing on the corresponding Class of Related Certificates for such Distribution Date, except that, solely for this purpose, all calculations with respect to the Related Lower-Tier Regular Interests shall be made as though (x) the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Pass-Through Rates were equal to the Weighted Average Net Mortgage Pass-Through Rate, (y) the Class PS-1 Notional Balance were zero at all times, and (z) any Reduction Interest Shortfall allocated to, or any restoration of amounts corresponding to such Reduction Interest Shortfall distributed on, the Class PS-1 Certificates on such Distribution Date based on notional reductions to the Certificate Balance of a Related Certificate were allocated to or distributed on, as the case may be, the Lower-Tier Regular Interest that corresponds to such Related Certificate.

       (ii)   Prepayment  Premiums  shall  be  distributed  in  respect  of  the
              Lower-Tier   Regular   Interests   in   accordance   with  Section
              4.01(c)(ii).

       (iii) Realized Losses shall be allocated to, and shall reduce the Certificate Balances of, each Class of Lower-Tier Regular Interests without distribution on any Distribution Date, to the extent that the Certificate Balance of such Class exceeds the Certificate Balance of the corresponding Related Certificates because of Realized Losses allocated to such Related Certificates. Amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Related Lower-Tier Regular Interests, to the extent that amounts recovered in respect of any amounts previously written off as Realized Losses are distributed to the corresponding Related Certificates.

       (iv) Any amounts remaining in the Distribution Account after the distribution set forth above in this Section 4.01(a)(i)-(iii) shall be distributed to the Class LR Certificates.

     (b) On each Distribution Date, amounts distributed on the Lower-Tier Regular Interests pursuant to Section 4.01(a) shall be deposited in the Upper-Tier Distribution Account, and Holders of each Class of Certificates (other than the Class LR Certificates) shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest and principal, subject to Section 4.01(h), in the amounts and in the order of priority set forth below:

       (i) First, pro rata, in respect of interest, to the Class A-1A, Class A-1B and Class PS-1 Certificates, up to an amount equal to the aggregate Class Interest Distribution Amounts of such Classes;

       (ii) Second, pro rata, to the Class A-1A, Class A-1B and Class PS-1 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Classes;

       (iii) Third, prior to the Crossover Date, to the Class A-1A Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

       (iv) Fourth, prior to the Crossover Date, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (v) Fifth, to the Class A-2 Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class;

       (vi) Sixth, pro rata, (A) to the Class A-2 Certificates in respect of interest, up to an amount equal to the unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-2 Certificates pursuant to
              Section 4.01(i) up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under clause (B);

       (vii) Seventh, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (viii) Eighth, to the Class A-2 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (ix) Ninth, to the Class A-3 Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class;

       (x) Tenth, pro rata, (A) to the Class A-3 Certificates in respect of interest, up to an amount equal to the unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-3 Certificates pursuant to
              Section 4.01(i) up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under clause (B);

       (xi) Eleventh, to the Class A-3 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xii) Twelfth, to the Class A-3 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xiii) Thirteenth, to the Class A-4 Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class;

       (xiv) Fourteenth, pro rata, (A) to the Class A-4 Certificates in respect of interest, up to an amount equal to the unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-4 Certificates pursuant to
              Section 4.01(i) up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under clause (B);

       (xv) Fifteenth, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xvi) Sixteenth, to the Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xvii) Seventeenth, to the Class A-5 Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class;

       (xviii)Eighteenth,  pro  rata,  (A)  to the  Class  A-5  Certificates  in respect of interest, up to an amount equal to the unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-5 Certificates pursuant to
              Section 4.01(i) up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under clause (B);

       (xix) Nineteenth, to the Class A-5 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xx) Twentieth, to the Class A-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xxi)  Twenty-first,   to  the  Class  B-1  Certificates  in  respect  of
              interest, up to an amount equal to the Class Interest Distribution Amount of such Class;

       (xxii) Twenty-second, pro rata, (A) to the Class B-1 Certificates in respect of interest, up to an amount equal to the unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-1 Certificates pursuant to
              Section 4.01(i) up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under clause (B);

       (xxiii)Twenty-third, to the Class B-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xxiv) Twenty-fourth, to the Class B-1 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xxv)  Twenty-fifth,   to  the  Class  B-2  Certificates  in  respect  of
              interest, up to an amount equal to the Class Interest Distribution Amount of such Class;

       (xxvi) Twenty-sixth, pro rata, (A) to the Class B-2 Certificates in respect of interest, up to an amount equal to the unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-2 Certificates pursuant to
              Section 4.01(i) up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under clause (B);

       (xxvii)Twenty-seventh, to the Class B-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xxviii) Twenty-eighth,  to the Class B-2 Certificates, to the extent not distributed  pursuant to all prior clauses,  for the  unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xxix) Twenty-ninth,   to  the  Class  B-3  Certificates  in  respect  of
              interest, up to an amount equal to the Class Interest Distribution Amount of such Class;

       (xxx) Thirtieth, pro rata, (A) to the Class B-3 Certificates in respect of interest, up to an amount equal to the unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-3 Certificates pursuant to
              Section 4.01(i) up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under clause (B);

       (xxxi) Thirty-first, to the Class B-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xxxii)Thirty-second,  to the Class B-3  Certificates,  to the extent not distributed  pursuant to all prior clauses,  for the  unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xxxiii) Thirty-third, to the Class B-4 Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class;

       (xxxiv)Thirty-fourth,  (A) to the Class B-4  Certificates  in  respect of interest, up to an amount equal to the unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-4 Certificates pursuant to
              Section 4.01(i) up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under clause (B);

       (xxxv) Thirty-fifth, to the Class B-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xxxvi)Thirty-sixth,  to the Class B-4  Certificates,  to the  extent not distributed  pursuant to all prior clauses,  for the  unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xxxvii) Thirty-seventh, to the Class B-5 Certificates in respect of interest, up to an amount equal to the Class Interest Distribution Amount of such Class;

       (xxxviii)  Thirty-eighth,  pro rata, (A) to the Class B-5 Certificates in respect of interest, up to an amount equal to the unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-5 Certificates pursuant to
              Section 4.01(i) up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under clause (B);

       (xxxix)Thirty-ninth, to the Class B-5 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xl) Fortieth, to the Class B-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xli) Forty-first, pro rata, (A) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-6 and Class B-6H Certificates up to an amount equal to the Reduction Interest Distribution Amount so attributable and (B) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (A);

       (xlii) Forty-second,   pro  rata,   to  the  Class  B-6  and  Class  B-6H
              Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amounts of such classes;

       (xliii)Forty-third,   pro  rata,   to  the  Class  B-6  and  Class   B-6H
              Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such classes;

       (xliv) Forty-fourth, pro rata, based on Certificate Balance to the Class B-6 and Class B-6H Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such class is reduced to zero;

       (xlv) Forty-fifth, pro rata, to the Class B-6 and Class B-6H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such classes; and

       (xlvi) Forty-sixth, to the Class R Certificates.

     On each Distribution Date, amounts received on a Mortgage Loan that represent recoveries of Subordinate Class Advance Amounts shall be allocated by the Trustee to the Class of Certificates and the Related Lower-Tier Regular Interest that advanced the related Subordinate Class Advance Amount in respect of the distributions to which such Class of Certificates and Related Lower-Tier Regular Interest were entitled on the Distribution Date on which such distributions were reduced by such Subordinate Class Advance Amount. Amounts allocated with respect to interest shall be applied to any related unpaid Class Interest Shortfalls. On each Distribution Date, the Paying Agent shall distribute such recoveries of Subordinate Class Advance Amounts allocated to the related Class of Certificates and Related Lower-Tier Regular Interest pursuant to this paragraph to such Class and Related Lower-Tier Regular Interest.

     On each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1A and Class A-1B Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such classes, if available, will be distributed pro rata based on their respective Certificate Balances.

     All references to pro rata in the preceding clauses with respect to interest and Class Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distribution of principal other than for unreimbursed Realized Losses shall mean pro rata based on Certificate Balance and with respect to distributions with respect to unreimbursed Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

         (c) (i) On each Distribution Date, following the distribution from the Distribution Account in respect of the Lower-Tier Regular Interests pursuant to
Section 4.01(c)(ii), the Paying Agent shall make distributions of any Prepayment Premiums with respect to any Principal Prepayments received in the related Collection Period from amounts deposited in the Upper-Tier Distribution Account pursuant to Section 3.05(c) in the following amounts (as additional payments and not as payments of interest and principal due thereunder) and order of priority, with respect to the Certificates of each Class in each case to the extent remaining amounts of Prepayment Premiums are available therefor:

                    (I) First, to the Class PS-1 Certificates, an amount equal to (A) the present value (discounted at the Discount
                         Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that would have been paid in respect of the Class PS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at the Discount Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that will be paid in respect of Class PS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

                    (II) Second, to the Class A-1A Certificates, an amount equal to (A) the present  value  (discounted  at the Discount
                         Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1A Certificates and (C) the present value (discounted at the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable); and

                    (III)Third, to the Class A-1B Certificates,  an amount equal to (A) the present  value  (discounted  at the Discount
                         Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1B Certificates and (C) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable).

     In all clauses above, Prepayment Premiums will only be distributed on a Distribution Date (i) if the respective Certificate Balance or Notional Balance of the related Class or Classes is greater than zero on the last Business Day of the Interest Accrual Period ending immediately prior to such Distribution Date and (ii) if the amount computed pursuant to the related clause above is greater than zero. Any Prepayment Premiums remaining following the distributions described in the preceding clauses (I) through (III) shall be distributed to holders of the Class B-6H Certificates regardless of whether the Certificate Balance thereof has been reduced to zero.

     Notwithstanding the foregoing, Prepayment Premiums shall be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

     (ii) On each Distribution Date, prior to the distributions to the Certificates from the Upper-Tier Distribution Account pursuant to Section 4.01(c)(i), the Lower-Tier Regular Interests shall receive distributions in respect of Prepayment Premiums in proportion to their Certificate Balances.

     (d) Intentionally deleted.

     (e) The Certificate Balances of each Class of Regular Certificates (other than the Class PS-1 Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Losses allocated to such Class with respect to such date. Any such write-offs will be applied to Classes of Regular Certificates in the following order, in each case until the Certificate Balance of such Class is reduced to zero: first, to the Class B-6 Certificates and Class B-6H Certificates, pro rata, based on their respective Certificate Balances; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates, fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; sixth, to the Class B-1 Certificates; seventh, to the Class A-5 Certificates; eighth, to the Class A-4 Certificates; ninth, to the Class A-3 Certificates; tenth, to the Class A-2 Certificates; and finally, to the Class A-1A and Class A-1B Certificates, pro rata, based on their respective
Certificate Balances. Any amounts recovered in respect of amounts previously written off as Realized Losses shall be distributed to the Classes of Certificates described above in reverse order of allocation of Realized Losses thereto. Shortfalls in Available Funds due to servicing or trustee compensation other than the Servicing Fee and the Trustee Fee (including servicing compensation resulting solely from interest on Advances (to the extent not payable from Default Interest)), extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction in the Mortgage Rate on a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, or otherwise, shall be allocated in the same manner as Realized Losses to the Certificates.

     Realized Losses and such other amounts described above which are applied to each Class of Certificates will be allocated to reduce the Certificate Balances of the Related Lower-Tier Regular Interests and pro rata as between the Class A-1A-L Interests based on their Certificate Balances.

     (f) All amounts  distributable to a Class of Certificates  pursuant to this
Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first Class mail to the address set forth therefor in the Certificate Register or, provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee, or, if the Class A-1A, Class A-1B or Class A-2 Certificates are listed on the Luxembourg Stock Exchange, at the offices of the Luxembourg Stock Exchange specified in the notice to Holders of such final distribution.

     (g) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Trustee shall, no later than the fifteenth day of the month in the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

                    (A) the Trustee reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                    (B) if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided,  however,  that  the  Class  V-1,  Class  V-2,  Class R and  Class  LR
Certificates shall remain outstanding until there is no other Class of Certificates or Lower-Tier Regular Interests outstanding and the Class B-6H Certificates shall be deemed to be outstanding so long as there are any Mortgage Loans outstanding that provide for payments of Prepayment Premiums in connection with voluntary or involuntary prepayments.

     Any funds not distributed to any Holder or Holders of such Classes of Certificates on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Holders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Holders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Holders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Holder on any amount held in trust hereunder or by the Trustee as a result of such Holder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee.

     (h) Notwithstanding any provision in this Agreement to the contrary, the aggregate amount distributable to each Class pursuant to this Section 4.01 shall be reduced by the aggregate amount paid to any Person pursuant to Section 6.03 or Section 8.05(b) and (d), such reduction to be allocated among such Classes pro rata, based upon the respective amounts so distributable without taking into account the provision of this Section 4.01(h). Such reduction of amounts otherwise distributable to a Class shall be allocated first in respect of interest and second in respect of principal. For purposes of determining Class Interest Shortfalls and Certificate Balances, the amount of any such reduction so allocated to a Class shall be deemed to have been distributed to such Class.

     (i) The Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall be notionally reduced on any Distribution Date to the extent of any Delinquency Reduction Amounts or Appraisal Reduction Amounts with respect to such Distribution Date; provided that (i) if a Delinquency and an Appraisal Reduction Event occur with respect to the same Distribution Date and the same Mortgage Loan, the reduction shall equal the Appraisal Reduction Amount, (ii) following the occurrence of an Appraisal Reduction Event with respect to any Mortgage Loan, no further Delinquency Reduction Amounts shall be applied with respect to such Mortgage Loan and any Delinquency Reduction Amounts previously applied shall be reversed and (iii) for any Distribution Date, the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts shall not exceed the Certificate Balance (as adjusted by any notional reductions) of the most subordinate Class of Certificates outstanding among the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-5, Class A-4, Class A-3 and Class A-2 Certificates (and to the extent the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts exceeds such Certificate Balance, such excess shall be applied, subject to any reversal described below, to notionally reduce the next most subordinate Class of Certificates on the next Distribution Date). Any such reductions shall be applied notionally, first, to the Class B-6 and Class B-6H Certificates, second, to the Class B-5 Certificates, third, to the Class B-4 Certificates, fourth, to the Class B-3
Certificates,  fifth,  to the Class B-2  Certificates,  sixth,  to the Class B-1
Certificates, seventh, to the Class A-5 Certificates, eighth, to the Class A-4 Certificates, ninth, to the Class A-3 Certificates, and finally, to the Class A-2 Certificates (provided in each case that no Certificate Balance in respect of any such class shall be notionally reduced below zero). Any notional reduction of the Certificate Balance of such Certificates as a result of any Delinquency or Appraisal Reduction Event shall be reversed to the extent there is a recovery of any or all of the Delinquency Amounts or a Realized Loss. Additionally, a reversal or additional reduction shall occur to the extent that the Servicer's Appraisal Estimate is less than or greater than the Appraisal Reduction as adjusted to take into account a subsequent independent MAI Appraisal. For purposes of calculating Interest Accrual Amounts, any such reduction or reversal made on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period.

     (j)  Shortfalls  in Available  Funds  resulting  from  Prepayment  Interest
Shortfalls in excess of Servicer Prepayment Interest Shortfalls shall be allocated to and be deemed distributed to, each Class of Certificates, pro rata, based upon the Class Interest Distribution Amount (plus the aggregate Reduction Interest Distribution Amount, in the case of the Class PS-1 Certificates) distributable to each such Class, and shall be allocated to each Class of Lower-Tier Regular Interests in the same manner in which interest is allocated pursuant to Section 4.01(a)(i). Servicer Prepayment Interest Shortfalls shall be deposited by the Servicer into the Collection Account on or prior to the Servicer Remittance Date.

     Shortfalls in Available Funds resulting from indemnification expenses pursuant to Section 6.03 shall be allocated to each Class of Certificates, pro rata, based on amounts distributable to each Class and shall be allocated, first, in respect of interest and, second, in respect of principal. Indemnification expenses which are applied to each Class of Certificates shall be allocated to interest or principal, as applicable, on the Lower-Tier Regular Interests in the same manner that interest and principal are allocated pursuant to Section 4.01(a)(i).

     Prepayment Interest Shortfalls in excess of Servicer Prepayment Interest Shortfalls shall be allocated prior to the allocation of indemnification expenses.

     SECTION 4.02.   Statements  to   Certificateholders;  Reports  by  Trustee;
                     Other Information Available to the Holders and Others.

     (a) On each Distribution Date, based upon the information set forth in the Servicer Remittance Report prepared by the Servicer and the Co-Servicer with respect to the Equity Loans, and the other reports prepared by the Servicer, the Co-Servicer and Special Servicer relating to such Distribution Date, and only to the extent such information is provided to the Trustee by the Servicer, the Co-Servicer or Special Servicer, the Trustee shall prepare and forward by first class mail to each Certificateholder, each prospective investor in a Certificate (upon request), with copies to the Depositor (and its attorneys, Cadwalader, Wickersham & Taft, Attn.: Anna H. Glick), the Servicer, the Co-Servicer, the Special Servicer, the Operating Advisor, each Underwriter, each Rating Agency, the Luxembourg Paying Agent, the Luxembourg Stock Exchange (so long as the Class A-1A, Class A-1B or Class A-2 Certificates are listed on such exchange, and, in the case of the Split Notes, the Other Servicer, such information related to such Split Note) a written report (a "Distribution Date Statement") setting forth the following information:

                    (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balance thereof;

                    (ii) the aggregate  amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount less any Prepayment Interest Shortfalls (in excess of the Prepayment Interest Shortfalls paid by the Servicer or Co-Servicer or indemnification expense pursuant to Section 4.01(j)), (B) Prepayment Premiums and/or (C) Reduction Interest Distribution Amounts;

                    (iii)the   aggregate   Certificate   Balance  or   aggregate
                         Notional Balance, as the case may be, of each Class of Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, if applicable, the aggregate Notional Balance) of each such Class due to Realized Losses and/or additional Trust Fund expenses;

                    (iv) the  Pass-Through  Rate  and  the  Reduction   Interest
                         Pass-Through   Rate,   if  any,   for  each   Class  of
                         Certificates applicable to such Distribution Date;

                    (v) the number of outstanding Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Due Date;

                    (vi) the number and aggregate  unpaid  principal  balance of
                         Mortgage Loans (A)  delinquent  one Collection  Period,
                         (B) delinquent two Collection Periods, (C) delinquent three or more Collection Periods, (D) that are
                         Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced;

                    (vii)with respect to any REO  Mortgage  Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the Stated Principal Balance and the unpaid principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

                    (viii) as to any Mortgage Loan  repurchased  by the Mortgage
                         Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan, (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, and (C) the date of Final Recovery Determination;

                    (ix) with respect to any REO Property  included in the Trust
                         Fund at the close of  business  on the related Due Date
                         (A) the Loan Number of the related Mortgage Loan, (B) the value of such REO Property based on the most recent appraisal or valuation, and (C) the aggregate amount of Net Income and other revenues collected by the Special Servicer with respect to such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

                    (x) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a Final Recovery Determination has been made,
                         (A) the Loan Number of the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date and (C) the date of the Final Recovery Determination;

                    (xi) the aggregate  amount of Principal  Prepayments  (other than Liquidation Proceeds and Insurance Proceeds) made during the related Collection Period and any Prepayment Interest Shortfall in excess of Servicer Prepayment Interest Shortfall for such Distribution Date;

                    (xii)the  amount  of  Property  Advances  and  P&I  Advances outstanding (net of reimbursed Advances) which have been made by the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent;

                    (xiii) the  aggregate  amount  of  Servicing  Fees,  Special
                         Servicing Fees and any other Special Servicing Compensation retained by or paid to the Servicer and the Special Servicer during the related Collection Period;

                    (xiv)the   amount  of  any   Appraisal   Reduction   Amounts
                         allocated during the related Collection Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Collection Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

                    (xv) the amount of Realized  Losses incurred with respect to the Mortgage Loans, Trust Fund expenses, Class Interest Shortfalls, and Reduction Interest Shortfalls if any, during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid); and

                    (xvi)the   original   and   then-current   ratings   of  the
                         Certificates, provided that the Rating Agencies shall be required to provide the Trustee with notification of any change, withdrawal, downgrade or qualification of the ratings of the Certificates.

     In the case of information  furnished  pursuant to subclauses (i), (ii) and
(iii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

     On each Distribution Date, the Trustee shall forward to each Holder of a Class R or Class LR Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to Section 4.02(a)(ii) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

     (b) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail (or by other means of equal or greater expediency) to each Certificateholder, each prospective investor in a Certificate (upon request), the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Operating Advisor, each Underwriter, each Rating Agency, the Luxembourg Paying Agent and the Luxembourg Stock Exchange (so long as the Class A-1A, Class A-1B and Class A-2 Certificates are listed on such exchange) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period (after giving effect to Principal Prepayments and other collections of principal required to be distributed on such Distribution Date), which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in the Prospectus under the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the Borrowers to the Servicer, the Co-Servicer or the Special Servicer, as the case may be, and by the Servicer or the Special Servicer, as the case may be, to the Trustee), which shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such report shall be made available electronically; provided, however, that the Trustee or the Luxembourg Paying Agent will provide Certificateholders with a written copy of such report upon written request.

     (c) On each Distribution Date, the Trustee shall deliver or shall cause to be delivered by first class mail (or by other means of equal or greater expediency) to each Certificateholder, each prospective investor in a Certificate (upon request), the Depositor, each Underwriter, each Rating Agency and the Luxembourg Stock Exchange (so long as the Class A-1A, Class A-1B and Class A-2 Certificates are listed on such exchange) a copy of the Comparative Financial Status Report, the Delinquent Loan Status Report, the Historical Loss Estimate Report, the Historical Loan Modification Report, the REO Status Report and a Watch List provided by the Servicer to the Trustee pursuant to Section 3.13(c) and 3.13(e) on the Servicer Remittance Date. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer or the Co-Servicer, as applicable, at least one Business Day prior to the related Servicer Remittance Date. Such reports shall be made available electronically; provided, however, that the Trustee or the Luxembourg Paying Agent will provide Certificateholders with a written copy of such reports upon written request. Absent manifest error, (i) none of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Luxembourg Paying Agent shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Luxembourg Paying Agent, as applicable, (ii) the Trustee shall not be responsible for the accuracy or completeness of any information supplied to it by the Servicer, the Co-Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Co-Servicer or Special Servicer, as applicable, and (iii) the Trustee shall be entitled to conclusively rely upon the Servicer's reports, the Co-Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein.

     The information contained in the reports in the preceding paragraph of this
Section 4.02(c) shall be made available to the Trustee electronically by the Servicer, and the Co-Servicer in the form of the standard CSSA Reports, and the Trustee will in lieu of mailing such reports as described in such preceding paragraph make such reports available electronically in such form to Certificateholders using the media mutually agreed upon by the Trustee, the Underwriter and the Depositor; provided, however, that the Trustee will continue to provide Certificateholders with a written copy of such reports upon request in the manner described in such preceding paragraph.

     The Trustee shall deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Servicer to the Depositor, each Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee shall make such reports available to the Certificateholders and the Special Servicer. Upon request, the Trustee shall also make available any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee to any Certificateholder or any prospective investor in the Certificates.

     (d) The Trustee shall make available at its offices, during normal business hours, upon not less than two Business Days' prior notice, for review by any Certificateholder, any prospective investor in a Certificate, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, any Rating Agency and any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of documents relating to the Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or to the extent it is aware that such disclosure is prohibited by the Mortgage Documents provided that the Trustee shall have no obligation to review the Mortgage Documents for such prohibition): (i) this Agreement and any amendments thereto;
(ii) all Distribution Date Statements delivered to the Certificateholders since the Closing Date; (iii) all annual Officers' Certificates and all accountants' reports delivered by the Servicer or Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements; (iv) the most recent property inspection report prepared by or on behalf of the Servicer, the Co-Servicer or the Special Servicer in respect of each Mortgaged Property; (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and retail sales information, if any, collected by or on behalf of the Servicer, the Co-Servicer or the Special Servicer in respect to each Mortgaged Property; (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer, the Co-Servicer and/or the Special Servicer; (vii) any and all Officers' Certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Co-Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance; and
(viii) any other materials not otherwise required to be provided hereunder provided to a requesting Certificateholder as provided in this Agreement in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer or the Co-Servicer, as applicable. Copies of any and all of the foregoing items will be available from the Trustee upon request. The Trustee will be permitted to require payment by the requesting party of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Trustee's obligation under this Section 4.02(d) to make available any document is subject to the Trustee's receipt of such document.

     The Trustee shall provide access to the information in the Distribution Date Statements referred to in Section 4.02(a) telephonically through the Trustee's ASAP System, electronically through the Trustee's website or bulletin board service or by such other mechanism as the Trustee may have in place from time to time.

     (e) On or within two Business Days following each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Publisher and each Underwriter, using the format and media mutually agreed upon by the Trustee, each Financial Market Publisher, each Underwriter and the Depositor, the following information regarding each Mortgage Loan and any other information reasonably requested by each Underwriter and available to the Trustee:

          (i) the Loan Number;

          (ii) the Mortgage Rate; and

          (iii) the principal balance as of such Distribution Date.

The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02 to the extent it receives the necessary underlying information from the Servicer, the Co-Servicer or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Servicer, the Co-Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Servicer, the Co-Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

     SECTION 4.03.  Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Holder that is non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

     SECTION 4.04.  REMIC Compliance.

     (a) The parties intend that each of the Upper-Tier REMIC and the Lower-Tier REMIC shall constitute, and that the affairs of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of the Upper-Tier REMIC and the Lower-Tier REMIC and shall on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC: (i) prepare, sign and file, or cause to be prepared and filed, all required Tax Returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC, using a calendar year as the taxable year for each of the Upper-Tier REMIC and the Lower-Tier REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code and Section 4.07; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the Holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of the Upper-Tier REMIC and the Lower-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Servicer, the Special Servicer or the Trustee and necessary to make such filing); and (vi) maintain such records relating to each of the Upper-Tier REMIC and the Lower-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis. The Holder of the largest Percentage Interest in the Class R or Class LR Certificates shall be the tax matters person of the Upper-Tier REMIC or the Lower-Tier REMIC, respectively, pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of the Upper-Tier REMIC and Lower-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund. The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on the Upper-Tier REMIC or the Lower-Tier REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor, the Servicer, the Co-Servicer or the Special Servicer which does not enable the Trustee to comply with any of clauses (i) through (vi) of the fifth preceding sentence or which results in any action contemplated by clauses (i) or (ii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject the Upper-Tier REMIC or Lower-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (C) cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). None of the Servicer, the Co-Servicer, the Special Servicer, the Operating Advisor and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences) for any failure by the Trustee to comply with the provisions of this Section
4.04. The Depositor, the Servicer, the Co-Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Servicer's, the Co-Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 4.04.

     (b) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular
Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans will prepay in accordance with the Prepayment Assumption; (ii) none of the Servicer, the Co-Servicer, the Depositor and the Class LR Certificateholders will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by the Mortgage Loan Seller, the Depositor or an Mortgage Loan Seller pursuant to Article II hereof.

     SECTION 4.05.  Imposition of Tax on the Trust Fund.

     In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Upper-Tier REMIC or Lower-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall deposit in the Collection Account the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(viii) and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Upper-Tier REMIC or Lower-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to the Upper-Tier REMIC or Lower-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account or the Upper-Tier Distribution Account, as the case may
be). To the extent that any such tax is paid to the IRS, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates or Lower-Tier Regular Interests, as applicable, until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable. None of the Servicer, the Co-Servicer, the Special Servicer, the Operating Advisor, nor the Trustee shall be responsible for any taxes imposed on the Upper-Tier REMIC or Lower-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Servicer, the Co-Servicer, the Special Servicer or the Trustee or an act or omission of the Servicer, the Co-Servicer, the Special Servicer or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Servicer or Section 4.04 or 8.01, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Servicer, the Co-Servicer or the Special Servicer shall not be responsible for Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Servicer, the Co-Servicer or the Special Servicer.

     SECTION 4.06.  Remittances; P&I Advances.

     (a) "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, the Monthly Payment (after giving effect to any modification); provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Servicer, the Co-Servicer, the Trustee or the Fiscal Agent, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Mortgage Pass-Through Rate. The Applicable Monthly Payment shall be reduced, for purposes of P&I Advances, by any modifications pursuant to Section 3.30 or otherwise and by any reductions by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

     (b) On the Servicer Remittance Date immediately preceding each Distribution
Date:

                   (i) the Servicer and the Co-Servicer shall remit to the Trustee for deposit in the Distribution Account an amount equal to the Prepayment Premiums received by the Servicer, the Co-Servicer or Special Servicer in the Collection Period preceding such Distribution Date;

                  (ii) the Servicer and the Co-Servicer shall remit to the Trustee for deposit in the Distribution Account an amount equal to the aggregate of the Available Funds (other than P&I Advances), the Trustee Fee and
                           Subordinate Class Advance Recoveries for such Distribution Date; and

                 (iii) the Servicer or the Co-Servicer, as applicable, shall make a P&I Advance by depositing into the Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan to the extent such amounts were not received on such Mortgage Loan as of the close of business on the immediately preceding Determination Date, unless related recoveries are received by the close of business on the day prior to the Servicer Remittance Date (and therefore are not included in the remittance described in the preceding clause (ii)).

     (c) Intentionally Left Blank.

     (d) Notwithstanding Section 4.06(b)(iii), the Servicer or the Co-Servicer, as applicable, shall (i) make only one full Advance in respect of each Mortgage Loan pursuant to such Section in respect of the most subordinate Class of Certificates then outstanding unless the related Delinquency is cured prior to the following Due Date and (ii) not make any P&I Advance in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls, and accordingly, the Servicer or the Co-Servicer, as applicable, may reduce the aggregate amount of P&I Advances to be deposited by the Servicer or the Co-Servicer, as applicable, on the related Servicer Remittance Date in respect of such amounts the Servicer or the Co-Servicer, as applicable, is not required to advance. For purposes of clause (i) of the preceding sentence, the Servicer or the Co-Servicer, as applicable, shall reduce the aggregate amount of the P&I Advance it would otherwise be required to make with respect to any Mortgage Loans that have had more than one uncured Delinquency by the lesser of (a) the total amount that would be distributable to the most subordinate outstanding Class in respect of all Mortgage Loans on such Distribution Date if the Servicer were to make a full P&I Advance and (b) the amount of the delinquent Monthly Payment on such Mortgage Loans. In the event that there is more than one Mortgage Loan that has had more than one uncured Delinquency as of any Servicer Remittance Date and the amount determined pursuant to clause (b) of the preceding sentence exceeds the amount determined pursuant to clause (a) thereof, the P&I Advance that the Servicer or the Co-Servicer, as applicable, makes in respect of such Mortgage Loans (i.e., the amount by which clause (b) exceeds clause (a)) will be deemed to have been made in respect of such delinquent Monthly Payment, pro rata in accordance with the amounts of any such delinquent Monthly Payments. (The first P&I Advance made by the Servicer or the Co-Servicer, as applicable, in respect of a Mortgage Loan shall be deemed to be in respect of the most subordinate Class for purposes of clause (i) of the first sentence of this paragraph.) In addition, on any Servicer Remittance Date on which the Servicer or the Co-Servicer, as applicable, is not required to make a P&I Advance for the benefit of the most subordinate Class as described above, the Servicer or the Co-Servicer, as applicable, shall initially make such P&I Advance (for accounting purposes only) and shall, immediately subsequent to the making of the P&I Advance on such Servicer Remittance Date, be reimbursed for such P&I Advance from amounts otherwise distributable to such most subordinate Class on the related Distribution Date (such amount of reimbursement or any amount not advanced by the Servicer or the Co-Servicer, as applicable, which, if advanced, could have been so reimbursed, the "Subordinate Class Advance Amount"). The Trustee shall provide to the Servicer and the Co-Servicer written statements one Business Day prior to the Servicer Remittance Date listing (i) the aggregate Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for such Distribution Date and (ii) the distribution due to the Holders of the most subordinate Class of Certificates.

     (e) The Servicer and the Co-Servicer shall not be required or permitted to make an advance for Excess Interest or Default Interest. The amount required to be advanced by the Servicer or the Co-Servicer, as applicable, in respect of Applicable Monthly Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal the product of (i) the amount required to be advanced by the Servicer or the Co-Servicer, as applicable, without giving effect to such Appraisal Reduction Amounts and (ii) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period). The amount to be advanced by the Servicer or the Co-Servicer, as applicable, in respect of any Mortgage Loan on any Distribution Date shall be reduced by the greater of the reduction in respect of any Appraisal Reduction Event and the reduction described in clause (d)(i) above.

     (f) Any amount advanced by the Servicer or the Co-Servicer, as applicable, pursuant to Section 4.06(b)(iii) shall constitute a P&I Advance for all purposes of this Agreement and the Servicer shall be entitled to reimbursement (with interest at the Advance Rate) thereof to the full extent as otherwise set forth in this Agreement.

     (g) If as of 11:00 a.m., New York City time, on any Distribution Date the Servicer or the Co-Servicer, as applicable, shall not have made the P&I Advance required to have been made on the related Servicer Remittance Date pursuant to
Section 4.06(b)(iii), the Trustee shall immediately notify the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 12:00 noon, New York City time, on such Business Day deposit into the
Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Servicer or the
Co-Servicer, as applicable. If the Trustee fails to make any P&I Advance required to be made under this Section 4.06, the Fiscal Agent shall make such P&I Advance not later than 2:00 p.m., New York City time, on such Business Day and, thereby, the Trustee shall not be in default under this Agreement.

     (h) None of the Servicer, the Co-Servicer, the Trustee or the Fiscal Agent shall be obligated to make a P&I Advance as to any Monthly Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Servicer, the Co-Servicer, the Trustee or Fiscal Agent, as applicable, determines that such advance will be a Nonrecoverable Advance. The Servicer or the Co-Servicer, as applicable, shall be required to provide notice to the Trustee and the Fiscal Agent on or prior to the Servicer Remittance Date of any such non-recoverability determination made on or prior to such date. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer or the Co-Servicer, as applicable, that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Servicer or the Co-Servicer, as applicable, has failed to make a P&I Advance for reasons other than a determination by the Servicer or the Co-Servicer, as applicable, that such Advance would be a Nonrecoverable Advance, the Trustee or Fiscal Agent, as applicable, shall make such advance within the time periods required by Section 4.06(g) unless the Trustee or the Fiscal Agent, in good faith, makes a determination prior to the times specified in Section 4.06(g) that such advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not an Advance previously made is, or a proposed Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer and the Co-Servicer hereunder.

     (i) The Servicer, the Co-Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06(iii) and the Servicer, Co-Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan.

     SECTION 4.07.  Grantor Trust Reporting.

     The parties intend that the portions of the Trust Fund consisting of (i) the Default Interest and the Default Interest Distribution Account, (ii) the Excess Interest and the Excess Interest Distribution Account, (iii) Repurchase Return of Premium Amounts, (iv) the Post-Lock Out Return of Premium Amounts, (v) the Repurchase Price Return of Premium Distribution Account, and (vi) the Post-Lock Out Return of Premium Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Trust REMICs) shall be conducted so as to qualify such portion as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished information (i) as to the Class V-1 Certificateholders, income with respect to their applicable share of Default Interest and the amount of any interest on unreimbursed Advances payable to the Servicer, the Co-Servicer, the Trustee and the Fiscal Agent, as applicable, therefrom pursuant to Section 3.06(iii), (ii) as to the Class V-2 Certificateholders, the Excess Interest accrued thereon, (iii) as to the Class PS-1 Certificateholders, the Repurchase Return of Premium Amounts distributable thereto, and (iv) as to the Depositor, the Post-Lock Out Return of Premium Amounts distributable thereto, and shall file or cause to be filed with the IRS such information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code.

                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01.The Certificates.

     (a) The Certificates consist of the Class A-1A Certificates, the Class A-1B Certificates, the Class PS-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-6H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and the Class LR Certificates.

     The Class A-1A, Class A-1B, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-18, as set forth in the Table of Exhibits hereto. The Certificates of each Class will be issuable in registered form only, in minimum denominations of authorized Certificate Balance or Notional Balance, as applicable, as described in the succeeding table, and multiples of $1 in excess thereof (or such lesser amount if the Certificate or Notional Balance, as applicable, is not a multiple of $1). With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (A) set forth on the face thereof or (B) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the amount set forth on the books and records of the related Participant or Indirect Participant, as applicable, (ii) expressed in terms of Initial Certificate Balance or Notional Balance, as applicable, and (iii) be in an authorized denomination, as set forth below.

                     Minimum     Aggregate Denomination of all
    Class         Denomination       Certificates of Class
    -----         ------------       ---------------------

    A-1A           $ 50,000.00        $  264,500,000.00
    A-1B           $ 50,000.00        $  632,244,698.00
    PS-1           $ 50,000.00        $1,245,617,638.00
    A-2            $ 50,000.00        $   62,280,882.00
    A-3            $ 50,000.00        $   68,508,970.00
    A-4            $ 50,000.00        $   59,166,838.00
    A-5            $ 50,000.00        $   21,798,308.00
    B-1            $100,000.00        $   31,140,441.00
    B-2            $100,000.00        $   28,026,397.00
    B-3            $100,000.00        $   15,570,220.00
    B-4            $100,000.00        $   24,912,353.00
    B-5            $100,000.00        $   15,570,221.00
    B-6            $ 50,000.00        $   21,797,309.00
    B-6H           $  1,000.00        $        1,000.00

     Each Certificate will share ratably Class Denomination in all rights of the relateds Class. The Class B-6H Certificates shall be issuable in a single, registered definitive physical certificate evidencing its aggregate initial Certificate Balance. The Class V-1, Class V-2, Class R and LR Certificates will each be issuable in one or more registered, definitive physical certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

     The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above.


     The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.


     (b) Except insofar as pertains to any Individual Certificate, the Trust Fund, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of providing information pursuant to Section 3.22 or transmitting communications pursuant to Section 5.05(a), to the extent that the Depositor has provided the Trustee with the names of Beneficial Owners the Trustee shall provide such information to such Beneficial Owners directly. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Certificateholders and the Depository and Depository Participants. Except as set forth in Section 5.01(e) below, Beneficial Owners of Global Certificates shall not be entitled to physical certificates for the Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Subject to the restrictions on transfer set forth in Section 5.02 and Applicable Procedures, the holder of a beneficial interest in a Private Global Certificate may request that the Depositor, or an agent thereof, cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Depositor shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Depositor and the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.


     (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.


     (d) The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

     "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

     (e) If (i) the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Trustee is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates or (iii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Certificate Balance or Notional Balance, as applicable, of the Global
Certificate for any Class then outstanding advise the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Beneficial Owner or Owners of such Global Certificate, the Trustee or the Luxembourg Paying Agent shall notify the affected Beneficial Owner or Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owners requesting them. Upon surrender to the Trustee of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Individual Certificates. None of the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Co-Servicer, the Special Servicer or the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Co-Servicer, the Special Servicer, and the Depositor shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

     (f) If the Trustee, its agents or the Servicer, Co-Servicer or Special Servicer has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Servicer, the Co-Servicer or the Special Servicer has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Servicer, the Co-Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Servicer, the Co-Servicer or the Special Servicer may in its sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Trustee or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Trustee or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

     (g) If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Class B-6, Class B-6H, Class V-1, Class V-2, Class R or Class LR Certificate, upon request of such a Holder, information substantially equivalent in scope to the information currently filed by the Servicer with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act, all of which information referred to in this paragraph shall be provided on a timely basis to the Trustee by the Servicer.

     For so long as the Class B-6, Class B-6H, Class V-1, Class V-2, Class R or Class LR Certificates remain outstanding, neither the Depositor nor the Trustee nor the Certificate Registrar shall take any action which would cause the Trust Fund to fail to be subject to Section 15(d) of the Exchange Act.

     (h) Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Trustee or the Authenticating Agent and delivered to the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory.
Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-20 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02.  Registration, Transfer and Exchange of Certificates.

     (a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual Participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Depositor, the Certificate Registrar, the Servicer, the Co-Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of Sections 5.02(c), (d), (e), (f), (g) and (h). Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

     Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article 5 of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article 5 applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository participants or Beneficial Owners made in violation of applicable restrictions.

     (b) Upon surrender for registration of transfer of any Individual Certificate (other than an initial transfer to an Affiliate of the Depositor), subject to the requirements of Sections 5.02(c), (d), (e), (f), (g), (h) and
(i), the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of Sections 5.02(c), (d), (e), (f), (g), (h) and (i).

     (c) In addition to the  provisions of Sections  5.02(d),  (e), (f), (g) and
(h) and the rules of the Depository; the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

     (i) Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in the Class B-6, Class B-6H, Class V-1, Class V-2, Class R or Class LR Certificates to a transferee that takes delivery in the form of an Individual Certificate:

               (A) The Certificate Registrar shall register the transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

               (B) The Certificate Registrar shall register the transfer of an Individual Certificate pursuant to Regulation S after the expiration of the Restricted Period if (1) the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of Exhibit I hereto (a "Regulation S Transfer Certificate"), and (2) the transferee furnishes to the Certificate Registrar an Investment Representation Letter; and

               (C) The Certificate Registrar shall register the transfer of an Individual Certificate if prior to the transfer such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor or to an Affiliated Person in accordance with an applicable exemption under the Act, and (2) an Opinion of Counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

          and, in each case, the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor's expense) as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

     (ii) Transfers within the Private Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within the Private Global Certificates shall only be made in accordance with this Section 5.02(c)(ii).

               (A) Rule 144A Global Certificate to Regulation S Global Certificate During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Cedel or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A). Upon receipt by the Certificate Registrar at the Corporate Trust Office of
          (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and the Euroclear or Cedel account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit J hereto given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

               (B) Rule 144A Global Certificate to Regulation S Global Certificate After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Cedel account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit K hereto given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

               (C) Regulation S Global Certificate to Rule 144A Global Certificate. If the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Rule 144A Global Certificate, such Beneficial Owner may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C). Upon receipt by the Certificate Registrar at the Corporate Trust Office of
          (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member or, if such account is held for Euroclear or Cedel, the Euroclear or Cedel account, as the case may be, to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in a Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit L hereto given by the holder of such beneficial interest or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

     (iii)Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described in the Securities Legend, and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

               (A) Transfers of a beneficial interest in a Private Global Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(C).

               (B) Transfers of a beneficial interest in a Private Global Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Sections 5.02(c)(i)(A) and (B), respectively.

               (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period.

          Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Certificate Registrar in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

     (iv) Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures and this Section 5.02(c)(iv). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of any transfer pursuant to Regulation S, the Euroclear or Cedel account, as the case may be, to be credited with such beneficial interest, and (4) (x) an Investment Representation Letter from the transferee and, if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository as the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or Cedel, or both, as the case may be, a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

          It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate.

     (v) All Transfers. An exchange of a beneficial interest in a Private Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in a Private Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Private Global Certificates, so long as the Private Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

     (d) If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A or Rule 144 under the Act or that such Certificate is not a "restricted security" within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

     (e) Subject to the  restrictions on transfer and exchange set forth in this
Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange, in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Corporate Trust Office or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first Class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of fifteen days preceding any Distribution Date.

     (f) An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Public Global Certificate pursuant to
Section 5.01) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors, as described herein. In the event that a Responsible Officer of the Certificate Registrar becomes aware that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

     (g) Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

     (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     (i) Subject to Section 5.02(e), transfers of the Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates may be made only in accordance with this Section 5.02(i). The Certificate Registrar shall register the transfer of a Class B-6, Class B-6H, Class V-1, Class V-2, Class R or Class LR Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified
Institutional Buyer, an Affiliated Person or an Institutional Accredited Investor and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter. In addition, the
Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

     (j) None of the Depositor, the Servicer, the Co-Servicer, the Trustee or the Certificate Registrar is obligated to register or qualify the Class B-6, Class B-6H, Class V-1, Class V-2, Class R or Class LR Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Servicer, the Trustee and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (k) No transfer of any Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R or Class LR Certificate (each, a "Restricted Certificate") shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law"), which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or (ii) a collective investment fund in which a Plan is invested, an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to acquire any such Restricted Certificate or any other Person acting on behalf of any Plan or using the assets of any Plan to acquire any such Restricted Certificate, other than (with respect to transfer of Restricted Certificates other than the Class V-1, Class V-2 and Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would not constitute a "prohibited transaction" within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law. Each prospective transferee of a Restricted Certificate shall either (1) deliver to the Depositor, the Certificate Registrar and the Trustee, a transfer or representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (2) in the event the transferee is such an entity specified in (i) or (ii) above, except in the case of a Residual Certificate, which may not be transferred unless the transferee represents it is not such an entity, such entity shall provide an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar that the purchase or holding of the certificates by or on behalf of a plan will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code, and will not subject the Servicer, the Co-Servicer, the Special
Servicer, the Operating Advisor, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability. None of the Trustee, the Servicer, the Co-Servicer or the Certificate Registrar shall register a Class R or Class LR Certificate in any Person's name unless such Person has provided the letter referred to in clause (1) of the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any Plan or using the assets of any Plan to acquire such interest other than (with respect to transfers of beneficial interests in Global Certificates which are Restricted Certificates other than the Class V-1, Class V-2 and Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would not constitute a "prohibited transaction" within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law. Any transfer of a Restricted Certificate that would violate or result in a prohibited transaction under ERISA or Section 4975 of the Code shall be deemed absolutely null and void ab initio.

     (l) Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

       (i) Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

       (ii) No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") of the proposed transferee
              (A) that such proposed  transferee is a Permitted  Transferee  and
              (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (v) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(l) and (y) other than in connection with the initial issuance of the Class R and Class LR Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses
              (x)(B)(i) or (iii) are false.

       (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

     Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R or Class LR Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee, the Servicer and the Co-Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04. Appointment of Paying Agent.

     The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Servicer, to execute and deliver to the Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for LaSalle National Bank, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "AA" by Fitch and "Aa2" by Moody's, or shall be otherwise acceptable to each Rating Agency.

     SECTION 5.05. Access to Certificateholders' Names and Addresses.

     (a) If any Certificateholder, the Servicer or the Co-Servicer (for purposes of this Section 5.05, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant, in the case of any Certificateholder and the expense of the Trust in the case of the Servicer.

     (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Actions of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Servicer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

                                   ARTICLE VI

                  THE DEPOSITOR, THE SERVICER, THE CO-SERVICER,
                 THE OPERATING ADVISOR AND THE SPECIAL SERVICER

     SECTION 6.01. Liability of the Depositor, the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer.

     The Depositor, the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

     SECTION 6.02. Merger or Consolidation of the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer.

     Subject to the following paragraph, each of the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer will keep in full effect its existence, rights and good standing (i) in the case of the Servicer, as a limited liability company under the laws of the State of Delaware, (ii) in the case of the Co-Servicer and the Operating Advisor, as a limited partnership under the laws of the State of Delaware, and (iii) in the case of the Special Servicer, a corporation under the laws of the State of Texas, and, in each case, will not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Each of the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer, respectively, hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer, respectively, hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such Rating Agency to any Class of Certificates.

     SECTION 6.03. Limitation on Liability of the Depositor,  the Servicer,  the
                   Co-Servicer, the Operating Advisor, the Special Servicer and Others.

     (a) None of the Depositor, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer or any of the directors, officers, employees or agents of the Depositor, the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer or any such Person against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including legal fees and expenses) (i) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties hereunder or by reason of reckless disregard of obligations or duties hereunder, in each case by the Person being indemnified or (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement. None of the Depositor, the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor, the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 of this Agreement.

     SECTION 6.04. Limitation on Resignation of the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer; Termination of the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer.

     (a) The Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer may assign their respective rights and delegate their respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of their mortgage servicing or asset management portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be satisfactory to the Trustee and to the Depositor, (B) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02, (C) shall be acceptable to each Rating Agency as confirmed by a letter from each Rating Agency delivered to the Trustee that such assignment or delegation will not cause a downgrade, withdrawal or qualification of the then-current ratings of the Certificates, and (D) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer, the Co-Servicer or the Operating Advisor under this Agreement from and after the date of such agreement; (ii) as confirmed by a letter from each Rating Agency delivered to the Trustee, each Rating Agency's rating or ratings of the Regular Certificates in effect immediately prior to such assignment, sale or transfer will not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer; (iii) the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; and (iv) the rate at which the Servicer Compensation, Special Servicer Compensation or the compensation of the Operating Advisor, as applicable (or any component thereof), is calculated shall not exceed  the  rate  then  in  effect.  Upon  acceptance  of such  assignment  and delegation, the purchaser or transferee shall be the successor Servicer, Co-Servicer, the Operating Advisor or Special Servicer, as applicable, hereunder.

     (b) Except as provided in this Section 6.04, the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Servicer's, Co-Servicer's, Operating Advisor's or Special Servicer's expense) to such effect delivered to the Trustee.

     No resignation or removal of the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer as contemplated by the preceding paragraphs shall become effective until the Trustee or a successor Servicer, Co-Servicer, Operating Advisor or Special Servicer shall have assumed the Servicer's, the Co-Servicer's, the Operating Advisor's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Servicer, Co-Servicer, Operating Advisor or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Servicer, Co-Servicer, Operating Advisor or Special Servicer would have been entitled, additional amounts payable to such successor Servicer, Co-Servicer, Operating Advisor or Special Servicer shall be treated as Realized Losses.

     SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer.

     The Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer shall afford the Depositor, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer shall furnish to the Depositor and the Trustee its most recent financial statements, which with respect to the Servicer may be delivered on a consolidated basis (or in the case of the initial Special Servicer, Co-Servicer and Operating Advisor, the financial statements of AMRESCO, INC. if no separate financial statements have been prepared for the initial Special Servicer, the Co-Servicer or the Operating Advisor) and such other information in its possession regarding its business, affairs, property and condition, financial or otherwise as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and
Section 6.03(a) hereof to the extent not recoverable from the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer, as applicable. No party to this Agreement shall have any responsibility or liability for any action or failure to act by any other party to this Agreement or shall be obligated to monitor or supervise the performance of any other party to this Agreement. None of the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

     SECTION 6.06. Servicer, Co-Servicer or Special Servicer as Owner of a Certificate.

     The Servicer or an Affiliate of the Servicer, or the Special Servicer or an Affiliate of the Special Servicer, or the Co-Servicer or an Affiliate of the Co-Servicer, or the Operating Advisor or an Affiliate of the Operating Advisor may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer or an Affiliate thereof. If, at any time during which the Servicer, the Co-Servicer or the Special Servicer or an Affiliate of the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Servicer's, the Co-Servicer's, the Operating Advisor's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Servicer's, the Co-Servicer's, the Operating Advisor's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer may seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer or an Affiliate of the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer, and (iii) describes in reasonable detail the action that the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Servicer and its Affiliates, the Co-Servicer and its Affiliates, the Operating Advisor and its Affiliates or the Special Servicer and its Affiliates, as applicable) together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Servicer or its Affiliates, the Co-Servicer or its Affiliates, the Operating Advisor or its Affiliates or the Special Servicer or its Affiliates, as applicable) shall have consented in writing to the proposal described in the written notice, and if the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

     SECTION 6.07. Special Termination of Servicer.

     In the event that either Rating Agency does not assign an "approved" or "acceptable" status to act as Servicer hereunder to The Capital Company of America Client Services LLC ("CCA Servicer") by April 1, 1999, or, if at any time prior thereto either of the Rating Agencies indicates that the failure to remove CCA Servicer as the servicer of the Mortgage Loans will result in a qualification, withdrawal or downgrade of any Class of Certificates then outstanding, the CCA Servicer shall immediately relinquish its rights as Servicer hereunder and AMRESCO Services, L.P., shall succeed CCA Servicer as Servicer pursuant to the terms of this Agreement and an Assumption of Servicing Rights Agreement. The terms of Section 7.01(c) and 7.02 hereof shall apply to such termination as if CCA Servicer were the "Terminated Party" and AMRESCO Services, L.P. were the "Terminating Party."

                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Events of Default.

     (a) "Servicer Event of Default," wherever used herein, means any one of the following events:

     (i) any failure by the Servicer or the Co-Servicer, as applicable, to remit to the Collection Account or any failure by the Servicer or the Co-Servicer, as applicable, to remit to the Trustee for deposit into the Distribution Account, Upper-Tier Distribution Account, Excess Interest Distribution Account, Pre-Lock Out Return of Premium Account, Post-Lock Out Return of Premium Account, Interest Reserve Account or Default Interest Distribution Account, any amount required to be so deposited by the Servicer or the Co-Servicer, as applicable (including a P&I Advance), pursuant to, and at the time specified by the terms of this Agreement; or

     (ii) any failure on the part of the Servicer or the Co-Servicer, as applicable, duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations  or  warranties  on the  part of the  Servicer  or the
          Co-Servicer, as applicable, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Co-Servicer, as applicable, by the Depositor or the Trustee, or to the Servicer, the Co-Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

     (iii)confirmation in writing by any Rating Agency that failure to remove the Servicer or the Co-Servicer, as applicable, will, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates; or

     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Co-Servicer, as applicable, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (v) the Servicer or the Co-Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or Co-Servicer, respectively, or of or relating to all or substantially all of its property; or

     (vi) the Servicer or the Co-Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (vii)the Servicer or the Co-Servicer, as applicable, shall fail to make any Property Advance required to be made by the Servicer or the Co-Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Advance), which failure continues unremedied for a period of thirty (30) days after the date on which such Property Advance was first due (or for any shorter period as may be required, if applicable, to avoid any lapse in insurance coverage required under any Mortgage or this Agreement with respect to any Mortgaged Property or to avoid any foreclosure or similar action with respect to any Mortgaged Property by reason of a failure to pay real estate taxes and assessments and if the Trustee makes a required Property Advance pursuant to Section 3.08(a) due to the Servicer's failure to make a required Advance, such Event of Default shall occur immediately upon such Advance); or

     (viii) the Servicer or the Co-Servicer, as applicable, shall no longer be an "approved" servicer by each of the Rating Agencies for mortgage pools similar to the Trust Funds;

then, and in each and every such case, so long as a Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Servicer or the Co-Servicer, as applicable.

     In the event that the Servicer is also the Special Servicer and the Servicer is terminated as provided in this Section 7.01, the Servicer shall also be terminated as Special Servicer.

     (b) "Special Servicer Event of Default," wherever used herein, means any one of the following events:

     (i) any failure by the Special Servicer to remit to the Collection Account any amount required to be so deposited by the Special Servicer pursuant to and in accordance with the terms of this Agreement; or

     (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations or warranties on the part of the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Servicer, the Co-Servicer, the Depositor or the Trustee, or to the Special Servicer, the Servicer, the Co-Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

     (iii)confirmation in writing by any Rating Agency that failure to remove the Special Servicer would, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates; or

     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (v) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer, or of or relating to all or substantially all of its property; or

     (vi) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (vii)the Special Servicer shall no longer be an "approved" special servicer by each of the Rating Agencies for mortgage pools similar to the Trust Fund;

then, and in each and every such case, so long as a Special Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Special Servicer.

     (c) In the event that the Servicer, the Co-Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee (the "Terminating Party") shall, by notice in writing to the Servicer, the Co-Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 notwithstanding any such termination). On or after the receipt by the Terminated Party, of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer, the Co-Servicer and the Special Servicer each agree in the event it is terminated pursuant to this Section 7.01 to promptly (and in any event no later than 10 Business Days subsequent to such notice) provide, at its own expense, the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer, Co-Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer, the Co-Servicer or the Special Servicer to the Collection Account, and any REO Account, Lock-Box Account or Cash Collateral Account thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Terminating Party or such successor Servicer, Co-Servicer or successor Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Servicer, Co-Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Servicer's, Co-Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Terminating Party, the successor Servicer, the successor Co-Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Servicer, Co-Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Servicer, successor Co-Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer, Co-Servicer or Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Servicer, Co-Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Servicer, Co-Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Terminated Party has not reimbursed such costs and expenses, the Terminating Party shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust Fund.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Servicer, the Co-Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Terminating Party shall be its successor in all respects in its capacity as Servicer, Co-Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Servicer, Co-Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Terminating Party shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Servicer, Co-Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by such successor hereunder. The Trustee, as successor Servicer, successor Co-Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Servicer, Co-Servicer or Special Servicer, as applicable, under this Agreement prior to the Servicer's or the Special Servicer's termination. The appointment of a successor Servicer, successor Co-Servicer or successor Special Servicer shall not affect any liability of the predecessor Servicer, Co-Servicer or Special Servicer which may have arisen prior to its termination as Servicer, Co-Servicer or Special Servicer. The Terminating Party shall not be liable for any of the representations and warranties of the Servicer, Co-Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer, predecessor Co-Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Terminating Party as successor Servicer, successor Co-Servicer or successor Special Servicer shall be entitled to the applicable portion of the Servicing Compensation or to the Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Terminating Party's succession to which the Servicer, Co-Servicer or Special Servicer would have been entitled if the Servicer, Co-Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Servicer or the Co-Servicer and the Trustee or the Fiscal Agent shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee or the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if the long-term unsecured debt rating of the Trustee or Fiscal Agent is not at least "AA" by Fitch and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer, Co-Servicer or Special Servicer, as applicable, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency, as the successor to the Servicer, Co-Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer, Co-Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer, Co-Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Servicer's, Co-Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Servicer or the Co-Servicer (or the Special Servicer if the Special Servicer is also the Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Servicer is also the Special Servicer, the Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder for such compensation, then, subject to approval by the Directing Holders, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. Upon determining that a successor to the Terminated Party cannot be obtained for the compensation that the Terminated Party was receiving, the Trustee shall give notice of that fact to the Directing Holders. Once the Trustee has determined the amount of compensation acceptable to a proposed successor to the Terminated Party, the Trustee shall give notice to the Directing Holders of the identity of such successor and the proposed compensation. The Directing Holders will then have 10 Business Days during which to propose their own successor and compensation (which must be acceptable to the Rating Agencies, as evidenced in writing that the appointment of such successor, in and of itself would not result in a downgrade, qualification or withdrawal by any Rating Agency of the then-current ratings assigned to the Certificates) or to approve the successor and compensation proposed by the Trustee. The Depositor, the Trustee, the Servicer, Co-Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Servicer, the Co-Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

     (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Certificateholders and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

     SECTION 7.04. Other Remedies of Trustee.

     During the continuance of any Servicer Event of Default or a Special Servicer Event of Default, so long as such Servicer Event of Default or Special Servicer Event of Default, if applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Event of Default or Special Servicer Event of Default, if applicable.

     SECTION 7.05. Waiver of Past Events of Default; Termination.

     The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Certificateholders, waive any default by the Servicer, Co-Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including P&I Advances) to or, in the case of the Servicer, payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.05 shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

     (c) Neither the Trustee nor any of its officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided, that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

     (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

     (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (iii)The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class (or the Directing Holders if so specified herein), or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

     (iv) Neither the Trustee nor any of its respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Servicer, Co-Servicer, Special Servicer, the Depositor or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

     (v) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund), and the Trustee shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

     (vi) The Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall be deemed to have actual knowledge of the Servicer's, the Co-Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

     None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee, or the Fiscal Agent, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Fiscal Agent, respectively, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, the Co-Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Fiscal Agent shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Fiscal Agent shall be liable for any loss on any investment of funds pursuant to this Agreement.

     SECTION 8.02. Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 8.01:

     (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

     (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

     (iii)(A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and (C) provided, however, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

     (iv) Neither the Trustee nor any of its directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by any of the Holders of Certificates entitled to at least 25% (of such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Servicer, the Co-Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Servicer, the Co-Servicer or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

     (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of the obligations hereunder.

     (b) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either the Upper-Tier REMIC or the Lower-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

     SECTION 8.03. Trustee and Fiscal Agent Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Servicer, the Co-Servicer, the Operating Advisor or the Special Servicer and the Trustee, the Fiscal Agent, the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan, or related document. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Servicer, the Co-Servicer or the Special Servicer pursuant to
Section 7.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Servicer, the Co-Servicer or the Special Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer, the Co-Servicer or the Special Servicer pursuant to
Section 7.02); the compliance by the Depositor, the Servicer, the Co-Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer, the Co-Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer, Co-Servicer or Special Servicer pursuant to Section 7.02) or any sub-servicer or any Borrower; any action of the Servicer, Co-Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Servicer, Co-Servicer or Special Servicer pursuant to Section 7.02) or any sub-servicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; the failure of the Servicer, the Co-Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Servicer, the Co-Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor, the Servicer, the Co-Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Servicer, the Co-Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Distribution Account, Upper-Tier Distribution Account, Lock-Box Account, Cash Collateral Account, Reserve Accounts, Interest Reserve Account, Default Interest Distribution Account, Excess Interest Distribution Account, Repurchase Price Return of Premium Distribution Account and Post-Lock Out Return of Premium Distribution Account or any other account maintained by or on behalf of the Servicer, the Co-Servicer or the Special Servicer, other than any funds held by the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

     SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

     The Trustee, the Fiscal Agent and any agent of the Trustee and Fiscal Agent in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer and the Co-Servicer in banking transactions, with the same rights it would have if it were not Trustee, Fiscal Agent or such agent.

     SECTION 8.05. Payment of Trustee's Fees and Expenses; Indemnification.

     (a) The  Trustee  or any  successor  Trustee  shall  be  entitled,  on each
Distribution Date, to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which Trustee Fee shall be paid to the Trustee prior to the distribution on such Distribution Date of amounts to the
Certificateholders. In the event that the Trustee assumes the servicing responsibilities of the Servicer, the Co-Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Servicer, the Co-Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Servicer, the Co-Servicer or the Special Servicer, as the case may be, would have been entitled.

     (b) The Trustee and the Fiscal Agent shall each be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Fiscal Agent pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01, neither the Trustee nor the Fiscal Agent shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses or any sums due to the Fiscal Agent.

     The Servicer, the Co-Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Servicer, the Co-Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Servicer or Co-Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee or expenses incurred by the Trustee in its capacity as successor Servicer; provided, that in the event that the Servicer or Co-Servicer is terminated pursuant to Section 6.04(c), expenses incurred in connection with such transfer shall be paid by the Depositor.

     (c) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer and the Trustee (each, a "Cross-Indemnifying Party") shall indemnify the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer, the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, a "Cross-Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Cross-Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Cross-Indemnified Party in any action or proceeding between the Cross-Indemnifying Party and the Cross-Indemnified Party or between the Cross-Indemnified Party and any third party or otherwise) related to each such Cross-Indemnifying Party's respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder (including in the case of the Servicer or the Co-Servicer, any agent of the Servicer, the Co-Servicer or sub-servicer).

     (d) The Trust Fund shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, a "Trust-Indemnified Party") from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Trust-Indemnified Party in any action or proceeding between any of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Servicer, the Co-Servicer and the Special Servicer and the Trust-Indemnified Party or between the Trust-Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement or are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Trust-Indemnified Party and (ii) those as to which such Trust-Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term "unanticipated expenses incurred by a REMIC" shall include any fees, expenses and disbursement of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by a Trust-Indemnified Party in connection with any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01. The right of reimbursement of the Trust-Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

     (e) Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Fiscal Agent, as the case may be, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

     (f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least "BBB" by Fitch and "Baa2" by Moody's (or at any time when there is no Fiscal Agent appointed and acting hereunder or any such Fiscal Agent so appointed has a rating on its long-term unsecured debt that is lower than "AA" by Fitch and "Aa2" by Moody's (without regard to any plus or minus or numeric qualifier) the rating on the unsecured long term debt of the Trustee must be at least "AA" by Fitch and "Aa2" by Moody's, or meet different standards provided that each Rating Agency shall have confirmed in writing that such different standards would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Co-Servicer (except during any period when the Trustee has assumed the duties of the Servicer or the Co-Servicer pursuant to
Section 7.02); provided that, notwithstanding that the long-term unsecured debt of LaSalle National Bank is not rated by Fitch, LaSalle National Bank shall not fail to qualify as Trustee solely by virtue of the lack of such ratings until such time as Fitch shall notify the Trustee, the Servicer, the Co-Servicer and the Special Servicer in writing that LaSalle National Bank is no longer exempt from the foregoing rating requirements imposed by this sentence. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     SECTION 8.07. Resignation and Removal of the Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer and each Rating Agency. Upon such notice of resignation, the Fiscal Agent shall also be deemed to have been removed and, accordingly, the Servicer shall promptly appoint a successor Trustee, the appointment of which would not, as evidenced in writing, in and of itself, result in a downgrade, qualification or withdrawal by any Rating Agency of the then-current ratings assigned to the Certificates, and a successor Fiscal Agent (if necessary to satisfy the requirements contained in Section 8.06), the appointment of which, if the successor Trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, would not, as evidenced in writing, in and of itself, result in a downgrade, qualification or withdrawal by any Rating Agency of the then-current ratings assigned to the Certificates, by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee, with a copy to the Fiscal Agent deemed removed, and the successor Trustee and successor Fiscal Agent. If no successor Trustee and successor Fiscal Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee and the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and successor Fiscal Agent.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, Servicer or the Co-Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or upon a confirmation in writing by any Rating Agency that not terminating the Trustee, or the Fiscal Agent, as applicable, would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded, then the Depositor or the Servicer shall remove the Trustee and the Fiscal Agent and the Servicer shall promptly appoint a successor Trustee and successor Fiscal Agent by written instrument, which shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor Trustee and the successor Fiscal Agent.

     The Holders of Certificates entitled to at least 50% of the Voting Rights may at any time remove the Trustee and the Fiscal Agent (and any removal of the Trustee shall be deemed to be a removal also of the Fiscal Agent) and appoint a successor Trustee and successor Fiscal Agent by written instrument or instruments, in eight originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Servicer, one complete set to the Co-Servicer, one complete set to the Operating Advisor, one complete set to the Trustee so removed, one complete set to the Fiscal Agent deemed removed, one complete set to the successor Trustee so appointed and one complete set to the successor Fiscal Agent so appointed.

     In the event of removal of the Trustee, the Fiscal Agent shall be deemed to have been removed.

     In the event that the Trustee or Fiscal Agent is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

     Any resignation or removal of the Trustee and Fiscal Agent and appointment of a successor Trustee and, if such trustee is not rated at least "AA" by each Rating Agency, a successor Fiscal Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee and, if necessary, successor Fiscal Agent as provided in
Section 8.08.

     SECTION 8.08. Successor Trustee and Fiscal Agent.

     (a) Any successor Trustee and any successor Fiscal Agent appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, to the Servicer, to the Co-Servicer, to the Operating Advisor and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Fiscal Agent herein, provided that the appointment of such successor Trustee and successor Fiscal Agent shall not, as evidenced in writing, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

     Upon  acceptance of appointment by a successor  Trustee as provided in this
Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

     (b) Any successor Trustee or Fiscal Agent appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Co-Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

     No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of affecting the liability of or affording protection to such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.11. Fiscal Agent Appointed; Concerning the Fiscal Agent.

     (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Sections 3.24 and 4.06.

     (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Sections 3.24 and 4.06.

     (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act or its own willful misfeasance or for a breach of a representation or warranty contained herein; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Sections 3.24 and 4.06, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by the Depositor, the Servicer, the Co-Servicer, the Special Servicer or the Trustee and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clause (ii) of Section 8.01(c) shall apply to the Fiscal Agent.

     (d) Except as otherwise provided in Section 8.11(c), the Fiscal Agent also shall have the benefit of provisions of clauses (i), (ii), (iii) (other than the proviso thereto), (iv), (v) (other than the proviso thereto) and (vi) of Section 8.02(a).

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination.

     (a) The respective obligations and responsibilities of the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to this Article IX on the Termination Date; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

     (b) The Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Trustee in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. Notwithstanding the termination of the Trust REMICs or the Trust Fund, the Trustee shall be responsible for filing the final Tax Returns for the Trust REMICs and applicable income tax or information returns for the Grantor Trust for the period ending with such termination, and shall retain books and records with respect to the Trust REMICs and the Grantor Trust for the same period of retention for which it maintains its own tax returns or other reasonable period.

     (c) The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

     (i)  the sum of

          (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

          (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

          (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable), to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

          (D) the aggregate amount of unreimbursed Advances, with interest thereon, and unpaid Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent Appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

     Anything in this Section 9.01 to the contrary notwithstanding, the holders of the Class V-1 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to the Net Default Interest, as their interests may appear, and the holders of the Class V-2 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to Excess Interest, as their interests may appear.

     (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Trustee shall determine as soon as practicable the Distribution Date on which the Trustee reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance of each Certificate or Lower-Tier Regular Interest, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01(a), (b), (c) or (d) or (ii) if no such Classes of Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Account or the Distribution Account, to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account, to the Holders of the Class V-1 Certificates of any amount remaining in the Default Interest Distribution Account, to the Holders of the Class V-2 Certificates of any amount remaining in the Excess Interest Distribution Account, to the Holders of the Class PS-1 Certificates of any amount remaining in the Repurchase Price Return of Premium Distribution Account, and to the Depositor of any amount remaining in the Post-Lock Out Return of Premium Distribution Account, in each case, following the later to occur of (A) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (B) the liquidation or disposition pursuant to Section 3.18 of the last asset held by the Trust Fund.

     (e) Notice of any  termination  of the Trust Fund  pursuant to this Section
9.01 shall be mailed by the Trustee to affected Certificateholders with a copy to the Servicer, the Co-Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

     (i)  specify  the   Anticipated   Termination   Date  on  which  the  final
          distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

     (ii) specify the amount of any such final distribution, if known; and

     (iii)state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

     (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01. Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee.

     (g) The Holder of a 100% Percentage Interest in the Class LR Certificates may purchase any Mortgage Loan on its Anticipated Repayment Date, if any, at a price equal to the sum of the following:

     (i) 100% of the outstanding principal balance of such Mortgage Loan on such Anticipated Repayment Date (less any P&I Advances previously made on account of principal);

     (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date (less any P&I Advances previously made on account of interest);

     (iii)the aggregate amount of all unreimbursed Advances with respect to such Mortgage Loan, with interest thereon at the Advance Rate, and unpaid Special Servicing Compensation, Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (iv) the amount of any Liquidation Expenses incurred by the Trust Fund in connection with such purchase;

provided, that, such Holder, at its expense, has provided the Trustee with an Opinion of Counsel to the effect that such purchase would not (x) result in a gain which would be subject to the tax on net income derived from "prohibited transactions" imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or (y) cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC; such opinion relying upon appraisals of the fair market value (for the purposes of Section 860F(c)(1) of the Code) of such Mortgage Loan by at least three Independent appraisers.

     Notwithstanding the foregoing, such Mortgage Loan may not be purchased if the fair market value of the Mortgage Loan is greater than 100% of the outstanding principal balance of such Mortgage Loan.

     The Holder of 100% of the most subordinate Class of Sequential Certificates (provided that the Class B-6H Certificates shall not be considered a Class for such purposes) may purchase any Mortgage Loan on or after its Anticipated Repayment Date under the same terms and conditions hereunder as in the case of a purchase by the Holder of the Class LR Certificates if the Holder of the Class LR Certificates either (i) notifies the Holder of the most subordinate Class of Sequential Certificates that it will not purchase such Mortgage Loan or (ii) does not, in fact, purchase such Mortgage Loan on its Anticipated Repayment Date.

     The proceeds of any such purchase hereunder shall be deposited in the Collection Account and disbursed as provided herein.

     Notwithstanding anything to the contrary contained in this Section 9.01(g), if the Class LR or most subordinate Class of Certificates shall be held by an Affiliate of the Depositor, such Affiliate may not exercise any of the purchase rights under this Section 9.01(g) with respect to a Mortgage Loan that is in default.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.02. Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing Percentage Interests of at least 25% of each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.03. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.04. Notices.

     (a) All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

     If to the Trustee, to:

          LaSalle National Bank
          135 South LaSalle Street
          Suite 1625
          Chicago, Illinois 60674-4107

          Attention: Asset-Backed Securities
                     Trust Services, CCA 1998-D7

     If to the Fiscal Agent, to:

          ABN AMRO Bank,  N.V.
          c/o LaSalle  National Bank
          135 South  LaSalle  Street,
          Suite 1625
          Chicago, Illinois 60674-4107

          Attention: Asset-Backed Securities
                     Trust Services, CCA 1998-D7

     If to the Depositor, to:

          CAPCO America Securitization Corporation
          2 World Financial Center
          Building B, 21st Floor
          New York, New York 10281-1198

          Attention: Perry Gershon

     and to:

          CAPCO America Securitization Corporation
          101 California  Street San
          Francisco, CA 94111

          Attention: Marlyn A. Marincas

     With a copy to:


          Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, New York 10038

          Attention: Anna H. Glick

     If to the Servicer, to:

          The Capital Company of America
          Client Services LLC
          600 East Las Colinas
          Boulevard Irving, Texas 75039

          Attention: General Counsel

     With a copy to:

          Powell, Goldstein, Frazer & Murphy LLP
          1001 Pennsylvania Avenue, N.W.
          Suite 600 South
          Washington, D.C. 20004

          If to the Co-Servicer and the Operating Advisor, to:

          AMRESCO  Services,  L.P.
          235  Peachtree  Street,  Suite 900
          Atlanta, Georgia 30303

          Attention: Portfolio Manager CCA-1998-D7

     With copies to:

          AMRESCO  Services,  L.P.
          235  Peachtree  Street,  Suite 900
          Atlanta, Georgia 30303

          Attention: Legal Counsel

     and to:

          Weil, Gotshal & Manges
          767 Fifth Avenue
          New York, New York 10153

          Attention: Paul T. Cohn

     If to the Special Servicer, to:

          AMRESCO Management, Inc.
          700 North Pearl Street, Suite 2400
          Dallas, Texas 75201

          Attention: Michael Carp

     With copies to:

          AMRESCO Management, Inc.
          700 North Pearl Street, Suite 2400
          Dallas, Texas 75201

          Attention: General Counsel

     If to either Mortgage Loan Seller, to:

          The Capital Company of America LLC
          2 World Financial Center
          Building B, 21st Floor
          New York, New York 10281-1198

          Attention: Perry Gershon

     and to:

          The Capital Company of America LLC
          101 California Street San
          Francisco, CA 94111

          Attention: Marlyn A. Marincas

     If to any Certificateholder, to:

          the address set forth in the
          Certificate Register,

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

     (b) For so long as any Class A-1A, Class A-1B or Class A-2 Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, all notices and communications (other than periodic reports relating to the assets of the Trust Fund) shall be published in a leading daily newspaper of general circulation in Luxembourg approved by the Trustee and the Luxembourg Paying Agent or, if in the opinion of the Trustee or the Luxembourg Paying Agent, such publication shall not be practicable, in an English language newspaper of general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication, or, if published more than once or on different dates, on the first date on which publication in such newspaper is made.

     SECTION 10.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.06. Notice to the Depositor and Each Rating Agency.

     (a) The Trustee shall use its best efforts to promptly provide notice to the Depositor, each Underwriter and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

     (i)  any material change or amendment to this Agreement;

     (ii) the occurrence of any Event of Default that has not been cured;

     (iii)the  merger,   consolidation,   resignation   or  termination  of  the
          Servicer, Special Servicer, the Trustee or Fiscal Agent;

     (iv) the repurchase of Mortgage Loans pursuant to Section 2.03(d) or 2.03(e);

     (v)  the final payment to any Class of Certificateholders;

     (vi) any  change  in  the  location  of  the  Collection   Account  or  the
          Distribution Account;

     (vii)any  event  that  would  result  in  the   voluntary  or   involuntary
          termination of any insurance of the accounts of the Servicer;

     (viii) each  report to  Certificateholders  described  in Section  4.02 and
          Section 3.22;

     (ix) any change in the lien priority of a Mortgage Loan;

     (x) any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

     (xi) any termination of licensing certification at a Mortgaged Property securing a Senior Housing/Healthcare Loan;

     (xii) any material damage to a Mortgaged Property;

     (xiii) any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan; and

     (xiv) any substitution or release of collateral hereunder.

     (b) The Servicer shall promptly furnish to each Rating Agency (and to the Special Servicer with respect to clause (iii) and (iv) below) copies of the following:

     (i)  each of its annual  statements as to  compliance  described in Section
          3.14;

     (ii) each of its annual independent public accountants' servicing reports described in Section 3.15;

     (iii)a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03; however, with respect to Fitch, the Servicer shall provide only the quarterly and annual statements or reports (and with respect to the Special Servicer, such information shall be delivered quarterly, other than information related to Mortgage Loans that are on the Watch List, unless the Special Servicer agrees to reimburse the Servicer for the cost of delivering such information); and

     (iv) a copy of any notice with respect to a breach of a representation or warranty with respect to any Mortgage Loan.

     (c) The Servicer shall furnish each Rating Agency, each Underwriter and the Depositor with such information with respect to the Trust Fund, a Mortgaged Property, a Borrower and any Mortgage Loan as such Rating Agency, such Underwriter or the Depositor shall reasonably request and which the Servicer can reasonably obtain. The Rating Agencies shall not be charged any fee or expense in connection therewith. The Servicer shall send copies to the Depositor of any information provided to any Rating Agency.

     (d) Notices to each Rating Agency shall be addressed as follows:

          Fitch  IBCA,  Inc.
          One State Street Plaza
          New York, New York 10004
          Attention: Commercial Mortgage Surveillance

          Moody's Investors Service, Inc.
          99 Church Street
          New York, New York 10007
          Attention: Managing Director
                     Commercial Mortgage-Backed Securities

or in each case to such other address as either Rating Agency shall specify by written notice to the parties hereto. In addition, with respect to any request for Rating Agency confirmation pursuant to any of the provisions of this Agreement, the party seeking such Rating Agency confirmation shall deliver a copy of such request to the Depositor.

     SECTION 10.07. Amendment.

     This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions herein or therein that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, (v) to amend or supplement any provisions hereof to the extent necessary or desirable to enable the Certificates to be listed in the Luxembourg Stock Exchange (Bureau de Luxembourg) or (vi) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section hereof which relates to the amendment of this Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 10.07 shall be effective with the consent of the Trustee, the Fiscal Agent, the Special Servicer, the Co-Servicer, the Operating Advisor and the Servicer, in writing, and to the extent required by this Section, the Certificateholders. Promptly after the execution of any amendment, the Servicer shall forward to the Trustee and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

     Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Servicer and/or the Trustee, the Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property).

     Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer, the Co-Servicer, the Operating Advisor and the Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii), (iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Fiscal Agent may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Fiscal Agent's own rights, duties or immunities under this Agreement.

     SECTION 10.08. Confirmation of Intent.

     It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the Distribution Account, Upper-Tier Distribution Account, Default Interest Distribution Account, Excess Interest Distribution Account, Repurchase Price Return of Premium Distribution Account and Post-Lock Out Return of Premium Distribution Account whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Delaware and Illinois Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

     SECTION 10.09. Streit Act.

     Any provisions required to be contained in this Agreement by Section 126 and/or Section 130-k or Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such
Section 126 and/or Section 130-k shall not have any effect, and if said Section 126 and/or Section 130-k should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said
Section 126 and/or Section 130-k shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

     SECTION 10.10. No Intended Third-Party Beneficiaries.

     No Person other than a party to this Agreement and any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically state that no Borrower, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

     IN WITNESS WHEREOF, the Depositor, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer, the Trustee and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


Signed and acknowledged                    CAPCO AMERICA SECURITIZATION
in the presence of                         CORPORATION,
                                           as Depositor

---------------------------
Print Name:                                By:
                                              ----------------------------------
                                              Name:
---------------------------                   Title:
Print Name:


Signed and acknowledged                    THE CAPITAL COMPANY OF AMERICA
in the presence of                         CLIENT SERVICES LLC,
                                           as Servicer

---------------------------
Print Name:                                By:
                                              ----------------------------------
                                              Ann Hambly, President
---------------------------
Print Name:

Signed and acknowledged                    AMRESCO Services, L.P.,
in the presence of                         as Co-Servicer

                                           By: AMRESCO MORTGAGE CAPITAL,
---------------------------                    INC.,
Print Name:                                    its General Partner


---------------------------                By:
Print Name:                                   ----------------------------------
                                              Name:
                                              Title


Signed and acknowledged                    AMRESCO SERVICES, L.P.,
in the presence of                         as Operating Advisor

                                           By: AMRESCO Mortgage Capital, Inc.
---------------------------                    its General Partner
Print Name:
                                           By:
                                              ----------------------------------
---------------------------                   Name:
Print Name:                                   Title:


Signed and acknowledged                    AMRESCO MANAGEMENT, INC.,
in the presence of                         as Special Servicer


---------------------------                By:
Print Name:                                   ----------------------------------
                                              Name:
                                              Title:
---------------------------
Print Name:


Signed and acknowledged                    LASALLE NATIONAL BANK,
in the presence of:                        as Trustee, Custodian, Certificate
                                           Registrar and Paying Agent

---------------------------
Print Name:                                By:
                                              ----------------------------------
                                              Name:
----------------------------                  Title:
Print Name:


Signed and acknowledged                    ABN AMRO BANK N.V.,
in the presence of                         as Fiscal Agent


-----------------------------              By:
Print Name:                                   ----------------------------------
                                              Name:
                                              Title:
-----------------------------
Print Name:

ACCEPTED AND AGREED TO SOLELY
WITH RESPECT TO SECTION 3.28(c):

NOMURA ASSET CAPITAL CORPORATION,
a Delaware corporation



By:
   --------------------------
Name:
Title:

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)


     On this _____ day of September, 1998, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared _____________ , to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at Two World Financial Center, New York, New York; that s/he is the _____________ of CAPCO AMERICA SECURITIZATION CORPORATION, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                                  ------------------------------
                                                  NOTARY PUBLIC in and for the
                                                  State of New York.
                                                  My Commission expires:

                                                  (stamp)

                                                  (seal)

This instrument prepared by:


---------------------------
Name:    Cadwalader, Wickersham & Taft
Address: 100 Maiden Lane
         New York, New York 10038

STATE OF __________)
                   ) ss.:
COUNTY OF ________ )


     On this ____ day of September, 1998, before me, the undersigned, a Notary Public in and for the State of __________, duly commissioned and sworn, personally appeared _____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ______________________________________; that s/he is the _____________________
of [CAPITAL COMPANY OF AMERICA CLIENT SERVICES LLC], the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                                  ------------------------------
                                                  NOTARY PUBLIC in and for the
                                                  State of _____________________
                                                  My Commission expires:

                                                  (stamp)

                                                  (seal)

This instrument prepared by:


---------------------------
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York 10038

STATE OF __________   )
                      ) ss.:
COUNTY OF ________    )


     On this ____ day of September, 1998, before me, the undersigned, a Notary Public in and for the State of _______, duly commissioned and sworn, personally appeared _____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at __________________________________________ ; that s/he is the
____________________ of AMRESCO MORTGAGE CAPITAL, INC., the company described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                                 -------------------------------
                                                 NOTARY PUBLIC in and for the
                                                 State of ___________________
                                                 My Commission expires:

                                                 (stamp)

                                                 (seal)

This instrument prepared by:


---------------------------
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York 10038

STATE OF _________  )
                    ) ss.:
COUNTY OF ________  )


     On this ____ day of September, 1998, before me, the undersigned, a Notary Public in and for the State of _______, duly commissioned and sworn, personally appeared _____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at __________________________________________ ; that s/he is the
____________________ of AMRESCO MANAGEMENT, INC., the company described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                                 -------------------------------
                                                 NOTARY PUBLIC in and for the
                                                 State of ____________________
                                                 My Commission expires:

                                                 (stamp)

                                                 (seal)

This instrument prepared by:


---------------------------
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

STATE OF ________________)
                         ) ss.:
COUNTY OF _______________)


     On this ____ day of September, 1998, before me, the undersigned, a Notary Public in and for the State of ________, duly commissioned and sworn, personally appeared _____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ___________________________; that s/he is a ________________ of LASALLE NATIONAL
BANK, a nationally chartered bank, the corporation described in and that executed the foregoing instrument; and that he/her signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                                 -------------------------------
                                                 NOTARY PUBLIC in and for the
                                                 State of _________________

                                                 My Commission expires:


                                                 (stamp)

                                                 (seal)

This instrument prepared by:


---------------------------
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York 10038

STATE OF ____________)
                     ) ss.:
COUNTY OF ___________)


     On this ____ day of September, 1998, before me, the undersigned, a Notary Public in and for the State of __________________, duly commissioned and sworn, personally appeared ___________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ______________________________; that s/he is a _____________ of ABN AMRO BANK
N.V., a nationally chartered bank, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                                  ------------------------------
                                                  NOTARY PUBLIC in and for the
                                                  State of ___________________
                                                  My Commission expires:

                                                  (stamp)

                                                  (seal)

This instrument prepared by:


---------------------------
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York 10038

                                   EXHIBIT A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7 CLASS A-1A

Pass-Through Rate:  5.8600%

First Distribution Date:                   Cut-off Date:  September 11, 1998
October 16, 1998

Aggregate Initial                          Scheduled Final
Certificate Balance of the                 Distribution Date:
Class A-1A Certificates:                   October 15, 2028
$264,500,000

CUSIP:  12476V A A 9                       ISIN:  US [-----------]

Common Code:                               Initial Certificate
                                           Balance of this Certificate:
                                           $

No.:  A-1A-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-1A Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-1A Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder hall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-1A Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-1A Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1A Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-1A Certificate of the entire Percentage Interest represented by the within Class A-1A Certificates to the above-named Assignee(s) and to deliver such Class A-1A Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                   EXHIBIT A-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1998-D7, CLASS A-1B

Pass-Through Rate:  6.2600%

First Distribution Date:                    Cut-off Date:  September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class A-1B Certificates:                    October 15, 2028
$632,344,698

CUSIP:  12476V A T 8                        ISIN:  US [-----------]

Common Code:                                Initial Certificate
                                            Balance of this Certificate:


No.:  A-1B-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the A-1B Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-1B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-1B Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-1B Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-1B Certificate of the entire Percentage Interest represented by the within Class A-1B Certificates to the above-named Assignee(s) and to deliver such Class A-1B Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                   EXHIBIT A-3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-2 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS A-2

Pass-Through Rate:  6.4600%

First Distribution Date:                    Cut-off Date:  September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class A-2 Certificates:                     October 15, 2028
$62,280,882

CUSIP:  12476V A B 7                        ISIN:  US [-----------]

Common Code:                                Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  A-2-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-2 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-2 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                   EXHIBIT A-4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-3 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS A-3

Pass-Through Rate:  6.7400%

First Distribution Date:                    Cut-off Date:  September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class A-3 Certificates:                     October 15, 2028
$68,508,970

CUSIP:  12476V A C 5                        ISIN:  US [-----------]

Common Code:                                Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  A-3-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-3 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-3 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-3 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-3 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-3 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-3 Certificate of the entire Percentage Interest represented by the within Class A-3 Certificates to the above-named Assignee(s) and to deliver such Class A-3 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                   EXHIBIT A-5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-4 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS A-4

Pass-Through Rate:  7.2300%

First Distribution Date:                    Cut-off Date:  September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class A-4 Certificates:                     October 15, 2028
$59,166,838

CUSIP:  12476V A D 3                        ISIN:  US [-----------]

Common Code:                                Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  A-4-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-4 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-4 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-4 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-4 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-4 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-4 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-4 Certificate of the entire Percentage Interest represented by the within Class A-4 Certificates to the above-named Assignee(s) and to deliver such Class A-4 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                   EXHIBIT A-6

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-5 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE IS ISSUED ON SEPTEMBER 30, 1998, AND BASED ON ITS ISSUE PRICE OF 96.234293%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 4.08646452%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 8.43%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (SEPTEMBER 30, 1998 TO OCTOBER 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.01665646%.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS A-5

Pass-Through Rate:  7.6932%

First Distribution Date:                    Cut-off Date:  September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class A-5 Certificates:                     October 15, 2028
$21,798,308

CUSIP:  12476V A E 1                        ISIN:  US [-----------]

Common Code:                                Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  A-5-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-5 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-5 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-5 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-5 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-5 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-5 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-5 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-5 Certificate of the entire Percentage Interest represented by the within Class A-5 Certificates to the above-named Assignee(s) and to deliver such Class A-5 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                   EXHIBIT A-7

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THE CERTIFICATES ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IN CERTAIN OTHER ASSETS.

THIS CERTIFICATE IS ISSUED ON SEPTEMBER 30, 1998, AT AN ISSUE PRICE OF 9.425289% OF THE INITIAL CLASS PS-1 NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY:
(I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS PS-1 NOTIONAL AMOUNT IS APPROXIMATELY 4.74473051%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.36%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (SEPTEMBER 30, 1998 TO OCTOBER 15, 1998) AS A PERCENTAGE OF THE INITIAL CLASS PS-1 NOTIONAL AMOUNT, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.03669663%.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1998-D7, CLASS PS-1

Pass-Through Rate:  1.4846%

First Distribution Date:                    Cut-off Date:  September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Notional Balance of the                     Distribution Date:
Class PS-1 Certificates:                    October 15, 2028
$1,245,617,638

CUSIP:  12476V A F 8                        ISIN:  US [-----------]

Common Code:                                Initial Notional
                                            Balance of this Certificate:
                                            $

No.:  PS-1-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class PS-1 Certificates. The Class PS-1 Certificateholder will also be entitled to receive that portion of any Repurchase Price constituting clause (v) of the definition thereof as set forth in the Pooling and Servicing Agreement (as defined below). The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the PS-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class PS-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class PS-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Notional Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class PS-1 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class PS-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class PS-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class PS-1 Certificate of the entire Percentage Interest represented by the within Class PS-1 Certificates to the above-named Assignee(s) and to deliver such Class PS-1 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                   EXHIBIT A-8

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-1 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE IS ISSUED ON SEPTEMBER 30, 1998, AND BASED ON ITS ISSUE PRICE OF 73.431578%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 26.81258890%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 10.11%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (SEPTEMBER 30, 1998 TO OCTOBER 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.06462150%.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS B-1

Pass-Through Rate:  5.8600%

First Distribution Date:                    Cut-off Date: September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class B-1 Certificates:                     October 15, 2028
$31,140,441

CUSIP:  12476V A G 6                        ISIN:  US [-----------]

Common Code:                                Initial Certificate
                                            Balance of this Certificate:
                                            $



No.:  B-1-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-1 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-1 Certificate of the entire Percentage Interest represented by the within Class B-1 Certificates to the above-named Assignee(s) and to deliver such Class B-1 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                   EXHIBIT A-9

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-2 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE IS ISSUED ON SEPTEMBER 30, 1998, AND BASED ON ITS ISSUE PRICE OF 73.356276%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 26.88789101%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 10.11%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (SEPTEMBER 30, 1998 TO OCTOBER 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.06430530%.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS B-2

Pass-Through Rate:  5.8600%

First Distribution Date:                    Cut-off Date: September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class B-2 Certificates:                     October 15, 2028
$28,026,397

CUSIP:  12476V A H 4                        ISIN:  US [-----------]

Common Code:                                Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  B-2-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-2 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-2 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-2 Certificate of the entire Percentage Interest represented by the within Class B-2 Certificates to the above-named Assignee(s) and to deliver such Class B-2 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                  EXHIBIT A-10

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-3 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE IS ISSUED ON SEPTEMBER 30, 1998, AND BASED ON ITS ISSUE PRICE OF 66.289078%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 33.95508886%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 11.55%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (SEPTEMBER 30, 1998 TO OCTOBER 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.07401963%.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS B-3

Pass-Through Rate:  5.8600%

First Distribution Date:                    Cut-off Date: September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class B-3 Certificates:                     October 15, 2028
$15,570,220

CUSIP:  12476V A J 0                        ISIN:  US [-----------]

Common Code:                                Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  B-3-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-3 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-3 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-3 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-3 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-3 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-3 Certificate of the entire Percentage Interest represented by the within Class B-3 Certificates to the above-named Assignee(s) and to deliver such Class B-3 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                  EXHIBIT A-11

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-4 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE IS ISSUED ON SEPTEMBER 30, 1998, AND BASED ON ITS ISSUE PRICE OF 61.066678%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 39.17748890%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 12.74%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (SEPTEMBER 30, 1998 TO OCTOBER 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.07904443%.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS B-4

Pass-Through Rate:  5.8600%

First Distribution Date:                    Cut-off Date: September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class B-4 Certificates:                     October 15, 2028
$24,912,353

CUSIP:  12476V A K 7                        ISIN:  US [-----------]

Common Code:                                Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  B-4-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-4 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-4 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-4 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-4 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-4 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-4 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-4 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-4 Certificate of the entire Percentage Interest represented by the within Class B-4 Certificates to the above-named Assignee(s) and to deliver such Class B-4 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                  EXHIBIT A-12

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-5 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE IS ISSUED ON SEPTEMBER 30, 1998, AND BASED ON ITS ISSUE PRICE OF 55.574878%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 44.66928889%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 14.15%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (SEPTEMBER 30, 1998 TO OCTOBER 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.08264735%.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS B-5

Pass-Through Rate:  5.8600%

First Distribution Date:                    Cut-off Date: September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class B-5 Certificates:                     October 15, 2028
$15,570,221

CUSIP:  12476V A L 5                        ISIN:  US [-----------]

Common Code:                                Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  B-5-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-5 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-6, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-5 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-5 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-5 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-5 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-5 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-5 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-5 Certificate of the entire Percentage Interest represented by the within Class B-5 Certificates to the above-named Assignee(s) and to deliver such Class B-5 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                  EXHIBIT A-13

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-6 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE IS ISSUED ON SEPTEMBER 30, 1998, AND BASED ON ITS ISSUE PRICE OF 27.452678%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 72.79148891%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 26.49%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (SEPTEMBER 30, 1998 TO OCTOBER 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.05723226%.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS B-6

Pass-Through Rate:  5.8600%

First Distribution Date:                    Cut-off Date: September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class B-6 Certificates:                     October 15, 2028
$21,797,309

CUSIP:  12476V A M 3                        ISIN:  US [-----------]

Common Code:                                Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  B-6-

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-6 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-6 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-6 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-6 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-6 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-6 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-6 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-6 Certificate of the entire Percentage Interest represented by the within Class B-6 Certificates to the above-named Assignee(s) and to deliver such Class B-6 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                  EXHIBIT A-14


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CLASS B-6H CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE IS ISSUED ON SEPTEMBER 30, 1998, AND BASED ON ITS ISSUE PRICE OF 27.452000%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION THAT EACH ARD LOAN WILL PREPAY ON ITS ANTICIPATED REPAYMENT DATE AND THAT EACH OTHER MORTGAGE LOAN WILL NOT PREPAY: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 72.79216667%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 26.49%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (SEPTEMBER 30, 1998 TO OCTOBER 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.05723072%.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1998-D7, CLASS B-6H

Pass-Through Rate:  5.8600%


First Distribution Date:                    Cut-off Date: September 11, 1998
October 16, 1998

Aggregate Initial                           Scheduled Final
Notional Balance of the                     Distribution Date:
Class B-6H Certificates:                    October 15, 2028
$1,000

CUSIP:  12476V A N 1

                                            Initial Notional
                                            Balance of this Certificate:
                                            $

No.: B-6H-

     This certifies that CAPCO America Securitization Corporation is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-6H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-6H Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class B-6H Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-6H Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Notional Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-6H Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-6H Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-6H Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-6H Certificate of the entire Percentage Interest represented by the within Class B-6H Certificates to the above-named Assignee(s) and to deliver such Class B-6H Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                  EXHIBIT A-15

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE
POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.


ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS V-1



CUSIP:  12476V A R 2                        Percentage Interest:  100%

No.:  V-1-

     This certifies that CAPCO America Securitization Corporation is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class V-1 Certificateholder is not entitled to interest or principal distributions The Class V-1 Certificateholder will be entitled to receive distributions of Net Default Interest received from the borrowers. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-2, Class R and Class LR Certificates (together with the Class V-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents the right to receive Default Interest, subject to the obligation to reimburse the Servicer, the Co-Servicer, the Trustee or the Fiscal Agent, as applicable, for interest on Advances, and such portion of the Trust Fund will be treated as a grantor trust for federal income tax purposes.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate Net Default Interest, if any, allocable to the Class V-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.






     IN WITNESS WHEREOF, the Trustee has caused this Class V-1 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class V-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class V-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class V-1 Certificate of the entire Percentage Interest represented by the within Class V-1 Certificates to the above-named Assignee(s) and to deliver such Class V-1 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                  EXHIBIT A-16

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE
POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.


ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS V-2

                                            Percentage Interest: 100%

CUSIP:  12476V A S 0

No.:  V-2-

     This certifies that CAPCO America Securitization Corporation is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class V-2 Certificateholder is not entitled to interest or principal distributions The Class V-2 Certificateholder will be entitled to receive distributions of Excess Interest received from the borrowers. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class R and Class LR Certificates (together with the Class V-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents the right to receive Excess Interest, which portion of the Trust Fund will be treated as a grantor trust for federal income tax purposes.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourth Business Day following the eleventh day of such month (each such date, a "Distribution Date"); provided, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fifth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate Excess Interest, if any, allocable to the Class V-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.






     IN WITNESS WHEREOF, the Trustee has caused this Class V-2 Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class V-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class V-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class V-2 Certificate of the entire Percentage Interest represented by the within Class V-2 Certificates to the above-named Assignee(s) and to deliver such Class V-2 Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                  EXHIBIT A-17

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860(E)(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-D7, CLASS R

CUSIP:  12476V A P 6                        Percentage Interest: 100%

No.:  R-

     This certifies that CAPCO America Securitization Corporation is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class R Certificateholder is not entitled to interest or principal distributions. The Class R Certificateholder will be entitled to receive the proceeds of the remaining assets of the Upper-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Upper-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2 and Class LR Certificates (together with the Class R Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Code.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreements; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class R Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class R Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class R Certificate of the entire Percentage Interest represented by the within Class R Certificates to the above-named Assignee(s) and to deliver such Class R Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                  EXHIBIT A-18

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860(E)(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE, OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER, THE CO-SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                    CAPCO AMERICA SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-D7, CLASS LR

CUSIP:  12476V A Q 4                        Percentage Interest: 100%

No.: LR-

     This certifies that CAPCO America Securitization Corporation is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class LR Certificateholder is not entitled to interest or principal distributions. The Class LR Certificateholder will be entitled to receive the proceeds of the remaining assets of the Lower-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Lower-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class PS-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-6H, Class V-1, Class V-2 and Class R Certificates (together with the Class LR Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as Depositor, The Capital Company of America Client Services LLC, as Servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Code.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Co-Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Pre-Lock Out Return of Premium Distribution Account, the Post-Lock Out Return of Premium Distribution Account, the Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreements and Bloomfield Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Co-Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Co-Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the Holders of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class and, if such Holders of the Class LR Certificates fail to exercise such option, the Special Servicer may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance, by purchasing on such date all, but not less than all, of the Mortgage Loans and REO Property then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

          (i)  the sum of

               (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon and unpaid Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class LR Certificate to be duly executed.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:
                                     ------------------------------------------
                                              Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class LR Certificates referred to in the Pooling and Servicing Agreement.

Dated:

                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:
                                     ------------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class LR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class LR Certificate of the entire Percentage Interest represented by the within Class LR Certificates to the above-named Assignee(s) and to deliver such Class LR Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
      ------------                          ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)



                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions,  if be made by wire transfer in  immediately  available  funds to
--------------------------------------------------------------------------------
for the account of -------------------------------------------------------------
account number ----------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By:
                                 ------------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE


                             Mortgage Loan Schedule

   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
                               Prime Retail III
------------------------------------------------------------------------------------------------------------------------------------
   4743         -52294096      Lighthouse Place                 601 Wabash Street                       Michigan City         IN
   4743         -52294094      Finger Lakes Outlet Center       655 Route 318                           Waterloo              NY
   4743         -52293754      Outlets at Gilroy III and IV     681 Leaversly Road, Suite 175           Gilroy                CA
   4743         -52294097      Outlets at Gilroy I, II and V    681 Leaversly Road, Suite 175           Gilroy                CA
   4743         -52294095      Kittery Outlet Village           294 U.S. Route 1                        Kittery               ME
------------------------------------------------------------------------------------------------------------------------------------

 -5066784       -52293667      Soho Grand Hotel                 310 West Broadway                       New York              NY
                               Morgantown Mall and Commons
------------------------------------------------------------------------------------------------------------------------------------
2146051587     2110498482      Morgantown Mall                  9500 Mall Road                          Morgantown            WV
2146051587     2110498483      Morgantown Commons               9500 Mall Road                          Morgantown            WV
------------------------------------------------------------------------------------------------------------------------------------

 -5066775       -52293622      5670 Wilshire Building           5670 Wilshire                           Los Angeles           CA
                               Shidler Industrial Portfolio
------------------------------------------------------------------------------------------------------------------------------------
 -5066205       -52293451      4150-4174 Bandini Boulevard      4150-4174 Bandini Boulevard             Vernon                CA
 -5066205       -52293442      Wicks Business Park              Wicks Business Park                     San Leandro           CA
 -5066205       -52293448      341-345 Baldwin Park             341-345 Baldwin Park                    Industry              CA
 -5066205       -52293445      Nelson & Stafford, Industry      Nelson & Stafford, Industry             Industry              CA
 -5066205       -52293447      730-780 Baldwin Park             730-780 Baldwin Park                    Industry              CA
 -5066205       -52293450      2800-2900 Sierra Pine            2800-2900 Sierra Pine                   Vernon                CA
 -5066205       -52293449      13240, 13280 Amar Road           13240, 13280 Amar Road                  Industry              CA
 -5066205       -52293444      Chapman & Western                Chapman & Western                       Garden Grove          CA
 -5066205       -52293443      15551 Red Hill Avenue            15551 Red Hill Avenue                   Tustin                CA
 -5066205       -52293453      1900 Tubeway                     1900 Tubeway                            Commerce              CA
 -5066205       -52293455      3707 S. Hill Street              3703 S. Hill Street                     Los Angeles           CA
 -5066205       -52293454      2001-2015 Saybrook               2001-2015 Saybrook                      Commerce              CA
 -5066205       -52293440      2229-2235 E. Magnolia            2229-2235 E. Magnolia                   Phoenix               AZ
 -5066205       -52293446      111 N. Hudson Avenue             111 N. Hudson Avenue                    Industry              CA
 -5066205       -52293441      1444-1446 Factor Ave.            1444-1446 Factor Ave.                   San Leandro           CA
 -5066205       -52293452      2600 Yates                       2600 Yates                              Commerce              CA
------------------------------------------------------------------------------------------------------------------------------------


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
$5,991,377.76    8.400%       6.50%
--------------------------------------------------------------------------------
                                         $ 18,739,396      NACC          TRUE
                                         $ 15,092,940      NACC          TRUE
                                         $ 14,765,676      NACC          TRUE
                                         $ 12,391,889      NACC          TRUE
                                         $  4,495,913      NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 65,485,816
$4,641,335.52    8.500%       6.50%      $ 48,033,402      NACC          TRUE
$3,685,468.56    6.890%       4.05%
--------------------------------------------------------------------------------
                                         $ 35,200,000      NACC          TRUE
                                         $ 11,480,000      NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 46,680,000
$5,022,324.00    8.500%       6.55%      $ 54,431,011      NACC          TRUE
$4,263,153.96    7.750%       5.00%
--------------------------------------------------------------------------------
                                         $  8,046,543      NACC          TRUE
                                         $  5,894,561      NACC          TRUE
                                         $  5,146,045      NACC          TRUE
                                         $  5,941,343      NACC          TRUE
                                         $  5,520,303      NACC          TRUE
                                         $  3,274,756      NACC          TRUE
                                         $  2,713,369      NACC          TRUE
                                         $  2,573,023      NACC          TRUE
                                         $  2,432,676      NACC          TRUE
                                         $  1,590,596      NACC          TRUE
                                         $  1,309,902      NACC          TRUE
                                         $  1,403,467      NACC          TRUE
                                         $  1,029,209      NACC          TRUE
                                         $  1,029,209      NACC          TRUE
                                         $    842,080      NACC          TRUE
                                         $    842,080      NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 49,589,163


   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
 -5066346       -52293585      Eastland Mall                    5471 Central Avenue                     Charlotte             NC
 -5066332       -52293616      Airport Industrial               3375 Koapaka Street                     Honolulu              HI

                               Banyan Pool I
------------------------------------------------------------------------------------------------------------------------------------
539724536     -1091115961      Colonial Penn Insurance          4002 N. Eisenhower Blvd.                Tampa                 FL
539724536      1363012220      Phoenix Business Center          2700 Northeast Expressway               Atlanta               GA
539724536      1210426400      Sand Lake Center                 2407 Sand Lake Road                     Orlando               FL
539724536      -401434207      Avalon Center                    3145 Avalon Ridge Plaza                 Norcross              GA
539724536       462266317      Peachtree Point                  3200-3280 Peachtree Ind. Blvd.          Norcross              GA
539724536      -944290550      Southlake Corporate Center       3000 Corporate Center Drive             Morrow                GA
539724536       -84838626      Newtown Business Center          804,805, 808 &1051 Newtown              Lexington             KY
539724536       981850367      University CC III                6953 University Blvd.                   Orlando               FL
539724536      1001990582      University CC II                 6903 University Blvd.                   Orlando               FL
539724536     -1446077880      Airways Plaza                    3033-3063 Airways Blvd                  Memphis               TN
539724536      1404968643      Technology Center                4955 Corporate Drive                    Huntsville            AL
539724536       345214715      Park Center                      2430 Sand Lake Road                     Orlando               FL
539724536       255606484      University CC IV                 7071 University Blvd.                   Orlando               FL
539724536      2027688226      Atrium                           2345 Sand Lake Road                     Orlando               FL
539724536     -1578250583      University CC 1                  7103 University Blvd.                   Orlando               FL
539724536      1594458949      Metric Plaza                     4208-4214 Metric Drive                  Orlando               FL
------------------------------------------------------------------------------------------------------------------------------------

                               Land Apartments
------------------------------------------------------------------------------------------------------------------------------------
   2423           4058         Eastland Apartments              4243 Forest Creek Court                 Kentwood              MI
   2423           4055         Crown Point Apartments           11800 Matt Urban Drive                  Holland               MI
   2423           4059         Prairie Creek                    1905 Prairie Parkway                    Wyoming               MI
------------------------------------------------------------------------------------------------------------------------------------

                               Burgandy Properties
------------------------------------------------------------------------------------------------------------------------------------
   4744        1127612812      Mill Pond West                   11701 W. River Hills Dr.                Burnsville            MN
   4744         -52293731      Mill Pond East                   2100 East Cliff Road                    Burnsville            MN
   4744         -52293732      Pebblebrook 1                    4101 W. 98th St.                        Bloomington           MN
   4744         -52294243      Beach South                      4201-46 Avenue North                    Robbinsdale           MN
   4744        -574467689      Pebblebrook II                   9901 Harrison Rd                        Bloomington           MN


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
$4,306,520.64    8.500%       7.35%      $ 46,673,225      NACC          TRUE
$3,418,029.00    7.070%       6.95%      $ 39,500,000      NACC          TRUE

$3,176,737.56    8.380%       5.00%
--------------------------------------------------------------------------------
                                         $  5,057,243      NACC          TRUE
                                         $  3,890,305      NACC          TRUE
                                         $  3,517,267      NACC          TRUE
                                         $  3,180,546      NACC          TRUE
                                         $  3,083,415      NACC          TRUE
                                         $  2,860,037      NACC          TRUE
                                         $  2,753,925      NACC          TRUE
                                         $  1,879,673      NACC          TRUE
                                         $  1,782,084      NACC          TRUE
                                         $  1,738,775      NACC          TRUE
                                         $  1,345,984      NACC          TRUE
                                         $  1,266,565      NACC          TRUE
                                         $    813,429      NACC          TRUE
                                         $    790,395      NACC          TRUE
                                         $    436,780      NACC          TRUE
                                         $    366,869      NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 34,763,291
$2,296,842.36    7.790%       6.30%
--------------------------------------------------------------------------------
                                         $ 14,796,698      NACC          TRUE
                                         $  6,852,162      NACC          TRUE
                                         $  4,965,335      NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 26,614,195
$1,562,577.00    8.000%       6.50%
--------------------------------------------------------------------------------
                                         $  4,483,259      NACC          TRUE
                                         $  3,976,975      NACC          TRUE
                                         $  3,126,421      NACC          TRUE
                                         $  3,106,054      NACC          TRUE
                                         $  3,017,231      NACC          TRUE
                                         $ 17,709,939

   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
    1156       2110498461      One Park Plaza                   3250 Wilshire Blvd.                     Los Angeles           CA
 892847214      -52294017      Beckman Instruments - Brea       200 and 250 S. Kraimer Blvd.            Brea                  CA
    4252          6925         Sun Life RV Resort               5055 East University Drive              Mesa                  AZ
 895164076      -52293720      1400 Union Meeting Road          1400 Union Meeting Road                 Blue Bell             PA
    4763        893260669      Cliffs of Dunwoody               7275 Rosswell Road                      Atlanta               GA
  -5066946      -52294033      6400 Shafer Court                6400 Shafer Court                       Rosemont              IL
 -616723201     -52293829      Walzem Plaza S/C                 5332-5400 East Walzem Road              San Antonio           TX
-1990447397     -52294016      Beckman - Miami                  11800 SW 147th Ave.                     Miami                 FL
 890766338      739089772      Money Store Headquarters         707 Third Street                        West Sacramento       CA
                               Greenwich Portfolio
------------------------------------------------------------------------------------------------------------------------------------
  -5066952      -52293698      45 E.Putnam                      45 E. Putnam Ave.                       Greenwich             CT
  -5066952      -52293696      340-350 Greenwich Ave.           340-350 Greenwich Ave.                  Greenwich             CT
  -5066952      -52293697      116-136 E. Putnam                116-136 E. Putnam Ave.                  Greenwich             CT
------------------------------------------------------------------------------------------------------------------------------------

 894471076      -52293855      Monte Sano Apts.                 125 Ridgegate Place                     Huntsville            AL
  -5066888      -52293955      Pointe West                      3033-3077 Kettering Blvd                Dayton                OH
                               Accor-M-Six V
------------------------------------------------------------------------------------------------------------------------------------
 2107835313     -52294144      696                              1530 N. 52Nd Dr.                        Phoenix               AZ
 2107835313     -52294141      1007                             2081 N. First Street                    San Jose              CA
 2107835313     -52294146      639                              1257 De La Torre Blvd                   Salinas               CA
 2107835313     -52294145      689                              660 South Palm Canyon Dr                Palm Springs          CA
 2107835313     -52294143      741                              6015 Iliff Rd Northwest                 Albuquerque           NM
 2107835313     -52294136      1257                             2155 Hanford Road                       Burlington            NC
 2107835313     -52294180      1117                             7233 Davidson Parkway                   Stockbridge           GA
 2107835313     -52294139      1067                             4800 Gateway East                       El Paso               TX
 2107835313     -52294138      1140                             16884 Northwest Freeway                 Houston               TX
 2107835313     -52294140      1010                             820 W. Sepulveda Blvd                   Harbor City           CA
 2107835313     -52294137      1160                             2440 E. Lucky Lane                      Flagstaff             AZ
------------------------------------------------------------------------------------------------------------------------------------

                               Accor-M-Six III
------------------------------------------------------------------------------------------------------------------------------------
-2053351219     -52294215      103                              2560 Fontaine Road                      San Jose              CA
-2053351219     -52294211      251                              7450 Katella Avenue                     Stanton               CA
-2053351219     -52294213      171                              1600 S University Dr                    Provo                 UT


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
$1,306,729.80    6.820%       6.72%      $ 16,000,000      NACC          TRUE
$2,203,449.36    7.540%       0.00%      $ 15,441,913      NACC          FALSE
$1,270,109.76    7.260%       5.00%      $ 15,410,802   Bloomfield       TRUE
$1,373,496.48    8.500%       5.00%      $ 14,865,488      NACC          TRUE
$1,209,382.56    7.800%       6.40%      $ 13,976,544      NACC          TRUE
$1,205,607.48    8.500%       6.50%      $ 13,048,409      NACC          TRUE
$1,011,274.68    7.180%       5.00%      $ 12,425,236      NACC          TRUE
$1,740,324.24    7.540%       0.00%      $ 12,196,303      NACC          FALSE
                 7.250%       0.00%      $ 12,169,935      NACC          FALSE
$1,070,353.92    8.430%       5.00%
--------------------------------------------------------------------------------
                                         $  5,180,304      NACC          TRUE
                                         $  4,044,959      NACC          TRUE
                                         $  2,363,471      NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 11,588,734
$  985,731.60    8.000%       5.00%      $ 11,184,830      NACC          TRUE
$  996,871.92    8.500%       6.50%      $ 10,803,901      NACC          TRUE
$1,234,240.92    7.030%       0.00%
--------------------------------------------------------------------------------
                                         $  1,508,536      NACC          FALSE
                                         $  1,361,873      NACC          FALSE
                                         $  1,068,547      NACC          FALSE
                                         $  1,068,547      NACC          FALSE
                                         $  1,026,643      NACC          FALSE
                                         $    900,931      NACC          FALSE
                                         $    796,172      NACC          FALSE
                                         $    754,268      NACC          FALSE
                                         $    733,316      NACC          FALSE
                                         $    586,653      NACC          FALSE
                                         $    481,894      NACC          FALSE
--------------------------------------------------------------------------------
                                         $ 10,287,380
$1,212,205.68    7.030%       0.00%
--------------------------------------------------------------------------------
                                          $ 2,356,890      NACC          FALSE
                                          $ 1,178,445      NACC          FALSE
                                          $ 1,023,895      NACC          FALSE

   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
 -2053351219    -52294208   1111                        7219 Engle Road               Middleburg Heights OH
 -2053351219    -52294207   1143                        4950 S. Outlet Center Drive   Tucson             AZ
 -2053351219    -52294188   334                         1321 I H 35 North             San Marcos         TX
 -2053351219    -52294206   1150                        5353 Midland                  Billings           MT
 -2053351219    -52294209   1109                        32700 Barrington Road         Madison Heights    MI
 -2053351219    -52294210   282                         1505 E. Santa Fe Avenue       Grants             NM
 -2053351219    -52294212   231                         845 Lantana Street            Corpus Christi     TX
 -2053351219    -52294214   121                         3810 Patterson Ave            Winston Salem      NC
--------------------------------------------------------------------------------------------------------------

  141306765     -52293980   1129 State Street           1109 - 1137 State Street      Santa Barbara      CA

                            Accor-M-Six VI
--------------------------------------------------------------------------------------------------------------
   1652039      -52294135   15                          176 W Sixth South St          Salt Lake City     UT
   1652039      -52294131   471                         750 Raintree Drive            Carlsbad           CA
   1652039      -52294132   346                         4200 Via Real                 Carpinteria        CA
   1652039      -52294126   1137                        13100 Goldenwest              Westminster        CA
   1652039      -52294128   1005                        7850 College Town Drive       Sacramento         CA
   1652039      -52294130   560                         2753 Forest Lane              Dallas             TX
   1652039      -52294129   620                         436 W. I-30 & Beltline        Garland            TX
   1652039      -52294122   1265                        7501 Interstate 30            Little Rock        AR
   1652039      -52294134   128                         3430 St Vardell Lane          Charlotte          NC
   1652039      -52294123   1198                        3120 Kultgen Freeway          Waco               TX
   1652039      -52294127   1094                        3950 Parkway Lane             Hilliard           OH
   1652039      -52294124   1188                        4621 E. Rittiman Rd.          San Antonio        TX
   1652039      -52294133   292                         407 West Palmdale Blvd        Palmdale           CA
   1652039      -52294125   1182                        12121 N.E. Expressway         Oklahoma City      OK
--------------------------------------------------------------------------------------------------------------

                            Accor-M-Six Penvest II
--------------------------------------------------------------------------------------------------------------
  894297785     -52294161   142                         5310 San Bernardo Ave         Laredo             TX
  894297785     -52294154   651                         2185 S.W. Loop 410            San Antonio        TX
  894297785     -52294149   1131                        330 Goff Mountain Road        Crosslanes         WV
  894297785     -52294155   522                         704 N. Leavitt                Amherst            OH
  894297785     -52294153   1047                        900 N. Quince Street          Escondido          CA


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
                                         $   927,301       NACC          FALSE
                                         $   830,707       NACC          FALSE
                                         $   753,432       NACC          FALSE
                                         $   714,794       NACC          FALSE
                                         $   637,519       NACC          FALSE
                                         $   579,563       NACC          FALSE
                                         $   560,244       NACC          FALSE
                                         $   540,926       NACC          FALSE
--------------------------------------------------------------------------------
                                         $10,103,716
$ 911,737.44     8.500%       6.70%      $ 9,867,824       NACC          TRUE

$1,183,151.40    7.030%       0.00%
--------------------------------------------------------------------------------
                                         $ 1,359,012       NACC          FALSE
                                         $ 1,149,933       NACC          FALSE
                                         $ 1,010,547       NACC          FALSE
                                         $   871,161       NACC          FALSE
                                         $   784,045       NACC          FALSE
                                         $   679,506       NACC          FALSE
                                         $   644,660       NACC          FALSE
                                         $   592,390       NACC          FALSE
                                         $   592,390       NACC          FALSE
                                         $   540,120       NACC          FALSE
                                         $   453,004       NACC          FALSE
                                         $   435,581       NACC          FALSE
                                         $   400,734       NACC          FALSE
                                         $   348,465       NACC          FALSE
--------------------------------------------------------------------------------
                                         $ 9,861,548
$1,171,669.80    7.030%       0.00%
--------------------------------------------------------------------------------
                                         $   952,278       NACC          FALSE
                                         $   971,323       NACC          FALSE
                                         $   742,777       NACC          FALSE
                                         $   742,777       NACC          FALSE
                                         $   704,686       NACC          FALSE

   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
 894297785     -52294150       1120                             5555 West 34Th Street                   Houston               TX
 894297785     -52294159       166                              1111 East Sheldon St                    Prescott              AZ
 894297785     -52294157       458                              546 Mcarthur Dr                         Alexandria            LA
 894297785     -52294148       1214                             5120 Hinkleville Road                   Paducah               KY
 894297785     -52294151       1110                             8300 Chicago Road                       Warren                MI
 894297785     -52294152       1092                             3960 Nine Mile Rd.                      Cincinnati            OH
 894297785     -52294147       1262                             63950 20Th Avenue                       North Palm Springs    CA
 894297785     -52294156       484                              1405 Dunn Rd.                           St. Louis             MO
 894297785     -52294160       146                              2749 S Carson St                        Carson City           NV
 894297785     -52294158       351                              9400 El Camino Real                     Atascadero            CA
 894297785     -52294162       4                                298 Atascadero Rd                       Morro Bay             CA
------------------------------------------------------------------------------------------------------------------------------------

 894473137     -52293842       Wasilla Retail Center            591,595,695 Parks Hwy.                  Wasilla               AK
                               Accor-M-Six IV
------------------------------------------------------------------------------------------------------------------------------------
-1120960573    -52294201       263                              3208 El Camino Real                     Santa Clara           CA
-1120960573    -52294195       1127                             4630 W. Ina Road                        Tucson                AZ
-1120960573    -52294204       122                              2626 East Randol Mill Rd                Arlington             TX
-1120960573    -52294194       1132                             1860 Bowles Avenue                      Fenton                MO
-1120960573    -52294197       1036                             502 W. Arrow  Highway                   San Dimas             CA
-1120960573    -52294199       426                              1000 Shiloh Lane                        Bessemer              AL
-1120960573    -52294192       1250                             1834 W. Lucas Street                    Florence              SC
-1120960573    -52294202       225                              3716 Houston Highway                    Victoria              TX
-1120960573    -52294196       1088                             830 Royal Drive                         Jackson               MI
-1120960573    -52294193       1237                             4013 Padre Boulevard                    South Padre Island    TX
-1120960573    -52294203       172                              201 S Thornton Drive                    Albany                GA
-1120960573    -52294200       377                              1417 N Moore Ave                        Moore                 OK
-1120960573    -52294198       440                              I-95 & U.S. Hwy.17                      Richmond Hill         GA
------------------------------------------------------------------------------------------------------------------------------------

    4669       -118277834      Holiday Inn Sunspree Padre Is    100 Padre Blvd.                         Padre Island          TX
                               Accor-M-Six Creditvest I
------------------------------------------------------------------------------------------------------------------------------------
 894305553     -52294237       688                              1310 W Lantana Road                     Lantana               FL
 894305553     -52294241       1052                             17220 Downey Avenue                     Bellflower            CA
 894305553     -52294235       381                              9725 Lenexa Dr                          Lenexa                KS


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
                                         $   666,594       NACC          FALSE
                                         $   628,503       NACC          FALSE
                                         $   609,458       NACC          FALSE
                                         $   571,367       NACC          FALSE
                                         $   533,276       NACC          FALSE
                                         $   476,139       NACC          FALSE
                                         $   476,139       NACC          FALSE
                                         $   457,093       NACC          FALSE
                                         $   438,048       NACC          FALSE
                                         $   438,048       NACC          FALSE
                                         $   419,002       NACC          FALSE
--------------------------------------------------------------------------------
                                         $ 9,827,506
$  866,245.80    8.080%       5.00%      $ 9,765,179       NACC          TRUE
$1,169,646.48    7.030%       0.00%
--------------------------------------------------------------------------------
                                         $ 1,685,762       NACC          FALSE
                                         $ 1,218,623       NACC          FALSE
                                         $ 1,015,519       NACC          FALSE
                                         $   934,278       NACC          FALSE
                                         $   853,036       NACC          FALSE
                                         $   629,622       NACC          FALSE
                                         $   609,312       NACC          FALSE
                                         $   609,312       NACC          FALSE
                                         $   568,691       NACC          FALSE
                                         $   426,518       NACC          FALSE
                                         $   406,208       NACC          FALSE
                                         $   406,208       NACC          FALSE
                                         $   385,897       NACC          FALSE
--------------------------------------------------------------------------------
                                         $ 9,748,985
$1,022,838.84    9.500%       5.00%      $ 9,722,992       NACC          TRUE
$1,158,589.92    7.030%       0.00%
--------------------------------------------------------------------------------
                                         $ 1,069,147       NACC          FALSE
                                         $   954,596       NACC          FALSE
                                         $   916,412       NACC          FALSE

   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
  894305553    -52294240       679                              3708 Plaza Drive                        Oceanside             CA
  894305553    -52294236       1183                             7827 N.Davis Highway                    Pensacola             FL
  894305553    -52294233       107                              3524-28Th S E                           Grand Rapids          MI
  894305553    -52294227       183                              138 North W W White Road                San Antonio           TX
  894305553    -52294228       422                              300 I-20 E.                             Marshall              TX
  894305553    -52294239       1207                             2500 Peters Road                        Ft. Pierce            FL
  894305553    -52294232       1278                             1911 Julian R.Allsbrook Hwy             Roanoke Rapids        NC
  894305553    -52294231       1135                             6880 Sunset Strip Ave.,Nw               North Canton          OH
  894305553    -52294238       417                              10885 Harts Rd                          Jacksonville          FL
  894305553    -52294230       1091                             3850 Hauck Rd                           Sharonville           OH
  894305553    -52294234       205                              4585 Frederica St                       Owensboro             KY
  894305553    -52294229       794                              5335 Hearterdowns Blvd                  Toledo                OH
------------------------------------------------------------------------------------------------------------------------------------

                               Accor-M-Six Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
  306953301    -52294181       1078                             65 Newbury Street                       Danvers               MA
  306953301    -52294205       1268                             10 Roosevelt Road                       Villa Park            IL
  306953301    -52294184       775                              6330 Debonair Lane                      Speedway              IN
  306953301    -52294185       739                              2400 Biddle Rd                          Medford               OR
  306953301    -52294183       1040                             1535 Milwaukee Ave                      Glenview              IL
  306953301    -52294189       253                              1800 North East Seventh                 Grants Pass           OR
  306953301    -52294190       245                              52624 Us Hwy 31 N                       South Bend            IN
  306953301    -52294186       700                              7707 Lee Hwy                            Chattanooga           TN
  306953301    -52294182       1059                             88 Burnett Road                         Chicopee              MA
  306953301    -52294179       1254                             8290 Louisiana Street                   Merrillville          IN
  306953301    -52294178       1283                             1283 Motel 6 Drive                      Washington            PA
  306953301    -52294191       156                              95 Wallace Rd                           Nashville             TN
  306953301    -52294187       699                              323 Cartwright Rd                       Goodlettsville        TN
  306953301    -52294142       784                              1800 Winnetka Circle                    Rolling Meadows       IL
------------------------------------------------------------------------------------------------------------------------------------

                               Accor-M-Six Creditvest II
------------------------------------------------------------------------------------------------------------------------------------
 -1450053745   -52294216       1267                             43 Industrial Highway                   Essington             PA
 -1450053745   -52294221       476                              496 N. Catalpa                          Midvale               UT
 -1450053745   -52294223       376                              825 E Dania Beach Blvd                  Dania                 FL


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
                                         $   916,412       NACC          FALSE
                                         $   859,136       NACC          FALSE
                                         $   610,941       NACC          FALSE
                                         $   553,666       NACC          FALSE
                                         $   553,666       NACC          FALSE
                                         $   515,482       NACC          FALSE
                                         $   515,482       NACC          FALSE
                                         $   496,390       NACC          FALSE
                                         $   496,390       NACC          FALSE
                                         $   458,206       NACC          FALSE
                                         $   400,930       NACC          FALSE
                                         $   400,930       NACC          FALSE
--------------------------------------------------------------------------------
                                         $ 9,717,785
$1,156,105.68    7.030%       0.00%
--------------------------------------------------------------------------------
                                         $ 1,235,400       NACC          FALSE
                                         $   935,375       NACC          FALSE
                                         $   917,726       NACC          FALSE
                                         $   900,077       NACC          FALSE
                                         $   847,132       NACC          FALSE
                                         $   794,186       NACC          FALSE
                                         $   635,349       NACC          FALSE
                                         $   547,106       NACC          FALSE
                                         $   529,457       NACC          FALSE
                                         $   494,160       NACC          FALSE
                                         $   476,512       NACC          FALSE
                                         $   458,863       NACC          FALSE
                                         $   441,214       NACC          FALSE
                                         $   423,566       NACC          FALSE
--------------------------------------------------------------------------------
                                         $ 9,636,123
$1,143,203.64    7.030%       0.00%
--------------------------------------------------------------------------------
                                         $ 1,604,269       NACC          FALSE
                                         $ 1,364,550       NACC          FALSE
                                         $ 1,253,911       NACC          FALSE

   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
 -1450053745   -52294225       345                              9638 Plainfield Rd.                     Houston               TX
 -1450053745   -52294222       402                              3021 Idaho St                           Elko                  NV
 -1450053745   -52294217       1142                             2260 Elkhorn Road                       Lexington             KY
 -1450053745   -52294224       371                              1201 N.W. 31St Ave                      Pompano Beach         FL
 -1450053745   -52294226       133                              6001 Rogers Ave                         Fort Smith            AR
 -1450053745   -52294219       1035                             1473 Holiday Lane                       Fairfield             CA
 -1450053745   -52294220       542                              202 Grace Streeet                       Oxford                AL
 -1450053745   -52294218       1130                             202 Jellison Blvd.                      Duncanville           TX
------------------------------------------------------------------------------------------------------------------------------------

  892129713    893165407       Rancho San Marcos Village        621-695 Rancho Santa Fe Road            San Marcos            CA
                               Accor-M-Six Penvest I
------------------------------------------------------------------------------------------------------------------------------------
   -5067125    -52294175       294                              12733 So Hwy 33                         Santa Nella           CA
   -5067125    -52294169       743                              41900 Moreno Dr.                        Temecula              CA
   -5067125    -52294166       1108                             38300 Grand River Ave.                  Farmington Hills      MI
   -5067125    -52294165       1136                             8911 State Hwy. 146                     Baytown               TX
   -5067125    -52294173       385                              820 I-45 South                          Conroe                TX
   -5067125    -52294172       406                              2800 I-10 Frontage Rd                   Port Allen            LA
   -5067125    -52294170       586                              1800 Harding Hwy                        Lima                  OH
   -5067125    -52294174       339                              1607 Interstate 45                      Huntville             TX
   -5067125    -52294164       1200                             105 Jones Road                          Spartanburg           SC
   -5067125    -52294176       290                              1540 Hwy 93 South                       Kalispell             MT
   -5067125    -52294171       554                              1289 E. Dubin-Granville                 Columbus              OH
   -5067125    -52294167       1069                             2324 Austin Parkway                     Flint                 MI
   -5067125    -52294177       158                              110 West Access Road                    Longview              TX
   -5067125    -52294168       1009                             1560 East Fourth Street                 Ontario               CA
   -5067125    -52294163       1264                             1716 Fayetteville Road                  Van Buren             AR
------------------------------------------------------------------------------------------------------------------------------------

  890842802    -466627043      Palm Desert Country Club S.C     42329 Washington St.                    Palm Desert           CA
     1735         3606         New City Plaza                   Route 304 & Main Street                 New City              NY
                               Cinemark Pool B
------------------------------------------------------------------------------------------------------------------------------------
     4626         7241         Colorado Springs, CO -
                               Tinseltown                       1545 E. Cheyenne Mountain               Colorado Springs      CO
     4626         7236         Mishawaka - Movies 10            910 W. Edison                           Mishawaka             IN


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
                                         $ 1,014,193       NACC          FALSE
                                         $   958,873       NACC          FALSE
                                         $   682,275       NACC          FALSE
                                         $   645,395       NACC          FALSE
                                         $   553,196       NACC          FALSE
                                         $   534,756       NACC          FALSE
                                         $   516,316       NACC          FALSE
                                         $   460,997       NACC          FALSE
--------------------------------------------------------------------------------
                                         $ 9,588,731
$  875,740.44    8.500%       6.50%      $ 9,491,103       NACC          TRUE
$1,126,188.36    7.030%       0.00%
--------------------------------------------------------------------------------
                                         $   887,298       NACC          FALSE
                                         $   831,842       NACC          FALSE
                                         $   776,386       NACC          FALSE
                                         $   739,415       NACC          FALSE
                                         $   739,415       NACC          FALSE
                                         $   739,415       NACC          FALSE
                                         $   683,959       NACC          FALSE
                                         $   646,988       NACC          FALSE
                                         $   628,503       NACC          FALSE
                                         $   628,503       NACC          FALSE
                                         $   517,590       NACC          FALSE
                                         $   499,105       NACC          FALSE
                                         $   388,193       NACC          FALSE
                                         $   369,707       NACC          FALSE
                                         $   369,707       NACC          FALSE
--------------------------------------------------------------------------------
                                         $ 9,446,025
$  859,835.64    8.500%       5.00%      $ 9,296,755       NACC          TRUE
$  799,140.72    8.030%       5.00%      $ 9,021,361       NACC          TRUE
$1,292,837.52    8.049%       0.00%
--------------------------------------------------------------------------------
                                         $ 5,799,844       NACC          FALSE
                                         $ 3,061,034       NACC          FALSE
                                         $ 8,860,878

   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
    4221          6999          Nordhoff Industrial Complex      20500-20680 Chatsworth Dr.              Chatsworth            CA
 890842644      -52294011       Seven Corners Apts.              6122 Willston Drive                     Falls Church          VA
 891877519     1975544739       Citibank Office Plaza            1699 E. Woodfield Road                  Schaumburg            IL
    4762        -52294098       Savannah Apartments              7201 Hart Lane                          Austin                TX
 990400431      701121031       Belleville Manor                 8701 Belleville Road                    Belleville            MI
 -259051788     -52293747       203 East Fordham Road            203 East Fordham Road                   Bronx                 NY
    2377          2674          Plantation Club Apartments       201 Plantation Club Drive               Melbourne             FL
    2794          4686          Silver Pointe SC                 17015-17325 Silver Parkway              Fenton                MI
    1887          3784          Central Medical Park             2610 N. Duke Street                     Durham                NC
    4458          7305          Friendly Village MHP             4377 W. County Line Road                Greenwood             IN
  -5066800      -52293468       Springhill Business Center       1524 Spring Hill Road                   McLean                VA
 2146051642    2110498610       Pacific Court Office Building    1411-1413 5th Street                    Santa Monica          CA
                                Banyan Pool 3
------------------------------------------------------------------------------------------------------------------------------------
  -5066845      -52293760       Elmhurst                         747 Church Road                         Elmhurst              IL
  -5066845      -52293704       Milwaukee - Commerce             2485 - 2487 Commerce Road               New Berlin            WI
  -5066845      -52293703       Milwaukee - 160th                2455 - 2925 South 160th Street          New Berlin            WI
  -5066845      -52293702       Milwaukee - Whittaker Way        14518 - 1467 Whittaker Way              Menomonee Falls       WI
  -5066845      -52293705       Milwaukee - Ryerson              15725 - 15793 Ryerson Road              New Berlin            WI
------------------------------------------------------------------------------------------------------------------------------------

  -5066960      -52293506       Pride Center                     22914-22964 Victory Blvd.               Woodland Hills        CA
    4357          7146          Hidden Harbor                    1032 Hidden Harbour Drive               Melbourne             FL
    4665        -52294062       Oshkosh Center II                W. 20th & Koeller                       Oshkosh               WI
    2499       1105537117       Waterford Plaza                  100-10200 6th Avenue North              Plymouth              MN
    2597          4599          Palm Harbor Apartments           2350 Cypress Pond Road                  Palm Harbor           FL
-1159523246     -52293982       Fiserve Building                 912 Fort Duquesne Blvd                  Pittsburgh            PA
                                Airport Atrium
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 891444343      893088995       Airport Atrium                   5007 South Howell Avenue                Milwaukee             WI
 891444343     -801669656       Sampson 1                        130-150 Edgerton Avenue                 Milwaukee             WI
 891444343     -196535003       Braemar Building                 7201 West 78th Street                   Bloomington           MN
------------------------------------------------------------------------------------------------------------------------------------

  -5066901      -52293954       Wicomico                         1601 Wicomico Street                    Baltimore             MD
                                Seven Mobile Home Properties
------------------------------------------------------------------------------------------------------------------------------------


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
$ 774,418.68     8.500%       5.00%      $ 8,360,541       NACC          TRUE
$ 723,006.24     8.000%       5.00%      $ 8,198,171       NACC          TRUE
$ 741,695.16     8.500%       6.50%      $ 8,024,402       NACC          TRUE
$ 635,469.96     6.950%       6.35%      $ 7,994,922       NACC          TRUE
$ 673,219.08     7.530%       5.00%      $ 7,981,228    Bloomfield       TRUE
$ 734,180.40     8.500%       5.00%      $ 7,956,903       NACC          TRUE
$ 730,347.12     8.385%       6.40%      $ 7,931,989       NACC          TRUE
$ 650,269.44     7.500%       5.00%      $ 7,703,480       NACC          TRUE
$ 673,610.76     8.210%       5.00%      $ 7,448,692       NACC          TRUE
$ 578,904.48     7.210%       5.00%      $ 7,086,000    Bloomfield       TRUE
$ 621,218.52     8.025%       5.00%      $ 7,038,428       NACC          TRUE
$ 545,939.64     6.770%       0.00%      $ 7,000,000       NACC          TRUE
$ 634,503.36     8.380%       5.00%
--------------------------------------------------------------------------------
                                         $ 3,462,866       NACC          TRUE
                                         $ 1,081,739       NACC          TRUE
                                           $ 936,904       NACC          TRUE
                                           $ 769,438       NACC          TRUE
                                           $ 697,020       NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 6,947,966
$ 590,178.48     7.340%       5.00%      $ 6,750,000       NACC          TRUE
$ 586,899.48     8.000%       5.00%      $ 6,647,206       NACC          TRUE
$ 570,423.60     7.210%       5.00%      $ 6,578,864       NACC          TRUE
$ 606,972.60     8.500%       6.50%      $ 6,552,811       NACC          TRUE
$ 551,854.56     7.550%       5.00%      $ 6,501,098       NACC          TRUE
$ 590,880.60     8.500%       6.50%      $ 6,395,157       NACC          TRUE
$ 590,264.52     8.500%       6.50%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                         $ 2,901,334       NACC          TRUE
                                         $ 2,103,467       NACC          TRUE
                                         $ 1,378,133       NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 6,382,934
$ 583,511.64     8.500%       6.60%      $ 6,319,292       NACC          TRUE
$ 539,029.68     7.340%       5.00%
--------------------------------------------------------------------------------

   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
    4651        894641325       Woodside MHP                     Rte 309 and Wolf's Crossing Rd          Orefield              PA
    4651      -1026117981       Natural Springs MHP              66 Natural Springs Road                 Gettysburg            PA
    4651        894631331       Mountainview East MHP            201 Rife Road                           Reading Township      PA
    4651       -852406748       Progress Ridge MHP               NWC 36th & Marshfield                   Harrisburg            PA
    4651      -1664032662       Southern Hills MHP               Mt. Airy Road                           Hopewell Township     PA
    4651       1482449289       Sunshine MHP                     Route 16 & Pen Mar Rd.                  Rouzerville           PA
    4651       -631036760       Castle Hill MHP                  2581 Old Harrisburg Road                Gettysburg            PA
------------------------------------------------------------------------------------------------------------------------------------

  -5066107     2110498462       SL-Tulsa                         4477 S. 7-th East Ave                   Tulsa                 OK
  -5066848      -52293738       The Courtyard Apts.              14014 Moorpark St.                      Sherman Oaks          CA
 891979708      -52293977       Old Metairie Village Shopping    701 Metairie Road                       Metairie              LA
-1375813444     -52293775       Willowick Industrial Park        1190 Burnett Avenue                     Concord               CA
  -5067034      -52293679       Courtney Square Apartments       Merry Lane                              Greenville            NC
  -5066361     2110498536       Plaza de la Fiesta III & IV      7126-7148 Pacific Blvd.                 Huntington Park       CA
  -5066947      -52293991       Motorola Training Center         1 Nelson C. White Parkway               Mundelein             IL
  -5066679      -52293548       Madison Village                  Hwy 20 & Arlington Drive                Madison               AL
  -5066185      -52293438       Pipestone Plaza                  1950 Pipestone Road                     Benton Harbor         MI
  -5067097      -52293769       Parkleigh North Apts.            4187 Beechwold Drive                    Columbus              OH
  -5066128      -52293425       Southgate Estates MHP            271 Park Office                         Bloomington           IL
 890404791      177489888       7 West 45th Street               7 West 45th Street                      New York              NY
-1307293813     909162363       2100 Swift Drive                 2100 Swift Drive                        Oak Brook             IL
 894473336      -52293841       Westwind Apts.                   2215 Folsom Street                      Eau Claire            WI
    4666        -52293733       Stanford Townhouses              26666 Stanford Dr.                      Southfield            MI
    4218          7002          Mentor Industrial                8200 Tyler Blvd.                        Mentor                OH
 890262910      894470781       Braebuurn Colony Apts.           8917 South Gessner Rd.                  Houston               TX
  -5066078     2110498463       SL-Mogadore                      3175 Gilchrest Road                     Mogadore              OH
    4154          7055          ABFM Industrial Building         10001 S. Howell Ave.                    Oak Creek             WI
    4329          7115          1567-1575 Lexington Avenue       1567, 1569, 1571&1575 Lexington Ave.    New York              NY
 1100013805     893686737       Mason Manor MHP                  2179 Hull Road                          Vevay Town            MI
 894465665      -52293817       118-40 Metropolitan Ave.         118-40 Metropolitan Ave.                Kew Gardens           NY
 890340225      892476675       Clark & Diversey Shopping        613-623 W. Diversey Parkway             Chicago               IL
 894472438      -52293848       Stanbridge Apartments            38 Jenkins Avenue                       Lansdale              PA
    4761       1336654586       Village Townhomes                1004 West Cook Street                   Santa Maria           CA


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
                                         $ 1,223,475       NACC          TRUE
                                         $ 1,161,804       NACC          TRUE
                                         $ 1,099,138       NACC          TRUE
                                         $ 1,014,589       NACC          TRUE
                                           $ 688,329       NACC          TRUE
                                           $ 569,961       NACC          TRUE
                                           $ 375,000       NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 6,132,298
$ 491,433.96     7.090%       6.70%      $ 6,100,000       NACC          TRUE
$ 477,568.08     6.970%       5.00%      $ 5,996,214       NACC          TRUE
$ 491,166.96     7.250%       5.00%      $ 5,993,034       NACC          TRUE
$ 536,219.64     8.400%       5.00%      $ 5,860,886       NACC          TRUE
$ 487,929.60     6.910%       5.00%      $ 5,800,000       NACC          TRUE
$ 525,585.96     8.441%       5.00%      $ 5,727,300       NACC          TRUE
$ 523,353.00     8.500%       6.60%      $ 5,669,902       NACC          TRUE
$ 459,309.00     7.360%       6.75%      $ 5,546,899       NACC          TRUE
$ 446,214.48     7.160%       5.00%      $ 5,496,726       NACC          TRUE
$ 429,143.88     6.900%       5.00%      $ 5,426,501       NACC          TRUE
$ 422,894.40     7.480%       5.00%      $ 5,044,555    Bloomfield       TRUE
$ 418,492.68     7.270%       5.00%      $ 4,984,552       NACC          TRUE
$ 438,898.92     8.550%       6.50%      $ 4,734,862       NACC          TRUE
$ 374,261.16     6.910%       5.00%      $ 4,730,000       NACC          TRUE
$ 376,367.64     7.030%       5.00%      $ 4,694,158       NACC          TRUE
$ 415,691.04     7.470%       5.00%      $ 4,691,155       NACC          TRUE
$ 389,607.00     7.420%       6.65%      $ 4,671,280       NACC          TRUE
$ 407,725.92     8.160%       6.70%      $ 4,561,005       NACC          TRUE
$ 417,529.80     8.500%       5.00%      $ 4,518,966       NACC          TRUE
$ 361,264.08     7.280%       5.00%      $ 4,391,362       NACC          TRUE
$ 366,062.88     7.530%       5.00%      $ 4,339,792    Bloomfield       TRUE
$ 344,944.80     6.860%       5.00%      $ 4,119,000       NACC          TRUE
$ 378,063.84     8.500%       5.00%      $ 4,087,720       NACC          TRUE
$ 341,400.48     7.070%       5.00%      $ 3,991,779       NACC          TRUE
$ 320,958.60     7.050%       6.15%      $ 3,991,773       NACC          TRUE

   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
 890842962    -1610676713       Ventu Park Shopping Center       579 Ventu Road                          Thousand Oaks         CA
 890338516      -52293995       Bowen's Wharf                    13 Bowen Wharf. S.                      Newport               RI
                                Muraco Portfolio
------------------------------------------------------------------------------------------------------------------------------------
 894471309      -52293695       Lakeview Apts.                   212 Old Liverpool Rd.                   Salina                NY
 894471309      -52293694       Oneida Apts.                     580 Seneca Street                       Oneida                NY
 894471309      -52293693       Townsquare Apts.                 116 Oswego Street                       Baldwinsville         NY
------------------------------------------------------------------------------------------------------------------------------------

    1952          3844          Sherman West Apartments          19050 Sherman Way                       Reseda                CA
 -853560475     -52293699       Parkside Village Apts.           4991 Parkside Avenue                    Philadelphia          PA
    2455          4133          Harbor Greens                    1329-51 Figueroa Place                  Wilmington            CA
 805075463      -52294099       710 State Street                 710 State Street                        Santa Barbara         CA
  -5066897      -52293414       Flemings Foods Store             2500 Pennsylvannia Ave                  Oklahoma City         OK
  -5067104      -52293774       Playa Vista Plaza                12555 W. Jefferson Blvd.                Los Angeles           CA
    4311          7097          122-126 East 103rd Street        122-126 East 103rd Street               New York              NY
  -5066208      -52293489       Stonewall SC                     3101 Clays Mill Road                    Lexington             KY
 890344487      -52294113       Tempo Cabana Apts.               2010 Curtis Drive                       Atlanta               GA
    4268          6950          Westmont Apts                    111 Acklen Park Dr.                     Nashville             TN
    4195      -1847027001       Great Western Bank Building      1040 Weston Road                        Broward County        FL
    4173          7064          Chelmsford Crossing              199 Chelmsford St.                      Chelmsford            MA
 104138058      -52293823       Safeway Industrial               5135 Edison Avenue                      Chino                 CA
    4718        893267639       The Bentley Mills Building       14641 Don Julian Road                   City of Industry      CA
-1465703312     -52293765       Twin Pines Healthcare Center     250 March St.                           Santa Paula           CA
    1692          3565          Corporate West One               4300 Commerce Court                     Lisle                 IL
    4207          7013          Ingle West Office Building       1802 Brightseat Rd.                     Landover              MD
 891278312      894487637       Colony Ridge Apts.               4373 Glenwood Road                      Decatur               GA
    4720       1440038541       SL - Lima                        951 Williams Ave.                       Lima                  OH
 980424583      -52293803       Collins Nursing Home             5511 Baum Blvd.                         Pittsburgh            PA
 -456216393     -52293749       Westgrove Towers                 4700 Westgrove St.                      Raleigh               NC
    2737          7058          Apartments of Westgrove          4929 Faber Drive                        Raleigh               NC
  -5067100      -52293772       West Third Street                8 West 3rd Street                       Winston-Salem         NC
    1942          3834          Pollyanna Apartments             247 W. Dickson Ave.                     San Antonio           TX
    1875          3772          Bellemeade Plaza                 605 Lapalco Blvd                        Gretna                LA
    4689       -903965307       Hiawassee Oaks Apartments        222 North Hiawassee Road                Orlando               FL
  -5066854     2110498511       Giant Food Store                 4596 New Falls Road                     Levittown             PA


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
$ 363,292.44     8.500%       5.00%      $ 3,928,007       NACC          TRUE
$ 331,287.00     7.060%       5.00%      $ 3,872,190       NACC          TRUE
$ 331,029.24     7.080%       5.00%
--------------------------------------------------------------------------------
                                         $ 1,744,041       NACC          TRUE
                                         $ 1,214,255       NACC          TRUE
                                           $ 908,758       NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 3,867,053
$ 312,310.51     7.290%       5.00%      $ 3,795,644       NACC          TRUE
$ 295,990.92     7.020%       5.00%      $ 3,697,701       NACC          TRUE
$ 337,950.36     7.890%       5.00%      $ 3,638,747       NACC          TRUE
$ 347,807.16     8.900%       6.70%      $ 3,630,308       NACC          TRUE
$ 296,565.36     7.230%       5.00%      $ 3,627,886       NACC          TRUE
$ 283,071.96     6.850%       5.00%      $ 3,595,277       NACC          TRUE
$ 295,579.68     7.280%       5.00%      $ 3,592,933       NACC          TRUE
$ 281,687.28     7.080%       5.00%      $ 3,497,864       NACC          TRUE
$ 275,208.84     6.850%       5.00%      $ 3,492,419       NACC          TRUE
$ 293,399.40     7.030%       7.30%      $ 3,412,540       NACC          TRUE
$ 298,139.16     7.650%       5.00%      $ 3,378,802       NACC          TRUE
$ 317,066.28     8.080%       5.00%      $ 3,376,291       NACC          TRUE
$ 306,411.24     8.400%       5.00%      $ 3,349,078       NACC          TRUE
$ 379,514.28     7.880%       0.00%      $ 3,298,811       NACC         FALSE
$ 284,772.48     7.540%       5.00%      $ 3,200,000       NACC          TRUE
$ 307,415.04     8.510%       5.00%      $ 3,131,768       NACC          TRUE
$ 286,219.20     8.500%       5.00%      $ 3,097,778       NACC          TRUE
$ 265,513.68     7.100%       5.00%      $ 3,089,134       NACC          TRUE
$ 277,086.12     7.590%       6.79%      $ 3,087,909       NACC          TRUE
$ 277,652.88     7.800%       5.00%      $ 3,047,348       NACC          TRUE
$ 234,693.12     6.800%       5.00%      $ 3,000,000       NACC          TRUE
$ 246,316.44     7.280%       5.00%      $ 2,992,442       NACC          TRUE
$ 258,616.80     7.370%       5.00%      $ 2,950,000       NACC          TRUE
$ 258,408.12     7.910%       5.00%      $ 2,940,339       NACC          TRUE
$ 326,355.60     7.510%       5.00%      $ 2,804,393       NACC          TRUE
$ 227,845.44     7.190%       5.00%      $ 2,790,502       NACC          TRUE
$ 219,927.36     7.200%       5.00%      $ 2,698,413       NACC          TRUE

   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
  -5067106      -52293998       Timber Ridge Apts.               5920 Vermellon Drive                    Ft. Worth             TX
                                Bird Creek Comfort Creek
------------------------------------------------------------------------------------------------------------------------------------
-1760677112    2110498468       Bird Creek Mobile Home Park      1712 North General Bruce Drive          Temple                TX
-1760677112    2110498469       Comfort Mobile Home Park         7307 East Riverside Drive               Austin                TX
------------------------------------------------------------------------------------------------------------------------------------

 891975979     -328352325       GRW Building                     801 Corporate Drive                     Lexington             KY
 890336195    -1026751468       University Hills                 2700 O'Connor Boulevard                 Irving                TX
 1119536309     -52293701       Grove Gate Apartments            2575 SW 27 Avenue                       Miami                 FL
 891285133      -52293833       Colts Neck Shopping Center       State Highway 34                        Colts Neck            NJ
    4452        -52293779       Keosippi Mall                    US Route 218                            KeoKuk                IA
 569490459      -52293692       Pineville Commerce Center        501-591 North Polk Street               Pineville             NC
-1055896988    1283637129       90-92 Thompson Street            90-92 Thompson Street                   New York              NY
  -5066776      -52293620       Walton Manor MHP                 229 East Walton Blvd.                   Pontiac               MI
    4319          7105          238 E. 111th/204 E.112th Street  238 E. 111th/204 E. 112th Street        New York              NY
 891978928      -52293988       Palmwood Terrace Apts.           4917 East Thomas Road                   Phoenix               AZ
    1914          3809          Hartnell Plaza                   931-969 W. Alisal Street                Salinas               CA
    4451        890660916       Carytown Square                  3218-3228 West Cary Street              Richmond              VA
    4600       -412114721       Oak Creek Apts.                  1777 North Golfview                     Essexville            MI
 890335447      893712508       Hollywood News Building          1545 North Wilcox Ave                   Los Angeles           CA
    4650      -1241149803       Chateau Apts.                    711 W. Wenger Road                      Englewood             CO
 890342664     1174326061       Miller Road Business Ctr.        821-901 Miller Road                     Garland               TX
  -5066808     2110498535       The Kellogg Property             70 S. Kellogg Avenue                    Goleta                CA
    4581          7277          Maple Lawn III                   232-234 E. Maple Dr.                    Troy                  MI
 890325515      891469515       Stapley-McKellips Center         1239 East McKellips                     Mesa                  AZ
 890345512      893090161       239 S. La Cienega                239 S. La Cienega Blvd.                 Beverly Hills         CA
    4668        40886475        Sunflowers Terrace Apts.         5050 Sunflower Street                   Houston               TX
    4686        955295174       Yearling                         128-4238 Rickenbacker Ave.              Whitehall             OH
 895157894      -52293810       Briarwyck Apts.                  10110 Walnut Street                     Dallas                TX
  -5067098      -52293770       H Lazy F MHP                     5445 County Rd. 154                     Glenwood Springs      CO
                                Bayshore/Rockport Oaks
------------------------------------------------------------------------------------------------------------------------------------
  -5066130     2110498470       Bayshore Apartments              203 East Ransom Road                    Aransas Pass          TX
  -5066130     2110498471       Rockport Oaks Garden Apts        511 East Hackberry                      Rockport              TX
------------------------------------------------------------------------------------------------------------------------------------


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
$ 233,355.12     7.210%       5.00%      $ 2,691,353       NACC          TRUE
$ 235,571.64     7.400%       5.00%
--------------------------------------------------------------------------------
                                         $ 1,696,163       NACC          TRUE
                                           $ 983,837       NACC          TRUE
--------------------------------------------------------------------------------
                                          2,680,000
$ 227,155.08     7.610%       5.00%      $ 2,591,802       NACC          TRUE
$ 206,521.32     7.230%       5.00%      $ 2,516,295       NACC          TRUE
$ 217,251.48     7.050%       5.00%      $ 2,547,376       NACC          TRUE
$ 217,422.24     7.280%       5.00%      $ 2,497,554       NACC          TRUE
$ 238,588.08     8.670%       5.00%      $ 2,468,434       NACC          TRUE
$ 207,982.92     7.240%       5.00%      $ 2,395,247       NACC          TRUE
$ 199,798.44     7.420%       5.00%      $ 2,394,188       NACC          TRUE
$ 196,319.28     6.880%       5.00%      $ 2,334,992    Bloomfield       TRUE
$ 188,842.56     7.280%       6.80%      $ 2,295,485       NACC          TRUE
$ 183,867.96     7.100%       5.00%      $ 2,275,371       NACC          TRUE
$ 196,004.16     7.530%       5.00%      $ 2,252,738       NACC          TRUE
$ 190,269.24     7.580%       5.00%      $ 2,244,796       NACC          TRUE
$ 188,787.96     7.500%       5.00%      $ 2,242,961       NACC          TRUE
$ 200,054.76     7.530%       5.00%      $ 2,241,115       NACC          TRUE
$ 178,401.72     7.110%       5.00%      $ 2,202,349       NACC          TRUE
$ 186,714.36     7.290%       5.00%      $ 2,136,104       NACC          TRUE
$ 166,664.88     7.060%       5.00%      $ 2,075,000       NACC          TRUE
$ 170,030.88     7.260%       5.00%      $ 2,068,087       NACC          TRUE
$ 169,809.24     7.320%       5.00%      $ 2,053,243       NACC          TRUE
$ 178,840.08     7.370%       5.00%      $ 2,031,676       NACC          TRUE
$ 173,164.56     7.230%       5.00%      $ 1,989,165       NACC          TRUE
$ 159,402.60     7.210%       5.00%      $ 1,948,403       NACC          TRUE
$ 158,537.04     6.820%       5.00%      $ 1,900,000       NACC          TRUE
$ 160,043.88     7.530%       5.00%      $ 1,796,658       NACC          TRUE
$ 137,324.16     6.830%       5.00%
--------------------------------------------------------------------------------
                                           $ 923,000       NACC          TRUE
                                           $ 827,000       NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 1,750,000

   LoanID       Asset Number        Property Name                       Address                             City             State
------------------------------------------------------------------------------------------------------------------------------------
 -5066887       -52293956       Burnhaven                        14500 Burnhaven Drive                   Burnsville            MN
   2324           4079          Colton Midtown Plaza             1820 East First Street                  Santa Ana             CA
   4447           7204          Sax Drugs                        22525 Wick Road                         Taylor                MI
892050347     -1559503836     Sea Tac Gardens Apts.            3405 South 176 St                       Seattle               WA
   1712           3583          Cherry Point Mall                1300 Egg Harbor Rd.                     Sturgeon Bay          WI
 -5066874       -52293792       The Point                        1902-66 North Main Street               Crown Point           IN
   4321           7107          311 East 109th Street            311 East 109th Street                   New York              NY
 -5067086       -52294119       Peachwood Manor MHP              6895 S. Broadway                        Haysville             KS
 -5066856       -52293462       6972 Sheridan                    6982 North Sheridan                     Chicago               IL
894469366       894479625       Crest Oak Apts.                  9900-9930 Bluebird St.                  Coon Rapids           MN
   4389           7319          1&3 Eves                         1&3 Eves Drive                          Evesham               NJ
   4466           7209          Highland Park Townhomes          1404 N. 55th Drive                      Kansas City           KS
890347495     -1752776637       Marbach Square SC                8300 Marbach Rd.                        San Antonio           TX
891283780       -52294078       Sunpointe Gardens Apts.          2727 North Oracle                       Tucson                AZ
   2557           4368          Airport Executive Park           2459 Roosevelt Highway                  College Park          GA
                                Parkside/Pleasant View MHP
------------------------------------------------------------------------------------------------------------------------------------
 -5066135       -52293418       Parkside MHP                     2315 Park Lane SE                       Rochester             MN
 -5066135       -52293419       Pleasantview MHP                 9428 Grand Avenue                       Duluth                MN
------------------------------------------------------------------------------------------------------------------------------------
  -5067024       -52293737       Oakview Apartments               608-616 Lincoln Ave.                    St. Paul              MN
   4652         909570228       Expressway Commerce Complex      43466 I-94 Service Drive                Belleville            MI
891883946      -825914583       Brookside Apartments             804 100th Street Court East             Tacoma                WA
891979555       -52293826       Sundial Shopping Center          5757 Sannibel Drive                     Minnetonka            MN
894495345       -52294100       501 State Street                 501 State Street                        Santa Barbara         CA
   1963           3853          Uniontown Center                 600-686 F Street                        Arcata                CA
   2108           4132          Cypress Creek Business Park      6555 N. Powerline Rd.                   Ft. Lauderdale        FL
891980251       -52294024       Riverside Estates MHP            1891 Access Road                        Newton County         GA
891978154       -52294026       Bahamas Apartments               1568 Nome Street                        Aurora                CO
   4562         413798560       The Midland Building             206th Avenue, Des Moines                Iowa                  IA
   4475           7215          236 & 238-240 East 7th Street    236 & 238-240 E. 7th St.                New York              NY
 -5066956       -52293799       The River Park Center            0123 Emma Rd.                           Basalt                CO
   4233           6988          Pasadena Plaza Mart              1418 Spencer Highway                    South Houston         TX


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
$ 160,922.76     8.500%       6.60%      $ 1,743,404       NACC          TRUE
$ 151,418.28     7.550%       0.00%      $ 1,700,000       NACC          TRUE
$ 149,562.00     7.410%       5.00%      $ 1,693,119       NACC          TRUE
$ 138,642.24     7.230%       5.00%      $ 1,692,665       NACC          TRUE
$ 172,910.76     8.800%       5.00%      $ 1,681,393       NACC          TRUE
$ 142,261.20     7.530%       5.00%      $ 1,600,000       NACC          TRUE
$ 131,368.80     7.280%       6.80%      $ 1,596,859       NACC          TRUE
$ 129,340.68     7.250%       5.00%      $ 1,576,918    Bloomfield       TRUE
$ 124,246.32     7.040%       5.00%      $ 1,550,000       NACC          TRUE
$ 123,769.92     7.330%       6.45%      $ 1,496,274       NACC          TRUE
$ 129,825.96     7.820%       6.75%      $ 1,493,190       NACC          TRUE
$ 132,199.92     7.430%       5.00%      $ 1,492,180       NACC          TRUE
$ 135,052.80     7.750%       5.00%      $ 1,482,705       NACC          TRUE
$ 125,059.80     7.110%       5.00%      $ 1,455,232       NACC          TRUE
$ 132,859.92     7.910%       5.00%      $ 1,451,197       NACC          TRUE
$ 125,478.96     7.420%       5.00%
--------------------------------------------------------------------------------
                                         $ 1,008,078       NACC          TRUE
                                           $ 414,210       NACC          TRUE
--------------------------------------------------------------------------------
                                         $ 1,422,288
$ 120,567.00     7.170%       5.00%      $ 1,400,000       NACC          TRUE
$ 116,434.44     7.410%       5.00%      $ 1,396,600       NACC          TRUE
$ 114,353.28     7.300%       5.00%      $ 1,386,518       NACC          TRUE
$ 113,755.68     7.320%       5.00%      $ 1,378,433       NACC          TRUE
$ 130,427.64     8.900%       6.70%      $ 1,361,366       NACC          TRUE
$ 120,833.76     7.480%       5.00%      $ 1,360,856       NACC          TRUE
$ 123,012.24     8.200%       5.00%      $ 1,323,714       NACC          TRUE
$ 114,472.08     7.420%       5.00%      $ 1,296,006       NACC          TRUE
$ 112,270.68     7.420%       5.00%      $ 1,271,083       NACC          TRUE
$ 124,628.40     7.400%       5.00%      $ 1,500,000       NACC          TRUE
$ 113,960.52     7.910%       5.00%      $ 1,234,119       NACC          TRUE
$ 106,695.84     7.530%       5.00%      $ 1,197,772       NACC          TRUE
$ 110,569.80     7.940%       5.00%      $ 1,194,343       NACC          TRUE

   LoanID      Asset Number        Property Name                       Address                             City              State
------------------------------------------------------------------------------------------------------------------------------------
  894482167     -477096727      Pleasant View MHP                305 S. Amy Lane                         Harker Heights        TX
  893802346     -52294105       Circuit City-Philadelphia        7207 Bustleton Aveneue                  Philadelphia          PA
  891981798     -52293986       Nanette Apartments               1360 Nanette Circle                     Reno                  NV
  1484276706    -52293781       Central Plaza                    11111 Central Expressway                Dallas                TX
  101544054     -52293676       Brandenberry Square Apts         5290 Brandenberry                       Columbus              OH
   -5067099     -52293771       Champion MHP                     Route 5 East                            Elbridge              NY
  363882121    -1798458401      East Brunswick Woods             758 Route 18                            East Brunswick        NJ
  -259363276    -52294109       Circuit City-Harper Woods        20570 Kelly Road                        Harper Woods          MI
  1955024770    -52294104       Circuit City-Ridgeland           1055 East Countyline Road               Ridgeland             MS
     4317          7103         1590 Lexington Avenue            1590 Lexington Avenue                   New York              NY
 -1831827072    -52294111       Circuit City-East Lansing        2655 Grand River Avenue                 East Lansing          MI
 -1349565798    -52294110       Circuit City-Frederick           5606 Buckeystown Pike                   Fredrick              MD
     4767       -52294114       Circuit City-Green Bay           1940 West Mason Street                  Green Bay             WI
 -1311673432    -52294108       Circuit City-Indianapolis        3670 Moller Road                        Indianapolis          IN
     4322          7108         2156 2nd Avenue                  2156 2nd Avenue                         New York              NY
 -1661813378    -52293957       OCC Financial Plaza              7210 Metro Blvd                         Edina                 MN
     4313          7099         103 East 102nd Street            103 East 102nd Street                   New York              NY
  2141131315    2110498519      Windgate MHP                     305 Farm Road 306                       New Braunfels         TX
  318409646     -52294107       Circuit City-Jackson,TN          1938 Emporium Drive                     Jackson               TN
     2632          4628         291 Pleasant                     291 Pleasant                            New York              NY
 -1399774698    -52294106       Circuit City-Kingsport           1740 Idle Hour Road                     Kingsport             TN
  1073566092    -52294103       Circuit City-Witchita Falls      3121 Lawence Road                       Wichita Fallas        TX


                            Revised      Cut-off Date
Annual Debt     Mortgage    Mortgage       Principal
  Service         Rate        Rate          Balance      Originator   Actual 360
--------------------------------------------------------------------------------
 $ 96,591.00     7.600%       5.00%      $ 1,137,379    Bloomfield       TRUE
$ 159,329.76     7.640%       0.00%      $ 1,111,703        NACC        FALSE
 $ 93,675.72     7.250%       5.00%      $ 1,076,568        NACC         TRUE
 $ 84,070.20     7.520%       5.00%        $ 999,470        NACC         TRUE
 $ 86,891.52     7.270%       5.00%        $ 999,019        NACC         TRUE
 $ 88,913.28     7.530%       5.00%        $ 998,143        NACC         TRUE
 $ 86,520.24     8.500%       6.60%        $ 936,063        NACC         TRUE
$ 122,911.68     7.640%       0.00%        $ 857,600        NACC        FALSE
$ 113,807.16     7.640%       0.00%        $ 794,075        NACC        FALSE
 $ 61,579.08     7.280%       6.80%        $ 748,528        NACC         TRUE
$ 102,426.48     7.640%       0.00%        $ 714,667        NACC        FALSE
$ 102,426.48     7.640%       0.00%        $ 714,667        NACC        FALSE
$ 102,426.48     7.640%       0.00%        $ 714,667        NACC        FALSE
$ 102,426.48     7.640%       0.00%        $ 714,667        NACC        FALSE
 $ 49,263.24     7.280%       6.80%        $ 598,822        NACC         TRUE
 $ 55,274.04     8.500%       6.60%        $ 598,604        NACC         TRUE
 $ 45,158.04     7.280%       6.80%        $ 548,920        NACC         TRUE
 $ 47,041.20     7.510%       5.00%        $ 530,000        NACC         TRUE
 $ 75,112.68     7.640%       0.00%        $ 524,089        NACC        FALSE
 $ 39,410.64     7.280%       6.80%        $ 479,058        NACC         TRUE
 $ 68,284.32     7.640%       0.00%        $ 476,445        NACC        FALSE
 $ 68,284.32     7.640%       0.00%        $ 476,445        NACC        FALSE

                                   EXHIBIT C-1

                                                           AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(e)(4) OF THE
                                                        INTERNAL REVENUE CODE OF
                                                                1986, AS AMENDED

STATE OF NEW YORK  )
                   )   ss.:
COUNTY OF NEW YORK )

     ------------------, being first duly sworn, deposes and says:

     1. That he/she is a --------------  of ------------  ----------------------
(the "Purchaser"), a ----------- duly organized and existing under the laws of the State of --------, on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is -----------.

     3. That the Purchaser of the CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Class [R] [LR] (the "Class [R] [LR] Certificate") is a Permitted Transferee (as defined in
Article I of the Pooling and Servicing Agreement dated as of September 11, 1998, by and among CAPCO America Securitization Corporation, as depositor, The Capital Company of America Client Services LLC, as servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent (the "Pooling and Servicing Agreement")), or is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

     6. That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser is not a Disqualified Non-U.S. Person and is not purchasing the Class [R] [LR] Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4 and paragraph 7 hereof.

     9. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC][Lower-Tier REMIC], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters partner" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Purchaser's agent in performing the function of "tax matters person" and "tax matters partner."

     10. The Purchaser  agrees to be bound by and to abide by the  provisions of
Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

     Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its -------------- this -------- day of -----------------,
199-.

                                            [Purchaser]



                                            By:
                                                ------------------------
                                                 Title:
                                                 Name:

     Personally appeared before me the above-named ---------------, known or proved to me to be the same person who executed the foregoing instrument and to be the ------------- of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this ------- day of -------------------, 199-.


------------------------------
NOTARY PUBLIC

COUNTY OF -----------

STATE OF ---------

My commission expires the -------- day of ----------------, 199-.

                                   EXHIBIT C-2



                            FORM OF TRANSFEROR LETTER




                                     [Date]



LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Corporate Trust Administration

          Re: CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Class [R][LR]
               --------------------------------------------------------

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 or 7 thereof is not true.

                                            Very truly yours,

                                            [Transferor]



                                            -----------------------------------

                                   EXHIBIT D-1

                    FORM OF INVESTMENT REPRESENTATION LETTER


LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Corporate Trust Administration


CAPCO America Securitization Corporation
Two World Financial Center
Building B, 21st Floor
New York, New York  10281
Attention:     Marlyn Marincas


          Re: Transfer of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7
               --------------------------------------------------

Ladies and Gentlemen:

     This  letter is  delivered  pursuant  to Section  5.02 of the  Pooling  and
Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as depositor, The Capital Company of America Client Services LLC, as servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7 (the
"Certificates") in connection with the transfer by ----------------- (the "Seller") to the undersigned (the "Purchaser") of [[$------------] aggregate Certificate Balance] [[---]% Percentage Interest] of Class [ ] Certificates (such registered interest being the "Certificate"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     In connection with such transfer, the undersigned hereby represents and warrants to you as follows [check one of the following]:

          [ ] [For Institutional Accredited Investors only] We are an "institutional accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificate, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We are acquiring the Certificate purchased by us for our own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which we exercise sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

          [ ] [For Qualified Institutional Buyers only] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

          [ ] [For Affiliated Persons Only] The Purchaser is a person involved in the organization or operation of the issuer or an affiliate of such a person, as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act").

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, or (ii) to "institutional accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or
(7) of Regulation D promulgated under the Securities Act, pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities
Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws, and
(d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Certificate (and any subsequent Individual Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

     3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     4. The Purchaser has reviewed the Private Placement Memorandum dated September [ ], 1998, relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of an Individual Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     7.  Check one of the following:*

          [ ] The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

          [ ] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or



----------
*    Each Purchaser must include one of the two alternative certifications.

more United States fiduciaries have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Please make all payments due on the Certificates:**

     [ ] (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefore:

     Account number ---------       Institution ------------------

     [ ]  (b) by mailing a check or draft to the following address:


                                  ----------------------------------------------
                                  ----------------------------------------------
                                  ----------------------------------------------


                                  Very truly yours,


                                  ----------------------------------------------
                                  [The Purchaser]

                                  By:
                                     -------------------------------------------
                                       Name:
                                       Title



Dated:
      --------- ---, -----



----------
** Only to be filled out by Purchasers of Individual Certificates. Please select (a) or (b). For Holders of Individual Certificates, wire transfers are only available if such holder's Individual Certificates have an aggregate principal face amount of at least U.S. $5,000,000.

                                   EXHIBIT D-2

                       FORM OF ERISA REPRESENTATION LETTER



                              ---------- ---, ----

LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Corporate Trust Administration

CAPCO America Securitization Corporation
Two World Financial Center
Building B, 21st Floor
New York, New York  10281
Attention:     Marlyn Marincas


     Re:  CAPCO  America   Securitization   Corporation,   Commercial   Mortgage
          Pass-Through Certificates, Series 1998-D7, Class [A-2][A-3][A-4][A-5] [B-1][B-2][B-3][B-4][B-5][B-6][B-6H] [V-1][V-2][R][RL]
          ------------------------------------------------------

Ladies and Gentlemen:

     ----------------------------- (the "Purchaser") intends to purchase from -------------------------- (the "Seller") $---------- initial Certificate
Balance or -----% Percentage Interest of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Class[A-2][A-3][A-4][A-5][B-1][B-2][B-3][B-4][B-5][B-6][B-6H][V-1][V-2][R] [LR],
CUSIP No. ---------------- (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 11, 1998, by and among CAPCO America Securitization Corporation, as depositor (the "Depositor"), The Capital Company of America Client Services LLC, as servicer, AMRESCO Services, L.P., as Co-Servicer, AMRESCO Services, L.P., as Operating Advisor, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Certificate Registrar and the Trustee that:

     1. The Purchaser is not (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code, or any essentially similar Federal, State or local law (a "Similar Law") (each, a "Plan"), nor (b) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 or ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law; and

     2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or 1(b) above, except in the case of the Class R or Class LR Certificate, which may not be transferred unless the transferee represents it is not such a Person, such Purchaser is required to provide to the Depositor, the Trustee and the Certificate Registrar an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Certificates by or on behalf of a Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA and the Code or Similar Law, and will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Servicer, the Co-Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which Opinion of Counsel shall not be at the expense of the Servicer, the Co-Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar.

     IN WITNESS WHEREOF, the Purchaser hereby executes the ERISA Representation Letter on ----------------- ----, -----.


                                       Very truly yours,


                                       -----------------------------------------


                                       By:--------------------------------------
                                          Name:---------------------------------
                                          Title:--------------------------------

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE
                             (for Trustee/Custodian)



Loan Information
----------------

         Name of Mortgagor:                  ----------------

         Servicer
         Loan No.:                           ----------------

Custodian/Trustee
-----------------

         Name:                               ----------------

         Address:                            ----------------



         Custodian/Trustee
         Mortgage File No.:                  ----------------

Depositor
---------

         Name:                               ----------------

         Address:                            ----------------



         Certificates:                       CAPCO America Securitization
                                             Corporation, Commercial
                                             Mortgage Pass-Through
                                             Certificates, Series
                                             1998-D7

     The undersigned [Servicer/Co-Servicer] hereby acknowledges that it has received from LaSalle National Bank, as Trustee for the Holders of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, the documents referred to below (the "Documents"). All capitalized terms of not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 11, 1998, by and among the Trustee, ABN AMRO Bank N.V., as fiscal agent, CAPCO America Securitization Corporation, as depositor, The Capital Company of America Client Services LLC, as servicer, AMRESCO Services, L.P., as co-servicer, AMRESCO Services, L.P., as operating advisor, and AMRESCO Management, Inc., as special servicer.

( ) Promissory Note dated ----------, 199--, in the original principal sum of $----- , made by -------------------, payable to, or endorsed to the order of, the Trustee.

( )  Mortgage  recorded on ---------- as  instrument  no.  ------- in the County
     Recorder's Office of the County of ---------, State of ------------ in book/reel/docket ---------- of official records at page/image -------.

( ) Deed of Trust recorded on ---------- as instrument no. -------- in the County Recorder's Office of the County of ------------, State of
     ------------ in book/reel/docket ------------ of official records at page/image ----------.

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ---------- as instrument no. ------- in the County Recorder's Office of the County of ------------, State of ------------ in book/reel/docket ---------- of official records at page/image -------.

( ) Other documents, including any amendments, assignments or other assumptions of the Note or Mortgage.

         ( )  ---------------------

         ( )  ---------------------

         ( )  ---------------------

         ( )  ---------------------

     The undersigned [Servicer/Co-Servicer] hereby acknowledges and agrees as follows:

          (1) The [Servicer/Co-Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The [Servicer/Co-Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

          (3) The [Servicer/Co-Servicer] shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the [Servicer/Co-Servicer] shall at all times be earmarked for the account of the Trustee, and the [Servicer/Co-Servicer] shall keep the Documents and any proceeds separate and distinct from all other property in the [Servicer's/Co-Servicer's] possession, custody or control.


                                                 [THE CAPITAL COMPANY OF
                                                  AMERICA CLIENT SERVICES LLC]
                                                 [AMRESCO SERVICES, L.P.]

                                                 By:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------

Date:                , 19--

                                    EXHIBIT F


                           FORM OF CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT, dated as of [ ] by and among [NAME OF CUSTODIAN], as Custodian (the "Custodian"), The Capital Company of America Client Services LLC, as servicer (the "Servicer"), AMRESCO Services, L.P., as co-servicer (the "Co-Servicer"), AMRESCO Services, L.P., as Operating Advisor (the "Operating Advisor"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), and LaSalle National Bank, as Trustee (the "Trustee").


                              W I T N E S S E T H :

     WHEREAS, the Servicer, the Co-Servicer, Special Servicer and the Trustee are parties to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 1998, among CAPCO America Securitization Corporation, as Depositor, the Servicer, the Co-Servicer, the Special Servicer, the Trustee and ABN AMRO Bank N.V., as Fiscal Agent, relating to CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7 (capitalized terms used but not defined herein having the meaning assigned thereto in the Pooling and Servicing Agreement);

     WHEREAS, the parties hereto desire the Custodian to take possession of the documents specified in Section 2.01 of the Pooling and Servicing Agreement, as custodian for the Trustee, in accordance with the terms hereof;

     NOW,  THEREFORE,   in  consideration  of  the  mutual  undertakings  herein
expressed, the parties hereto hereby agree as follows:

     1. The Trustee hereby certifies that it has caused to be delivered and released to the Custodian and the Custodian hereby acknowledges receipt of the documents specified in Section 2.01 of the Pooling and Servicing Agreement pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement as Exhibit B. From time to time, the Servicer or the Co-Servicer, as applicable, shall forward to the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan approved by the Servicer or the Co-Servicer, as applicable. All Mortgage Loan documents held by the Custodian as to each Mortgage Loan are referred to herein as the "Custodian's Mortgage File." The Custodian hereby agrees to review each of the Custodian's Mortgage Files and perform such other obligations of the Custodian as such obligations are set forth in the Pooling and Servicing Agreement (including Section 2.02 thereof).

     2. With respect to each Note, each Mortgage, each Assignment of Mortgage and each other document constituting each Custodian's Mortgage File which is delivered to the Custodian or which at any time comes into the possession of the Custodian, the Custodian is exclusively the custodian for and the bailee of the Trustee or the Servicer or the Co-Servicer, as applicable. The Custodian shall hold all documents constituting each Custodian's Mortgage File received by it for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with the instructions furnished by the Servicer or the Co-Servicer, as applicable. The Custodian shall segregate and maintain continuous custody of all documents constituting the Custodian's Mortgage File received in secure and fire resistant facilities located in the State of ---------- in accordance with customary standards for such custody. In the event the Custodian discovers any defect with respect to any Custodian's Mortgage File, the Custodian shall give written specification of such defect to the Servicer or the Co-Servicer, as applicable, and the Trustee.

     3. From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian is hereby directed, upon written request and receipt from the Servicer (a copy of which shall be forwarded to the Trustee), to release to the Servicer or the Co-Servicer, as applicable, the related Custodian's Mortgage File or the documents set forth in such receipt to the Servicer or the Co-Servicer, as applicable. All documents so released to the Servicer shall be held by it in trust for the benefit of the Trustee. The Servicer or the Co-Servicer, as applicable, shall return to the Custodian the Custodian's Mortgage File or such documents when the Servicer's or the Co-Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certification to this effect from the Servicer or the Co-Servicer, as applicable, to the Custodian, the Servicer's or the Co-Servicer's receipt shall be released by the Custodian to the Servicer or the Co-Servicer, as applicable.

     4. Upon the purchase of any Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement or the payment in full of any Mortgage Loan, and upon receipt by the Custodian of the Servicer's request for release, receipt and certification (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credit to the Collection Account or Distribution Account as provided in the Pooling and Servicing Agreement), the Custodian shall promptly release the related Custodian's Mortgage File to the Servicer or the Co-Servicer, as applicable.

     5. It is understood that the Custodian will charge such fees for its services under this Agreement as are set forth in a separate agreement between the Custodian and the Servicer, the payment of which, together with the Custodian's expenses in connection therewith, shall be solely the obligation of the Servicer or the Co-Servicer, as applicable.

     6. The Trustee may upon 30 days written days notice (with copy to the Servicer and the Co-Servicer) remove and discharge the Custodian or any successor Custodian thereafter appointed from the performance of its duties under this Custodial Agreement. Simultaneously, the Trustee shall appoint a successor Custodian to act on its behalf by written instrument, one original counterpart of which instrument shall be delivered to each Rating Agency, one copy to the Servicer, one copy to the Co-Servicer and one copy to the successor Custodian. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodian's Mortgage Files being administered under this Custodial Agreement. Notwithstanding the foregoing, so long as The Capital Company of America Client Services LLC is Servicer, the Trustee shall not have a right to remove the Custodian.

     7. Upon reasonable prior written notice to the Custodian, the Trustee and its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodian's Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans.

     8. If the Custodian is furnished with written notice from the Trustee or the Servicer or the Co-Servicer, as applicable, that the Pooling and Servicing Agreement has been terminated as to any or all of the Mortgage Loans, it shall upon written request of the Trustee or the Servicer or the Co-Servicer, as applicable, release to such persons as the Trustee or the Servicer or the Co-Servicer, as applicable, shall designate the Custodian's Mortgage Files relating to such Mortgage Loans as the Trustee or the Servicer or the Co-Servicer, as applicable, shall request and shall complete the Assignments of Mortgage and endorse the Notes only as, and if, the Trustee or the Servicer or the Co-Servicer, as applicable, shall request. The person making such written request shall send notice of such request to all other parties to the Pooling and Servicing Agreement.

     9. The Custodian shall, at its own expense, maintain at all times during the existence of this Custodial Agreement and keep in full force and effect (a) fidelity insurance, (b) theft of documents insurance, (c) forgery insurance and
(d) errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodian in similar transactions provided, however, that so long as the Custodian is rated at least "AA" no such insurance shall be required.

     10. This Custodial Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

     11. Within 10 days of each anniversary of the date of this Custodial Agreement, or upon the request of the Trustee, the Servicer or the Co-Servicer at any other time, the Custodian shall provide to the Trustee and the Servicer or the Co-Servicer, as applicable, a list of all the Mortgage Loans for which the Custodian holds a Custodian's Mortgage File pursuant to this Custodial Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off, liquidated or repurchased since the date of this Custodial Agreement.

     12. This Custodial Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     13. By execution of this Custodial Agreement, the Custodian warrants that it currently does not hold and during the existence of this Custodial Agreement shall not hold any adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

     14. The Custodian may terminate its obligations under this Custodial Agreement upon at least 60 days notice to the Trustee, the Servicer and the Co-Servicer, provided that so long as AMRESCO Services Limited Partnership is the Servicer, The Capital Company of America Client Services LLC will not resign from its duties hereunder. In the event of such termination, the Trustee shall appoint a successor Custodian. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodian's Mortgage Files being administered under this Custodial Agreement.

     15. This Custodial Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due the Certificateholders under the Pooling and Servicing Agreement. In such event, all documents remaining in the Custodian's Mortgage Files shall be forwarded to the Trustee.

     16. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the addressee. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     17. Each of the Servicer and the Co-Servicer shall indemnify, defend, and hold harmless the Custodian for any actions taken by the Custodian at its written request.

     IN WITNESS WHEREOF, the Custodian, the Servicer, the Co-Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first written above.



                                  [NAME OF CUSTODIAN],
                                  as Custodian



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  THE CAPITAL COMPANY OF AMERICA
                                  CLIENT SERVICES LLC,
                                  as Servicer

                                  By:
                                  [--------------------------------------------]
                                  Ann Hambly, President



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  AMRESCO SERVICES, L.P.
                                  as Co-Servicer


                                  By: AMRESCO MORTGAGE CAPITAL, INC.,
                                      its General Partner


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                  AMRESCO MANAGEMENT, INC.
                                  as Special Servicer


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  LASALLE NATIONAL BANK,
                                  as Trustee



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                    EXHIBIT G


                                SECURITIES LEGEND



     The Private Certificates will bear a legend (the "Securities Legend") to the following effect, unless the Certificate Registrar determines otherwise in accordance with applicable law:

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                                   EXHIBIT H-1


                  CCA MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

                                   EXHIBIT H-2


            FINANCING TRUST MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

                                    EXHIBIT I

                    FORM OF REGULATION S TRANSFER CERTIFICATE


[Certificate Registrar]

Attention:  Corporate Trust Administration

          Re: Transfer of CAPCO America Securitization Corporation, Commercial Mortgage Past-Through Certificates, Series 1998-D7, Class [ ]
               -------------------------------------------------------------

Ladies and Gentlemen:

     This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as depositor, The Capital Company of America Client Services LLC, as servicer (the "Servicer"), AMRESCO Services, L.P., as co-servicer (the "Co-Servicer"), AMRESCO Services, L.P., as operating advisor (the "Operating Advisor"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the Holders of the CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, 1998-D7, Class [ ] (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to ------------ (the "Transferee") of $---------------------
Certificate Balance of Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate Certificate Balance in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

     In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

          (1) the offer of the Transferred Interest was not made to a person in the United States;

          [(2) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;]*

          [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer.



                                   --------------------------------
                                   Transferor


                                   By:
                                      -----------------------------
                                      Name:
                                      Title:

Dated:  ---------  --, 199-



----------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT J


                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM RULE 144A
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                    CERTIFICATE DURING THE RESTRICTED PERIOD


                       (Exchanges or transfers pursuant to
         Section 5.02(c)(ii)(A) of the Pooling and Servicing Agreement)




[Certificate Registrar]


Attention:  Corporate Trust Administration

          Re: Transfer of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7 Class [ ]
               ------------------------------------------------------------

     Reference is hereby made to the Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as depositor (the "Depositor"), The Capital Company of America Client Services LLC, as servicer (the "Servicer"), AMRESCO Services, L.P., as co-servicer (the "Co-Servicer"), AMRESCO Services, L.P., as operating advisor (the "Operating Advisor"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[----------] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. ) to be held with [Euroclear] [CEDEL]* (Common Code ) through the Depositary.

     In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the

----------
*    Select appropriate depository.

transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

          (1) the offer of the Certificates was not made to a person in the United States,

          [(2)at the time the buy order was originated, the transferee was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the transferee was outside the United States,]**

          [(2)the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]**

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer and the Fiscal Agent.

                                            [Insert Name of Transferor]



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Dated:
      ------------, -----



----------
** Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT K


                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM RULE 144A
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                     CERTIFICATE AFTER THE RESTRICTED PERIOD


                       (Exchange or transfers pursuant to
         Section 5.02(c)(ii)(B) of the Pooling and Servicing Agreement)




[Certificate Registrar]


Attention:  Corporate Trust Administration

          Re: Transfer of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Class [ ]
               -------------------------------------------------------------

     Reference is hereby made to the Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as depositor, The Capital Company of America Client Services LLC, as servicer (the "Servicer"), AMRESCO Services, L.P., as co-servicer (the "Co-Servicer"), AMRESCO Services, L.P., as operating advisor (the "Operating Advisor"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[----------] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (Common Code No. ).

     In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

          (1) the offer of the Certificates was not made to a person in the United States,

          [(2)at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

          [(2)the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]*

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Co-Servicer, the Operating Advisor and the Special Servicer.

                                            [Insert Name of Transferor]



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Dated:
      ------------, -----


----------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT L


                          FORM OF TRANSFER CERTIFICATE
                FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
                   CERTIFICATE TO RULE 144A GLOBAL CERTIFICATE


                       (Exchange or transfers pursuant to
         Section 5.02(c)(ii)(C) of the Pooling and Servicing Agreement)




[Certificate Registrar]


Attention:  Corporate Trust Administration

     Re: Transfer of CAPCO America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7, Class [ ]
          -------------------------------------------------------------

     Reference is hereby made to the Pooling and Servicing Agreement dated as of September 11, 1998 (the "Pooling and Servicing Agreement"), by and among CAPCO America Securitization Corporation, as depositor (the "Depositor"), The Capital Company of America Client Services LLC, as servicer (the "Servicer"), AMRESCO Services, L.P., as co-servicer (the "Co-Servicer"), AMRESCO Services, L.P., as operating advisor (the "Operating Advisor"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[----------] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. ----------) with [Euroclear] [CEDEL]* (Common Code ----------) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No. ----------).



----------
*    Select appropriate depository.

     In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with

(i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or an jurisdiction.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Co-Servicer, the Operating Advisor, the Special Servicer and Nomura Securities International, Inc., Merrill Lynch, Pierce Fenner & Smith and Morgan Stanley & Co.
Incorporated, the Underwriters of the offering of the Certificates.

                                            [Insert Name of Transferor]



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Dated:
      ------------, 19-----

                                   EXHIBIT M-1


                   FORM OF COMPARATIVE FINANCIAL STATUS REPORT



                 Capital Company of America Client Services LLC
          Commercial Mortgage Pass-Through Certificates, Series 1998-D7
                       Comparative Financial Status Report
                             as of October 13, 1998

                                                                           Original Underwriting Information
                                                                                       Base Year
                                                                                       ---------

PPM       Nomura    Amresco                              Current      Paid     Annual                Financial
Loan       Loan       Loan                              Scheduled     Thru      Debt    Inspection   Info as of      %        Total
Number    Number     Number       City        State      Balance      Date     Service     Date         Date      Occupied   Revenue




                                                                          Prior Year Financial Information
                                                                          --------------------------------

PPM       Nomura    Amresco                                                           Last        Financial
Loan       Loan       Loan                                  $                      Inspection     Info as of       %        Total
Number    Number     Number       City        State        NOI          DSC           Date           Date      Occupied    Revenue




                                                                        Current Annual Operating Information
                                                                        ------------------------------------

PPM       Nomura    Amresco                                                          Last         Financial
Loan       Loan       Loan                                  $                     Inspection      Info as of       %        Total
Number    Number     Number       City        State        NOI          DSC          Date            Date      Occupied    Revenue




                                                                             Year to Date Information
                                                                             ------------------------

PPM       Nomura    Amresco                                                       Financial
Loan       Loan       Loan                                  $                     Info as of      Total
Number    Number     Number       City        State        NOI          DSC         Date         Revenue



                                                                                    Net Change
                                                                                 Current vs Base
                                                                                 ---------------

PPM       Nomura    Amresco                              Annual
Loan       Loan       Loan                                 Debt          $                           %          Total
Number    Number     Number       City        State      Service        NOI          DSC         Occupied      Revenue      DSC



                                   EXHIBIT M-2


                      FORM OF DELINQUENT LOAN STATUS REPORT


                 Capital Company of America Client Services LLC
         Commercial Mortgage Pass-Through Certificates, Series 1998-D7
                         Delinquent Loan Status Report
                            as of -----------------


                                                                            Paid
Prospectus                 Property                          Sq. Ft.        Thru
    ID       Name          Type         City       State     or Units       Date
--------------------------------------------------------------------------------
90+ Days Delinquent




Scheduled     Total       Total         Other                 Current    Current
Loan       P&I Advances   Expenses     Advances      Total    Monthly   Interest
Balance      To-Date      To-Date    Tax & Escrow   Exposure    P&I       Rate
--------------------------------------------------------------------------------
90+ Days Delinquent





                                        Value              Appraisal
          LTM                ***Cap   using NOI              PBO or   Loss Using
Maturity  NOI    LTM   LTM    Rate      & Cap    Valuation  Internal   90% Appr.
  Date    Date   NOI   DSCR  Assigned   Rate       Date      Value      or BPO
--------------------------------------------------------------------------------
90+ Days Delinquent





            Total
Estimated  Appraisal                        FCL    Expected
Recovery   Reduction  Transfer  Resolution  Start  FCL Sale   Workout
   %       Realized     Date       Date     Date     Date     Strategy  Comments
--------------------------------------------------------------------------------
90+ Days Delinquent





                                                                            Paid
Prospectus                 Property                          Sq. Ft.        Thru
    ID       Name          Type         City       State     or Units       Date
--------------------------------------------------------------------------------
60+ Days Delinquent




Scheduled     Total       Total         Other                 Current    Current
Loan       P&I Advances   Expenses     Advances      Total    Monthly   Interest
Balance      To-Date      To-Date    Tax & Escrow   Exposure    P&I       Rate
--------------------------------------------------------------------------------
60+ Days Delinquent




                                        Value              Appraisal
          LTM                ***Cap   using NOI              PBO or   Loss Using
Maturity  NOI    LTM   LTM    Rate      & Cap    Valuation  Internal   90% Appr.
  Date    Date   NOI   DSCR  Assigned   Rate       Date      Value      or BPO
--------------------------------------------------------------------------------
60+ Days Delinquent




            Total
Estimated  Appraisal                        FCL    Expected
Recovery   Reduction  Transfer  Resolution  Start  FCL Sale   Workout
   %       Realized     Date       Date     Date     Date     Strategy  Comments
--------------------------------------------------------------------------------
60+ Days Delinquent




                                                                            Paid
Prospectus                 Property                          Sq. Ft.        Thru
    ID       Name          Type         City       State     or Units       Date
--------------------------------------------------------------------------------
30+ Days Delinquent




Scheduled     Total       Total         Other                 Current    Current
Loan       P&I Advances   Expenses     Advances      Total    Monthly   Interest
Balance      To-Date      To-Date    Tax & Escrow   Exposure    P&I       Rate
--------------------------------------------------------------------------------
30+ Days Delinquent




                                        Value              Appraisal
          LTM                ***Cap   using NOI              PBO or   Loss Using
Maturity  NOI    LTM   LTM    Rate      & Cap    Valuation  Internal   90% Appr.
  Date    Date   NOI   DSCR  Assigned   Rate       Date      Value      or BPO
--------------------------------------------------------------------------------
30+ Days Delinquent




            Total
Estimated  Appraisal                        FCL    Expected
Recovery   Reduction  Transfer  Resolution  Start  FCL Sale   Workout
   %       Realized     Date       Date     Date     Date     Strategy  Comments
--------------------------------------------------------------------------------
30+ Days Delinquent




                                                                            Paid
Prospectus                 Property                          Sq. Ft.        Thru
    ID       Name          Type         City       State     or Units       Date
--------------------------------------------------------------------------------
Current and Special Serviced




Scheduled     Total       Total         Other                 Current    Current
Loan       P&I Advances   Expenses     Advances      Total    Monthly   Interest
Balance      To-Date      To-Date    Tax & Escrow   Exposure    P&I       Rate
--------------------------------------------------------------------------------
Current and Special Serviced




                                        Value              Appraisal
          LTM                ***Cap   using NOI              PBO or   Loss Using
Maturity  NOI    LTM   LTM    Rate      & Cap    Valuation  Internal   90% Appr.
  Date    Date   NOI   DSCR  Assigned   Rate       Date      Value      or BPO
--------------------------------------------------------------------------------
Current and Special Serviced




            Total
Estimated  Appraisal                        FCL    Expected
Recovery   Reduction  Transfer  Resolution  Start  FCL Sale   Workout
   %       Realized     Date       Date     Date     Date     Strategy  Comments
--------------------------------------------------------------------------------
Current and Special Serviced




FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12m

Workout  Strategy  should  match the CSSA Loan file using  abbreviated  words in
place  of  a  code  number  such  as  (FCL-In   Foreclosure,   MOD-Modification,
DPO-Discounted Payoff, NS-Note Sale, BK-Bankruptcy,

It is possible to combine the status codes if the loan is going in more than one
direction  (ie.  FCL/MOD,   BK/MOD,   BK/FCL/DPO)  PP-Payment  Plan,  TBD-To  Be
Determined, App-Appraisal, BPO-Brokers Opinion, Int. Internal Value

----------
*** How to determine the cap rate is agreed upon by the Underwriter and Servicers- to be provided by a third party.

                                   EXHIBIT M-3


                   FORM OF HISTORICAL LOAN MODIFICATION REPORT


                 Capital Company of America Client Services LLC
          Commercial Mortgage Pass-Through Certificates, Series 1998-D7
                       Historical Loan Modification Report
                             as of October 13, 1998



------------------------------------------------------------------------------------------------------------------------------------
   S4            S57      S58       P49          P48         P7*            P7*            P50*
------------------------------------------------------------------------------------------------------------------------------------
                                                          Balance
                                                            When       Balance at the
                                    Mod/                   Sent to     Effective Date                  # Mths
Propectus                        Extension     Effect      Special           of             Old       for Rate
   ID           City     State      Flag        Date      Servicer     Rehabilliation      Rate        Change
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
This Report is Historical
------------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
------------------------------------------------------------------------------------------------------------------------------------
None
------------------------------------------------------------------------------------------------------------------------------------
Total For All Loans:
------------------------------------------------------------------------------------------------------------------------------------
Total For Loans In Current Month:
------------------------------------------------------------------------------------------------------------------------------------
                                                #of Loans               $ Balance
------------------------------------------------------------------------------------------------------------------------------------
Modifications:
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date Extensions:
------------------------------------------------------------------------------------------------------------------------------------
Total:
------------------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
------------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken bu bonds.
------------------------------------------------------------------------------------------------------------------------------------
(2)  Expected  future  loss due to a rate  reduction.  This is just an  estimate calculated at the time of the modification.
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
      S4           P50*      P25*      P11*        P11*                        P47
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           (2) Est.
                                                                                           Future
                                                              Total#                       Interest
                                                               Mths            (1)         Loss to
                                                                for          Realized      Trust $
   Propectus        New                Old          New       Change         Loss to       (Rate
      ID           Rate     Old P&I  Maturity    Maturity     of Mod         Trust $       Reduction)        COMMENT
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
This Report is Historical
------------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
------------------------------------------------------------------------------------------------------------------------------------
None
------------------------------------------------------------------------------------------------------------------------------------
Total For All Loans:
------------------------------------------------------------------------------------------------------------------------------------
Total For Loans In Current Month:
------------------------------------------------------------------------------------------------------------------------------------
                                                #of Loans               $ Balance
------------------------------------------------------------------------------------------------------------------------------------
Modifications:
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date Extensions:
------------------------------------------------------------------------------------------------------------------------------------
Total:
------------------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
------------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken bu bonds.
------------------------------------------------------------------------------------------------------------------------------------
(2)  Expected  future  loss due to a rate  reduction.  This is just an  estimate calculated at the time of the modification.
------------------------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT M-4


                     FORM OF HISTORICAL LOSS ESTIMATE REPORT


                 Capital Company of America Client Services LLC
         Commercial Mortgage Pass-Through Certificates, Series 1998-D7
        HISTORICAL LOSS ESTIMATE REPORT ( REO-SOLD or DISCOUNTED PAYOFF)
                             as of --------------------


------------------------------------------------------------------------------------------------------------------------------------
    S4          S55         S61        S57       S58     P45/P7        P75                            P45         P7         P37
------------------------------------------------------------------------------------------------------------------------------------
                                                        (c)=b/a        (a)                 (b)        (d)        (e)         (f)
------------------------------------------------------------------------------------------------------------------------------------
                                                            %         Latest
             Short Name                                 Received    Appraisal    Effect             Net Amt
Prospectus     (when      Property                        From      of Brokers  Date of   Sales    Received   Scheduled   Total P&I
    ID      appropriate)    Type       City     State     State      Opinion      Sale    Price    from Sale   Balance    Advanced
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
------------------------------------------------------------------------------------------------------------------------------------
None
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:
------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
    S4          S55       P39+P38
------------------------------------------------------------------------------------------------------------------------------------
                            (g)        (h)   (l)=d(f+g+h)  (k)=l*e                  (m)               (n)= k+m     (o)= n/e
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Date                Minor
             Short Name             Servicing                            Loss                 Adj     Total Loss   Loss % of
Prospectus     (when       Total       Fees      Net     Actual Losses  Passed    Minor Adj  Passed      with      Scheduled
    ID      appropriate)  Expenses   Expense   Proceeds  Passed thru     thru     to Trust    thru    Adjustment    Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
------------------------------------------------------------------------------------------------------------------------------------
None
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:
------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
------------------------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT M-5


                            FORM OF REO STATUS REPORT




S4              S55            S61              S57     S58      S62 or
                                                                 S63
PROSPECTUS ID   SHORT NAME     PROPERTY TYPE    CITY    STATE    SQ FT OR UNITS
                (WHEN
                APPROPRIATE)
--------------------------------------------------------------------------------


P8             P7              P37                 P39            P38
               (a)             (b)                 (C)            (D)
PAID THRU DATE SCHEDULED LOAN  TOTAL P&I ADVANCES  TOTAL EXPENSES OTHER ADVANCES
               BALANCE         ADVANCES TO         TO DATE        (TAXES &
                                TO DATE                            ESCROW)
--------------------------------------------------------------------------------


                P25               P11             P58             P54
(E)=A+B+C+D                                       (K)             (J)
TOTAL EXPOSURE  CURRENT MONTHLY   MATURITY DATE   LTM NOI/DATE    LTM NOI/DSC
                P&I
--------------------------------------------------------------------------------


P81                      P74
                         (F)=(K/J)         (G)
CAP RATE ASSIGN ***      VALUATION DATE    VALUE  USING NOI & CAP RATE
--------------------------------------------------------------------------------


P75
(H)=.92*           (I)=(G/E)                      (H)=.92*            (I)=(G/E)
APPRAISAL BPO OR   LOSS USING*92%    ESTIMATED    LOSS USING 92%      ESTIMATED
INTERNAM VALUE**   APPR. OR BPO (F)  RECOVERY%    APPR. OR BPO (F)    RECOVERY%
--------------------------------------------------------------------------------


P35                 P77            P82            P79

TOTAL APPRAISAL     TRANSFER DATE  REO            PENDING             COMMENTS
REDUCTION                          ACQUISITION    RESOLUTION
REALIZED                           DATE           DATE
--------------------------------------------------------------------------------

                                   EXHIBIT M-6


                               FORM OF WATCH LIST


                 Capital Company of America Client Services LLC
          Commercial Mortgage Pass-Through Certificates, Series 1998-D7
                               Servicer Watch List
                            as of -------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                          Scheduled     Paid
 Prospectus              Property                            Loan       Thru     Maturity    LTM*
     ID        Name        Type       City      State      Balance      Date       Date      DSCR     Comment/Reason on Watch List
------------------------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT M-7


                   FORM OF OPERATING STATEMENT ANALYSIS REPORT



OPERATING STATEMENT ANALYSIS


PROPERTY OVERVIEW
                                 ------------------
Prospectus Number                            0
                                 ------------------
                                 ------------------
Scheduled Balance/Paid to Date               0
                                 ------------------
                                 ----------------------------------------------
Property Name                                0
                                 ----------------------------------------------
                                 ----------------------------------------------
Property Type:                               0
                                 ----------------------------------------------
                                 ----------------------------------------------
Property Address, City, State:               0
                                 ----------------------------------------------
                                 ------------------
Net Rentable Square Feet:              0
                                 ------------------
                                 -----------------------------------
Year Built/ Year Renovated:            0           0
                                 -----------------------------------

                                 --------------------------------------------------------------------------------------------------
Year of Operations                 Underwriting                             1997        1998         YTD
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Occupancy Rate *                       0.00%       0.00%       0.00%        0.00%       0.00%       0.00%
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Average Rental Income                  $0.00       $0.00       $0.00       $0.00       $0.00       $0.00
                                 --------------------------------------------------------------------------------------------------
                                 * Occupancy rates are year end or the ending date of the financial statement for the period.


INCOME:                                                                                           No. of Mos.
                                                                                                  -----------
Number of Months
                                                                       Prior Year   Current Year
                                 --------------------------------------------------------------------------------------------------
Period Ended                     Underwriting                                          1998
                                                                                                  -----------
                                                                                                  -----------
Statement Classification         Base Line   Normalized   Normalized   Normalized   Normalized                  Variance   Variance
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Rental Income                       $0.          $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------

Expense Recoveries                  $0.          $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------

Other Income                        $0.          $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                                                                                  -----------
                                 --------------------------------------------------------------------------------------------------
Effective Gross Income              $0.          $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 Normalized - Full year  financial  statements  that have been  reviewed by the  underwriter  or the
                                 Servicer Servicer will not be expected to "Normalize" YTD numbers

OPERATING EXPENSES:
                                 --------------------------------------------------------------------------------------------------
Real Estate Taxes                      $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Property Insurance                     $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Utilities                              $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
General & Administation                $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Repairs and Maintenance                $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Management Fees                        $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Payroll & Benefits Expense             $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Advertising & Marketing                $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Professional Fees                      $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Other Expenses                         $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Ground Rent                            $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------

Total Operating Expenses               $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------

                                 --------------------------------------------------------------------------------------------------
Operating Expense Ratio
                                 --------------------------------------------------------------------------------------------------

                                 --------------------------------------------------------------------------------------------------
Net Operating Income                   $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------

                                 --------------------------------------------------------------------------------------------------
Leasing Commissions                    $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Tenant Improvements                    $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
Replacement Reserve                    $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
Other                                  $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
Total Capital Items                    $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------

                                 --------------------------------------------------------------------------------------------------
N.O.I. After Capital Items             $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------

                                 --------------------------------------------------------------------------------------------------
Debt Service (per Servicer)            $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------
                                                                                                 ----------------------------------
Cash Flow after Debt Service           $0.       $0.          $0.          $0.00        $0.         $0.00
                                 --------------------------------------------------------------------------------------------------

                                 --------------------------------------------------------------------------------------------------
DSCR: (NOI/Debt Service)
                                 --------------------------------------------------------------------------------------------------

                                 --------------------------------------------------------------------------------------------------
DSCR:
  (after Reserves\Capital EXP.)
                                 --------------------------------------------------------------------------------------------------

                                 --------------------------------------------------------------------------------------------------
Source of Financial Data:              0
                                 --------------------------------------------------------------------------------------------------
                                 (ie. operating statements, financial statements, tax return, other)

Notes and Assumptions:
-----------------------------------------------------------------------------------------------------------------------------------

The years shown above will roll always showing a three year history. @ Base line operating information is YTD as of:

Income:

Capital Items:

                                   EXHIBIT M-8


                        FORM OF NOI ADJUSTMENT WORKSHEET




NOI ADJUSTMENT WORKSHEET for "1998"


PROPERTY OVERVIEW
                                 ------------------
Prospectus Number                            0
                                 ------------------
                                 ------------------
Schedule Balance/Paid to Date                0
                                 ------------------
                                 ----------------------------------------------
Property Name                                0
                                 ----------------------------------------------
                                 ----------------------------------------------
Property Address:                            0
                                 ----------------------------------------------
                                 ------------------
Property Type:                               0
                                 ------------------
                                 ------------------
Net Rentable Square Feet:              0
                                 ------------------
                                 -----------------------------------
Year Built/ Year Renovated:            0           0
                                 -----------------------------------
                                 ----------------------------------------------
Year of Operations                  Borrower       Adjustment       Normalized
                                 ----------------------------------------------
                                 ----------------------------------------------
Occupancy Rate *                       0.00%
                                 ----------------------------------------------
                                 ----------------------------------------------
Average Rental Income                 $0.00
                                 ----------------------------------------------
                                 * Occupancy rates are year end or the ending date of the financial statement for the period.

INCOME:
Number of Months Annualized           1998
                                 ----------------------------------------------
                                    Borrower
                                     Actual        Adjustment       Normalized
                                 ----------------------------------------------
                                 ----------------------------------------------
Rental Income                         $0.              $0.             $0.
                                 ----------------------------------------------

Expense Recoveries                    $0.              $0.             $0.
                                 ----------------------------------------------

Other Income                          $0.              $0.             $0.
                                 ----------------------------------------------

                                 ----------------------------------------------
Effective Gross Income                $0.              $0.             $0.
                                 ----------------------------------------------
                                 Normalized - Full year financial statements that have been reviewed by the underwriter or the Servicer ** Servicer will not be expected to "Normalize" these YTD numbers

OPERATING EXPENSES:
                                 ----------------------------------------------
Real Estate Taxes                     $0.              $0.             $0.
                                 ----------------------------------------------

Property Insurance                    $0.              $0.             $0.
                                 ----------------------------------------------

Utilities                             $0.              $0.             $0.
                                 ----------------------------------------------

General & Administration              $0.              $0.             $0.
                                 ----------------------------------------------

Repairs and Maintenance               $0.              $0.             $0.
                                 ----------------------------------------------

Management Fees                       $0.              $0.             $0.
                                 ----------------------------------------------

Payroll & Benefits Expense            $0.              $0.             $0.
                                 ----------------------------------------------

Advertising & Marketing               $0.              $0.             $0.
                                 ----------------------------------------------
                                 ----------------------------------------------
Professional Fees                     $0.              $0.             $0.
                                 ----------------------------------------------

Other Expenses                        $0.              $0.             $0.
                                 ----------------------------------------------

Ground Rent                           $0.              $0.             $0.
                                 ----------------------------------------------
Total Operating Expenses              $0.              $0.             $0.
                                 ----------------------------------------------

                                 ----------------------------------------------
Operating Expense Ratio
                                 ----------------------------------------------

                                 ----------------------------------------------
Net Operating Income                  $0.              $0.             $0.
                                 ----------------------------------------------

                                 ----------------------------------------------
Leasing Commissions                   $0.              $0.             $0.
                                 ----------------------------------------------

Tenant Improvements                   $0.              $0.             $0.
                                 ----------------------------------------------

Replacement Reserve                   $0.              $0.             $0.
                                 ----------------------------------------------

Other                                 $0.              $0.             $0.
                                 ----------------------------------------------
Total Capital Items                   $0.              $0.             $0.
                                 ----------------------------------------------

                                 ----------------------------------------------
N.O.I. After Capital Items            $0.              $0.             $0.
                                 ----------------------------------------------

                                 ----------------------------------------------
Debt Service (per Servicer)           $0.              $0.             $0.
                                 ----------------------------------------------
Cash Flow after Debt Service          $0.              $0.             $0.
                                 ----------------------------------------------

                                 ----------------------------------------------
DSCR: (NOI/Debt Service)
                                 ----------------------------------------------

                                 ----------------------------------------------
DSCR:
  (after Reserves\Capital EXP.)
                                 ----------------------------------------------

                                 ----------------------------------------------
Source of Financial Data:
                                 ----------------------------------------------
                                 (ie.    operating     statements,     financial
                                 statements, tax return, other)

Notes and Assumptions:
-------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers

Income:

Expense:

Capital Items:

                                   EXHIBIT M-9


                      CSSA 100.1 SET-UP DATA RECORD LAYOUT



                                         Offering
                                         Document                      NOI At
Transaction Id    Group Id    Loan Id    Loan Id    Year Built    Securitization
--------------------------------------------------------------------------------





                                   Appraisal       Appraisal         Physical
                   DSCR At          Value At         Date At       Occupancy At
Transaction Id  Securitization  Securitization   Securitization   Securitization
--------------------------------------------------------------------------------





                                     Operating    Securitization
                   Revenue At       Expenses At     Financials
Transaction Id   Securitization   Securitization    As Of Date    Recourse (Y/N)
--------------------------------------------------------------------------------





                                                                    Collection
                  Ground    Cross-Collateralized   Collection Of    Of Other
Transaction Id  Lease (Y/N)    Loan Grouping       Escrows (Y/N)  Reserves (Y/N)
--------------------------------------------------------------------------------





                       Lien
                    Position At
Transaction Id    Securitization
--------------------------------

                                  EXHIBIT M-10


                     CSSA 100.1 PERIODIC DATA RECORD LAYOUT



                P1               P2                P3              P4
           TRANSACTION                           AMRESCO       PROSPECTUS
L0ANID          ID            GROUP ID           LOAN ID           ID
--------------------------------------------------------------------------------



                P5               P6                P7              P8
           DISTRIBUTION    CURRENT BEGINNING  CURRENT ENDING     PAID TO
LOANID         DATE         SCHED BALANCE     SCHED BALANCE       DATE
--------------------------------------------------------------------------------



                P9               P10               P11             P12
             CURRENT           CURRENT          MATURITY       SERVICE AND
LOANID      INDEX RATE        NOTE RATE           DATE       TRUSTEE FEE RATE
--------------------------------------------------------------------------------



                P13              P14              P15              P16
             FEE RATE/        FEE RATE/         FEE RATE/        FEE RATE/
LOANID      STRIP RATE 1    STRIP RATE 2      STRIP RATE 3     STRIP RATE 4
--------------------------------------------------------------------------------



                P17              P18              P19              P20
             FEE RATE/        NET PASS-          NEXT             NEXT
LOANID      STRIP RATE 5    THROUGH RATE      INDEX RATE        NOTE RATE
--------------------------------------------------------------------------------



                P21              P22             P23               P24
             NEXT RATE      NEXT PAYMENT      SCHEDULED         SCHEDULED
LOANID    ADJUSTMENT DATE  ADJUSTMENT DATE  INTEREST AMOUNT  PRINCIPAL AMOUNT
--------------------------------------------------------------------------------



                                                 P27
                P25              P26         UNSCHEDULED           P28
          TOTAL SCHEDULED  NEG AM/DEFERRED    PRINCIPAL       OTHER PRINCIPAL
LOANID       P & I DUE     INTEREST AMOUNT   COLLECTIONS       ADJUSTMENT
--------------------------------------------------------------------------------



                                 P30             P31               P32
                P29         PREPAYMENT       PREPAYMENT       LIQUIDATION/
           LIQUIDATION/        PENALTY/        INTEREST          PREPAYMENT
LOANID    PREPAYMENT DATE  YLD MAINT REC'D  EXCESS (SHORTFALL)     CODE
--------------------------------------------------------------------------------



                P33              P34             P35               P36
            MOST RECENT      MOST RECENT      CUMULATIVE          ACTUAL
LOANID         ASER $         ASER DATE         ASER $            BALANCE
--------------------------------------------------------------------------------



                P37              P38             P39
             TOTAL P&I        TOTAL P&I      OTHER EXPENSE         P40
              ADVANCE          ADVANCE         ADVANCE           STATUS
LOANID      OUTSTANDING      OUTSTANDING     OUTSTANDING         OF LOAN
--------------------------------------------------------------------------------



                P41              P42             P43               P44
                IN            FORECLOSE          REO            BANKRUPTCY
LOANID       BANKRUPTCY          DATE            DATE              DATE
--------------------------------------------------------------------------------



                P45
            NET PROCEEDS         P46             P47               P48
            RECEIVED ON      LIQUIDATION     REALIZED LOSS     DATE OF LAST
LOANID      LIQUIDATION        EXPENSE         TO TRUST        MODIFICATION
--------------------------------------------------------------------------------



                P49              P50             P51               P52
            MODIFICATION       MODIFIED        MODIFIED      PRECEDING FISCAL
LOANID          CODE          NOTE RATE      PAYMENT RATE      YEAR REVENUE
--------------------------------------------------------------------------------



                                                 P55               P56
                P53              P54          PRECEDING         PRECEDING
          PRECEDING FISCAL  PRECEDING FISCAL  FISCAL YEAR       FISCAL YEAR
LOANID      YEAR EXPENSES      YEAR NOI      DEBT SVC AMT.         DSCR
--------------------------------------------------------------------------------



                                 P58             P59               P60
                P57          PRECEDING FY       SECOND            SECOND
          PRECEDING FISCAL     FINANCIAL       PRECEDING         PRECEDING
LOANID    YR PHYSICAL OCC'Y   AS OF DATE      FY REVENUE        FY EXPENSES
--------------------------------------------------------------------------------



                P61              P62             P63               P64
              SECOND            SECOND         SECOND         SEC PRECEDING
             PRECEDING        PRECEDING       PRECEDING        FY PHYSICAL
LOANID         FY NOI      FY DEBT SERVICE     FY DSCR             OCC'Y
--------------------------------------------------------------------------------



                P65              P66             P67               P68
           SEC PRECEDING     MOST RECENT     MOST RECENT       MOST RECENT
            FY FIN'L AS        FISCAL          FISCAL            FISCAL
LOANID        OF DATE        YTD REVENUE     YTD EXPENSES        YTD NOI
--------------------------------------------------------------------------------



                P69              P70             P71              P72
            MOST RECENT     MOST RECENT      MOST RECENT      MOST RECENT
             FISCAL YTD      FISCAL YTD       FISCAL YTD       FISCAL YTD
LOANID      DEBT SERVICE        DSCR          PHYS. OCC.       START DATE
--------------------------------------------------------------------------------



                P73              P74             P75              P76
            MOST RECENT     MOST RECENT      MOST RECENT        WORKOUT
             FISCAL YTD      APPRAISAL        APPRAISAL         STATEGY
LOANID       END DATE          DATE             VALUE             CODE
--------------------------------------------------------------------------------



                P77              P78             P79              P80
            MOST RECENT     MOST RECENT      DATE ASSET           YEAR
             SPEC SVC        MASTER SVC    EXPECTED TO BE         LAST
LOANID     TRANSFER DATE    RETURN DATE       RESOLVED          RENOVATED
--------------------------------------------------------------------------------

                                  EXHIBIT M-11


                          CSSA 100.1 PROPERTY DATA FILE



                        F1         F2         F3           F4            F5
PROPERTY   LOAN    TRANSACTION    LOAN    PROSPECTUS    PROPERTY    DISTRIBUTION
   ID       ID          ID         ID       LOAN ID        ID           DATE
--------------------------------------------------------------------------------





                            F6             F7         F8         F9       F10
PROPERTY   LOAN   CROSS-COLLATERALIZED  PROPERTY   PROPERTY   PROPERTY  PROPERTY
   ID       ID        LOAN GROUPING       NAME     ADDRESS      CITY     STATE
--------------------------------------------------------------------------------





                                                                       F16
                    F11       F12       F13     F14       F15       NET SQUARE
PROPERTY   LOAN  PROPERTY  PROPERTY  PROPERTY   YEAR   YEAR LAST     FEET AT
   ID       ID   ZIP CODE   COUNTY   TYPE CODE  BUILT  RENOVATED  SECURITIZATION
--------------------------------------------------------------------------------





                                                        F19
                        F17                          ALLOCATED            F20
                    # OF UNITS/         F18         PERCENTAGE          CURRENT
PROPERTY   LOAN    BEDS/ROOMS AT      PROPERTY      OF LOAN AT         ALLOCATED
   ID       ID     SECURITIZATION      STATUS      SECURITIZATION     PERCENTAGE
--------------------------------------------------------------------------------





                                              F23
                       F21         F22       OTHER         F24           F25
                     CURRENT      GROUND     ESCROW/   MOST RECENT   MOST RECENT
PROPERTY   LOAN     ALLOCATED     LEASE      RESERVE    APPRAISAL      APPRAISAL
   ID       ID     LOAN AMOUNT    (Y/S/N)    BALANCES     DATE           VALUE
   -----------------------------------------------------------------------------



                        F26
                   DATE ASSET IS        F27        F28       F29         F30
PROPERTY   LOAN   EXPECTED TO BE    FORECLOSURE    REO    OCCUPANCY   OCCUPANCY
   ID       ID       RESOLVED          DATE        DATE       %          DATE
--------------------------------------------------------------------------------





                        F31            F32             F33               F34
                    DATE LEASE     % SQ. FEET       % SQ. FEET       % SQ. FEET
PROPERTY   LOAN      ROLLOVER       EXPIRING         EXPIRING         EXPIRING
   ID       ID        REVIEW       1-12 MONTHS     13-24 MONTHS     25-36 MONTHS
--------------------------------------------------------------------------------





                        F35             F36                             F44
                     % SQ. FEET     % SQ. FEET          F43       SECURITIZATION
PROPERTY   LOAN       EXPIRING        EXPIRING      FISCAL YEAR     FINANCIALS
   ID       ID      37-48 MONTHS    49-60 MONTHS     END MONTH      AS OF DATE
--------------------------------------------------------------------------------





                        F45            F46             F47             F48
PROPERTY   LOAN     REVENUE AT     EXPENSES AT        NOI AT         DSCR AT
   ID       ID    SECURITIZATION  SECURITIZATION  SECURITIZATION  SECURITIZATION
--------------------------------------------------------------------------------





                        F49             F50              F51
                     APPRAISAL       APPRAISAL         PHYSICAL         F52
PROPERTY   LOAN      VALUE AT         DATE AT        OCCUPANCY AT   DATE OF LAST
   ID       ID    SECURITIZATION   SECURITIZATION   SECURITIZATION   INSPECTION
--------------------------------------------------------------------------------





                                                                        F57
                      F53          F54          F55         F56      PRECEDING
                 PRECEDING FY   PRECEDING    PRECEDING   PRECEDING    FISCAL
PROPERTY   LOAN    FINANCIAL   FISCAL YEAR  FISCAL YEAR    FISCAL    YEAR DEBT
   ID       ID    AS OF DATE     REVENUE      EXPENSES    YEAR NOI  SERVICE AMT.
--------------------------------------------------------------------------------





                                 F59
                     F58      PRECEDING         F60          F61        F62
                  PRECEDING  FISCAL YEAR  SEC PRECEDING    SECOND      SECOND
PROPERTY   LOAN    FISCAL      PHYSICAL    FY FINANCIAL   PRECEDING   PRECEDING
   ID       ID    YEAR DSCR   OCCUPANCY     AS OF DATE   FY REVENUE  FY EXPENSES
--------------------------------------------------------------------------------





                                  F64
                     F63         SECOND         F65           F66
                    SECOND      PRECEDING     SECOND     SEC PRECEDING
PROPERTY   LOAN    PRECEDING     FY DEBT     PRECEDING    FY PHYSICAL
   ID       ID      FY NOI       SERVICE      FY DSCR      OCCUPANCY
----------------------------------------------------------------------

                                    EXHIBIT N


               THE CAPITAL COMPANY OF AMERICA CLIENT SERVICES LLC
                         600 East Las Colinas Boulevard
                                   Suite 1300
                               Irving Texas 75039


                          Dated _____________ __, 19__

AMRESCO Services, L.P.
235 Peachtree Street
Suite 900
Atlanta, Georgia 30303


RE: Commercial Mortgage Pass-Through Certificates Series 1998-D7

This is the Notice and Acknowledgment referred to in Section 3.33(b) of the Pooling and Servicing Agreement, dated as of September 11, 1998 by and among CAPCO America Securitization Corporation, as depositor, The Capital Company of America Client Services LLC, as servicer, AMRESCO Services, L.P., as co-servicer and operating advisor, AMRESCO Management, Inc., as special servicer, LaSalle National Bank, as trustee and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

The Servicer hereby notifies the Operating Advisor that

[reference loan(s) that have become or cease having the status of Affiliated Mortgage Loan(s)] is/is no longer an Affiliated Mortgage Loan subject to the Agreement.

From and after the receipt of this Notice and Acknowledgment, all directions, consents or approvals required under the Pooling Agreement with respect to the above-referenced loan(s) shall be made only by the Operating Advisor in accordance with Section 3.33(b) of the Pooling Agreement.

                                    EXHIBIT O

                       FORM OF OPERATING ADVISOR APPROVAL




[Date]



The Capital Company of America Client Services, LLC
600 East Las Colinas Blvd., Suite 1300
Irving, Texas  75039
Attn. [Asset Manager]

Re:  Borrower:      [Borrower=s legal name]
     Loan Number:   [loan number]
     Case Memorandum dated XX proposing [lease consents, assumptions, waivers, execution of SNDA=s, etc.]

Dear Capital Company of America Client Services, LLC,

AMRESCO Services, LP, as Operating Advisor, is providing this Operating Advisor Certificate in accordance with Section 3.33(d) of the Pooling and Servicing Agreement dated September 11, 1998 for Commercial Mortgage Pass-Through Certificate Series 1998-D7 (the APSA@). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the PSA.

As Operating Advisor, the action proposed in the above referenced Case Memorandum is deemed:

Approved

Approved with the following conditions:

________________________________________________________________________________

Disapproved for the following reasons:

________________________________________________________________________________


                                   AMRESCO Services, LP, as Operating Advisor



                                   By: ______________________________________
                                   Its: _____________________________________
                                   Effective Date: __________________________

                                    EXHIBIT P


                            AFFILIATED MORTGAGE LOANS


Monte Sano Apts. Loan

Hiawassee Oaks Apartments Loan